    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998
                                                      REGISTRATION NO. 333-65067
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                AMENDMENT NO. 1
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3
               (WITH RESPECT TO TOYOTA MOTOR CREDIT CORPORATION)
                                  AND FORM S-1
                                ----------------

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

             TOYOTA AUTO LEASE TRUST 1998-C                        TOYOTA MOTOR CREDIT CORPORATION
        (Issuer with respect to the Certificates)          (Originator of Toyota Lease Trust, transferor of
                                                                                 SUBI
                                                              to Transferor, Issuer of TMCC Demand Notes
                                                                        and Swap Counterparty)

                  TOYOTA LEASING, INC.                                    TOYOTA LEASE TRUST
 (Originator of, and Transferor of the SUBI Certificate           (Issuer with respect to the SUBI)
         to, the Toyota Auto Lease Trust 1998-C)

           (Exact name of Registrants as specified in their charters)

          CALIFORNIA                         6146                  33-0755530
 (State or other jurisdiction         (Primary Standard         (I.R.S. Employer
              of                        Identification           Identification
incorporation or organization)   Classification Code Number)          No.)

                           --------------------------

                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 787-3541

         (Address, including zip code, and telephone number, including area code, of Originator's principal executive offices)
                           --------------------------

                              ALAN F. COHEN, ESQ.
                                GENERAL COUNSEL
                        TOYOTA MOTOR CREDIT CORPORATION
                           19001 SOUTH WESTERN AVENUE
                           TORRANCE, CALIFORNIA 90509
                                 (310) 787-1310

      (Name, address, including zip code, and telephone number, including area code, of agent for service with respect to the Registrant)

                                   COPIES TO:

                          DAVID J. JOHNSON, JR., ESQ.
                          AND DANIEL F. PASSAGE, ESQ.
                             O'MELVENY & MYERS LLP
                             400 SOUTH HOPE STREET
                         LOS ANGELES, CALIFORNIA 90071
                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

    If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plan, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED        PER UNIT(1)      OFFERING PRICE(1)    REGISTRATION FEE
Automobile Lease Asset Backed Certificates,
 Class A-1..................................     $333,333.33             100%            $333,333.33          $98.33(2)
Automobile Lease Asset Backed Certificates,
 Class A-2..................................     $333,333.33             100%            $333,333.33          $98.33(2)
Automobile Lease Asset Backed Certificates,
 Class A-3..................................     $333,333.33             100%            $333,333.33          $98.33(2)
The Special Unit of Beneficial Interest.....         (3)                 (3)                 (3)                 (3)
TMCC Demand Notes...........................         (4)                 (4)                 (4)                 (4)
Swap Agreement..............................         (5)                 (5)                 (5)                 (5)

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

(2) Previously paid.

(3) The Special Unit of Beneficial Interest (the "SUBI") issued by Toyota Lease Trust will constitute a beneficial interest in certain specified assets of Toyota Lease Trust, including certain lease contracts and the automobile and light-duty trucks relating to such lease contracts. The SUBI is not being offered to investors hereunder but will be transferred by Toyota Motor Credit Corporation (the originator of Toyota Lease Trust) to Toyota Leasing, Inc. (the originator of Toyota Auto Lease Trust 1998-C), and from Toyota Leasing, Inc. to Toyota Auto Lease Trust 1998-C.

(4) The TMCC Demand Notes represent investments by the Trust of Collections in demand notes issued from time to time by TMCC.

(5) Includes the rights of TMCC as Swap Counterparty under the Swap Agreement, as further described in this Registration Statement, as the same may be amended, restated or supplemented from time to time. No separate consideration will be received by TMCC as Swap Counterparty.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8 (A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

                   SUBJECT TO COMPLETION, DATED OCTOBER, 1998


Prospectus


                         TOYOTA AUTO LEASE TRUST 1998-C
      $    ADJUSTABLE RATE AUTO LEASE ASSET BACKED CERTIFICATES, CLASS A-1
      $    ADJUSTABLE RATE AUTO LEASE ASSET BACKED CERTIFICATES, CLASS A-2
      $    ADJUSTABLE RATE AUTO LEASE ASSET BACKED CERTIFICATES, CLASS A-3
                              TOYOTA LEASING, INC.
                                   TRANSFEROR
                        TOYOTA MOTOR CREDIT CORPORATION
                                    SERVICER

                            ------------------------


    The Auto Lease Asset Backed Certificates (the "Certificates") will represent undivided interests in the Toyota Auto Lease Trust 1998-C (the "Trust") formed pursuant to a securitization trust agreement (the "Agreement") between Toyota
Leasing, Inc. (the "Transferor") and       , as trustee (the "Trustee"). The
property of the Trust will consist primarily of a certificate (the "SUBI Certificate") representing substantially all of a Special Unit of Beneficial Interest (the "SUBI"), the right to receive amounts on deposit in the Reserve Fund, and Permitted Investments of amounts held in certain accounts (including the TMCC Demand Notes described herein) and the rights of the Trust under the Swap Agreement described herein. The SUBI, in turn, will evidence a beneficial interest in certain specified assets (the "SUBI Assets") of Toyota Lease Trust, a Delaware business trust (the "Titling Trust"), monies on deposit in certain accounts and certain other assets described more fully herein under "The Trust and the SUBI". The assets of the Titling Trust (the "Titling Trust Assets") will consist primarily of retail closed-end lease contracts and the automobiles and light duty trucks relating thereto and certain other assets described more fully herein. Toyota Motor Credit Corporation ("TMCC") will service the lease contracts included in the Titling Trust Assets.



    The Certificates will consist of three classes of senior certificates, the
$      Adjustable Rate Auto Lease Asset Backed Certificates, Class A-1 (the
"Class A-1 Certificates"), the $      Adjustable Rate Auto Lease Asset Backed
Certificates, Class A-2 (the "Class A-2 Certificates") and the $      Adjustable
Rate Auto Lease Asset Backed Certificates, Class A-3 (the "Class A-3 Certificates" and, together with the Class A-1 Certificates and Class A-2 Certificates, the "Class A Certificates") and one Class of subordinated certificates (the "Class B Certificates"). The Class A Certificates are the only Certificates offered hereby. The Initial Certificate Balance of the Class B
Certificates will be $      , and the Class B Certificates will be subordinated
to the Class A Certificates to the extent described herein. The Transferor will own the undivided interest in the Trust not represented by the Certificates (the "Transferor Interest"). The initial balance of the Transferor Interest will be
$      .


                                                        (CONTINUED ON NEXT PAGE)
                          ---------------------------


    FOR A DISCUSSION OF MATERIAL RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE CLASS A CERTIFICATES, SEE "RISK FACTORS" COMMENCING ON PAGE 28 HEREIN.

                              -------------------
THE CLASS A CERTIFICATES WILL REPRESENT BENEFICIAL INTERESTS IN THE TRUST AND WILL NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF TOYOTA MOTOR CREDIT
      CORPORATION, TOYOTA MOTOR SALES, U.S.A., INC., TOYOTA LEASING,
           INC., TOYOTA LEASE TRUST              OR ANY OF THEIR
                             RESPECTIVE AFFILIATES.
                          ---------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE
                               CONTRARY IS A CRIMINAL
                                    OFFENSE.
                          ---------------------------

  APPLICATION HAS BEEN MADE TO LIST THE CLASS A CERTIFICATES ON THE LUXEMBOURG
                                STOCK EXCHANGE.

                                                        PRICE TO PUBLIC(1)      UNDERWRITING DISCOUNTS(2)
Per Class A-1 Certificate.........................              %                           %
Per Class A-2 Certificate.........................              %                           %
Per Class A-3 Certificate.........................              %                           %
Total.............................................              $                           $

                                                         PROCEEDS TO THE
Per Class A-1 Certificate.........................              %
Per Class A-2 Certificate.........................              %
Per Class A-3 Certificate.........................              %
Total.............................................              $

(1) Plus accrued interest, if any, calculated at the related Certificate Rate from the date of initial issuance.


(2) The Underwriting Discount will be       % per Class A-1 Certificate,       %
    per Class A-2 Certificate and       % per Class A-3 Certificate sold to
    certain noninstitutional investors. Therefore, to the extent of any such sales to such investors, the actual total Underwriting Discount will be more than, and the actual Proceeds to the Seller will be less than, the amounts indicated in this table.



(3) Before deducting expenses payable by the Transferor estimated to be $      .

                          ---------------------------

    The Class A Certificates are offered subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the Same Day Funds Settlement System of The Depository Trust Company in the United States, and Cedel Bank, societe anonyme and the Euroclear System in Europe, on or about
      , against payment therefor in immediately available funds.
                          ---------------------------


                               JOINT BOOKRUNNERS



      , 1998.

(CONTINUED FROM FRONT COVER)


    The SUBI Assets consisting of lease contracts implicitly bear interest at fixed interest rates, and require the related obligors to make monthly payments thereon. By contrast, the Trust generally will be obligated to make quarterly payments with respect to interest accrued on the Certificates at adjustable rates and to pay in full the principal balances thereof only at maturity. In order to enable the Trust to receive monthly collections on assets having principal balances that decline monthly and to make quarterly interest payments and principal payments at maturity on securities whose balances generally are not expected to decline monthly, the Trust will invest certain collections in Permitted Investments (expected to be the TMCC Demand Notes) until such amounts (or the net investment income with respect thereto) are to be paid to Certificateholders. To enable the Trust to satisfy its obligations to make payments on the Certificates at the related adjustable interest rates, the Trust will enter into an interest rate swap agreement with TMCC (the "Swap Agreement").



    Interest generally will accrue on the Class A-1 Certificates at the per annum rate equal to three-month LIBOR (determined as described herein) plus
    % per annum, on the Class A-2 Certificates at a per annum rate equal to
three-month LIBOR (determined as described herein) plus     % per annum and on
the Class A-3 Certificates at a per annum rate equal to three-month LIBOR
(determined as described herein) plus     % per annum. In each case, payments in
respect of interest so accrued will be made quarterly on March 25, June 25, September 25 and December 25 of each year (or, if such day is not a Business Day, on the next succeeding Business Day), commencing on March 25, 1999.



    The "Class A-1 Targeted Maturity Date" will be     (or, if such day is not a
Business Day, on the next succeeding Business Day), the "Class A-2 Targeted Maturity Date" will be September 25, 2001 (or, if such day is not a Business Day, on the next succeeding Business Day), the "Class A-3 Targeted Maturity
Date" will be     (or, if such day is not a Business Day, on the next succeeding
Business Day) and the "Class B Targeted Maturity Date" will be     (or if such
day is not a Business Day, on the next succeeding Business Day). Principal of any Class of Class A Certificates generally will not be payable until the related Targeted Maturity Date. If a Class of Class A Certificates remains outstanding after all required payments in respect thereof have been made on the related Targeted Maturity Date, principal thereof and interest thereon will be distributed monthly thereafter on each Monthly Allocation Date until all required payments in respect of such Class have been made. The Class A Certificates will be payable solely from the assets of the Trust, including the SUBI Certificate and the TMCC Demand Notes and other Permitted Investments of amounts held in the SUBI Collection Account and the Certificateholders' Account and amounts payable by the Swap Counterparty under the Swap Agreement. Final payment of amounts due on each Class of Certificates is due on or before the related Stated Maturity Date. The Stated Maturity Date for the Class A-1
Certificates is     (or, if such day is not a Business Day, on the next
succeeding Business Day), for the Class A-2 Certificates is     (or, if such day
is not a Business Day, on the next succeeding Business Day), for the Class A-3
Certificates is     (or, if such day is not a Business Day, on the next
succeeding Business Day) and for the Class B Certificates is     (or, if such
day is not a Business Day, on the next succeeding Business Day). In general, the Certificates will be "sequential pay" certificates meaning that no principal allocations, applications or payments will be made on the Class A-2 Certificates until the Adjusted Class A-1 Certificate Balance has been reduced to zero, no principal allocations, applications or payments will be made on the Class A-3 Certificates until the Adjusted Class A-2 Certificate Balance and the Adjusted Class A-1 Certificate Balance have been reduced to zero and no principal allocations, applications or payments will be made on the Class B Certificates until the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance and the Adjusted Class A-3 Certificate Balance have been reduced to zero.


    From time to time during the Revolving Period described herein (generally expected to be the period from the Cutoff Date through the calendar day
preceding     , but which may terminate earlier as described herein), Principal
Collections on or in respect of the SUBI Assets will be reinvested in additional lease contracts originated as described herein and assigned to the Titling Trust, together with the automobiles and light duty trucks relating thereto, which at the time of reinvestment will become SUBI Assets.

    The SUBI will not evidence a direct interest in the SUBI Assets, nor will it represent a beneficial interest in any of the Titling Trust Assets other than the SUBI Assets. Payments made on or in respect of the Titling Trust Assets not represented by the SUBI will not be available to make payments on the Certificates.


    In the event of any Swap Termination described herein, the Trustee will liquidate the assets of the Trust and apply the proceeds (net of the expenses of such liquidation and reimbursements to be made to the Transferor, Servicer, Trustee and Titling Trustee and after giving effect to any swap termination payment to be made by the Trust under the Swap Agreement) to effect an early repayment of the Certificates. Under such circumstances, there can be no assurance as to how long such liquidation might take or that such net proceeds will be sufficient to reduce the outstanding balances of each Class of Certificates to zero.

                             ---------------------

    It is a condition of issuance of each Class of Class A Certificates that they be assigned an Aaa rating by Moody's Investors Service, Inc. ("Moody's") and an AAA rating by Standard & Poor's Ratings Services, a division of The

McGraw-Hill Companies ("Standard & Poor's" and, together with Moody's, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold a security and may be subject to revision, suspension or withdrawal at any time by the assigning rating organization. See "Summary -- Ratings".


    Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A Certificates. Such transactions may include stabilizing bids and the purchase of Class A Certificates to cover short positions. For a description of these activities, see "Underwriting".

    The Transferor, having made all reasonable inquiries, confirms that this Prospectus is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed herein are honestly held and that there are no other facts the omission of which makes this Prospectus, including any information incorporated by reference herein, as a whole, or any of such information or the expression of any such opinions or intentions misleading. The Transferor accepts responsibility accordingly.


    No person is authorized in connection with the issuance or sale of the Class A Certificates to give any information or to make any representation not contained in this Prospectus and any information or representation not contained herein must not be relied upon as having been authorized by the Transferor or the Underwriters. Neither the delivery of this Prospectus nor any sale or allotment made in connection with the offering of the Class A Certificates shall, under any circumstances, create any implication that the information contained herein is correct as at any time subsequent to its date.


    No action has been taken or will be taken by the Transferor or the Underwriters that would permit a public offering of any Class A Certificates in any country or jurisdiction (other than the United States and certain states in the United States) where action for that purpose is required. Accordingly, the Class A Certificates may not be offered or sold, directly or indirectly, and neither this Prospectus nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this Prospectus comes are required by the Transferor and the Underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Class A Certificates or have in their possession or distribute this Prospectus, in all cases at their own expense.


    UNTIL     , 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. UPON RECEIPT OF A REQUEST BY AN INVESTOR WHO HAS RECEIVED AN ELECTRONIC PROSPECTUS OR A REQUEST BY SUCH INVESTOR'S REPRESENTATIVE WITHIN THE PERIOD DURING WHICH THERE IS A PROSPECTUS DELIVERY OBLIGATION, THE TRANSFEROR OR THE UNDERWRITERS WILL PROMPTLY DELIVER, OR CAUSE TO BE DELIVERED, WITHOUT CHARGE, A PAPER COPY OF THE PROSPECTUS.

                             AVAILABLE INFORMATION

    The Transferor, as originator of the Trust, and the Trust, as issuer of the Certificates, have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1 (together with all amendments and exhibits thereto, the "Registration Statement") of which this Prospectus is a part, under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Class A Certificates. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement, which is available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 2511 and Suite 1300, Seven World Trade Center, New York, New York 10048. Copies of such information can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, copies of the Registration Statement and all of the documents incorporated by reference herein (including the Titling Trust Agreement and the Agreement) may be obtained at no charge at the office of Bankers Trust Company Luxembourg S.A., 14 Boulevard F. D. Roosevelt, L-2450, Luxembourg. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Electronic filings made through the Electronic Data Gathering Analysis and Retrieval System are publicly available through the Commission's Website at http:/ /www.sec.gov.

                      DOCUMENTS INCORPORATED BY REFERENCE


    Certain documents pursuant to which the Titling Trust was formed (the "Titling Trust Agreement"), the UTI and the SUBI are formed, the UTI Certificate and SUBI Certificate are issued (the "UTI Supplement" and "SUBI Supplement"), the assets of the Titling Trust and the SUBI Assets will be serviced (the "Servicing Agreement"), the TMCC Demand Notes will be issued (the "Indenture") and the swap will be executed (the "Swap Agreement") are incorporated by reference herein. Insofar as documents are incorporated herein as to which TMCC is a party, such documents relate solely to TMCC in its capacities as Servicer, issuer of the TMCC Demand Notes and as Swap Counterparty.


    TMCC is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission:
New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citibank Center, Suite 1800, 500 West Madison Street, Chicago, Illinois 60611 2511. In addition, certain of TMCC's securities are listed on the New York Stock Exchange and the aforementioned material may also be inspected at the offices of such exchange.


    TMCC's Annual Report on Form 10-K for the year ended September 30, 1998, and TMCC's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998 have been filed with the Commission and are made a part of this Registration Statement. All reports filed by TMCC pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the termination of the offering of the Class A Certificates and all supplements to the Registration Statement filed from time to time shall be deemed to be incorporated by reference into the Registration Statement to be a part hereof from the date of filing such documents. Copies of the incorporated documents will be obtainable at no charge at the office of Bankers Trust Company Luxembourg S.A., 14 Boulevard F. D. Roosevelt, L-2450, Luxembourg.

    Any statement contained herein or made a part hereof, or contained in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purposes of the Registration Statement to the extent that a statement contained therein (or in any subsequently filed document which is also incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

                         REPORTS TO CERTIFICATEHOLDERS


      - , as Trustee, will provide to holders of the Certificates (the "Certificateholders") (which shall be Cede & Co., as the nominee of DTC, unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly and annual reports concerning the Contracts and Leased Vehicles. For so long as the Class A Certificates are outstanding, each such report (including a statement of the Class Certificate Balance of each Class of Certificates) also shall be delivered to the Luxembourg Stock Exchange on the same date such reports are to be delivered to Certificateholders. Copies of such reports may be obtained at no charge at the office of Bankers Trust Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450, Luxembourg.

                            OVERVIEW OF TRANSACTION

                                     [LOGO]

                                    SUMMARY


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS ON THE PAGES
INDICATED IN THE "INDEX OF CAPITALIZED TERMS" BEGINNING ON PAGE     HEREOF.



OVERVIEW..........................  Certain motor vehicle dealers ("Dealers") whose dealerships are located in California, Florida,
                                    Michigan, Pennsylvania and Ohio (the "Trust States")
                                    have assigned and will assign retail closed- end
                                    automobile and light duty truck leases to the Titling
                                    Trust pursuant to their dealer agreements with the
                                    Titling Trust. The Titling Trust was created in October
                                    1996 to avoid the administrative difficulty and expense
                                    associated with retitling leased vehicles in connection
                                    with the securitization of automobile and light duty
                                    truck leases. The Titling Trust has issued to TMCC an
                                    Undivided Trust Interest (the "UTI") representing the
                                    entire beneficial interest in the unallocated Titling
                                    Trust Assets. SEE "The Trust and the SUBI -- The Trust".

                                    TMCC has instructed the trustee of the Titling Trust to
                                    allocate a separate portfolio of leases and leased
                                    vehicles from and among the Titling Trust Assets
                                    represented by the UTI and create a special unit of
                                    beneficial interest (the "SUBI") which represents the
                                    entire beneficial interest in such portfolio. Titling
                                    Trust Assets allocated to the SUBI will no longer be
                                    represented by the UTI. TMCC will sell the SUBI to the
                                    Transferor, and the Transferor will contribute a
                                    certificate representing substantially all of the SUBI
                                    (excluding the related rights to proceeds of the
                                    Residual Value Insurance Policies described herein) (the
                                    "SUBI Certificate") to the Trust. In return, the Trust
                                    will issue the Class A Certificates offered hereby and
                                    the Class B Certificates, and will create the Transferor
                                    Interest for the benefit of the Transferor. The
                                    "Transferor Interest" is the undivided interest in the
                                    Trust not evidenced by the Certificates and will be
                                    permanently retained by the Transferor.

                                    TMCC has in the past and may in the future cause the
                                    Titling Trust to allocate additional separate portfolios
                                    of leases and leased vehicles and to create other
                                    special units of beneficial interest similar to the SUBI
                                    relating to such portfolios ("Other SUBIs") for sale to
                                    the Transferor or one or more other entities. The Trust
                                    and the Certificateholders will have no interest in the
                                    UTI, any Other SUBI or any Titling Trust Assets
                                    evidenced by the UTI or any Other SUBI.

THE TRUST.........................  The Trust will be formed pursuant to the Agreement dated
                                    as of     , 1998, between the Transferor and
                                    ("    "), as Trustee. The property of the Trust will
                                    consist primarily of the SUBI Certificate, monies on
                                    deposit in certain accounts established as described
                                    herein, the TMCC Demand Notes (or other Permitted
                                    Investments of amounts held in the Certificateholders'
                                    Account) and the rights of the Trust under the Swap
                                    Agreement.

THE TITLING TRUST.................  The Titling Trust is a Delaware business trust formed pursuant to the Titling Trust Agreement. The primary
                                    business purpose of the Titling Trust is to take
                                    assignments of and serve as holder of title to
                                    substantially all of the lease contracts and the related
                                    leased vehicles originated by the Dealers beginning on
                                    dates prior to the execution of the SUBI Supplement.
                                    Pursuant to the Servicing Agreement, TMCC will service
                                    the lease contracts included in the Titling Trust
                                    Assets, including the Contracts. SEE "Additional
                                    Document Provisions -- The Trust Agreement" and "-- The
                                    Servicing Agreement" and "Certain Legal Aspects of the
                                    Titling Trust -- The Titling Trust".

                                    The Titling Trust is governed by an Amended and Restated
                                    Trust and Servicing Agreement (the "Titling Trust
                                    Agreement") among TMCC, as grantor, initial beneficiary
                                    and Servicer, TMTT, Inc., as trustee (the "Titling
                                    Trustee"), and U.S. Bank National Association ("U.S.
                                    Bank"), as trust agent (the "Trust Agent"). TMTT, Inc.
                                    is a Delaware corporation and a wholly owned, special
                                    purpose subsidiary of U.S. Bank that was organized
                                    solely for the purpose of acting as Titling Trustee.
                                    TMTT, Inc. is not affiliated with TMCC or any affiliate
                                    thereof. SEE "The Titling Trust -- The Titling Trustee".

TITLING TRUST ASSETS
  ALLOCATED AS SUBI ASSETS........  The Titling Trust Assets consist primarily of retail closed-end lease contracts and the automobiles and light
                                    duty trucks relating thereto. The SUBI will evidence a
                                    beneficial interest in a specified portion of the
                                    Titling Trust Assets allocated to the SUBI. Certain
                                    lease contracts (the "Initial Contracts") originated by
                                    the Dealers, the automobiles and light duty trucks
                                    relating thereto (the "Initial Leased Vehicles") and
                                    certain monies due under or payable in respect of the
                                    Initial Contracts and the Initial Leased Vehicles on or
                                    after     (the "Cutoff Date") will be allocated to the
                                    SUBI on     , 1998 (the "Closing Date"). During the
                                    Revolving Period, payments made on or in respect of the
                                    SUBI Assets allocable to the Discounted Principal
                                    Balance thereof will be reinvested in additional retail
                                    closed-end lease contracts (the "Subsequent Contracts"
                                    and, together with the Initial Contracts, the
                                    "Contracts") assigned to the Titling Trust by Dealers
                                    and the related automobiles and light duty trucks (the
                                    "Subsequent Leased Vehicles" and, together with the
                                    Initial Leased Vehicles, the "Leased Vehicles"). At the
                                    time of such reinvestment, such Subsequent Contracts and
                                    Subsequent Leased Vehicles will be allocated to the SUBI
                                    and will no longer be UTI Assets. All such assets,
                                    together with certain other assets and rights, are the
                                    "SUBI Assets". SEE "Description of the Certificates --
                                    Allocations, Applications and Payments -- The Revolving
                                    Period" and "The Trust and the SUBI -- The SUBI".

                                    The SUBI will evidence an indirect beneficial interest,
                                    rather than a direct legal interest, in the SUBI Assets.
                                    The SUBI will

                                    not represent a beneficial interest in any Titling Trust
                                    Assets other than the SUBI Assets. Payments made on or
                                    in respect of the Titling Trust Assets other than the
                                    SUBI Assets will not be available to make payments on
                                    the Certificates.

THE TRANSFEROR....................  Toyota Leasing, Inc. is a California corporation which is a wholly owned, special purpose subsidiary of TMCC.
                                    SEE "The Transferor".

TMCC..............................  TMCC is a California corporation that has 34 branches in various locations in the United States, a branch in the
                                    Commonwealth of Puerto Rico and a centralized customer
                                    service center in Iowa. TMCC's primary business is
                                    providing retail leasing, retail and wholesale financing
                                    and certain other financial services to authorized
                                    Toyota and Lexus vehicle and Toyota industrial equipment
                                    dealers and their customers in the United States
                                    (excluding Hawaii) and Puerto Rico. TMCC is a wholly
                                    owned subsidiary of Toyota Motor Sales, U.S.A., Inc.
                                    ("TMS"), which is primarily engaged in the wholesale
                                    distribution of automobiles, light duty trucks,
                                    industrial equipment and related replacement parts and
                                    accessories throughout the United States (excluding
                                    Hawaii). TMS is a wholly-owned subsidiary of Toyota
                                    Motor North America, Inc. ("TMA"). Substantially all of
                                    TMS's products are either manufactured by its affiliates
                                    or are purchased from Toyota Motor Corporation ("TMC"),
                                    which wholly owns TMA, or affiliates of TMC.

                                    Pursuant to the Agreement and the Series 1998-C SUBI
                                    Servicing Supplement to the Titling Trust Agreement
                                    among TMCC, the Titling Trustee and the Transferor dated
                                    as of     , 1998 (the "Servicing Supplement" and,
                                    together with the Titling Trust Agreement, the
                                    "Servicing Agreement"), TMCC acts as servicer of the
                                    Titling Trust Assets, including the SUBI Assets (in such
                                    capacity, the "Servicer"). Pursuant to the terms of the
                                    Servicing Agreement, the Trustee is a third party
                                    beneficiary thereof.

SECURITIES OFFERED
A.  GENERAL.......................  The Certificates will represent fractional undivided beneficial interests in the Trust. The Adjustable Rate
                                    Auto Lease Asset Backed Certificates, Class A-1 (the
                                    "Class A-1 Certificates"), the Adjustable Rate Auto
                                    Lease Asset Backed Certificates, Class A-2 (the "Class
                                    A-2 Certificates") and the Adjustable Rate Auto Lease
                                    Asset Backed Certificates, Class A-3 (the "Class A-3
                                    Certificates" and, together with the Class A-1
                                    Certificates and Class A-2 Certificates, the "Class A
                                    Certificates") are senior certificates. The Adjustable
                                    Rate Auto Lease Asset Backed Certificates, Class B (the
                                    "Class B Certificates" and, together with the Class A
                                    Certificates, the "Certificates") are subordinated
                                    certificates. Only the Class A Certificates are being
                                    offered hereby.

                                    Although proceeds of the SUBI will be collected and
                                    allocated monthly, the Certificates will generally
                                    represent the right to receive quarterly payments of
                                    interest at the Class A-1 Rate, Class A-2 Rate, Class
                                    A-3 Rate or Class B Rate, as the case may be, and, to
                                    the extent described herein, payments of principal on
                                    the related Targeted Maturity Date and payments of
                                    principal and interest on each subsequent Monthly
                                    Allocation Date. In addition, although the SUBI Assets
                                    consist primarily of lease contracts that implicitly
                                    bear interest at fixed rates, the Certificates will bear
                                    interest at adjustable rates.

                                    Payments will be made to Certificateholders of record as
                                    of the day immediately preceding each relevant
                                    Certificate Payment Date or, if Definitive Certificates
                                    are issued, as of the last Business Day of the preceding
                                    month (each, a "Record Date"). A "Business Day" is a day
                                    other than a Saturday, a Sunday or a day on which
                                    banking institutions in New York, New York, Chicago,
                                    Illinois, or San Francisco, California are authorized or
                                    obligated by law, regulation, executive order or decree
                                    to be closed; provided that, solely for purposes of
                                    identifying any Certificate Payment Date with respect to
                                    the making of payments on the Class A Certificates in
                                    Luxembourg by a paying agent there located or any day on
                                    which a transfer of a Definitive Certificate may be made
                                    at the office of a transfer agent there located,
                                    "Business Day" shall also exclude any day on which
                                    banking institutions located in that jurisdiction are
                                    authorized by law, regulation, governmental order or
                                    decree to be closed, whether or not payments are made
                                    with respect to such Certificates in any other
                                    jurisdiction on such date, but such definition shall not
                                    be used for making any other calculation.

                                    On the Closing Date, the Trust will issue $    aggregate
                                    initial principal amount of Class A-1 Certificates (the
                                    "Initial Class A-1 Certificate Balance"), $    aggregate
                                    initial principal amount of Class A-2 Certificates (the
                                    "Initial Class A-2 Certificate Balance"), $    aggregate
                                    initial principal amount of Class A-3 Certificates (the
                                    "Initial Class A-3 Certificate Balance") and $
                                    aggregate initial principal amount of Class B
                                    Certificates (the "Initial Class B Certificate
                                    Balance").

                                    Interests in the assets of the Trust will be allocated
                                    among (i) the Class A-1 Certificateholders, the Class
                                    A-2 Certificateholders, the Class A-3 Certificateholders
                                    and the Class B Certificateholders (collectively, the
                                    "Investor Interest") and (ii) the Transferor Interest.
                                    The Transferor Interest will represent the interest in
                                    the Trust not represented by the Investor Interest. The
                                    Transferor Interest will initially equal $    (2.00% of
                                    the Aggregate Net Investment Value as of the Cutoff
                                    Date) and on any day will equal the difference between
                                    the Aggregate Net Investment Value and the Adjusted
                                    Investor Balance. As more fully described herein, the
                                    Aggregate

                                    Net Investment Value can change daily, and the
                                    Transferor Interest can decrease daily as the Aggregate
                                    Net Investment Value decreases. The Transferor Interest
                                    may increase on a Monthly Allocation Date as the
                                    Adjusted Investor Balance declines. SEE "Description of
                                    the Certificates -- General".

                                    Amounts payable by the Trust in respect of interest on
                                    the Class A Certificates will generally be limited to
                                    amounts payable by the Swap Counterparty in accordance
                                    with the Swap Agreement in exchange for the payments by
                                    the Trust to the Swap Counterparty, as described herein.
                                    As described more fully herein, the amount to be used
                                    for any such application will be determined on the basis
                                    of calculations made each month on the basis of (i) the
                                    Adjusted Class A-1 Certificate Balance and the Class A-1
                                    Notional Rate in the case of the Class A-1 Certificates,
                                    (ii) the Adjusted Class A-2 Certificate Balance and the
                                    Class A-2 Notional Rate in the case of the Class A-2
                                    Certificates, (iii) the Adjusted Class A-3 Certificate
                                    Balance and the Class A-3 Notional Rate in the case of
                                    the Class A-3 Certificates, (iv) the Adjusted Class B
                                    Certificate Balance and the Class B Notional Rate in the
                                    case of the Class B Certificates and (v) the amount of
                                    the investment income on certain of the TMCC Demand
                                    Notes at the related Required Rates, as described
                                    herein.

                                    As used herein for such purposes:

                                    "Class A-1 Certificate Balance" means (a) the Initial
                                    Class A-1 Certificate Balance less (i) all amounts paid
                                    to Class A-1 Certificateholders on each relevant
                                    Certificate Payment Date in respect of principal and
                                    (ii) all unreimbursed Certificate Principal Loss Amounts
                                    allocated to the Adjusted Class A-1 Certificate Balance
                                    and (b) zero, from and after the Certificate Payment
                                    Date on which the Adjusted Class A-1 Certificate Balance
                                    is reduced to zero.

                                    "Adjusted Class A-1 Certificate Balance" means the
                                    Initial Class A-1 Certificate Balance less: (i) amounts
                                    allocated and deposited into the Certificateholders'
                                    Account in respect of the Adjusted Class A-1 Certificate
                                    Balance; (ii) without duplicating the foregoing, amounts
                                    paid to the Class A Certificateholders in respect of the
                                    Adjusted Class A-1 Certificate Balance; and (iii) the
                                    amount of unreimbursed Certificate Principal Loss
                                    Amounts allocated thereto.

                                    "Class A-1 Notional Rate" refers to the rate at which
                                    amounts will be deemed to accrue in respect of the
                                    Adjusted Class A-1 Certificate Balance for purposes of
                                    calculating the Class A-1 Notional Interest Accrual
                                    Amount to be paid to the Swap Counterparty which rate
                                    will be     % per annum.

                                    "Class A-2 Certificate Balance" means (a) the Initial
                                    Class A-2 Certificate Balance less (i) all amounts paid
                                    to Class A-2 Certificateholders on each relevant
                                    Certificate Payment Date in

                                    respect of principal and (ii) all unreimbursed
                                    Certificate Principal Loss Amounts allocated to the
                                    Adjusted Class A-2 Certificate Balance and (b) zero,
                                    from and after the Certificate Payment Date on which the
                                    Adjusted Class A-2 Certificate Balance is reduced to
                                    zero.

                                    "Adjusted Class A-2 Certificate Balance" means the
                                    Initial Class A-2 Certificate Balance less: (i) amounts
                                    allocated and deposited into the Certificateholders'
                                    Account in respect of the Adjusted Class A-2 Certificate
                                    Balance; (ii) without duplicating the foregoing, amounts
                                    paid to the Class A Certificateholders in respect of the
                                    Adjusted Class A-2 Certificate Balance; and (iii) the
                                    amount of unreimbursed Certificate Principal Loss
                                    Amounts allocated thereto.

                                    "Class A-2 Notional Rate" refers to the rate at which
                                    amounts will be deemed to accrue in respect of the
                                    Adjusted Class A-2 Certificate Balance for purposes of
                                    calculating the Class A-2 Notional Interest Accrual
                                    Amount to be paid to the Swap Counterparty which rate
                                    will be     % per annum.

                                    "Class A-3 Certificate Balance" means (a) the Initial
                                    Class A-3 Certificate Balance less (i) all amounts paid
                                    to Class A-3 Certificateholders on each relevant
                                    Certificate Payment Date in respect of principal and
                                    (ii) all unreimbursed Certificate Principal Loss Amounts
                                    allocated to the Adjusted Class A-3 Certificate Balance
                                    and (b) zero, from and after the Certificate Payment
                                    Date on which the Adjusted Class A-3 Certificate Balance
                                    is reduced to zero.

                                    "Adjusted Class A-3 Certificate Balance" means the
                                    Initial Class A-3 Certificate Balance less: (i) amounts
                                    allocated and deposited into the Certificateholders'
                                    Account in respect of the Adjusted Class A-3 Certificate
                                    Balance; (ii) without duplicating the foregoing, amounts
                                    paid to the Class A Certificateholders in respect of the
                                    Adjusted Class A-3 Certificate Balance; and (iii) the
                                    amount of unreimbursed Certificate Principal Loss
                                    Amounts allocated thereto.

                                    "Class A-3 Notional Rate" refers to the rate at which
                                    amounts will be deemed to accrue in respect of the
                                    Adjusted Class A-3 Certificate Balance for purposes of
                                    calculating the Class A-3 Notional Interest Accrual
                                    Amount to be paid to the Swap Counterparty which rate
                                    will be     % per annum.

                                    "Class B Certificate Balance" means (a) the Initial
                                    Class B Certificate Balance less (i) all amounts paid to
                                    Class B Certificateholders on each relevant Certificate
                                    Payment Date in respect of principal and (ii) all
                                    unreimbursed Certificate Principal Loss Amounts
                                    allocated to the Adjusted Class B Certificate Balance
                                    and (b) zero, from and after the Certificate Payment
                                    Date on which the Adjusted Class B Certificate Balance
                                    is reduced to zero.

                                    "Adjusted Class B Certificate Balance" means the Initial
                                    Class B Certificate Balance less: (i) amounts allocated
                                    and deposited into the Certificateholders' Account in
                                    respect of the Adjusted Class B Certificate Balance;
                                    (ii) without duplicating the foregoing, amounts paid to
                                    the Class B Certificateholders in respect of the
                                    Adjusted Class B Certificate Balance; and (iii) the
                                    amount of unreimbursed Certificate Principal Loss
                                    Amounts allocated thereto.

                                    "Class B Notional Rate" refers to the rate at which
                                    amounts will be deemed to accrue in respect of the
                                    Adjusted Class B Certificate Balance for purposes of
                                    calculating the Class B Notional Interest Accrual Amount
                                    to be paid to the Swap Counterparty which rate will be
                                        % per annum.

                                    "Initial Investor Balance" means the sum of the Initial
                                    Class A-1 Certificate Balance, the Initial Class A-2
                                    Certificate Balance, the Initial Class A-3 Certificate
                                    Balance and the Initial Class B Certificate Balance.

                                    "Adjusted Investor Balance" means the sum of the
                                    Adjusted Class A-1 Certificate Balance, the Adjusted
                                    Class A-2 Certificate Balance, the Adjusted Class A-3
                                    Certificate Balance and the Adjusted Class B Certificate
                                    Balance.

                                    "Class A-1 Notional Interest Accrual Amount" means the
                                    amount of interest that accrues during a Monthly
                                    Interest Period at the Class A-1 Notional Rate on the
                                    sum of the Adjusted Class A-1 Certificate Balance and
                                    unreimbursed Certificate Principal Loss Amounts
                                    previously allocated thereto.

                                    "Class A-2 Notional Interest Accrual Amount" means the
                                    amount of interest that accrues during a Monthly
                                    Interest Period at the Class A-2 Notional Rate on the
                                    sum of the Adjusted Class A-2 Certificate Balance and
                                    unreimbursed Certificate Principal Loss Amounts
                                    previously allocated thereto.

                                    "Class A-3 Notional Interest Accrual Amount" means the
                                    amount of interest that accrues during a Monthly
                                    Interest Period at the Class A-3 Notional Rate on the
                                    sum of the Adjusted Class A-3 Certificate Balance and
                                    unreimbursed Certificate Principal Loss Amounts
                                    previously allocated thereto.

                                    "Class B Notional Interest Accrual Amount" means the
                                    amount of interest that accrues during a Monthly
                                    Interest Period at the Class B Notional Rate on the sum
                                    of the Adjusted Class B Certificate Balance and
                                    unreimbursed Certificate Principal Loss Amounts
                                    previously allocated thereto.

                                    "Interest Payment Period" for each Class of Certificates
                                    and any Certificate Payment Date means the period from
                                    and including the preceding Certificate Payment Date to
                                    but excluding the current Certificate Payment Date,
                                    except that the first Interest Payment Period for each
                                    Class of Certificates will be the period

                                    from and including the Closing Date to but excluding
                                    March 25, 1999. Prior to the related Targeted Maturity
                                    Date, each Interest Payment Period will generally
                                    consist of three months. Thereafter, the related
                                    Interest Payment Period will generally be comprised of
                                    one month.

                                    "Monthly Interest Period" for each Class of Certificates
                                    and any Monthly Allocation Date means the period from
                                    and including the 25th day of the preceding calendar
                                    month to but excluding the 25th day of the current
                                    calendar month, except that the first Monthly Interest
                                    Period for each Class of Certificates will be the period
                                    from and including the Closing Date to but excluding
                                    December 25, 1998.

                                    A "Monthly Allocation Date" is the day on which
                                    Collections in respect of the Contracts and Leased
                                    Vehicles represented by the SUBI are allocated, and
                                    shall occur on the 25th day of each month (or, if such
                                    day is not a Business Day, on the next succeeding
                                    Business Day) commencing on December 28, 1998.

                                    As used herein: (i) "allocation" is used to connote a
                                    calculation made to determine which, if any, Collections
                                    are available for a stated purpose, (ii) "application"
                                    is used to connote the actual transfer, investment,
                                    deposit or other use of a specified amount for a stated
                                    purpose and (iii) "payment" is used to connote the
                                    actual transfer of money to a party. For example: On
                                    each Monthly Allocation Date, the Trustee will allocate
                                    a portion of the Investor Percentage of Interest
                                    Collections in respect of interest accrued on the
                                    Adjusted Class A-1 Certificate Balance (and unreimbursed
                                    Certificate Principal Loss Amounts allocated thereto) at
                                    the Class A-1 Notional Rate during the related Monthly
                                    Interest Period, which portion of Interest Collections
                                    will be applied to make a deposit into the
                                    Certificateholders' Account for investment in a
                                    Permitted Investment that will mature on or prior to the
                                    next relevant Certificate Payment Date, on which date
                                    the proceeds thereof and certain other amounts will be
                                    paid by the Trust to the Swap Counterparty in exchange
                                    for an amount which the Trust will then pay to the Class
                                    A-1 Certificateholders in respect of the total amount of
                                    interest accrued on the Class A-1 Certificates at the
                                    Class A-1 Rate during the related Interest Payment
                                    Period.

                                    Payments in respect of the Certificates of each Class
                                    will be funded from payments received by the Trust on or
                                    in respect of the assets of the SUBI evidenced by the
                                    SUBI Certificate and, in certain circumstances, from
                                    amounts on deposit in the Reserve Fund, from earnings in
                                    respect of monies, if any, on deposit in the
                                    Certificateholders' Account, and monies that otherwise
                                    would be distributable in respect of the Transferor
                                    Interest.

                                    All such amounts received by the Trust in respect of
                                    interest will be paid to the Swap Counterparty pursuant
                                    to the Swap Agreement, and the Swap Counterparty will
                                    pay the Trust amounts which will be used to make the
                                    payments to Certificateholders in respect of interest
                                    described herein.

                                    No principal allocations, applications or payments will
                                    be made on the Class B Certificates until the Adjusted
                                    Class A-1 Certificate Balance, Adjusted Class A-2
                                    Certificate Balance and Adjusted Class A-3 Certificate
                                    Balance are reduced to zero. In addition, the Class B
                                    Certificates will be subordinated to the Class A
                                    Certificates with respect to the allocation of losses to
                                    the extent described herein. SEE "Description of the
                                    Certificates -- Allocations, Applications and Payments".
                                    The Transferor Interest also will be subordinated to the
                                    Investor Interest, as described herein.

B.  PAYMENTS......................  INTEREST.  Payments in respect of interest on each Class of Certificates will be made quarterly, on each Monthly
                                    Allocation Date in March, June, September and December,
                                    commencing in March 1999, until the related Targeted
                                    Maturity Date, as well as (i) on the related Targeted
                                    Maturity Date, (ii) if the Adjusted Class Certificate
                                    Balance of such Class has not been reduced to zero on
                                    its Targeted Maturity Date, on each Monthly Allocation
                                    Date following such Targeted Maturity Date until such
                                    Adjusted Class Certificate Balance is reduced to zero
                                    and (iii) in connection with a Swap Termination and
                                    related liquidation of the assets of the Trust or any
                                    exercise by the Transferor of its option to repurchase
                                    the SUBI Certificate, on the Monthly Allocation Date
                                    following the receipt by the Trust of the proceeds of
                                    such liquidation or sale, in each case to the extent of
                                    amounts available therefor as described herein (each
                                    such Monthly Allocation Date a relevant "Certificate
                                    Payment Date" with respect to such Class). Interest will
                                    accrue on the Class A-1 Certificates at three-month
                                    LIBOR (determined as described herein) plus     % per
                                    annum, on the Class A-2 Certificates at three-month
                                    LIBOR (determined as described herein) plus     % per
                                    annum, on the Class A-3 Certificates at three-month
                                    LIBOR (determined as described herein) plus     % per
                                    annum and on the Class B Certificates at three-month
                                    LIBOR (determined as described herein) plus     % per
                                    annum (the "Class A-1 Rate", "Class A-2 Rate", "Class
                                    A-3 Rate" and "Class B Rate" respectively); provided,
                                    however that the Class A-1 Rate, the Class A-2 Rate, the
                                    Class A-3 Rate and the Class B Rate for the initial
                                    Interest Payment Period will be [based on an
                                    interpolated rate to be] calculated by the Servicer two
                                    Business Days prior to the Closing Date. SEE
                                    "Description of the Certificates -- Calculation of Class
                                    A-1 Rate, Class A-2 Rate, Class A-3 Rate and Class B
                                    Rate".

                                    Interest allocations, applications and payments with
                                    respect to each Class of Class A Certificates will have
                                    the same priority.

                                    Under certain circumstances, the amount available for
                                    interest allocations and applications or payments could
                                    be less than the amount of interest allocable and
                                    applicable or payable with respect to the Class A
                                    Certificates on any Monthly Allocation Date, in which
                                    case each Class of Class A Certificates will be
                                    allocated or paid its ratable share (based upon the
                                    aggregate amount of interest due thereon) of the
                                    aggregate amount available to be allocated and applied
                                    or paid in respect of interest on the Class A
                                    Certificates.

                                    As mentioned above, the amounts available to make
                                    interest payments with respect to each Class of
                                    Certificates generally will be limited to amounts
                                    payable by the Swap Counterparty in accordance with the
                                    Swap Agreement. Except as described herein, on each
                                    relevant Certificate Payment Date, the Trust will be
                                    obligated to pay to the Swap Counterparty (i) the sum of
                                    (a) the relevant Class A-1 Notional Interest Accrual
                                    Amounts for the related Monthly Interest Periods
                                    (generally the three Monthly Interest Periods preceding
                                    such Certificate Payment Date), and (b) an amount equal
                                    to interest accrued at the related Required Rate during
                                    such Monthly Interest Periods on amounts deposited into
                                    the Certificateholders' Account in respect of the
                                    Adjusted Class A-1 Certificate Balance on prior Monthly
                                    Allocation Dates (such sum, the "Class A-1 Swap Interest
                                    Amount"), (ii) the sum of (a) the relevant Class A-2
                                    Notional Interest Accrual Amounts for the related
                                    Monthly Interest Periods (generally the three Monthly
                                    Interest Periods preceding such Certificate Payment
                                    Date), and (b) an amount equal to interest accrued at
                                    the related Required Rate during such Monthly Interest
                                    Periods on amounts deposited into the
                                    Certificateholders' Account in respect of the Adjusted
                                    Class A-2 Certificate Balance on prior Monthly
                                    Allocation Dates (such sum, the "Class A-2 Swap Interest
                                    Amount"), (iii) the sum of (a) the relevant Class A-3
                                    Notional Interest Accrual Amounts for the related
                                    Monthly Interest Periods (generally the three Monthly
                                    Interest Periods preceding such Certificate Payment
                                    Date), and (b) an amount equal to interest accrued at
                                    the related Required Rate during such Monthly Interest
                                    Periods on amounts deposited into the
                                    Certificateholders' Account in respect of the Adjusted
                                    Class A-3 Certificate Balance on prior Monthly
                                    Allocation Dates (such sum, the "Class A-3 Swap Interest
                                    Amount") and (iv) the sum of (a) the relevant Class B
                                    Notional Interest Accrual Amounts for the related
                                    Monthly Interest Periods (generally the three Monthly
                                    Interest Periods preceding such Certificate Payment
                                    Date), and (b) an amount equal to interest accrued at
                                    the related Required Rate during such Monthly Interest
                                    Periods on amounts deposited into the
                                    Certificateholders' Account in respect of the Adjusted
                                    Class B Certificate Balance on prior Monthly Allocation
                                    Dates (such sum, the "Class B Swap Interest Amount") in
                                    exchange for payment by the Swap Counterparty of amounts
                                    equal to the

                                    amount of interest accrued on the outstanding principal
                                    balance of the Class A-1 Certificates, Class A-2
                                    Certificates, Class A-3 Certificates and the Class B
                                    Certificates, at the Class A-1 Rate, the Class A-2 Rate,
                                    the Class A-3 Rate and the Class B Rate, respectively,
                                    during the related Monthly Interest Periods.

                                    If, however, on any Certificate Payment Date, the
                                    aggregate of the amounts paid or available to be paid by
                                    the Trust to the Swap Counterparty in respect of
                                    interest on the relevant Certificate Payment Date, in
                                    accordance with the priorities set forth herein, is less
                                    than such Class A-1 Swap Interest Amount, Class A-2 Swap
                                    Interest Amount, Class A-3 Swap Interest Amount or Class
                                    B Swap Interest Amount (the amount of any such
                                    insufficiency, a "Class A-1 Swap Interest Shortfall
                                    Amount", "Class A-2 Swap Interest Shortfall Amount",
                                    "Class A-3 Swap Interest Shortfall Amount" or "Class B
                                    Swap Interest Shortfall Amount", as the case may be),
                                    then under the Swap Agreement the corresponding payment
                                    due from the Swap Counterparty in exchange therefor
                                    (and, under the Agreement, the amount payable on such
                                    date in respect of interest accrued on any Class of
                                    Certificates) will be reduced in the same proportion as
                                    the proportion that such Swap Interest Shortfall Amount
                                    represents of such Class A-1 Swap Interest Amount, Class
                                    A-2 Swap Interest Amount, Class A-3 Swap Interest Amount
                                    or Class B Swap Interest Amount, as the case may be.

                                    If on a subsequent Certificate Payment Date amounts are
                                    available, in accordance with the priorities set forth
                                    herein, to reimburse all or any part of any unreimbursed
                                    Class A-1 Swap Interest Shortfall Amount, Class A-2 Swap
                                    Interest Shortfall Amount, Class A-3 Swap Interest
                                    Shortfall Amount or Class B Swap Interest Shortfall
                                    Amount, then the Trust will be obligated under the Swap
                                    Agreement to pay such amounts to the Swap Counterparty
                                    and the corresponding payment due from the Swap
                                    Counterparty in respect of interest (and therefore any
                                    amounts payable on such date in respect of interest
                                    accrued on any Class of Certificates) will be increased
                                    proportionately in the same proportion as such
                                    reimbursement represents of the current Class A-1 Swap
                                    Interest Amount, Class A-2 Swap Interest Amount, Class
                                    A-3 Swap Interest ShortfallAmount or Class B Swap
                                    Interest Amount, as the case may be. Class A
                                    Certificateholders will not be entitled to receive any
                                    interest on any Swap Interest Shortfall Amounts or
                                    corresponding reductions in amounts payable by the Swap
                                    Counterparty whether or not subsequently reimbursed as
                                    described above. SEE "Description of the Certificates --
                                    Calculation of Class A-1 Rate, Class A-2 Rate, Class A-3
                                    Rate and Class B Rate" and "Additional Document
                                    Provisions -- The Swap Agreement".

                                    Interest will be calculated on the basis of: (i) in the
                                    case of the Class A-1 Notional Interest Accrual Amount,
                                    the Class A-2 Notional Interest Accrual Amount, the
                                    Class A-3 Notional

                                    Interest Accrual Amount and the Class B Notional
                                    Interest Accrual Amount, a 360-day year consisting of
                                    twelve 30-day months, and (ii) in the case of the Class
                                    A-1 Rate, the Class A-2 Rate, the Class A-3 Rate and the
                                    Class B Rate and amounts due from the Swap Counterparty
                                    under the Swap Agreement, the actual number of days in
                                    the related Interest Payment Period and a 360-day year.

                                    PRINCIPAL.  Principal of each Class of Class A
                                    Certificates will be payable (i) on the related Targeted
                                    Maturity Date and (ii) if the Adjusted Class A-1
                                    Certificate Balance, Adjusted Class A-2 Certificate
                                    Balance or Adjusted Class A-3 Certificate Balance is not
                                    reduced to zero on the related Targeted Maturity Date,
                                    then for each such Class on each subsequent Monthly
                                    Allocation Date until the date on which the Adjusted
                                    Class A-1 Certificate Balance, Adjusted Class A-2
                                    Certificate Balance or Adjusted Class A-3 Certificate
                                    Balance, as the case may be, is reduced to zero and
                                    (iii) in connection with a Swap Termination or any
                                    exercise by the Transferor of its option to repurchase
                                    the SUBI Certificate, on the Monthly Allocation Date
                                    following the receipt of proceeds from such liquidation
                                    or sale (each such Targeted Maturity Date or Monthly
                                    Allocation Date, a relevant "Certificate Payment Date"
                                    with respect to such Class), in each case to the extent
                                    of amounts available therefor as described herein.

                                    The Targeted Maturity Date and the Stated Maturity Date
                                    for each Class of Certificates are as follows:


CLASS                  TARGETED MATURITY DATE  STATED MATURITY DATE
---------------------  ----------------------  ----------------------
Class A-1............
Class A-2............
Class A-3............
Class B..............


                                    ; provided, however, that if any such day is not a
                                    Business Day, on the next succeeding Business Day.

                                    Except as described under "Description of the
                                    Certificates -- Termination of the Trust; Retirement of
                                    the Certificates", the Certificates will be "sequential
                                    pay" certificates meaning that no principal allocations,
                                    applications or payments will be made on the Class A-2
                                    Certificates until the Adjusted Class A-1 Certificate
                                    Balance has been reduced to zero, no principal
                                    allocations, applications or payments will be made on
                                    the Class A-3 Certificates until the Adjusted Class A-2
                                    Certificate Balance has been reduced to zero, and no
                                    principal allocations, applications or payments will be
                                    made on the Class B Certificates until the Adjusted
                                    Class A-3 Certificate Balance has been reduced to zero.

                                    Failure to pay in full a particular Class of
                                    Certificates on its Targeted Maturity Date because
                                    amounts allocable thereto are insufficient therefor will
                                    not constitute an Event of Servicing Termination or a
                                    Swap Termination, nor will it cause the payment of
                                    principal or interest on other Classes of Certificates
                                    to be made on a monthly basis.

                                    THE REVOLVING PERIOD.  The "Revolving Period" is the
                                    period from the Cutoff Date through the calendar day
                                    preceding the earliest to occur of     (the
                                    "Accumulation Date"), an Accumulation Event or a Swap
                                    Termination. During the Revolving Period, all Principal
                                    Collections and all amounts allocated and applied in
                                    reimbursement of any Loss Amounts and Certificate
                                    Principal Loss Amounts allocated to the Investor
                                    Interest will be reinvested in Subsequent Contracts and
                                    Subsequent Leased Vehicles. Thus, except to the extent
                                    Certificate Principal Loss Amounts are allocated thereto
                                    and not reimbursed, the Adjusted Class A-1 Certificate
                                    Balance, Adjusted Class A-2 Certificate Balance,
                                    Adjusted Class A-3 Certificate Balance and Adjusted
                                    Class B Certificate Balance will not decline during the
                                    Revolving Period.

                                    Accumulation Events are described under "Description of
                                    the Certificates -- Accumulation Events". Events causing
                                    a Swap Termination under the Swap are described under
                                    "Additional Document Provisions -- Swap Agreement". An
                                    Accumulation Event or a Swap Termination will terminate
                                    the Revolving Period. SEE ALSO "Description of the
                                    Certificates -- Termination of the Trust; Retirement of
                                    the Certificates -- SWAP TERMINATION". While an
                                    Accumulation Event will terminate the Revolving Period,
                                    only a Swap Termination and related liquidation of the
                                    assets of the Trust or purchase of the SUBI Certificate
                                    by the Transferor may cause distributions in respect of
                                    principal with respect to a Class of Certificates prior
                                    to the related Targeted Maturity Date.

                                    During the Revolving Period, on one or more Business
                                    Days selected by the Servicer each month (each, a
                                    "Transfer Date"), the Servicer will direct the Titling
                                    Trustee to reinvest Principal Collections and amounts
                                    applied to reimburse Loss Amounts and Certificate
                                    Principal Loss Amounts allocated to the Investor
                                    Interest in Subsequent Contracts and Subsequent Leased
                                    Vehicles. Upon such reinvestment, such Subsequent
                                    Contracts and Subsequent Leased Vehicles will become
                                    SUBI Assets. If on the last Business Day of any month
                                    during the Revolving Period commencing in     the
                                    Servicer determines that the amount of Principal
                                    Collections and reimbursed Loss Amounts and Certificate
                                    Principal Loss Amounts for the preceding Collection
                                    Period not reinvested in Subsequent Contracts and
                                    Subsequent Leased Vehicles as of the first day of such
                                    month exceeds $1,000,000, an Accumulation Event will be
                                    deemed to have

                                    occurred. SEE "Description of the Certificates --
                                    Allocations, Applications and Payments Revolving
                                    Period".

                                    During the Revolving Period, Subsequent Contracts and
                                    Subsequent Leased Vehicles will be selected from the
                                    Titling Trust's portfolio of lease contracts and related
                                    vehicles not allocated to any Other SUBI, based on the
                                    criteria specified in the Titling Trust Agreement and
                                    Servicing Supplement as described under the "The
                                    Contracts -- Representations, Warranties and Covenants".
                                    Reinvestment of Principal Collections and reimbursed
                                    Loss Amounts and Certificate Principal Loss Amounts will
                                    be in the lease contracts having the earliest
                                    origination dates and the related vehicles that are
                                    Titling Trust Assets (excluding those previously
                                    allocated to any Other SUBI). SEE "The Contracts".

                                    With respect to any Monthly Allocation Date, the related
                                    "Collection Period" will be the preceding calendar
                                    month.

                                    "Principal Collections" will mean, with respect to any
                                    Collection Period, all Collections allocable to the
                                    principal component of any Contract, discounted to the
                                    extent described below. For purposes of determining
                                    Principal Collections, the principal component of all
                                    payments (including any payment in respect of the
                                    Residual Value thereof) made or to be made on or in
                                    respect of a Contract (or the related Leased Vehicle)
                                    with a Lease Rate less than     % per annum (each, a
                                    "Discounted Contract") will be discounted at a per annum
                                    rate of     %, thereby effectively reallocating a
                                    portion of the payments received in respect of the
                                    principal component of the Contracts to Interest
                                    Collections and providing additional credit enhancement
                                    for the benefit of the Certificateholders. With respect
                                    to any Collection Period, "Collections" will include all
                                    net collections received in respect of the Contracts and
                                    Leased Vehicles during such Collection Period, such as
                                    Monthly Payments (including previously collected
                                    Payments Ahead that represent Monthly Payments due
                                    during such Collection Period), Prepayments, Advances,
                                    Reallocation Payments, Reallocation Deposit Amounts, Net
                                    Matured Leased Vehicle Proceeds, Net Charged-off Vehicle
                                    Proceeds and other Net Liquidation Proceeds, less (i)
                                    amounts representing Payments Ahead with respect to
                                    future Collection Periods and (ii) Additional Loss
                                    Amounts in respect of such Collection Period. As
                                    described above, during the Revolving Period, amounts
                                    otherwise allocable on the related Monthly Allocation
                                    Date in reimbursement of Loss Amounts or Certificate
                                    Principal Loss Amounts allocable to the Investor
                                    Interest will be treated as Principal Collections and
                                    reinvested in Subsequent Contracts and Subsequent Leased
                                    Vehicles. SEE "Description of the Certificates --
                                    Allocations, Applications and Payments -- ALLOCATIONS
                                    AND APPLICATIONS OF COLLECTIONS".

                                    With respect to any Collection Period "Interest
                                    Collections" generally will equal the amount by which
                                    Collections exceed Principal Collections. "Net
                                    Charged-off Vehicle Proceeds" will equal Charged-off
                                    Vehicle Proceeds net of Charged-off Vehicle Expenses,
                                    and "Net Liquidation Proceeds" will equal Liquidation
                                    Proceeds net of Liquidation Expenses.

                                    Following the Revolving Period, the amount of Principal
                                    Collections allocable to the Investor Interest in
                                    respect of a Collection Period (the "Principal
                                    Allocation") generally will mean the Investor Percentage
                                    of the Principal Collections in respect of such
                                    Collection Period allocable to the SUBI. The Investor
                                    Percentage will be calculated as described herein under
                                    "Description of the Certificates -- Calculation of
                                    Investor Percentage and Transferor Percentage".

                                    To the extent that on any Monthly Allocation Date any
                                    portion of the Investor Percentage of Interest
                                    Collections in respect of the related Collection Period
                                    remains after required allocations and applications have
                                    been made, such excess interest will be deposited into
                                    the Reserve Fund until the amount on deposit therein
                                    equals the Specified Reserve Fund Balance. On any
                                    Monthly Allocation Date following the termination of the
                                    Revolving Period, any such excess interest remaining
                                    after such deposit into the Reserve Fund, up to but not
                                    exceeding the product of (i) one-twelfth of 0.25% and
                                    (ii) the Aggregate Net Investment Value as of the last
                                    day of such Collection Period will constitute the
                                    "Accelerated Principal Distribution Amount". The
                                    Accelerated Principal Distribution Amount will be
                                    allocable to the Certificateholders (or for
                                    reimbursements of Maturity Advances) in addition to (and
                                    in the same manner and priority as) ordinary allocations
                                    and applications of principal of the Certificates. SEE
                                    "Description of the Certificates -- Allocations,
                                    Applications and Payments -- ALLOCATIONS AND
                                    APPLICATIONS OF COLLECTIONS" and "Assets of the Trust --
                                    The Accounts; Collections -- THE SUBI COLLECTION
                                    ACCOUNT" and "Certain Withdrawals from the SUBI
                                    Collection Account".

C.  ACCUMULATION PERIODS;
   TMCC DEMAND NOTES..............  The Accumulation Period with respect to a Class of
                                    Certificates will commence on the earlier of the
                                    Accumulation Date or the day on which an Accumulation
                                    Event occurs and will end on the related Targeted
                                    Maturity Date or on the occurrence of a Swap
                                    Termination, if any. During the Revolving Period,
                                    amounts allocated on any Monthly Allocation Date as the
                                    related Class A-1 Notional Interest Accrual Amount,
                                    Class A-2 Notional Interest Accrual Amount, Class A-3
                                    Notional Interest Accrual Amount or Class B Notional
                                    Interest Accrual Amount will be deposited into the
                                    Certificateholders' Account and invested in Permitted
                                    Investments maturing on or prior to the succeeding
                                    relevant Certificate Payment Date. Following the
                                    Revolving Period, amounts allocated as described in the
                                    prior

                                    sentence will continue to be deposited and invested as
                                    described in the preceding sentence, and amounts
                                    allocated on any Monthly Allocation Date in reduction of
                                    the Adjusted Class A-1 Certificate Balance, the Adjusted
                                    Class A-2 Certificate Balance, Adjusted Class A-3
                                    Certificate Balance and the Adjusted Class B Certificate
                                    Balance (including reimbursements of Loss Amounts
                                    allocated to any such Class) will be deposited into the
                                    Certificateholders' Account and invested in Permitted
                                    Investments maturing on or prior to the related Targeted
                                    Maturity Date. Each such Permitted Investment is
                                    required to bear interest at the related Required Rate.
                                    Amounts so allocated on any Certificate Payment Date
                                    will not be so invested in Permitted Investments if
                                    currently payable or applicable to another purpose on
                                    such Certificate Payment Date.

                                    Such Permitted Investments are expected to be demand
                                    obligations issued by TMCC (each a "TMCC Demand Note").
                                    The TMCC Demand Notes are demand obligations insofar as
                                    the Trustee, on behalf of the Trust, will have the right
                                    to demand payment of amounts due thereunder prior to
                                    their stated maturity dates if (i) for any reason
                                    Standard & Poor's reduces TMCC's short-term debt to a
                                    rating less than A-1+ or TMCC's long-term debt to a
                                    rating less than AA, or Moody's reduces TMCC's
                                    short-term debt to a rating less than P-1 or TMCC's
                                    long-term debt to a rating less than Aa3 and the Trustee
                                    determines that at such time one or more Permitted
                                    Investments having substantially the same maturities,
                                    similar demand features and bearing interest at the
                                    relevant Required Rates are available and investment
                                    therein rather than in TMCC Demand Notes will not, by
                                    itself, cause a Rating Agency to reduce or withdraw its
                                    rating of any Class of Certificates or (ii) in
                                    connection with a Swap Termination. The Trustee will be
                                    required to exercise the demand feature of the TMCC
                                    Demand Notes upon any Swap Termination.

                                    Because TMCC is the issuer of the TMCC Demand Notes, and
                                    because such instruments will not be redeemable prior to
                                    their maturity dates other than as described above, if
                                    for any reason either Rating Agency reduces its rating
                                    of TMCC's debt after the date hereof, such Rating Agency
                                    may also downgrade the rating it has assigned to any
                                    Class of Certificates. On August 20, 1998, Moody's
                                    downgraded the long-term debt of TMC and its
                                    subsidiaries (including TMCC) to Aa1 from Aaa. On
                                    September 29, 1998, Standard & Poor's announced that it
                                    had placed the long-term debt of TMCC on Credit Watch
                                    with negative implications. The initial ratings of the
                                    Certificates are not affected by Moody's reduction of
                                    TMCC's rating or Standard & Poor's announcement. SEE
                                    "Risk Factors - Risks Associated with Ratings of the
                                    Class A Certificates" and "Additional Document
                                    Provisions -- TMCC Demand Notes".

D.  THE SWAP......................  In order to enable the Trust to satisfy its obligations to make payments on the Class A Certificates at an
                                    adjustable rate of interest, the Trust will enter into
                                    the Swap Agreement with TMCC, as Swap Counterparty (the
                                    "Swap Counterparty").

                                    Pursuant to the Swap Agreement, the Trust generally will
                                    pay to the Swap Counterparty on each relevant
                                    Certificate Payment Date all amounts allocable in
                                    respect of the Class A-1 Swap Interest Amount, the Class
                                    A-2 Swap Interest Amount, the Class A-3 Swap Interest
                                    Amount or the Class B Swap Interest Amount, in each case
                                    subject to the payment priorities and limitations
                                    described herein. On each such date, the Swap
                                    Counterparty will make payments to the Trust of amounts
                                    due on such date under the Swap Agreement, which amounts
                                    will be used to make payments of interest accrued on the
                                    related Class of Certificates. As described herein, if
                                    the Trust makes payments of less than the Class A-1 Swap
                                    Interest Amount, Class A-2 Swap Interest Amount, Class
                                    A-3 Swap Interest Amount or Class B Swap Interest
                                    Amount, as the case may be, on any Certificate Payment
                                    Date, the Swap Counterparty's corresponding payment
                                    obligations under the Swap Agreement will be reduced
                                    proportionately. SEE "-- Payments -- INTEREST" above,
                                    and "The Swap Agreement -- Payments under the Swap
                                    Agreement" herein.

                                    The Swap Agreement provides for termination in
                                    connection with the occurrence of certain Events of
                                    Default and Termination Events. If the Swap Agreement is
                                    terminated as a result of an Event of Default or
                                    Termination Event (a "Swap Termination"), the principal
                                    of the Certificates will become due and payable without
                                    regard to their respective Targeted Maturity Dates, and
                                    the Trustee will be obligated to liquidate the SUBI and
                                    any other Trust assets. In such event, the net proceeds
                                    realized from the liquidation of the assets of the
                                    Trust, if any, to the extent available after the payment
                                    of all other obligations of the Trust in respect of any
                                    amounts reimbursable to the Transferor, Servicer,
                                    Trustee or Swap Counterparty as described herein, will
                                    be allocated to make payments on the Certificates
                                    pursuant to the priorities described herein under
                                    "Description of the Certificates -- Termination of the
                                    Trust; Retirement of the Certificates -- SWAP
                                    TERMINATION". Such net proceeds may not be sufficient to
                                    reduce the outstanding balances of the Class A
                                    Certificates or Class B Certificates to zero. SEE "Risk
                                    Factors -- Risks Associated With Swap Agreement". Under
                                    such circumstances, Holders will have no recourse to any
                                    other assets for payment of the Class A Certificates,
                                    and will suffer a corresponding loss.

                                    The long-term debt obligations of TMCC currently are
                                    rated AAA by Standard & Poor's and Aa1 by Moody's. The
                                    Swap Agreement will not terminate merely as a result of
                                    a downgrade in any rating assigned to TMCC's debt
                                    obligations. However,

                                    because the ratings of each Class of Class A
                                    Certificates take into account the provisions of the
                                    Swap Agreement and the ratings currently assigned to the
                                    debt obligations of the Swap Counterparty, a downgrade,
                                    suspension or withdrawal of any rating of the debt of
                                    the Swap Counterparty by a Rating Agency may result in
                                    the downgrade, suspension or withdrawal of the rating
                                    assigned by either Rating Agency to such Class of Class
                                    A Certificates, with adverse consequences for the
                                    liquidity or market value thereof. SEE "Risk Factors --
                                    Risks Associated with Swap Agreement".

                                    In the event the long-term debt rating of the Swap
                                    Counterparty is reduced to a level below Aa3 by Moody's
                                    or AA by Standard & Poor's or the short-term debt rating
                                    of the Swap Counterparty is reduced to a level below P-1
                                    by Moody's or A-1+ by Standard & Poor's, the Swap
                                    Counterparty may assign the Swap Agreement to another
                                    party and thereby be released from its obligations under
                                    the Swap Agreement; provided that (i) such transferee,
                                    by a written instrument, accepts all of the obligations
                                    of the Swap Counterparty under the Swap Agreement to the
                                    reasonable satisfaction of the Trustee, (ii) the Swap
                                    Counterparty delivers an opinion of independent counsel
                                    of recognized standing in form and substance reasonably
                                    satisfactory to the Trustee confirming that as at the
                                    date of such transfer the transferee will not, as a
                                    result of such transfer, be required to withhold or
                                    deduct on account of tax under the Swap Agreement, (iii)
                                    a Termination Event or Event of Default does not occur
                                    under the Swap Agreement as a result of such transfer
                                    and (iv) the ratings assigned to the Certificates after
                                    such assignment and release will be at least equal to
                                    the ratings assigned by Moody's and Standard & Poor's to
                                    the Certificates at the time of such reduction of the
                                    rating of the Swap Counterparty's debt. Any cost of such
                                    transfer will be borne by the Swap Counterparty or such
                                    transferee and not by the Trust; provided, however, that
                                    the Swap Counterparty should not be requested to make
                                    any payment to the Transferee to obtain a replacement
                                    swap.

E.  OPTIONAL PURCHASE.............  The Transferor will have an option to purchase the SUBI
                                    Certificate on any Monthly Allocation Date on or after
                                    the Class A-3 Targeted Maturity Date if, either before
                                    or after giving effect to the allocations, applications
                                    or payments required to be made in respect of principal
                                    on such date, the Adjusted Investor Balance is less than
                                    or equal to $    (10% of the Aggregate Net Investment
                                    Value as of the Cutoff Date) or amounts sufficient to
                                    effectively reduce the Adjusted Investor Balance to such
                                    amount have been deposited in the Collection Account on
                                    such date. Such a purchase would result in the
                                    retirement of the Certificates of each outstanding Class
                                    on such date. SEE "Description of the Certificates --
                                    Termination of the Trust; Retirement of the
                                    Certificates".

F.  FORM AND DENOMINATIONS OF THE
    CLASS A CERTIFICATES..........  Except under limited circumstances, the Class A
                                    Certificates will be available only in book-entry form
                                    in minimum denominations of $1,000. Persons acquiring
                                    beneficial ownership interests in the Class A
                                    Certificates ("Certificate Owners") will hold their
                                    Certificates through The Depository Trust Company
                                    ("DTC"), in the United States, or Cedel Bank, societe
                                    anonyme ("Cedel Bank") or the Euroclear System
                                    ("Euroclear") in Europe or Asia. SEE"Description of the
                                    Certificates -- Book-Entry Registration" and "ANNEX I:
                                    Global Clearance, Settlement and Tax Documentation
                                    Procedures".

G.  LISTING.......................  Application will be made for listing of the Class A
                                    Certificates on the Luxembourg Stock Exchange.

THE SUBI..........................  The SUBI will be evidenced by two certificates collectively evidencing a 100% beneficial interest in
                                    the SUBI Assets, one of which, the SUBI Certificate,
                                    will be transferred by the Transferor to the Trust, and
                                    the other of which (evidencing the rights to proceeds of
                                    the Residual Value Insurance Policies) will be retained
                                    by the Transferor. The SUBI will not evidence an
                                    interest in any Titling Trust Assets other than the SUBI
                                    Assets. Payments made on or in respect of any Titling
                                    Trust Assets other than the SUBI Assets, as well as
                                    proceeds of the Residual Value Insurance Policies, will
                                    not be available to make payments on the Certificates.
                                    The Titling Trust Assets evidenced by the SUBI will
                                    primarily include the Contracts and Leased Vehicles
                                    allocated to the SUBI. SEE "The Trust and the SUBI" and
                                    "The Titling Trust".

                                    THE CONTRACTS.  The Contracts will consist of retail
                                    closed-end lease contracts originated by the Dealers in
                                    the Trust States having original terms of not more than
                                    60 months. Substantially all of the Contracts will be
                                    finance leases for accounting purposes and will have
                                    been written for a "capitalized cost" which represents
                                    the original principal balance of such Contract
                                    ("Capitalized Cost") (which may exceed the
                                    manufacturer's suggested retail price and may include
                                    certain origination fees), plus a lease charge which is
                                    based on an imputed interest rate (the "Lease Rate").
                                    Substantially all the Contracts will provide for equal
                                    monthly payments (each, a "Monthly Payment") that when
                                    allocated between principal and the lease charge at the
                                    Lease Rate on a constant yield basis, will be sufficient
                                    to amortize the Capitalized Cost over the term of the
                                    lease to an amount equal to the Residual Value. A
                                    Residual Value is established at the origination of a
                                    lease contract (based on instructions provided to the
                                    Dealers by TMCC) and represents the estimated wholesale
                                    market value at the end of the lease term, as such
                                    estimated value may be reduced in connection with
                                    payments received in respect of principal due during the
                                    period of any extension granted as described herein
                                    ("Residual Value"). The amount to which the capitalized
                                    cost of a Contract has been

                                    amortized at any point in time is referred to herein as
                                    its "Outstanding Principal Balance".

                                    The Initial Contracts consist of     lease contracts. As
                                    of the Cutoff Date, the Initial Contracts had Lease
                                    Rates ranging from     % to     % and a weighted average
                                    Lease Rate of     %. As of the Cutoff Date, the Initial
                                    Contracts had an aggregate Outstanding Principal Balance
                                    of $    , a weighted average original term of     months
                                    and a weighted average remaining term to scheduled
                                    maturity of     months. SEE "The Contracts".

                                    The "Discounted Principal Balance" for each Contract
                                    with a Lease Rate less than     % will be its remaining
                                    Monthly Payments and Residual Value discounted by     %
                                    (each such Contract, a "Discounted Contract"), and for
                                    each Contract with a Lease Rate at least equal to     %
                                    will be its Outstanding Principal Balance. As of the
                                    Cutoff Date, the Aggregate Net Investment Value equaled
                                    the aggregate Discounted Principal Balance of the
                                    Initial Contracts or $    (of which amount approximately
                                        % represented Residual Values).

                                    The "Aggregate Net Investment Value" as of any date will
                                    equal the sum of (i) the Discounted Principal Balances
                                    of all Contracts other than Charged-off, Liquidated,
                                    Matured and Additional Loss Contracts, (ii) the
                                    aggregate of the Residual Values of all Leased Vehicles
                                    covered by Matured Contracts to the extent that such
                                    Contracts have been terminated within the three
                                    immediately preceding Collection Periods but which
                                    Leased Vehicles as of the last day of the most recent
                                    Collection Period have remained unsold and not otherwise
                                    disposed of by the Servicer for no more than three full
                                    Collection Periods (the "Matured Leased Vehicle
                                    Inventory") plus certain related charges and (iii)
                                    during the Revolving Period, the amount of unreinvested
                                    Principal Collections and reimbursed Loss Amounts and
                                    Certificate Principal Loss Amounts.

                                    THE LEASED VEHICLES.  The Leased Vehicles will be
                                    comprised of automobiles and light duty trucks. As of
                                    the times of origination of the Contracts, the related
                                    Leased Vehicles will include new vehicles, including
                                    dealer demonstrator vehicles driven fewer than 20,000
                                    miles, or used vehicles up to four model years old at
                                    the time of origination of the related Contract,
                                    including certified used vehicles and vehicles
                                    previously sold under manufacturer's programs. Certified
                                    used vehicles are Toyota or Lexus vehicles that are
                                    purchased by dealers, reconditioned and certified to
                                    meet certain Toyota/Lexus required standards and sold or
                                    leased with an extended warranty from the manufacturer.
                                    Manufacturer's program vehicles are Toyota or Lexus
                                    vehicles that have been sold to rental car companies,
                                    repurchased by the manufacturer and subsequently
                                    purchased

                                    by the dealer to sell or lease as current year and one
                                    year old used vehicles with 20,000 miles or less. SEE
                                    "The Contracts -- General".

                                    The certificates of title to the Initial Leased Vehicles
                                    are, and the certificates of title to all Leased
                                    Vehicles will be, registered at all times prior to
                                    liquidation in the name of the Titling Trust or the
                                    Titling Trustee. The certificates of title will not
                                    reflect the indirect interest of the Trustee in the
                                    Leased Vehicles by virtue of its beneficial interest in
                                    the SUBI. Therefore, if the Certificates were
                                    recharacterized as secured loans, the Trustee would have
                                    a perfected security interest in the SUBI Certificate
                                    (excluding rights to proceeds of the Residual Value
                                    Insurance Policies retained by the Transferor),
                                    Contracts and Contract Rights but not in the Leased
                                    Vehicles. SEE "Certain Legal Aspects of the Titling
                                    Trust -- Structural Considerations" and "-- Back-up
                                    Security Interests".

THE SUBI COLLECTION ACCOUNT;
  COLLECTIONS.....................  The SUBI Collection Account will be established and maintained for the benefit of the holders of interests
                                    in the SUBI. Except under certain limited circumstances,
                                    the Servicer will be permitted to deposit amounts
                                    collected in respect of payments made on or in respect
                                    of the Contracts or the Leased Vehicles during each
                                    Collection Period into the SUBI Collection Account on
                                    the Business Day preceding the related Monthly
                                    Allocation Date (the related "Deposit Date") rather than
                                    when received. Such payments will include, but will not
                                    be limited to, (i) Monthly Payments, not including
                                    Monthly Payments (or portions thereof) determined by the
                                    Servicer to be due in one or more future Collection
                                    Periods, (each, a "Payment Ahead") until the Collection
                                    Period during which such Payment Ahead is due, (ii)
                                    Prepayments, (iii) proceeds from the sale or other
                                    disposition of Leased Vehicles under Matured Contracts,
                                    including payments for excess mileage and excess wear
                                    and tear through the date of disposition of the related
                                    Leased Vehicles ("Matured Leased Vehicle Proceeds"),
                                    (iv) proceeds received in connection with the sale or
                                    other disposition of Repossessed Leased Vehicles or
                                    other vehicles that were covered by Charged-off
                                    Contracts ("Charged-off Vehicle Proceeds") and (v) other
                                    amounts received in connection with the realization of
                                    the amounts due under any Contract through the date of
                                    disposition of the related vehicle (together with
                                    Matured Leased Vehicle Proceeds and Charged-off Vehicle
                                    Proceeds, "Liquidation Proceeds").

                                    The Servicer will be entitled to reimbursement for
                                    expenses incurred in connection with the realization of
                                    Matured Leased Vehicle Proceeds ("Matured Leased Vehicle
                                    Expenses"), Charged-off Vehicle Proceeds ("Charged-off
                                    Vehicle Expenses") and other Liquidation Proceeds (such
                                    expenses, together with Matured Leased Vehicle Expenses
                                    and Charged-

                                    off Vehicle Expenses, "Liquidation Expenses"), to be
                                    netted from proceeds or Collections in respect of such
                                    payments (including other Liquidation Proceeds), or
                                    withdrawn from amounts on deposit in the SUBI Collection
                                    Account. The Servicer also will be entitled to
                                    reimbursement of certain payments made and expenses and
                                    charges incurred by it in the ordinary course of
                                    servicing the Contracts (including payments it makes on
                                    behalf of the related lessees in connection with the
                                    payment of taxes, vehicle registration, clearance of
                                    parking tickets and similar items) from Collections with
                                    respect to the related Contracts, separate payment
                                    thereof by the related lessees or from amounts realized
                                    upon the final disposition of the related Leased
                                    Vehicle. To the extent such amounts are reimbursed prior
                                    to or at the final disposition of the related leased
                                    vehicle but remain unpaid by the related lessee, such
                                    amounts (together with any unpaid Monthly Payments under
                                    the related Contract) will be treated as Matured Leased
                                    Vehicle Expenses or Charged-off Vehicle Expenses, as the
                                    case may be, and will therefore reduce Matured Leased
                                    Vehicle Proceeds or Charged-off Vehicle Proceeds, as the
                                    case may be, and Liquidation Proceeds.

                                    On each Deposit Date, the following additional amounts
                                    also will be deposited into the SUBI Collection Account:
                                    (i) Advances by the Servicer, (ii) any Maturity Advances
                                    made by the Transferor and (iii) Reallocation Payments
                                    by TMCC (together with, under certain circumstances
                                    after the Revolving Period, Reallocation Deposit
                                    Amounts) in respect of certain Contracts as to which an
                                    uncured breach of certain representations and warranties
                                    or certain servicing covenants has occurred. In
                                    addition, to the extent set forth herein, amounts will
                                    be withdrawn from the Reserve Fund and deposited into
                                    the SUBI Collection Account on each Deposit Date to
                                    cover certain Loss Amounts or shortfalls in Collections.
                                    Thereafter, Interest Collections (and, with respect to
                                    the Deposit Date in any month following the termination
                                    of the Revolving Period, Principal Collections) on
                                    deposit in the SUBI Collection Account in respect of the
                                    related Collection Period will be available for
                                    allocation, application or payment of required amounts
                                    to Certificateholders and the Transferor. SEE "Assets of
                                    the Trust -- The Accounts; Collections -- THE SUBI
                                    COLLECTION ACCOUNT".

                                    The Certificateholders and the Transferor (as holder of
                                    the Transferor Interest) are entitled on any Monthly
                                    Allocation Date to be allocated or to receive Matured
                                    Leased Vehicle Proceeds up to, but not in excess of, the
                                    aggregate of the Residual Values of Leased Vehicles sold
                                    or otherwise disposed of from Matured Leased Vehicle
                                    Inventory during the related Collection Period. It is
                                    possible that in any Collection Period the Servicer
                                    could incur Matured Lease Vehicle Expenses that, if
                                    reimbursed from collections in respect of Matured Leased
                                    Vehicle Proceeds, would result in Net Matured Leased
                                    Vehicle

                                    Proceeds being less than the sum of the Residual Values
                                    of all Leased Vehicles so sold or otherwise disposed of.
                                    Any such shortfall will result in the realization of
                                    Residual Value Loss Amounts. On each Deposit Date on
                                    which Matured Leased Vehicle Proceeds received during
                                    the related Collection Period net of related Matured
                                    Leased Vehicle Expenses incurred during such Collection
                                    Period ("Net Matured Leased Vehicle Proceeds") exceed
                                    the aggregate Residual Value of the related Leased
                                    Vehicles (the "Residual Value Surplus"), such excess
                                    will be released to the Transferor and none of the
                                    Trust, the Certificateholders or the Swap Counterparty
                                    will have any further claim thereto or interest therein.

THE RESERVE FUND..................  A Reserve Fund (the "Reserve Fund") will be maintained with the Trustee for the benefit of the
                                    Certificateholders and the Transferor. The Reserve Fund
                                    is designed to provide additional funds for the benefit
                                    of the Certificateholders in the event that on any
                                    Monthly Allocation Date Collections allocable to the
                                    Investor Interest for the related Collection Period are
                                    insufficient to allocate for or make applications or
                                    payments in respect of, among other things, the (i)
                                    Class A-1 Notional Interest Accrual Amounts, Class A-2
                                    Notional Interest Accrual Amounts, Class A-3 Notional
                                    Interest Accrual Amounts or Class B Notional Interest
                                    Accrual Amounts, (ii) Loss Amounts and Certificate
                                    Principal Loss Amounts allocated to the Certificates and
                                    (iii) if such Monthly Allocation Date is a relevant
                                    Certificate Payment Date, amounts on deposit in the
                                    Reserve Fund will also be applied to fund any remaining
                                    shortfalls in amounts payable to the Swap Counterparty
                                    under the Swap Agreement (the aggregate amount of such
                                    deficiency, the "Required Amount"). Of the amounts on
                                    deposit in the Reserve Fund, an amount not to exceed $
                                        (the "Class B Reserve Amount") generally will be
                                    available exclusively for payment of accrued and unpaid
                                    interest with respect to the Class B Certificates
                                    provided that, on and after the Class B Targeted
                                    Maturity Date, such amounts may be applied to repay
                                    Maturity Advances as described above, and may be applied
                                    in reduction of the Adjusted Class B Certificate Balance
                                    until the Adjusted Class B Certificate Balance is
                                    reduced to zero. Such amounts will not be so applied if
                                    other amounts are then on deposit in the Reserve Fund
                                    and available therefor. Following the initial allocation
                                    of amounts to the Class B Reserve Amount, no subsequent
                                    amounts deposited into the Reserve Fund will be
                                    allocated to the Class B Reserve Amount. Subject to the
                                    foregoing, on the related Stated Maturity Date, monies
                                    on deposit in the Reserve Fund also may be applied and
                                    paid to reduce the Adjusted Class A-1 Certificate
                                    Balance, the Adjusted Class A-2 Certificate Balance, the
                                    Adjusted Class A-3 Certificate Balance or the Adjusted
                                    Class B Certificate Balance, as well as to reimburse
                                    Loss Amounts and Certificate Principal Loss Amounts
                                    previously allocated thereto should Collections

                                    ultimately be insufficient to reduce any such balance to
                                    zero and to effect such reimbursements on such date. In
                                    addition, if such Monthly Allocation Date is on or after
                                    the Class B Targeted Maturity Date, amounts remaining on
                                    deposit in the Reserve Fund (including Class B Reserve
                                    Amounts, if necessary) will be applied to fund any
                                    unreimbursed Maturity Advances and amounts payable to
                                    the Trustee, Titling Trustee and Servicer. If, following
                                    such applications, the remainder is sufficient to reduce
                                    the Adjusted Certificate Balance of all Classes of
                                    outstanding Certificates to zero, such funds will be so
                                    paid. The Reserve Fund will not be an asset of the
                                    Trust. SEE "Assets of the Trust -- The Accounts;
                                    Collections -- THE RESERVE FUND".

                                    The Reserve Fund will be created on the Closing Date
                                    with an initial deposit (the "Initial Deposit") by the
                                    Transferor of $     (     % of the Aggregate Net
                                    Investment Value as of the Cutoff Date). Thereafter, on
                                    each Monthly Allocation Date, the Reserve Fund will be
                                    supplemented by amounts that would otherwise be released
                                    to the Transferor after making all required allocations,
                                    applications and payments, until the amount on deposit
                                    therein equals the applicable Specified Reserve Fund
                                    Balance. On each Monthly Allocation Date, all net
                                    investment income with respect to amounts on deposit
                                    therein and, after giving effect to all applications of
                                    amounts withdrawn from the Reserve Fund on such Monthly
                                    Allocation Date, monies on deposit therein in excess of
                                    the Specified Reserve Fund Balance, will be paid to the
                                    Transferor, free and clear of any interest of the Trust.
                                    SEE "Description of the Certificates -- Allocations,
                                    Applications and Payments -- ALLOCATIONS AND
                                    APPLICATIONS OF COLLECTIONS" and "Assets of the Trust --
                                    The Accounts; Collections -- THE RESERVE FUND -- THE
                                    SPECIFIED RESERVE FUND BALANCE".

                                    Under certain circumstances it is possible that, as of
                                    any Monthly Allocation Date, the amount of funds
                                    actually on deposit in the Reserve Fund could be less
                                    than the Specified Reserve Fund Balance. Moreover,
                                    pursuant to the Agreement, the Specified Reserve Fund
                                    Balance may, under certain circumstances, be reduced on
                                    one or more Monthly Allocation Dates to the extent
                                    approved by each Rating Agency.

SUBORDINATION.....................  The Class B Certificates will be subordinated to the
                                    Class A Certificates so that on any Monthly Allocation
                                    Date (i) allocations and applications in respect of
                                    interest on the Class B Certificates generally will not
                                    be made until amounts have been appropriately allocated
                                    and applied in respect of the Class A-1 Notional
                                    Interest Accrual Amount, the Class A-2 Notional Interest
                                    Accrual Amount and the Class A-3 Notional Interest
                                    Accrual Amount as of such Monthly Allocation Date, the
                                    Class A-1 Swap Interest Shortfall Amount, the Class A-2
                                    Swap Interest Shortfall Amount and the Class A-3 Swap
                                    Interest Shortfall Amount as of such Monthly Allocation
                                    Date allocated

                                    to the Class A-1 Certificates, Class A-2 Certificates
                                    and Class A-3 Certificates in respect of such Monthly
                                    Allocation Date, (ii) allocations, applications and
                                    payments in respect of principal of the Class B
                                    Certificates generally will not be made until the
                                    foregoing allocations and applications have been made
                                    and all allocations, applications and payments in
                                    reduction of the Adjusted Class A-1 Certificate Balance,
                                    the Adjusted Class A-2 Certificate Balance and the
                                    Adjusted Class A-3 Certificate Balance (as well as
                                    reimbursements of Loss Amounts and Certificate Principal
                                    Loss Amounts allocated thereto) have been made and (iii)
                                    Loss Amounts and Certificate Principal Loss Amounts will
                                    be allocated to the Class B Certificates until the
                                    Adjusted Class B Certificate Balance has been reduced to
                                    zero prior to the allocation thereof to the Adjusted
                                    Class A-1 Certificate Balance, the Adjusted Class A-2
                                    Certificate Balance and the Adjusted Class A-3
                                    Certificate Balance.

                                    To provide additional credit enhancement for the
                                    Certificates, Transferor Amounts will not be paid to the
                                    Transferor on any Monthly Allocation Date until all
                                    allocations, applications and payments required to be
                                    made with respect to the Adjusted Investor Balance have
                                    been made on such date and the amount on deposit in the
                                    Reserve Fund on such Monthly Allocation Date equals the
                                    Specified Reserve Fund Balance as described under
                                    "Description of the Certificates -- Allocations,
                                    Applications and Payments -- ALLOCATIONS AND
                                    APPLICATIONS OF COLLECTIONS". SEE "Description of the
                                    Certificates -- Certain Payments to the Transferor".

ADVANCES..........................  On each Deposit Date, the Servicer will be obligated to make an Advance with respect to each outstanding
                                    delinquent Contract and certain Contracts as to which
                                    payments have been deferred that have not been
                                    reallocated to the UTI with an accompanying Reallocation
                                    Payment as described herein, provided that the Servicer
                                    will not be required to make any Advance to the extent
                                    that it determines such Advance may not be ultimately
                                    recoverable from Net Liquidation Proceeds or otherwise.
                                    In addition, the Servicer will have the option to make
                                    certain Advances with respect to off-lease vehicles held
                                    pending disposition. Each such Advance will be made by
                                    deposit into the SUBI Collection Account of an amount
                                    equal to the aggregate amount of Monthly Payments due
                                    but not received during the related Collection Period
                                    (each, an "Advance"). SEE "Additional Document
                                    Provisions -- The Servicing Agreement -- COLLECTIONS"
                                    and " -- Advances".

MATURITY ADVANCES.................  Pursuant to the Agreement, if on the related Targeted
                                    Maturity Date the aggregate of amounts available to be
                                    allocated, applied and paid in respect of the Adjusted
                                    Class A-1 Certificate Balance, the Adjusted Class A-2
                                    Certificate Balance, the Adjusted Class A-3 Certificate
                                    Balance or the Adjusted Class B Certificate Balance are
                                    insufficient to reduce the Adjusted

                                    Class A-1 Certificate Balance, the Adjusted Class A-2
                                    Certificate Balance, the Adjusted Class A-3 Certificate
                                    Balance or the Adjusted Class B Certificate Balance, as
                                    the case may be, to zero, or to reimburse Loss Amounts
                                    and Certificate Principal Loss Amounts allocated
                                    thereto, the Transferor will have the option to make an
                                    advance (a "Maturity Advance") in any amount up to the
                                    amount of such shortfall. Any such amounts advanced by
                                    the Transferor will be reimbursable to the Transferor
                                    from the Investor Percentage of Principal Collections on
                                    subsequent Monthly Allocation Dates or from certain
                                    amounts on deposit in the Reserve Fund as and to the
                                    extent described herein.

SERVICING COMPENSATION............  The Servicer will be entitled to receive a monthly fee with respect to the SUBI Assets (the "Servicing Fee"),
                                    payable on each Monthly Allocation Date, equal to
                                    one-twelfth of 1% of the Aggregate Net Investment Value
                                    as of the first day of the related Collection Period
                                    (or, in the case of the first Monthly Allocation Date,
                                    as of the Cutoff Date). The Servicer also will be
                                    entitled to additional servicing compensation in the
                                    form of, among other things, late fees, Deferral Fees
                                    and other administrative fees or similar charges under
                                    the Contracts. SEE "Additional Document Provisions --
                                    The Servicing Agreement -- SERVICING COMPENSATION".

ERISA CONSIDERATIONS..............  Subject to considerations described below, the Class A
                                    Certificates are eligible for purchase by employee
                                    benefit plan investors as of the Closing Date. Under a
                                    regulation issued by the Department of Labor, the
                                    Trust's assets would not be deemed "plan assets" of an
                                    employee benefit plan holding any Class of Class A
                                    Certificates if certain conditions are met, including
                                    that Certificates of each such Class must be held, upon
                                    completion of the public offering made hereby, by at
                                    least 100 investors who are independent of the
                                    Transferor and of one another and that such Certificates
                                    are registered under the Exchange Act. Although no
                                    assurances can be given, and no monitoring or other
                                    measures will be taken to ensure, that such condition
                                    will be met, the Underwriters expect that each Class of
                                    Class A Certificates will be held by at least 100
                                    independent investors at the conclusion of the offering.
                                    The Transferor anticipates that the other conditions of
                                    the regulation will be met.

                                    If the Trust's assets were deemed to be "plan assets" of
                                    an employee benefit plan investor (e.g., if the 100
                                    independent investor criterion is not satisfied),
                                    violations of the "prohibited transaction" rules of the
                                    Employee Retirement Income Security Act of 1974, as
                                    amended ("ERISA"), could result and generate excise tax
                                    and other liabilities under ERISA and section 4975 of
                                    the Internal Revenue Code of 1986, as amended (the
                                    "Code"), unless another statutory, regulatory or
                                    administrative exemption is available. It is uncertain
                                    whether existing exemptions from the

                                    "prohibited transaction" rules of ERISA would apply to
                                    all transactions involving the Trust's assets if such
                                    assets were treated for ERISA purposes as "plan assets"
                                    of employee benefit plan investors. SEE "ERISA
                                    Considerations".

TAX STATUS........................  On the Closing Date, O'Melveny & Myers LLP will deliver a legal opinion to the effect that (i) the Trust will
                                    not be treated as an association or a publicly traded
                                    partnership taxable as a corporation and (ii) the Class
                                    A Certificates will properly be characterized as
                                    indebtedness for federal income tax purposes. SEE
                                    "Material Federal Income Tax Considerations".

RATINGS...........................  It is a condition of issuance that each of Moody's
                                    Investors Service, Inc. ("Moody's") and Standard &
                                    Poor's Ratings Service, a division of The McGraw-Hill
                                    Companies, Inc. ("Standard & Poor's" and, together with
                                    Moody's, the "Rating Agencies") rate the Class A-1,
                                    Class A-2 and Class A-3 Certificates in its highest
                                    rating category. The ratings of the Class A-1, Class A-2
                                    and Class A-3 Certificates primarily address the
                                    likelihood of the payment in full of interest on and
                                    principal of the Class A-1, Class A-2 and Class A-3
                                    Certificates pursuant to the Agreement and the Swap
                                    Agreement. At any time that amounts remain invested in
                                    TMCC Demand Notes, or so long as TMCC is the Swap
                                    Counterparty, a reduction or withdrawal of the ratings
                                    assigned by either Rating Agency to the debt securities
                                    of TMCC could result in the reduction or withdrawal of
                                    its rating of the Class A-1, Class A-2 or Class A-3
                                    Certificates. On July 3, 1998, Moody's placed the Aaa
                                    long-term debt ratings of TMC, TMCC's ultimate parent,
                                    and its subsidiaries (including TMCC) under review for
                                    possible downgrade. On August 20, 1998, Moody's
                                    downgraded the long-term debt of TMC and its
                                    subsidiaries (including TMCC) to Aa1 from Aaa and
                                    announced the conclusion of the rating review that began
                                    on July 3, 1998. On September 29, 1998, Standard &
                                    Poor's announced that it had placed the long-term debt
                                    of TMCC on Credit Watch with negative implications. The
                                    initial ratings of the Certificates are not affected by
                                    Moody's reduction of TMCC's rating or Standard & Poor's
                                    announcement. SEE "Risk Factors -- Risks Associated with
                                    Ratings of the Class A Certificates". The ratings of the
                                    Class A-1, Class A-2 and Class A-3 Certificates will not
                                    address the likelihood of the payment in full of the
                                    principal amount thereof on any particular date prior to
                                    the related Stated Maturity Date. [On September 29,
                                    1998, Standard & Poor's placed the long-term debt
                                    ratings of TMC and its subsidiaries (including TMCC)
                                    under review for possible downgrade.]

                                    A security rating is not a recommendation to buy, sell
                                    or hold securities, and may be subject to revision,
                                    suspension or withdrawal at any time by the assigning
                                    Rating Agency. SEE "Ratings of the Class A
                                    Certificates".

                                  RISK FACTORS

RISK OF LIMITED LIQUIDITY FOR THE CLASS A CERTIFICATES; ABSENCE OF SECONDARY
  MARKET FOR THE CLASS A CERTIFICATES

    There is currently no market for the Class A Certificates. The Underwriters currently intend to make a market in each Class of Class A Certificates but are under no obligation to do so. There can be no assurance that a secondary market for any Class of Class A Certificates will develop or, if one does develop, that it will provide the related Certificateholders with liquidity of investment or will continue for the life of such Class.


RISKS ASSOCIATED WITH SWAP AGREEMENT



    The ability of the Trust to make payments to Class A Certificateholders at the Class A-1 Rate, Class A-2 Rate or Class A-3 Rate, which are adjustable rates of interest, while the SUBI Assets implicitly bear interest at fixed interest rates, is substantially dependent on the operation of the Swap Agreement and the performance by the Swap Counterparty of its obligations under the Swap Agreement SEE "Additional Document Provisions -- Swap Agreement".



    Certain events that are not entirely within the control of the Trust or even of the Swap Counterparty may cause the termination of the Swap Agreement. Upon termination of the Swap Agreement the assets of the Trust will be liquidated. Upon liquidation of the assets of the Trust in connection with a termination of the Swap Agreement, the proceeds of any liquidation of the assets of the Trust may not be adequate to pay the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted A-3 Certificate Balance and interest accrued thereon through the final Certificate Payment Date. In addition, the Trust may be obligated to make a swap termination payment to the Swap Counterparty, which will be deducted from the amounts available to make payments to the Class A Certificateholders.



    In connection with any liquidation of the assets of the Trust, the proceeds of the sale of the Trust Assets will be applied first to reimburse the Transferor for any unreimbursed Maturity Advances, second to reimburse the Trustee and Titling Trustee for any Capped or Uncapped Administrative Expense they have incurred, third to reimburse any unreimbursed Advances made by, and to pay any other compensation owed to, the Servicer and, finally, to make payments to the Certificateholders in accordance with the allocations and applications described herein under "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates -- SWAP TERMINATION." In addition, amounts available to make such payments will be further reduced if the Trust is obligated to make a swap termination payment to the Swap Counterparty. No assurance can be made as to length of time that will be required for the Trustee to liquidate the assets of the Trust. There is no developed market for securities such as the SUBI Certificate, which comprises the primary asset of the Trust. Even if actual losses or shortfalls are not realized in connection with a liquidation, any liquidation that causes principal of a Class of Certificates to be payable prior to the related Targeted Maturity Date will reduce the weighted average life and may reduce the yield to maturity of such Class of Certificates. SEE "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates" and "Additional Document Provisions -- Swap Agreement".



    Because the ratings of each Class of Class A Certificates take into account the provisions of the Swap Agreement and the TMCC Demand Notes and the ratings currently assigned to TMCC's debt obligations (because TMCC is the Swap Counterparty and the issuer of the TMCC Demand Notes), a downgrade, suspension or withdrawal of any rating of the TMCC debt by a Rating Agency may result in the downgrade, suspension or withdrawal of the rating assigned by either Rating Agency to such Class of Class A Certificates, with adverse consequences for the liquidity or market value thereof. SEE "Ratings of the Class A Certificates".



    On April 2, 1998, Moody's affirmed its Aaa rating of Japan's debt, but changed its outlook for Japan's Aaa debt rating from "stable" to "negative". On July 23, 1998, Moody's announced its decision to review for possible downgrade Japan's Aaa "country ceilings" for foreign currency-denominated debt and bank deposits as well as the Aaa-rated yen-denominated securities issued or guaranteed by the government of Japan. On August 20, 1998, Moody's downgraded the long-term debt of TMC and its subsidiaries (including TMCC) to Aa1 from Aaa and announced the conclusion of the rating review that began on July 3, 1998. [On September 29, 1998, Standard & Poor's placed the long-term debt ratings of TMC and its subsidiaries (including
TMCC) under review for possible downgrade.] Although Standard & Poor's has not made any public announcement to this effect, if the credit rating of TMC were further lowered, the credit rating of TMCC (the Swap Counterparty and issuer of the TMCC Demand Notes) could also be lowered, which could lead to a lower credit rating by Standard & Poor's of the Certificates offered hereby.



    STRUCTURED SECURITIES ARE SOPHISTICATED INSTRUMENTS, CAN INVOLVE A HIGH DEGREE OF RISK AND ARE INTENDED FOR SALE ONLY TO INVESTORS CAPABLE OF UNDERSTANDING THE RISKS ENTAILED IN SUCH INSTRUMENTS. POTENTIAL INVESTORS IN ANY CLASS A CERTIFICATES ARE STRONGLY ENCOURAGED TO CONSULT WITH THEIR FINANCIAL ADVISORS BEFORE MAKING ANY INVESTMENT DECISION.


RISK OF ABSENCE OF FUNDS FOR REIMBURSEMENT OF CERTAIN LOSSES

    The Investor Percentage of Loss Amounts (including Certificate Principal Loss Amounts) will be allocated first to the Adjusted Class B Certificate Balance and then to the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance and the Adjusted Class A-3 Certificate Balance pro rata based on the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance and Adjusted Class A-3 Certificate Balance as of the last day of the related Collection Period. To the extent that Loss Amounts exceed the sources available for repayment thereof on the date so allocated, such Loss Amounts will be allocated to the Certificates as Certificate Principal Loss Amounts, temporarily or permanently reducing the Adjusted Class B Certificate Balance or Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance and Adjusted Class A-3 Certificate Balance, as the case may be. In the event that Loss Amounts are incurred in respect of the Contracts and the Leased Vehicles during a Collection Period relating to a Monthly Allocation Date during the Revolving Period, an amount equal to the Investor Percentage of such Loss Amounts, to the extent reimbursed out of Collections available therefor or otherwise, will be treated as Principal Collections received during the succeeding Collection Period and will be available for reinvestment in Subsequent Contracts and Subsequent Leased Vehicles. If the related Monthly Allocation Date occurs after the Revolving Period, reimbursements of Loss Amounts will be allocated or applied in respect of the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance and Adjusted Class A-3 Certificate Balance on a pro rata basis (based on the outstanding amount of unreimbursed Loss Amounts and Certificate Principal Loss Amounts allocated to the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance and Adjusted Class A-3 Certificate Balance as of such date) and any remainder to the Adjusted Class B Certificate Balance, in each case as an allocation or application of Principal Collections from (to the extent available therefor) the Investor Percentage of Interest Collections remaining after certain other applications thereof, amounts on deposit in the Reserve Fund available therefor and Transferor Amounts.

    "Loss Amounts" will include Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts. The "Residual Value Loss Amount" for any Collection Period generally will represent the aggregate net losses on dispositions of Matured Leased Vehicle Inventory, and will be equal to the sum of (a) the aggregate of the Residual Values of all those Leased Vehicles that were included in Matured Leased Vehicle Inventory but that had remained unsold and not otherwise disposed of by the Servicer for at least three full Collection Periods as of the last day of such Collection Period and (b) the excess, if any, of (i) the aggregate of the Residual Values of all Leased Vehicles previously included in Matured Leased Vehicle Inventory that were sold or otherwise disposed of during such Collection Period over (ii) Net Matured Vehicle Proceeds for such Collection Period. SEE "TMCC -- Delinquency, Repossession and Loss Data". Residual Value Loss Amounts experienced will depend on a variety of factors, including the effect of TMCC's active encouragement of lessees under lease contracts with remaining terms of less than one year to buy, trade in or refinance the related vehicles, and the supply of, and demand for, vehicles similar to the Leased Vehicles in the used car market. Uncollected payments for excess mileage or excess wear and use also could affect the related proceeds. To the extent that Principal Collections and reimbursements of Loss Amounts are reinvested in Subsequent Contracts during the Revolving Period, the aggregate Residual Value of the Leased Vehicles as a percentage of the Aggregate Net Investment Value may increase, thereby increasing the exposure of the Certificates of each Class to the risk of being allocated Residual Value Loss Amounts. No assurance can be given as to the likely Residual Value Loss Amounts allocated to the Investor Interest over the life of the Certificates. SEE, "Risks Associated with Vehicles Returned at the Termination of the Lease" and "Risks Associated with Concentrations of Vehicle Types".


RISKS OF REDUCTION OF CERTIFICATE INTEREST PAYMENTS



    Payments in respect of interest on the Certificates are subject to reduction in certain circumstances as described under "Description of the Certificates -- Calculation of class A-1 Rate and Class A-2 Rate -- INTEREST REDUCTION" and "-- Interest Reduction in Connection with Taxation".


RISKS ASSOCIATED WITH SEQUENTIAL PAYMENT OF PRINCIPAL ON THE CERTIFICATES


    In general, the Certificates will be "sequential pay" certificates meaning that no principal payments will be made on the Class A-2 Certificates until the Adjusted Class A-1 Certificate Balance has been reduced to zero, no principal payments will be made on the Class A-3 Certificates until the Adjusted Class A-2 Certificate Balance has been reduced to zero, and no principal payments will be made on the Class B Certificates until the Adjusted Class A-3 Certificate Balance has been reduced to zero. Sequential payment of the Certificates is likely to cause Classes of Certificates that pay later to be outstanding (and to have relatively higher outstanding Adjusted Certificate Balances than Classes with earlier Targeted Maturity Dates) during periods when an increasingly larger percentage of the Aggregate Net Investment Value will be represented by Residual Values (as opposed to unpaid Monthly Payments), thereby increasing the exposure of such Certificates to the risk of being allocated Residual Value Loss Amounts. As a result, the Adjusted Class A-3 Certificate Balance may be allocated relatively more Loss Amounts (including Residual Value Loss Amounts) as a percentage of the Initial Class A-3 Certificate Balance than are allocated to both the Adjusted Class A-2 Certificate Balance as a percentage of the Initial Class A-2 Certificate Balance and the Adjusted Class A-1 Certificate Balance as a percentage of the Initial Class A-1 Certificate Balance, because such allocations will be made on each Monthly Allocation Date based on the outstanding Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance and Adjusted Class A-3 Certificate Balance as of the last day of the related Collection Period. In addition, the Adjusted Class A-2 Certificate Balance may be allocated relatively more Loss Amounts (including Residual Value Loss Amounts) as a percentage of the Initial Class A-2 Certificate Balance than are allocated to the Adjusted Class A-1 Certificate Balance as a percentage of the Initial Class A-1 Certificate Balance, because such allocations will be made on each Monthly Allocation Date based on the outstanding Adjusted Class A-1 Certificate Balance and Adjusted Class A-2 Certificate Balance as of the last day of the related Collection Period.



    In addition, on any Monthly Allocation Date allocations and applications in respect of interest on the Class B Certificates generally will not be made until amounts have been appropriately allocated and applied in respect of the Class A-1 Notional Interest Accrual Amount, the Class A-2 Notional Interest Accrual Amount and the Class A-3 Notional Interest Accrual Amount as of such Monthly Allocation Date, the Class A-1 Swap Interest Shortfall Amount, the Class A-2 Swap Interest Shortfall Amount and the Class A-3 Swap Interest Shortfall Amount as of such Monthly Allocation Date and Loss Amounts and Certificate Principal Loss Amounts allocated to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates in respect of such Monthly Allocation Date. However, because such allocations will be made monthly while interest payments will be made quarterly for each Class of Certificates until the related Targeted Maturity Date, it is possible that the Class B Certificates will receive allocations with respect to interest for a quarterly period even though the Class A Certificates have not been allocated the full amount of the Notional Interest Accrual Amounts, Swap Interest Shortfall Amounts, Loss Amounts and Certificate Principal Loss Amounts with respect to all monthly periods included in the Interest Payment Period.


MATURITY AND PREPAYMENT CONSIDERATIONS


    Principal generally will not be paid to the Certificateholders until the related Targeted Maturity Date. SEE "Description of the Certificates -- Accumulation Events" and "-- Termination of the Trust; Retirement of the Certificates". If the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance, Adjusted Class A-3 Certificate Balance or Adjusted Class B Certificate Balance is not reduced to zero on the related Targeted Maturity Date, payments in reduction thereof will thereafter be made on each subsequent relevant Monthly Allocation Date to the extent of amounts available therefor until such amount or balance is reduced to zero or the Trust is otherwise terminated. Events that could result in the Adjusted Class Certificate Balance of a particular Class of Certificates not being reduced to zero on the related Targeted Maturity Date include, without limitation, significantly higher than expected loss experiences with respect to the Contracts, slower than expected prepayment experiences with respect to the Contracts or the granting of extensions or deferrals on the Contracts beyond historical levels, in each case without a Maturity Advance being made. There can be no assurance as to whether a Maturity Advance or Inventory Advance will be made or, if made, will be sufficient to reduce the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance, Adjusted Class A-3 Certificate Balance or Adjusted Class B Certificate Balance to zero on the related Targeted Maturity Date and, therefore, any such Class may mature significantly later than its Targeted Maturity Date. The rate at which payments may be made will be affected by the payment, prepayment, residual value loss, liquidation and extension experience with respect to the Contracts, which cannot be predicted, and may also be affected by (i) payment by TMCC of Reallocation Payments and Reallocation Deposit Amounts, if any, (ii) the exercise by the Transferor of its right to purchase the SUBI Certificate under certain circumstances, thereby retiring the Certificates and (iii) the subsequent occurrence of a Swap Termination and the amounts realized as proceeds from the sale of the SUBI Assets and possible payment of a swap termination payment. SEE "TMCC Leasing Operations", "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates", "The Contracts -- Representations, Warranties and Covenants" and "Additional Document Provisions -- The Servicing Agreement -- COLLECTIONS".



    A Swap Termination and the accompanying liquidation of the assets of the Trust may result in the payment of proceeds from such liquidation earlier than the Targeted Maturity Date for any Class. Under such circumstances, the related Certificateholders may not be able to reinvest such proceeds at a yield at least equal to their yield on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class B Certificates, as the case may be, due to economic conditions that may be unrelated to the cause of any such Swap Termination. Under such circumstances there are additional risks of loss to Class A Certificateholders related to the Swap Agreement. SEE "Risk Factors -- Risks Associated with Swap" and "Additional Document provisions -- Swap Agreement -- SWAP TERMINATION". In addition, no assurance can be made as to the length of time that will be required for the Trustee to liquidate the assets of the Trust. There is no developed market for securities such as the SUBI Certificate, which comprises the primary asset of the Trust. Even if actual losses or shortfalls are not realized in connection with a liquidation, any liquidation that causes principal of any Class of Certificates to be payable prior to the related Targeted Maturity Date will reduce the weighted average life and may reduce the yield to maturity of such Class of Certificates. SEE "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates".



    Each of the Contracts may be prepaid by the related lessee without penalty in full or in part at any time. TMCC actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to their scheduled maturities. [TMCC estimates that, of the automobile and light duty truck retail lease contracts in its portfolio that were scheduled to mature during the fiscal year ended September 30, 1997, during the six-month period ended March 31, 1998, or during the nine-month period ended June 30, 1998, approximately 48%, 45% and 44%, respectively, terminated more than 30 days prior to maturity as a result of voluntary prepayments as to which the leased vehicles were purchased by the related lessee or a dealer or repossession of the leased vehicles due to default by the lessees under the related lease contracts.] Such early terminations primarily were due to voluntary prepayments. No assurance can be given that the Contracts will experience the same rates of prepayment or default or any greater or lesser rate than TMCC's historical rate for the retail automobile and light duty truck lease contracts in its portfolio. SEE "Maturity and Yield Considerations".


RISKS ASSOCIATED WITH RATINGS OF THE CLASS A CERTIFICATES


    Because the ratings of each Class of Class A Certificates take into account the provisions of the TMCC Demand Notes and the ratings currently assigned to TMCC's debt obligations (because TMCC is the issuer of the TMCC Demand Notes and the Swap Counterparty), a downgrade, suspension or withdrawal of any rating of the debt of TMCC by a Rating Agency may result in the downgrade, suspension or withdrawal of the rating assigned by such Rating Agency to such Class of Class A Certificates. Such downgrading, suspension or withdrawal of the rating assigned such Class of Class A Certificates will most likely produce adverse consequences for the liquidity or market value thereof. SEE "Ratings of the Class A Certificates".


    As of the date of this Prospectus, TMCC's long-term debt is rated Aa1 by Moody's and AAA by Standard & Poor's. On July 3, 1998, Moody's placed the Aaa long-term debt ratings of TMC, TMCC's ultimate parent, and its subsidiaries (including TMCC) under review for possible downgrade. On August 20, 1998, Moody's downgraded the long-term debt of TMC and its subsidiaries (including
TMCC) to Aa1 from Aaa and announced the conclusion of the rating review that began on July 3, 1998. On September 29, 1998, Standard & Poor's announced that it had placed the AAA long-term debt of TMC on Credit Watch with negative implications. The initial ratings of the Certificates are not affected by Moody's reduction of TMCC's rating or Standard & Poor's announcement.

    On April 2, 1998, Moody's changed its outlook for Japan's Aaa debt rating from "stable" to "negative". On July 23, 1998, Moody's announced its decision to review for possible downgrade Japan's Aaa "country ceilings" for foreign currency-denominated debt and bank deposits as well as the Aaa-rated yen-denominated securities issued or guaranteed by the government of Japan. If Japan's credit rating is lowered below that of the then credit rating of TMC (and its subsidiaries), the credit rating of TMC (and its subsidiaries) would likely be lowered to the same extent, which could lead to a lower credit rating of the Certificates offered hereby. If TMC's credit rating is lowered, the credit rating of TMCC would likely be lowered to the same extent, which could lead to a lower credit rating of the Certificates offered hereby.

RISKS ASSOCIATED WITH GEOGRAPHIC, ECONOMIC AND OTHER FACTORS

    The Dealers which originated and will originate the Contracts are located in California, Florida, Michigan, Ohio and Pennsylvania. However, a significant number of lessees may live in or relocate to other states and may register and/or operate Leased Vehicles in other states. For a breakdown of the percentage of Initial Contracts originated in each of the Trust States, See "The Contracts -- Characteristics of Contracts -- DISTRIBUTION OF THE INITIAL CONTRACTS BY STATE". Due to the geographic concentration of Contracts in the Trust States, adverse economic conditions in one or more of the Trust States may have a significant impact on the performance of the SUBI Assets.


    Of the Initial Contracts,   -  % (based on the Outstanding Principal Balance
as of the Cutoff Date), were originated in the State of California. TMCC's loss experience for retail automobile and light-duty truck lease contracts originated by branches serving California has been an average of approximately 43% higher than TMCC's loss experience with respect to its entire lease contract portfolio over the past five years. However, TMCC's loss experience for lease contracts originated through branches serving all of the Trust States considered as one pool over the same period has been only slightly higher than its loss experience with respect to its entire lease contract portfolio. Branches serving each Trust State also serve other states that are not Trust States, and therefore information available and provided herein with respect to loss experience for the Trust States is influenced by the inclusion of contracts originated in states other than the Trust States, but serviced by a branch that also serves the Trust States (although such contracts represent a relatively small percentage of total contracts serviced by such branches).

    Economic factors such as unemployment, interest rates, the rate of inflation and consumer perceptions of the economy may affect the rate of prepayment and default on the Contracts and the ability to sell or otherwise dispose of Leased Vehicles relating to Matured Contracts for their respective Residual Values. Other non-economic factors, such as consumer perceptions of used vehicle values, also may affect the ability to realize the Residual Values of Leased Vehicles upon sale.

RISKS ASSOCIATED WITH VEHICLES RETURNED AT THE TERMINATION OF THE LEASE


    Leased vehicles returned to TMCC (as opposed to being purchased by the related lessee or a dealer prior to return to TMCC) at the termination of the related lease contracts must be disposed of through means that may result in net sale proceeds which are less than the related established residual value. The amount of such residual value risk associated with leased vehicles returned to TMCC is impacted by the Full Term Return Ratio and the per unit loss with respect to such returned leased vehicles. The number of returned vehicles sold by TMCC during a specified period as a percentage of the number of lease contracts that, as of their origination dates, were scheduled to terminate during such period is the "Full Term Return Ratio". The Full Term Return Ratio can be affected by a variety of factors including new and used car markets (which may influence the related vehicles' market values at the related termination date relative to their residual values) and the duration of the lease (leased vehicles that have shorter term leases generally have a greater likelihood of being returned rather than purchased). TMCC estimates that, during the period from October 1, 1992 through [June 30, 1998], the Full Term Return Ratio with respect to lease contracts included in its portfolio was approximately 41.3% for lease contracts with an original term of 24 months or less, 24.7% for lease contracts with an original term of 25-36 months, 15.5% for lease contracts with an original term of 37-48 months, and 6.4% for lease contracts with an original term of 49-60 months or less. Approximately 5.5% of lease contracts included in the 1998 -- C SUBI as of the Cut-off Date have an original lease term of 24 months or less, whereas for the [nine-month] period ended [June 30, 1998], approximately 23.3% of the lease contracts in TMCC's entire portfolio had an original lease term of 24 months or less.


    Per unit loss rate is a function of the contractual residual value and the market value and net disposition proceeds received in respect of such leased vehicle at the disposition of such leased vehicle. Each residual value is established at the origination of the lease contract (based on the instructions provided to the dealers by TMCC) and represents the estimated wholesale market value of the related leased vehicle at the end of the lease term. No assurance can be made as to how closely the residual value contractually established at the origination of any lease contract will approximate the fair market value or net disposition proceeds received in respect of such leased vehicle upon the disposition of such leased vehicle. Moreover, given that each of the lessee and the originating dealer have the option to purchase the leased vehicle upon termination of the related lease contract at a price equal to the established residual value plus applicable taxes and other incidental charges, TMCC expects that, in general, if the market value of a leased vehicle exceeds the residual value of such leased vehicle, it is likely to be purchased by the lessee or the originating dealer rather than being returned to TMCC. Conversely, if the market value of a leased vehicle is less than the contractually established residual value of such leased vehicle, it is generally more likely to be returned to TMCC resulting in a loss in respect of such leased vehicle.

    A higher rate of return at the termination of leases exposes the lessor to a higher risk of aggregate losses. TMCC's Full Term Return Ratio for its entire portfolio of lease contracts has increased during the fiscal year ended September 30, 1997 as compared to the previous year, and increased further for the nine months ended June 30, 1998. SEE "TMCC's Leasing Operations -- Delinquency, Repossession and Loss Data". TMCC anticipates that the Full Term Return Ratio will continue at the increased level through the remainder of the fiscal year and perhaps longer. TMCC believes that the increased ratio is due in part to (i) the relatively large number of two year leases of Toyota vehicles maturing during the 1998 fiscal year (which, as mentioned above, tend to experience relatively higher return rates and losses per unit) and (ii) the impact of highly competitive new vehicle pricing for key models (the Toyota Camry, the Toyota Corolla and the Lexus ES300 in particular) for the year ended September 30, 1997, and the 1998 fiscal year, which has put downward pressure on the late model Toyota and Lexus used vehicle prices. In addition, the large supply of late model used vehicles in the used car market may also be affecting return rates by depressing market prices. No assurance can be made that the Full Term Return Ratio for Leased Vehicles included as SUBI Assets will reflect TMCC's historical experience for its entire lease portfolio and will not increase further.


    As described under "TMCC's Leasing Operations -- Establishment of Residual Value," the contractual residual value with respect to a Leased Vehicle related to a Contract is calculated by multiplying the related MSRP by the appropriate residual value percentage. A relatively higher residual value percentage with respect to a leased vehicle may expose the lessor to a higher risk of loss if the leased vehicle is returned to the lessor. The "Residual Value Percentage" (the contractual residual value of a leased vehicle as a percentage of the related MSRP) with respect to TMCC's automobile and light duty truck retail closed-end lease contracts owned or serviced by TMCC and scheduled to mature during the relevant time periods has generally increased over the past five fiscal years and for the nine months ended June 30, 1998, and, on a weighted average basis, is higher for the Initial Contracts than for its entire portfolio.


    TMCC believes that the increases in the Residual Value Percentages during this period are a result of a combination of factors, some of which are interrelated. For example, during this period, the mix of leased vehicles in TMCC's portfolio has shifted to include a greater percentage of leases with low annual mileage allowances of 12,000 miles rather than the standard annual allowance of 15,000 miles and to include lease contracts with relatively shorter lease terms. Generally, lease contracts with low annual mileage allowances and/or shorter-term leases also have relatively higher Residual Value Percentages. In addition, the introduction of new models and a new generation of core vehicles and the increased percentage of Lexus and sport utility vehicles has also increased the weighted average Residual Value Percentage of TMCC's lease portfolio. TMCC expects that recent introductions of new models (such as the Lexus LX series, the Lexus RX300, the Toyota RAV4 and the Toyota Sienna) and new generation of certain core vehicles (in particular the Toyota Camry, the Toyota Corolla and the Lexus ES300) have had a similar effect on the Initial Contracts. Moreover, TMCC believes that the increases in Residual Value Percentages for lease contracts scheduled to mature during the periods referred to above were also due in part to TMCC's view of the relative strength of the used car market for Toyota and Lexus vehicles, and to the increased amount of data available relating to off-lease resale experience.

    Per unit losses on disposition have increased for TMCC's entire portfolio of leased contracts for the nine months ended June 30, 1998, and the six months ended March 31, 1998, as compared to TMCC's fiscal year ended September 30, 1997, primarily as a result of the factors described above with respect to higher vehicle return rates. Per unit loss rates may also be affected by the amount of accessories or installed optional equipment included on leased vehicles and the types of installed optional equipment included thereon. Although per unit loss rates are typically the result of a combination of factors, to the extent certain types of optional equipment depreciate more quickly than the value attributable to the base leased vehicle, leased vehicles having a greater portion of their overall MSRP attributable to such optional equipment will experience relatively higher levels of losses.


    In August 1998, TMCC adopted a new residual value setting policy for new vehicles, [expected to be] implemented in the fall of 1998, that will separately calculate the residual value applicable to the base vehicle and the residual value applicable to certain specified optional accessories and optional equipment. As of the date of this Prospectus, this new policy has not been implemented, and none of the initial Contracts have been, and none of the Subsequent Contracts will be, originated under this new policy. See "TMCC's Leasing Operations -- Establishment of Residual Value".

RISKS ASSOCIATED WITH CONCENTRATIONS OF VEHICLE TYPES


    The Full Term Return Ratio and losses per returned unit for Lexus vehicles historically have been significantly higher than those for Toyota leased vehicles. [The Full Term Return Ratio for Lexus vehicles for TMCC's fiscal year ended September 30, 1997, and for the nine months ended June 30, 1998, were 41.59% and 56.75%, respectively, as compared to Full Term Return Ratios for Toyota vehicles for the same period, of 12.47% and 33.52%, respectively. Although approximately 17.06% of the leased vehicles in TMCC's entire portfolio as of June 30, 1998, were Lexus vehicles, only approximately 15.74% of the Initial Contracts relate to Lexus leased vehicles, based on the number of vehicles.]



    The used car market for any particular model type could be adversely affected by factors not affecting other model types, such as changes in consumer tastes or discovery of defects in respect of such model type. TMCC tracks twenty-nine model types in its lease portfolio, of which twenty-six model types initially will be included as SUBI Assets. [By number of vehicles, the Camry, Corolla, 4Runner, Tacoma Pickup, Tacoma 4x4 and Lexus ES300 represent
approximately   -  %,   -  %,   -  %,   -  %,   -  % and   -  %, respectively,
of the Initial Leased Vehicles as compared to approximately 28%, 16%, 9%, 5%, 8% and 9%, respectively, of leased vehicles included in TMCC's entire lease portfolio as of June 30, 1998.] Any such adverse change with respect to a specific model type could result in reduced proceeds upon the liquidation or other disposition of Leased Vehicles of such model type, and therefore could result in increased Residual Value Losses.


RISKS ASSOCIATED WITH CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws, including the federal Consumer Leasing Act of 1976 and Regulation M promulgated by the Board of Governors of the Federal Reserve System, impose requirements upon lessors and servicers of retail lease contracts such as the Contracts. Each of California and Florida have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. These laws apply to the Titling Trust as the lessor under the Contracts and may also apply to the Trust as owner of the SUBI Certificate. Failure by the Titling Trust or the Servicer to comply with such requirements may give rise to liabilities on the part of the Titling Trust, and enforcement of the Contracts by the Titling Trust may be subject to set-off as a result of such noncompliance. Many states, including each of the Trust States, have adopted Lemon Laws that provide vehicle users certain rights in respect of substandard vehicles. A successful claim under a Lemon Law could result in, among other things, the termination of the Contract relating to a substandard Leased Vehicle and/or require the refund of all or a portion of payments previously paid thereon. TMCC will make representations and warranties that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves incorrect, has certain material adverse effects and is not timely cured, TMCC will be required to make a Reallocation Payment (together with, under certain circumstances following the Revolving Period, Reallocation Deposit Amounts) into the SUBI Collection Account and reallocate the related Contract and Leased Vehicle out of the SUBI, as described under "The Contracts -- Representations, Warranties and Covenants" and "Description of the Certificates -- Reallocation Payments and Reallocation Deposit Amounts". SEE "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Consumer Protection Laws".

RISKS ASSOCIATED WITH ERISA LIABILITIES

    It is possible that the Titling Trust Assets, including the SUBI Assets, could become subject to liens in favor of the Pension Benefit Guaranty Corporation to satisfy unpaid ERISA obligations of any member of an "affiliated group" that includes TMCC, TMS, Toyota Leasing, Inc. and their respective affiliates. However, the Transferor believes that the likelihood of any such liability being asserted against the Titling Trust Assets, including the SUBI Assets, or being successfully pursued is remote. In particular, the Transferor believes that the Titling Trust should, as a legal matter, be treated as a distinct entity separate and apart from such affiliated group, under ERISA's "common control" provisions. All such plans maintained by such affiliated group historically have had assets that significantly exceeded their liabilities. However, no assurance can be given that any of these conditions will continue in the future.

RISKS ASSOCIATED WITH VICARIOUS TORT LIABILITY WITH RESPECT TO LEASED VEHICLES

    Although the Titling Trust will own the Leased Vehicles and the Trust will have an interest therein, they will be controlled and operated by the related lessees and their invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable state law permits such an action, the Titling Trust and the Titling Trust Assets, including the SUBI Assets, may be subject to liability to such an injured party. However, the laws of most states, including the Trust States, either do not permit such suits or limit the lessor's liability to the amount of any liability insurance that the lessee was required under applicable law to maintain (or in the case of Florida, the lessor was permitted to maintain), but failed to maintain. Notwithstanding the foregoing, in the event that vicarious liability is imposed on the Titling Trust as owner of a Leased Vehicle and the coverage provided by the Contingent and Excess Liability Insurance Policies is insufficient to cover such loss, including in certain circumstances with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset, investors in the Certificates could incur a loss on their investments. SEE "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Vicarious Tort Liability", "Certain Legal Aspects of the Titling Trust -- Structural Considerations -- ALLOCATION OF TITLING TRUST LIABILITIES", "-- Third-Party Liens on SUBI Assets" and "Assets of the Trust -- The Contingent and Excess Liability Insurance Policies".

    All of the Contracts will contain provisions requiring the lessees to maintain levels of insurance satisfying applicable state law. Such policies may lapse, be terminated or otherwise not be maintained properly by a lessee. It is the practice of TMCC not to obtain insurance on behalf of and at the expense of the related lessee. TMCC's central insurance tracking unit, which monitors compliance with such lease contract provisions, will initiate follow-up procedures, including telephone and mail contact with the related lessee, upon being alerted by the tracking system that any lessee has not obtained or is not maintaining required insurance. Typically, if such default is not cured within 70 days from the date TMCC's central insurance tracking unit becomes aware of such default, the related lease contract is forwarded to the appropriate TMCC branch for follow-up handling, including possible repossession of the related Leased Vehicles if the related lessee does not timely obtain a satisfactory replacement policy. Moreover, the policies issued with respect to a significant number of the Initial Contracts name TMCC rather than the Titling Trust as additional loss payee. If a primary insurer makes payment under such a policy to TMCC, TMCC will apply such amounts or forward such amounts to the Titling Trust for application as appropriate. If a primary insurer fails to make payments under a policy to the lessee and also to TMCC and the Titling Trust, losses could be experienced by the Certificateholders. However, the Transferor has been advised by the primary provider of the Contingent and Excess Liability Policies described herein that such provider will not refuse any claim under the Contingent and Excess Liability Policies solely because a primary policy names TMCC or an approved TMCC affiliate, rather than the Titling Trust, as additional loss payee (although under such circumstances, if the primary insurer denies a claim on such basis, a deductible of $250,000 (rather than the standard deductible of $125,000) will be payable by TMCC, as to which TMCC will indemnify the Trust).

    Actions by third parties might exceed the limits of the policies maintained by lessees or claims might arise based on legal theories other than negligence, such as a product defect or improper vehicle preparation prior to the origination of the related lease contract that are not covered thereby. The Titling

Trust will be the beneficiary of the Contingent and Excess Liability Insurance Policies which will cover certain claims in excess of the limits of the lessees' policies. Such Contingent and Excess Liability Insurance Policy will be subject to significant per occurrence deductibles in respect of which TMCC will indemnify the Trust. SEE "Assets of the Trust -- The Contingent and Excess Liability Insurance Policies". Although the insurance coverage required to be maintained by the Titling Trust is substantial, in the event that all such insurance coverage were exhausted and/or TMCC did not satisfy its indemnity obligations such that damages were assessed against the Titling Trust, various claims could be imposed against the Titling Trust Assets, including the SUBI Assets. If any such claims are imposed against any SUBI Assets or, in certain limited circumstances, any Other SUBI Assets or UTI Assets, investors in the Certificates could incur a loss on their investment. SEE "Certain Legal Aspects of the Titling Trust -- Structural Considerations -- ALLOCATION OF TITLING TRUST LIABILITIES" and "-- THIRD-PARTY LIENS ON SUBI ASSETS" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Vicarious Tort Liability".

RISKS ASSOCIATED WITH POSSIBLE FUTURE INSOLVENCY OF TMCC; SUBSTANTIVE
  CONSOLIDATION WITH TMCC

    The Transferor has taken steps in structuring the transactions contemplated hereby intended to ensure that the voluntary or involuntary application for relief under the United States Bankruptcy Code or similar applicable state laws ("Insolvency Laws") by TMCC will not result in the consolidation of the assets and liabilities of the Transferor, the Titling Trust or the Trust with those of TMCC. With respect to the Transferor, these steps include its creation as a separate, special purpose finance subsidiary of TMCC pursuant to articles of incorporation containing certain limitations (including the requirement that it must have at all times at least one "independent director" and restrictions on the nature of its businesses and on its ability to commence a voluntary case or proceeding under any Insolvency Law without the affirmative vote of a majority of its directors including the independent director).


    Reallocation Payments or deposits of Reallocation Deposit Amounts made by TMCC, unreimbursed Advances made by TMCC, as Servicer, or indemnification payments made by TMCC, as Servicer, in connection with certain deductibles under the Excess and Contingent Liability Policies, may be recoverable by TMCC as debtor-in-possession or by a creditor or a trustee in bankruptcy of TMCC as a preferential transfer from TMCC if such payments were made within one year prior to the filing of a bankruptcy case in respect of TMCC. In addition, the insolvency of TMCC could result in the replacement of TMCC as Servicer, which could result in a temporary interruption of payments on the Certificates. In addition, certain events of insolvency or bankruptcy of the Transferor or TMCC may result in a Swap Termination. SEE "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates -- SWAP TERMINATION". Certain risks associated with a Swap Termination are described above under "Risks Associated with Swap Agreement".


    On the Closing Date, O'Melveny & Myers LLP, special counsel to the Transferor and TMCC, will render an opinion based on a reasoned analysis of analogous case law (although there is no precedent based on directly similar facts) subject to certain facts, assumptions and qualifications specified therein, that, under applicable statutes and precedent, if TMCC were to become a debtor in a case under the Bankruptcy Code, it would not be a proper exercise by a federal bankruptcy court of its equitable discretion to disregard the separate legal forms so as to substantively consolidate the assets and liabilities of the Transferor, the Titling Trust or the Trust with those of TMCC. In addition, on the Closing Date, O'Melveny & Myers LLP will render an opinion to the effect that (i) the transfer of the SUBI Certificate by TMCC to the Transferor constitutes a sale of the SUBI Certificate and the related SUBI Assets, and (ii) the transfer of the SUBI Certificate by the Transferor to the Trust pursuant to the Agreement creates a valid perfected security interest, for the benefit of Certificateholders, in the Transferor's right, title and interest in the SUBI Certificate. SEE "Certain Legal Aspects of the Titling Trust -- Insolvency Related Matters".

    The Titling Trust may be subject to the Insolvency Laws, and claims against the Titling Trust Assets could have priority over the beneficial interest therein represented by the SUBI. In addition, certain claims of a third party against the Titling Trust Assets, including the SUBI Assets, to the extent such claims are not covered by insurance, would take priority over the holders of beneficial interests in the Titling Trust, such as the Trustee. SEE "Assets of the Trust -- The Contingent and Excess Liability Insurance Policies" and "Certain Legal Aspects of the Contracts and Leased Vehicles -- Vicarious Tort Liability".

RISKS ASSOCIATED WITH LEGAL PROCEEDINGS RELATING TO LEASED VEHICLES

    The Transferor is not a party to any legal proceeding. TMCC and the Titling Trust are parties to, and are vigorously defending, various legal proceedings. TMCC believes each such proceeding constitutes ordinary routine litigation incidental to the business and activities conducted by TMCC and the Titling Trust. Certain of the actions naming TMCC and/or the Titling Trust are or purport to be class action suits. The amount of liability on pending claims and actions as of the date of this Prospectus were not determinable; however, in the opinion of management of TMCC, the ultimate liability resulting therefrom should not have a material adverse effect on TMCC's consolidated financial position or results of operations, or on the Titling Trust Assets, the SUBI or on the Dealers' or the Titling Trust's ability to originate sufficient new leases to satisfy reinvestment obligations under the Titling Trust Agreement, the SUBI Supplement and the Servicing Supplement. However, there can be no assurance in this regard.

RISKS ASSOCIATED WITH YEAR 2000 DATE CONVERSION

    TMCC, together with its parent TMS, has developed an action plan to identify, evaluate and implement changes to information technology systems ("IT systems"), including mainframe, AS/400, networks and personal computers to address potential year 2000 systems malfunctions associated with time sensitive programs that may not properly recognize the year 2000. In addition, the action plan addresses year 2000 compliance of non-information technology systems ("non-IT systems"), such as security systems, automated access readers and other machinery and equipment. The assessment of mainframe and AS/400 applications has been completed and the conversion and testing phases are underway. Completion of the assessment of networks, personal computers and non-IT systems and the testing and validation phases of all IT and non-IT systems is expected by fiscal year end 1999. Independent consultants have been retained to assist in the development and execution of the year 2000 action plan. TMCC has initiated communications with dealers, financial institutions, and suppliers to determine the extent of risk created by those third parties' failure to remediate their own year 2000 issues. At present, TMCC cannot determine the effect of failed remediation efforts by these outside parties.

    Costs associated with the year 2000 systems and software modifications are expensed as incurred. The total estimated costs associated with the required modifications to TMCC's IT and non-IT systems are not expected to have a material impact on TMCC's results of operations, liquidity or capital resources.

    The inability of TMCC or TMCC's outside parties to address the necessary year 2000 modifications of IT and non-IT systems could result in a significant adverse effect on TMCC's operations and financial results including the inability to collect receivables, pay obligations, process new business and occupy facilities. Any such inability could have a material adverse effect on Certificateholders. TMCC is in the process of developing a contingency plan in the case of failure of the year 2000 remediation efforts. Completion of the contingency plan is expected by the end of fiscal year 1999.

    The foregoing description contains various "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended, which represent TMCC's expectations or beliefs concerning future events, including the following: that completion of the assessment of networks, personal computers and non-IT systems and validation phases on all IT and non-IT systems in connection with year 2000 issues is expected by fiscal year end 1999; that the total cost associated with required year 2000 issues is not expected to have a material impact on TMCC's results of operations, liquidity or capital resources; and that completion of the contingency plan relating to year 2000 issues is expected by the end of fiscal year 1999.

    TMCC cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including, without limitation: the failure of TMCC's action plan to resolve timely year 2000 issues due to non-performance by outside contractors, the failure of third parties to remediate their year 2000 issues or other factors and the failure of TMCC to develop an adequate contingency plan relating to year 2000 issues. Results actually achieved thus may differ materially from expected results included in these statements.

                             THE TRUST AND THE SUBI

GENERAL

    The Trust and the Certificateholders will have no interest in the UTI, any Other SUBI or any Titling Trust Assets evidenced by the UTI or any Other SUBI. Payments made on or in respect of the Titling Trust Assets not represented by the SUBI will not be available to make payments on the Certificates. See "The Titling Trust".

THE TRUST


    Pursuant to the Agreement, the Transferor will establish the Trust by transferring and assigning the SUBI and the SUBI Certificate (which does not include rights to proceeds of the Residual Value Insurance Policies) to the Trustee in exchange for the Certificates and a certificate evidencing the Transferor Interest. The property of the Trust will primarily include (i) the SUBI, which evidences a beneficial interest in certain specified Titling Trust Assets (i.e., the SUBI Assets), (ii) such amounts as from time to time may be held in the SUBI Collection Account and the Certificateholders' Account and investments of amounts on deposit in the SUBI Collection Account and the Certificateholders' Account, (iii) the Trust's rights under the Swap Agreement and (iv) the Trustee's rights as a third-party beneficiary to the Servicing Agreement and the SUBI Supplement. Because of the administrative difficulty and expense associated with retitling leased vehicles, including federal and state regulatory requirements to obtain odometer readings and to pay vehicle transfer fees and taxes, the Trust will have an interest only in the portion of the SUBI Certificate and SUBI Assets transferred to it by the Transferor, and will not have a direct ownership interest in any Leased Vehicles. To the extent described herein the Swap Counterparty will have a right to payment from the foregoing assets and proceeds thereof superior to the rights of the Certificateholders. Except for the protection provided to the Class A Certificateholders by the Reserve Fund, the Class A Certificateholders ultimately will have to look to payments made on or in respect of the Contracts and the Leased Vehicles (including under certain related insurance policies) as proceeds of the SUBI Certificate with respect to all allocations, applications and payments in respect of the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance and the Adjusted Class A-3 Certificate Balance, as such amounts with respect to interest are exchanged pursuant to the Swap Agreement, for payment of amounts due on the Class A Certificates held thereby. In such event, certain factors, such as the fact that the Trust will not have a direct ownership interest in the Contracts or Leased Vehicles or a perfected security interest in the Leased Vehicles (which will be titled in the name of the Titling Trust or Titling Trustee) may limit the amounts realized to amounts less than the Discounted Principal Balances of the related Contracts.


    Defaults or delinquencies by lessees or depreciation in the value of the related Leased Vehicles may cause the amounts actually realized as Collections to be less than the amounts due from the related lessees, and may cause delays in collection of such payments as a result of which investors in the Class A Certificates may experience losses on the Class A Certificates. SEE "Certain Legal Aspects of the Titling Trust -- Structural Considerations", "Assets of the Trust -- The Accounts; Collections -- THE RESERVE FUND", "Additional Document Provisions -- The Servicing Agreement -- INSURANCE ON LEASED VEHICLES" and "Certain Legal Aspects of the Contracts and the Leased Vehicles".

THE SUBI

    The SUBI will be issued pursuant to the 1998-C Supplement to the Titling Trust Agreement (the "SUBI Supplement") and will evidence a beneficial interest in certain specified Titling Trust Assets allocated to the SUBI consisting of
(i) the Contracts, the Leased Vehicles and all proceeds or payments related thereto received or due on or after the related Cutoff Date; (ii) certain monies in the Reserve Fund, and (iii) all other related Titling Trust Assets allocated to the SUBI, including (A) the SUBI Collection Account (to the extent of funds therein relating to the Contracts and Leased Vehicles), (B) the right to receive payments made to TMCC, the Titling Trust or the Titling Trustee under certain insurance policies relating to the Contracts, the related lessees or the Leased Vehicles, (C) the right to receive the proceeds of any Dealer repurchase obligations in respect of the Contracts or Leased Vehicles, and (D) all proceeds of the foregoing. During the Revolving Period, Principal Collections and reimbursement of Loss Amounts will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles which will become SUBI Assets at the time of such reinvestment.

    Pursuant to the SUBI Supplement, on the Closing Date the Titling Trustee will issue the SUBI Certificate, which will evidence the SUBI (excluding rights to proceeds of the Residual Value Insurance Policies, which rights will be retained by the Transferor), and the Transferor will transfer and assign the SUBI Certificate to the Trustee pursuant to the Agreement.

                               THE TITLING TRUST

GENERAL

    The Titling Trust is a Delaware business trust formed as of October 1, 1996, pursuant to the Titling Trust Agreement. The primary business purpose of the Titling Trust is to take assignments of and serve as holder of title to substantially all of the lease contracts and the related leased vehicles originated by the Dealers beginning on dates prior to the execution of the SUBI Supplement. Pursuant to the Servicing Agreement, TMCC will service the lease contracts included in the Titling Trust Assets, including the Contracts. See "Additional Document Provisions -- The Trust Agreement" and " -- The Servicing Agreement" and "Certain Legal Aspects of the Titling Trust -- The Titling Trust".

    Except as otherwise described under "Additional Document Provisions -- The Titling Trust Agreement", pursuant to the Titling Trust Agreement the Titling Trust may not: (i) issue interests therein or securities thereof other than the SUBI, the SUBI Certificate, Other SUBIs representing divided interests in Other SUBI Assets and certificates (the "Other SUBI Certificates") representing Other SUBIs or portions thereof, and one or more certificates (the "UTI Certificates") representing the UTI or portions thereof; (ii) borrow money (except from TMCC or as described in (vi) below in connection with funds used to acquire lease contracts and the related leased vehicles); (iii) make loans; (iv) invest in or underwrite securities, other than Permitted Investments or as otherwise permitted by the Titling Trust Agreement or the SUBI Supplement; (v) offer securities in exchange for property (other than the SUBI Certificate, the Other SUBI Certificates and the UTI Certificates); or (vi) repurchase or otherwise reacquire its securities except in connection with financing or refinancing the acquisition of lease contracts and the related leased vehicles or as otherwise permitted by each such financing or refinancing. The Titling Trust will not be permitted to acquire lease contracts other than through the Dealers. The Titling Trust Agreement will permit the Titling Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. See "Certain Legal Aspects of the Titling Trust -- Structural Considerations",
" -- Allocation of Titling Trust Liabilities" and " -- Third-Party Liens on SUBI Assets". However, the Titling Trust Agreement will require the holders of Other SUBI Certificates and UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding Certificates or a beneficial interest in the Certificates, Certificateholders and Certificate Owners will be deemed to waive any claim that they might otherwise have with respect to Other SUBI Assets and the UTI Assets and to subordinate their interests therein.

ALLOCATION OF TITLING TRUST LIABILITIES

    The Titling Trust Assets are comprised of several portfolios of assets other than the SUBI Assets, including portfolios of Other SUBI Assets and the remaining portfolio of UTI Assets. The Titling Trust Agreement permits the Titling Trust, in the course of its activities, to incur certain liabilities relating to its assets other than the SUBI Assets, or relating to its assets generally, and to which, in certain circumstances, the SUBI Assets may be subject. Pursuant to the Titling Trust Agreement, as among the beneficiaries of the Titling Trust, liabilities relating to a particular Titling Trust Asset will be allocated to and charged against the specified portfolio of Titling Trust Assets to which it belongs. Titling Trust liabilities that are incurred with respect to the Titling Trust Assets generally will be borne pro rata among all portfolios of Titling Trust Assets in proportion to the value of the lease contracts and vehicles in each portfolio. The Titling Trustee and the beneficiaries of the Titling Trust (including the Trustee and the Certificateholders) will be bound by this allocation. In particular, the Titling Trust Agreement will require the holders from time to time of Other SUBI Certificates and UTI Certificates to waive any claim that they might otherwise have with respect to the SUBI Assets and to fully subordinate any claims to the SUBI Assets in the event that this waiver is not given effect. Similarly, by virtue of holding Certificates or a beneficial interest in the Certificates, Certificateholders and Certificate Owners will be bound by this allocation. Similarly, all Certificateholders and Certificate Owners will be deemed to waive claims that they might otherwise have with respect to Other SUBI Assets and the UTI Assets.

THE TITLING TRUSTEE

    The Titling Trustee is a wholly owned, special purpose subsidiary of U.S. Bank that was organized in 1996 solely for the purpose of acting as Titling Trustee. U.S. Bank, as Trust Agent, serves as agent for the Titling Trustee to perform certain functions of the Titling Trustee pursuant to the Titling Trust Agreement. The Titling Trust Agreement provides that in the event that U.S. Bank no longer can be the Trust Agent, a designee of TMCC (which may not be TMCC or any affiliate thereof) will have the option to purchase the stock of the Titling Trustee for a nominal amount. If TMCC's designee does not timely exercise this option, then the Titling Trustee will appoint a new trust agent, and that new trust agent (or its designee) will next have the option to purchase the stock of the Titling Trustee. If none of these options is timely exercised, U.S. Bank may sell the stock of the Titling Trustee to another party.

PROPERTY OF THE TITLING TRUST

    The property of the Titling Trust consists of: (i) fixed rate retail closed-end lease contracts originated in the Trust States and assigned to the Titling Trust by the Dealers, all rights thereunder including the right to receive proceeds of Dealer repurchase obligations under the related Dealer agreements, and all monies due from lessees thereunder; (ii) the automobiles and light duty trucks related thereto and all proceeds thereof; (iii) the rights to proceeds from physical damage, credit life, disability and all other insurance policies, if any, covering the lease contracts, the related lessees or the leased vehicles, including, but not limited to, the Contingent and Excess Liability Insurance Policies; (iv) all security deposits with respect to such lease contracts (to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as described herein and as provided in the contracts), and (v) all proceeds of the foregoing (collectively, the "Titling Trust Assets"). From time to time after the date of this Prospectus, TMCC will cause Dealers to originate additional retail closed-end lease contracts and assign them to the Titling Trust and, as described below, title the related leased vehicles in the name of the Titling Trust or the Titling Trustee.

CONTRACT ORIGINATION; TITLING OF LEASED VEHICLES

    All lease contracts originated by the Dealers and assigned to the Titling Trust have been, or will be, underwritten by TMCC personnel using the underwriting criteria described under "TMCC -- Lease Contract Underwriting Procedures". In connection with the origination of each lease contract, the Titling Trust or Titling Trustee will be listed as the owner of the related leased vehicle on the related certificate of title. Liens will not be placed on such certificates of title, and new certificates of title will not be issued, to reflect the interest of the Trustee, as holder of the SUBI Certificate, in the Leased Vehicles.

    Pursuant to agreements between the Titling Trust and the Dealers, each Dealer is obligated, after assignment of lease contracts to the Titling Trust, to repurchase such lease contracts which do not meet certain representations and warranties made by such Dealer. These representations and warranties relate primarily to the origination of the lease contracts and the titling of the related leased vehicles, and do not typically relate to the creditworthiness of the related lessees or the collectibility of such lease contracts. The Dealer agreements do not generally provide for recourse to the Dealer for unpaid amounts in respect of a defaulted lease contract, other than in connection with the breach of such representations and warranties. The rights of the Titling Trust to receive proceeds of such Dealer repurchase obligations will constitute Titling Trust Assets (and SUBI Assets, to the extent they relate to the Contracts and Leased Vehicles), although the related Dealer agreements will not constitute Titling Trust Assets.

                                USE OF PROCEEDS

    The net proceeds from the sale of the Class A Certificates (i.e., the proceeds of the offering of the Class A Certificates minus expenses relating thereto) will be applied by the Transferor to purchase the SUBI Certificate and to make the Initial Deposit into the Reserve Fund.

                                 THE TRANSFEROR

    The Transferor is a wholly owned, special purpose finance subsidiary of TMCC and was incorporated under the laws of California in April 1997. TMCC may not transfer its ownership interest in the Transferor except to an affiliate of TMCC so long as any financings involving interests in the Titling Trust (including the transaction described herein) are outstanding. TMCC is the sole shareholder of the Transferor. The principal office of the Transferor is located at 19001 South Western Avenue, Torrance, California 90509, and its telephone number is
(310) 787-3541.

    The Transferor was organized solely for the purpose of acquiring interests in the SUBI and the Other SUBIs, causing the issuance of certificates similar to the Certificates and engaging in related transactions. The certificate of incorporation of the Transferor limits its activities to the foregoing purposes and to any activities incidental to and necessary for such purposes.

                                      TMCC

    Toyota Motor Credit Corporation ("TMCC") was incorporated in California on October 4, 1982, and commenced operations in May 1983. At June 30, 1998, TMCC had 34 branches in various locations in the United States, a branch in the Commonwealth of Puerto Rico and a centralized customer service center in Iowa. In addition to the Transferor, TMCC has one wholly owned subsidiary engaged, through subsidiaries organized in various jurisdictions, in the insurance business, a wholly owned subsidiary that provides retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle dealers and their customers in Puerto Rico and a wholly owned subsidiary through which TMCC securitizes retail installment sales contracts.

    TMCC's primary business is providing retail leasing, retail and wholesale financing and certain other financial services to authorized Toyota and Lexus vehicle and Toyota industrial equipment dealers and their customers in the United States (excluding Hawaii) and Puerto Rico. TMCC is a wholly owned subsidiary of TMS, which is primarily engaged in the wholesale distribution of automobiles, light duty trucks, industrial equipment and related replacement parts and accessories throughout the United States (excluding Hawaii). Substantially all of TMS's products are either manufactured by its affiliates or are purchased from TMC or its affiliates.

    As of September 30, 1997, September 30, 1996 and September 30, 1995, TMCC had approximately 649,000, 624,000 and 438,000 retail lease contracts outstanding (including retail lease contracts that were assigned to the Titling Trust and are still being serviced by TMCC), respectively. Aggregate net outstanding principal balances of retail lease contracts at such dates, were approximately $13 billion, $12 billion and $9 billion, respectively.

    The principal executive offices of TMCC are located at 19001 South Western Avenue, Torrance, California and its telephone number is (310) 787-1310.

    TMCC is subject to the informational requirements of the Exchange Act. See "Documents Incorporated by Reference".

                           TMCC'S LEASING OPERATIONS

LEASE CONTRACT UNDERWRITING PROCEDURES

    TMCC's lease contract underwriting standards are intended to evaluate a prospective lessee's credit standing and ability to make payments. Each prospective lessee is required by the Dealer to complete a credit application on a form prepared or approved by TMCC. As part of the description of the applicant's financial condition, the applicant is required to provide information demonstrating, among other things, employment history, residential status, bank account information, annual income and credit references. The Dealer then transmits the completed application to the appropriate branch office. Upon receipt, income and employment data generally are verified by a credit investigator within the branch office and certain data is obtained through an independent credit bureau report that is combined with data from the application and certain calculations made by a credit analyst within the branch office. Such data is entered into a centralized computer network (owned and maintained by TMCC) and weighted by a statistically validated credit scoring process which "scores" the application with the use of a scorecard. The scorecard enables TMCC to review an application and establish the probability that the proposed lease contract will be paid in accordance with its terms. The credit scores rank-order applications according to credit risk, which is the likelihood that the lessee will make all payments when due. TMCC actively monitors and regulates the volume of lease contracts that it acquires of any given credit grade in its efforts to maintain a portfolio it deems to contain an appropriate mix.

ESTABLISHMENT OF RESIDUAL VALUE

    TMCC conducts a broad analysis of different factors that may affect the residual values of the Toyota and Lexus vehicles that it leases. In setting residual values, TMCC analyzes its historical lease portfolio performance (including the wholesale value performance of terminating leases, vehicle return rates and gain/loss performance), current used vehicle market conditions, transaction prices, future product and price information from TMS and other manufacturers when available and published residual value percentages from Automotive Lease Guide ("ALG") and from other lessors. ALG is an independent publisher of vehicle residual value percentages and is frequently used for comparison purposes by the vehicle leasing industry. In addition, starting in February 1993 for Lexus vehicles and March 1994 for Toyota vehicles, TMCC began using a statistically-based residual value forecasting model developed by TMCC and DRI/ McGraw-Hill, Inc. as one of the factors it considers in setting residual values. This model incorporates a variety of economic and automotive-related variables to forecast residual values and is updated quarterly.

    TMCC prepares residual value tables based upon the results of the foregoing analysis and distributes them to its branches and franchised Dealers quarterly. The tables provide residual value percentages for each new vehicle available from Toyota and Lexus for lease terms of 24 through 60 months in 3 month increments. If a term and corresponding residual value percentage is not published, the Dealer will use the percentage for the next longer term. The same residual value percentages are used to set maximum allowed residual values nationwide.

    The maximum allowable residual value with respect to a new leased vehicle is calculated by multiplying the appropriate residual value percentage from the most recent quarterly table by the total of:

    (1) the manufacturer's suggested retail price for the vehicle; plus

    (2) the manufacturer's suggested retail price of certain TMCC-approved dealer or manufacturer installed value-added optional equipment; plus

    (3) the difference between the total manufacturer's suggested retail price of each individual option contained in a value package and the discounted price of the value package (the sum of (1), (2) and (3), the "MSRP").

    In August 1998, TMCC adopted a new residual value setting policy for new Toyota vehicles that is expected to be implemented in the fall of 1998. Under the new policy guidelines, residual values with respect to new vehicles will be calculated based on the sum of (i) the manufacturer's suggested retail price for the base vehicle multiplied by the applicable residual value percentage and (ii) the applicable predetermined value for certain approved accessories and optional equipment as set by TMCC. Under this new policy, the residual values for certain base vehicles will be higher than under the current policy, while the residual value for most optional accessories will either be lower or zero for purposes of calculating the aggregate residual values for leased vehicles.

    No assurance can be given as to the impact of this new policy on the return or loss rates with respect to TMCC's portfolio of retail lease contracts. None of the Initial Contracts have been, and none of the Subsequent Contracts will be, originated under this new policy. None of the statistical information included in this Prospectus reflects lease contracts that were originated under this new policy.

INSURANCE

    Each lease contract requires the lessee to maintain automobile bodily injury and property damage liability insurance which must name TMCC or, with respect to the Contracts, the Titling Trust, as an additional insured. Each lease contract further requires the lessee to maintain (all risks) comprehensive and collision insurance covering damage to the leased vehicle and naming TMCC or, with respect to the Contracts, the Titling Trust, as loss payee.

COLLECTION, REPOSSESSION AND DISPOSITION PROCEDURES

    Collection efforts are performed through the applicable branch office and TMCC's centralized collections department in Torrance, California (which collects recoveries of deficiencies after lease termination). TMCC considers a lease to be past due when a borrower fails to make at least 90% of a scheduled monthly payment by the due date. TMCC employs a behavioral scoring method of collection, which statistically analyzes past performance data to predict future payment behavior, which is used as the basis for determining when to begin collection efforts with respect to past due accounts. TMCC recently implemented the behavioral scoring method of collection in an effort to improve its servicing, including its management of individual lease performance and collection efforts.

    Occasionally, situations occur in the collection process when a lessee has become delinquent and is willing but unable to bring the related account current (e.g., where a deferred payment is deemed reasonably likely to be followed by subsequent performance). In this situation, at the discretion of collection department management, but subject to specific guidelines, one or more payments under such lease contract may be deferred, provided that the lessee pays a deferral fee (each, a "Deferral Fee"). Deferral Fees relating to the Contracts will not be deposited into the SUBI Collection Account, but will be treated as additional servicing compensation. The Servicing Agreement will provide that a Contract may not be deferred more than four times in the aggregate, and that the Servicer will be required to make Advances with respect to the related Contracts as set forth herein. Deferral of payments has the practical effect of extending the maturity date of a lease contract. The Servicing Agreement will provide that Advances be made with respect to Contracts as to which payments are deferred to the extent such deferrals would diminish the amount of Collections received in connection therewith relative to the originally scheduled Monthly Payments. The Servicing Agreement will also provide for the reallocation to the UTI from the SUBI (accompanied by an appropriate Reallocation Payment by TMCC) of each Contract as to which more than four deferrals are made or as to which, through deferrals or extensions, the maturity date is extended beyond the last day of the Collection Period relating to the Stated Maturity Date. Upon any such reallocation, such Contract and the related Leased Vehicle and other related assets and rights will be UTI Assets and will no longer constitute SUBI Assets. SEE "Additional Document Provisions -- The Servicing Agreement -- COLLECTIONS".

    Occasionally a lessee requests an extension of a lease contract for one or more months during the period of time between the original specified maturity of such lease and the time such lessee negotiates a new lease contract or sales contract with respect to a different vehicle. Any such extension is effected by the modification of the related lease contract to provide for an additional number of Monthly Payments with a continuation of the appropriate lease charge and a corresponding reduction in the related Residual Value to reflect receipt of additional amortizing payments. The Servicing Agreement will require that Contracts not be extended by more than twelve months in the aggregate (or by more than sixteen months with the inclusion of any deferrals) or to a date later than the last day of the month immediately preceding the month in which the Stated Maturity Date in respect of the Class B Certificates occurs.

    Generally, TMCC collection personnel make every commercially reasonable effort to preserve a lease as a performing lease. As described above, TMCC has implemented behavioral scoring for the purposes of improving its servicing efforts, including management of individual lease performance and collection results. However, if a delinquency cannot be satisfactorily resolved through deferrals or otherwise, the decision to repossess a leased vehicle generally will be made before a payment is more than 60 days past due. Lessees are typically notified of repossession on the day thereof, or within two days after repossession, and are informed of any right they may have under applicable state law to redeem their vehicles. TMCC attempts to sell all repossessed vehicles within 30 days of repossession.

VEHICLE DISPOSITION PROCESS

    Leased Vehicles may be returned to TMCC rather than being purchased by the lessee or a dealer at maturity or upon early termination, or may be repossessed upon default. Currently, TMCC disposes of off-lease vehicles primarily through regional automobile auctions. However, TMCC has recently instituted a program in which selected off-lease vehicles are offered at set prices to Toyota and Lexus dealers, as applicable, through an Internet site. The prices for vehicles offered through the Internet program are set by TMCC to approximate the prices TMCC would expect to receive at auction and may be higher or lower than the Residual Value of the Leased Vehicle. The primary objectives of the Internet sales program are to reduce the time between vehicle return and ultimate disposition and to broaden the number of prospective buyers.

    Off-lease Vehicles are returned to a Toyota or Lexus dealer who is responsible for reporting the return to the relevant TMCC branch and to provide a completed TMCC approved vehicle condition checklist. The branch arranges for transportation of the vehicle to an auction site. Based upon the vehicle condition checklist prepared by the dealer, the branch will determine whether to arrange for a third party inspection of the Leased Vehicle at the auction site. In addition, TMCC maintains a representative at each auction site who also may order an inspection, if necessary. If an inspection is necessary and the inspection determines that there is excess wear and tear, the lessee is responsible for payment of these charges.

    TMCC will make repairs and refurbishments to a vehicle only if the refurbishment or repairs are reasonably expected to increase the net proceeds received on disposition. Generally, this practice results in only a limited amount of basic repairs (E.G., replacement of a battery so that the vehicle will run) and refurbishment (typically not more than an ordinary "detailing") being performed. The return of any security deposit to a lessee will be net of any appropriate charges for these costs and for excess mileage charges. However, TMCC does not always require a security deposit under its Contracts.

    In most cases, vehicles are transported to the auction site within approximately 10 days of TMCC receiving notice that the vehicle has been returned to a dealer, and the disposition of the vehicle at auction typically occurs within approximately four weeks thereafter. However, various circumstances can cause these periods to be longer than the norm. For example, the failure of a dealer to report timely the return of a vehicle, the bankruptcy of a lessee, a delay in obtaining title documentation or the decision to send a vehicle to a more distant auction site (as described below) may delay sale of the vehicle beyond the typical time frame. In addition, the TMCC sales representative may decide to delay the sale of a vehicle if the bids received at auction are not sufficient.

    The regional auctions currently used by TMCC are "open" auctions, meaning that any licensed dealer (not only Toyota and Lexus dealers) may participate. Although a TMCC branch will typically send vehicles to the same regional auction site(s), occasionally vehicles are sent to a more distant location if a higher auction price is reasonably expected to be obtained after taking into account any increased transportation costs. Currently, the auctions typically receive a fixed fee per vehicle for their services in addition to the costs of any transportation, repairs and refurbishment performed by them. TMCC estimates that the average expenses associated with auction sales have ranged from $150 to $300 per vehicle.

    The TMCC sales representative at the auction site, in coordination with TMCC headquarters staff, is responsible for handling TMCC's decisions with respect to the vehicles sold at the auction, including arranging for inspections, authorizing the approved repairs and refurbishment and determining whether bids received at auction should be accepted.

VEHICLE MAINTENANCE: EXCESS WEAR AND TEAR AND EXCESS MILEAGE


    Each lease contract provides that the lessee is responsible for all maintenance. repair, service and operating expenses of the leased vehicle. In addition, the lessee is responsible under the related contract for all damage to the leased vehicle and for its loss, seizure or theft. At the scheduled maturity date of the contract, if the lessee does not purchase the leased vehicle, the contract requires the lessee to pay TMCC the estimated cost to repair any damage to the vehicle which is "excessive wear and use". Excessive wear and use generally includes, but is not limited to: (a) inoperative mechanical and electrical parts; (b) damage to the body, lights, trim or paint; (c) damaged, broken or tinted glass; (d) torn, damaged or stained interior; (e) damage from flood, water, hail or sand; (f) damage from removal of equipment or signs placed on the vehicle; (g) missing equipment, parts and accessories; and (h) damaged, excessively worn or missing tires.


    Each lease contract also specifies a selected mileage level per year which is one of the factors taken into account by TMCC in establishing the residual value for a leased vehicle. If the lessee does not purchase the leased vehicle at the end of the lease term, the contract requires the lessee to pay TMCC an excess mileage charge generally equal to $0.10 (for leases of Toyota vehicles) or $0.15 (for leases of Lexus vehicles) for each mile the vehicle has been driven in excess of the selected mileage level.

DELINQUENCY, REPOSSESSION AND LOSS DATA

    The following tables set forth certain delinquency, repossession and loss data with respect to the entire automobile and light duty truck retail lease contract portfolio owned or serviced by TMCC, including those Contracts originated in the Trust States during the periods shown, as of and for the periods shown.

    The data presented in the following tables are for illustrative purposes only. Delinquency, repossession and loss experience may be influenced by a variety of economic, social, geographic and other factors beyond the control of TMCC which may adversely affect the experience of the portfolio. There is no assurance that the Trust's delinquency, repossession and loss experience with respect to its automobile and light duty truck retail closed-end lease contracts and the related leased vehicles in the future, or the experience with respect to the Contracts and the Leased Vehicles, will be similar to that set forth below.

                             ENTIRE TMCC PORTFOLIO
              RETAIL VEHICLE LEASE CONTRACT DELINQUENCY EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                                AT       ,
                                                ---------------------------------------------------------------------------
                               AT       ,
                                  1998                  1997                  1996                  1995            1994
                          --------------------  --------------------  --------------------  --------------------  ---------
                            UNITS        %        UNITS        %        UNITS        %        UNITS        %        UNITS
                          ---------     ---     ---------     ---     ---------     ---     ---------     ---     ---------
Dollar Amount of Net
  Receivables
  Outstanding(1)........
Ending Number of Lease
  Contracts
  Outstanding...........
Number of Delinquent
  Lease
  Contracts(2)(3).......
  30-59 Days............
  60-89Days.............
  90 Days or more.......
    Total...............

                                             1993
                                     --------------------
                              %        UNITS        %
                             ---     ---------     ---
Dollar Amount of Net
  Receivables
  Outstanding(1)........
Ending Number of Lease
  Contracts
  Outstanding...........
Number of Delinquent
  Lease
  Contracts(2)(3).......
  30-59 Days............
  60-89Days.............
  90 Days or more.......
    Total...............

------------

(1) Based on the sum of all principal amounts outstanding under finance lease contracts and net investment in leased assets under operating lease contracts originated by TMCC in the United States (inclusive of the residual values of the related leased vehicles).

(2) Excludes lease contracts the related lessees of which are bankrupt or have
    commenced bankruptcy proceedings. As of       , 1998, approximately
    lease contracts involving bankrupt lessees were delinquent for at least 60 days.

(3) The period of delinquency is based on the number of days payments are contractually past due.

                             ENTIRE TMCC PORTFOLIO
         RETAIL VEHICLE LEASE CONTRACT REPOSSESSION AND LOSS EXPERIENCE
                    (DOLLARS IN THOUSANDS, EXCEPT AS NOTED)

                               AT OR FOR
                                  THE                  AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                              PERIOD ENDED  --------------------------------------------------------------------
                                    , 1998      1997          1996          1995          1994          1993
                              ------------  ------------  ------------  ------------  ------------  ------------
Ending Number of Lease
  Contracts Outstanding.....
Average Number of Lease
  Contracts Outstanding.....
Repossessions:
  Number of Repossessions...
  Number of Repossessions as
    a Percentage of Ending
    Number of Lease
    Contracts Outstanding...
  Number of Repossessions as
    a Percentage of Average
    Lease Contracts
    Outstanding.............
Losses:
  Dollar Amount of Net
    Receivables
    Outstanding(1)..........
  Average Dollar Amount of
    Net Receivables
    Outstanding(2)..........
  Net Repossession
    Losses(3)...............
  Average Net Repossession
    Loss per Liquidated
    Contract(3)(4)..........
  Net Repossession Losses as
    a Percentage of Average
    Net Receivables
    Outstanding(2)..........

------------

(1) Based on the sum of all principal amounts outstanding under finance lease contracts and net investment in leased assets under operating lease contracts originated by TMCC in the United States (inclusive of the residual values of the related leased vehicles) as of period end.

(2) Average Net Receivables Outstanding is calculated as the average of the sum of all principal amounts outstanding under finance lease contracts and net investment in operating leases as of the beginning and the end of the indicated period.

(3) Losses include expenses incurred to dispose of vehicles and are net of recoveries.

(4) Dollars not in thousands.

(5) Annualized.

                             ENTIRE TMCC PORTFOLIO
                       RESIDUAL VALUE LOSS EXPERIENCE(1)
                    (DOLLARS IN THOUSANDS, EXCEPT AS NOTED)


                                 AT OR FOR
                                 THE PERIOD              AT OR FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
                                ENDED      ,  --------------------------------------------------------------------
                                    1998          1997          1996          1995          1994          1993
                                ------------  ------------  ------------  ------------  ------------  ------------
Total Number of Lease
  Contracts Scheduled to
  Terminate...................
Number of Returned Vehicles
  Sold by TMCC(2).............
Full Term Return Ratio(3).....
Total Losses on Returned
  Vehicles Sold by TMCC(4)....
Average Loss Per Returned
  Vehicle Sold by TMCC(5).....
Losses as a Percentage of
  Returned Vehicles Sold by
  TMCC(6).....................
Losses as a Percentage of
  Residual Values of Scheduled
  Terminations (7)............


------------

(1) To the extent that average terms vary over time, the residual value loss experience for the periods in the table may not be fully comparable.

(2) Number of Matured Contracts for which vehicles had been returned to and sold by TMCC.

(3) The ratio of returned vehicles sold during the stated period over vehicles scheduled (as of their origination dates) to terminate during the stated period expressed as a percentage.

(4) Losses include expenses incurred to dispose of vehicles but exclude certain amounts received after the sale and disposition of the vehicle.

(5) Dollars not in thousands.

(6) The ratio of total losses on returned vehicles sold by TMCC during the stated period over the Residual Values of such vehicles expressed as a percentage.

(7) The ratio of total losses on returned vehicles sold by TMCC during the stated period over the Residual Values of all vehicles under lease contracts scheduled to terminate during the stated period expressed as a percentage.

                                 THE CONTRACTS

GENERAL


    The Initial Contracts will consist of a pool of     closed-end retail lease
contracts, having an aggregate Outstanding Principal Balance as of the Cutoff
Date of     , and an aggregate Discounted Principal Balance as of such date of
    , selected from the Titling Trust's portfolio of closed-end automobile and light duty truck retail lease contracts. During the Revolving Period, Principal Collections (and reimbursements of Loss Amounts and Certificate Principal Loss Amounts) will be reinvested in Subsequent Contracts and Subsequent Leased Vehicles, which at the time of such reinvestment will become SUBI Assets. SEE "Description of the Certificates -- Allocations, Applications and Payments -- REVOLVING PERIOD". The Initial Contracts were, and the Subsequent Contracts will be, originated by the Dealers in the Trust States and assigned to the Titling Trust in accordance with TMCC's underwriting procedures and underwriting criteria. The Initial Contracts have been selected, and the Subsequent Contracts will be selected, based upon the criteria specified in the Titling Trust Agreement and SUBI Supplement. SEE "The Contracts -- Characteristics of the Contracts -- GENERAL" and "-- Representations, Warranties and Covenants". Subsequent Contracts may be originated by TMCC using different underwriting criteria than those which were applied to the Initial Contracts (but which criteria will be those that TMCC then applies to the origination of lease contracts for its own account) which may cause the characteristics of the Subsequent Contracts to vary from those of the Initial Contracts. Principal Collections (and reimbursements of Loss Amounts) will first be reinvested in the eligible lease contract with the earliest origination date, then in the eligible lease contract with the next earliest origination date and so forth. The outstanding Other SUBIs whose revolving periods are scheduled to end on April 1, 1999 and August 1, 1999, respectively, will have priority over the SUBI with respect to the allocation of additional lease contracts and leased vehicles assigned to the Titling Trust by Dealers that meet the criteria specified in the documentation relating to such outstanding Other SUBIs. However, the SUBI will be allocated Subsequent Contracts and Subsequent Leased Vehicles meeting the criteria specified herein before additional contracts and leased vehicles assigned to the Titling Trust by Dealers are assigned to any subsequently created Other SUBI. [Moreover, as of the date hereof, the Titling Trust Assets included lease contracts and leased vehicles adequate to fulfill all obligations with respect to the allocation of lease contracts and leased vehicles to the Other SUBIs as well as to the SUBI.] TMCC will represent and warrant that no adverse selection procedures were employed or will be employed in selecting the Initial Contracts or the Subsequent Contracts for inclusion in the SUBI Assets and that it is not aware of any bias in the selection of such Contracts that would cause the delinquencies or losses on such Contracts to be worse than other retail closed-end automobile and light duty truck lease contracts held in the Titling Trust's portfolio, although there can be no assurance in this regard.


    Each Contract will have been written for an original term of not more than 60 months, and will have been written for a "capitalized cost" which represents the original principal balance of such Contract ("Capitalized Cost") (which may exceed the MSRP), plus a lease charge which is based on the Lease Rate. Substantially all of the Contracts will provide for equal Monthly Payments that when allocated between principal and the lease charge at the Lease Rate on a constant yield basis, will be sufficient to amortize the Capitalized Cost over the term of the lease to an amount equal to the Residual Value. The balance of the Contracts provide for a single payment at origination sufficient to amortize the Capitalized Cost of the Leased Vehicle on the same basis as discussed above. Each Residual Value is established at the origination of the lease (based on instructions provided to the Dealers by TMCC) and represents the estimated wholesale market value at the end of the scheduled lease term.

    At the origination of the related Contracts, the Leased Vehicles were, in the case of the Initial Contracts, or will be, in the case of the Subsequent Contracts, new vehicles, including dealer demonstrator vehicles driven fewer than 20,000 miles, or used vehicles up to four model years old at the time of origination of the related Contract, including certified used vehicles and vehicles previously sold under manufacturer's programs. Certified used vehicles are Toyota or Lexus vehicles that are purchased by dealers, reconditioned and certified to meet certain Toyota/Lexus required standards and sold or leased with an extended warranty from the manufacturer. Manufacturer's program vehicles are Toyota or Lexus vehicles that have been sold to rental car companies, repurchased by the manufacturer and subsequently purchased by the dealer to sell or lease as current year and one year old used vehicles with 20,000 miles or less. Although there will be no limit on the number of Contracts involving used Leased Vehicles included as SUBI Assets, TMCC will represent and warrant that no adverse selection procedures were employed or will be employed in selecting the Initial Contracts or the Subsequent Contracts for inclusion in the SUBI Assets and that it is not aware of any bias in the selection of such Contracts that would cause the delinquencies or losses on such Contracts to be materially worse than other automobile and light duty truck retail closed-end lease contracts held in the Titling Trust's portfolio, although there can be no assurance in this regard.

    All of the Contracts will be closed-end leases. Under a "closed-end lease", at the end of its term, if the lessee does not elect to purchase the related leased vehicle by exercise of the purchase option contained in such lease contract, the lessee is required to return the leased vehicle to or upon the order of the lessor, at which time the lessee will then owe only incidental charges for excess mileage, excessive wear and use and other items as may be due under such lease. In contrast, under an "open-end lease", the lessee is also obligated to pay at the end of the lease term any deficit between the fair market value of the leased vehicle at that time and the residual value established at the time of origination of such lease.

    Each lessee will be permitted to purchase the Leased Vehicle at the end of the term of the related Contract. The purchase price will be a fixed dollar amount equal to the Residual Value plus any applicable taxes and all other incidental charges which may be due under the Contract. In addition, each Contract will allow the related lessee voluntarily to terminate such Contract prior to the scheduled lease term by paying certain miscellaneous charges, and the Payoff Amount described below and all scheduled Monthly Payments owed under the Contract through its original termination date.

    Each Contract will provide that the lessor may terminate such Contract and repossess the Leased Vehicle in the event of a default by the lessee. Events of default under the Contracts will include, but will not be limited to, failure to make payment when due, certain events of bankruptcy or insolvency, failure to maintain the insurance required by the Contract, failure to maintain or repair the Leased Vehicle as required or to comply with any other term or condition of the Contract and the making of a material misrepresentation by the lessee in the lease application. TMCC regularly tracks lessees' compliance with their payment obligations and monitors the related leases for noncompliance. SEE "TMCC -- Insurance" and "-- Collection, Repossession and Disposition Procedures".

    Under the Contracts, upon termination before maturity where the lessee is not in default, does not exercise its option to purchase the Leased Vehicle, and does not pay all remaining scheduled Monthly Payments required thereunder through the original termination date, the amount owed by the lessee (the "Payoff Amount") will be determined by adding (i) unpaid Monthly Payments and any incidental charges owing under the Contract, less unearned lease charges and
(ii) the Residual Value, subtracting the "Realized Value" (as described below), from the sale or other disposition of the related Leased Vehicle and applying the Security Deposit, if any, to reduce any deficiency. In calculating the amount of unearned lease charges under clause (i) above, the Contracts will provide that the constant yield method will be used. If, instead, there is an early termination and the lessee is in default, the amount owed by a lessee in default will be determined by adding (i) the Payoff Amount, (ii) payments due under the Contract through the date of termination, (iii) collection, repossession, storage, preparation and sale expenses and (iv) attorneys' fees and disbursements incurred after default.

    The "Realized Value" of a Leased Vehicle is the actual wholesale price or the wholesale price otherwise determined by TMCC in a commercially reasonable manner. However, each Contract provides that the lessee has the right to obtain from an independent third party acceptable to the lessor a professional appraisal of the wholesale value of the Leased Vehicle that could be realized at sale. This appraised value then would be used as the wholesale value for purposes of calculating sums due from the lessee.

    In the Agreement, TMCC will represent that each Leased Vehicle has been assigned a Residual Value that (i) does not exceed an amount established by TMCC consistent with its policies and practices, (ii) was established at the origination of the related Contract (based on instructions provided by TMCC to the Dealers), and (iii) represented, as of its date of origination, the estimated wholesale market value of the Leased Vehicle at its original scheduled termination date.

    In the event of early termination of a Contract where the lessee is in default, the amounts collected with respect to such Contract and the related Leased Vehicle (after deducting the costs and other sums retained by the Servicer in connection therewith) may be less than the Outstanding Principal Balance (and also may be less than the outstanding Discounted Principal Balance) of such Contract. In the event that a Contract reaches the date on which the vehicle is scheduled to be returned, as such date may have been extended (the "Maturity Date"), but the related Leased Vehicle cannot be sold or otherwise disposed of for a net amount at least equal to its Residual Value, there may be an additional shortfall in amounts otherwise expected to be received in respect of the SUBI. In the event that any such shortfalls allocable to the Certificates are not covered by the Investor Percentage of certain excess Interest Collections, monies on deposit in the Reserve Fund available therefor, Net Insurance Proceeds or Net Liquidation Proceeds, amounts otherwise payable to the Transferor in respect of the Transferor Interest (or as Excess Amounts) and the subordination of amounts otherwise payable to the Class B Certificateholders, in each case to the extent described herein, investors in the Class A Certificates could suffer a loss on their investments.

CHARACTERISTICS OF THE CONTRACTS

    GENERAL

    The Initial Contracts were, and the Subsequent Contracts will be, selected by reference to several criteria, including, as of the related Cutoff Date, that each Contract (i) is written with respect to a Leased Vehicle that was at the time of the origination of the related lease Contract a new or used vehicle;
(ii) was originated in the United States, after December 6, 1996, in the case of
the Initial Contracts, and on or before     , 1998, in the case of the
Subsequent Contracts; (iii) has an originally scheduled termination date on or after , and no later than , in the case of the Initial Contracts, and no
later than     , in the case of the Subsequent Contracts; (iv) fully amortizes to an amount equal to the Residual Value of the related Leased Vehicle based on a Lease Rate implicit in the Contract calculated on a constant yield basis); (v) was not more than 60 days past due as of the Cutoff Date or the related Transfer Date, as the case may be; and (vi) has not been deferred more than four times or extended by more than twelve months in the aggregate.

                        COMPOSITION OF INITIAL CONTRACTS

Aggregate Outstanding Principal Balance as of Cutoff Date
Aggregate Discounted Principal Balance as of Cutoff Date
Aggregate Net Investment Value as of Cutoff Date
Number of Initial Contracts
Average Outstanding Principal Balance as of Cutoff Date(2)
Average Discounted Principal Balance as of Cutoff Date
Range of Original Principal Balances of Initial Contracts(2)
Weighted Average Lease Rate(1)(2)
Range of Lease Rates(2)
Weighted Average Original Number of Monthly Payments(1)
Range of Original Number of Monthly Payments
Weighted Average Remaining Number of Monthly Payments(1)
Range of Remaining Number of Monthly Payments
Average Original Residual Value(2)
Range of Original Residual Values(2)
Aggregate of Residual Values as a Percentage of Aggregate Net Investment
  Value as of Cutoff Date
Percentage of Lease Contracts for Lexus Vehicles (by Discounted Principal
  Balance as of the Cutoff Date)
Percentage of Lease Contracts for Toyota Vehicles (by Discounted
  Principal Balance as of the Cutoff Date)
Percentage of Lease Contracts for New Vehicles (by Outstanding Principal
  Balance)(2)
Percentage of Lease Contracts for Used Vehicles (by Outstanding Principal
  Balance)(2)

---------

(1) Weighted by Outstanding Principal Balance as of the Cutoff Date.

(2) Without giving effect to discounting for calculation of Discounted Principal Balances.

                               INITIAL CONTRACTS

                                                                                    AVERAGE    MINIMUM    MAXIMUM
                                                                                   ---------  ---------  ---------
Original Principal Balance
Outstanding Principal Balance(1)(2)
Residual Value(1)(2)
Lease Rate(1)(3)
Seasoning (months)(1)(3)
Remaining Term (months)(1)(3)

---------

(1) As of the Cutoff Date.

(2) Without giving effect to discounting for calculation of Discounted Principal Balances.

(3) Weighted by Outstanding Principal Balance as of the Cutoff Date.

    DISTRIBUTION OF THE INITIAL CONTRACTS BY LEASE RATE

    The distribution of the Initial Contracts as of the Cutoff Date by Lease Rate was as follows:

                                                           PERCENTAGE OF                          PERCENTAGE OF
                                            NUMBER OF        NUMBER OF     INITIAL CUTOFF DATE  AGGREGATE CUTOFF
                                             INITIAL          INITIAL          OUTSTANDING       DATE PRINCIPAL
LEASE RATE RANGE                            CONTRACTS        CONTRACTS      PRINCIPAL BALANCE        BALANCE
---------------------------------------  ---------------  ---------------  -------------------  -----------------
less than 2.00%........................
2.00% to 2.99%.........................
3.00% to 3.99%.........................
4.00% to 4.99%.........................
5.00% to 5.99%.........................
6.00% to 6.99%.........................
7.00% to 7.99%.........................
8.00% to 8.99%.........................
9.00% to 9.99%.........................
10.00% to 10.99%.......................
11.00% to 11.99%.......................
12.00% to 12.99%.......................
13.00% to 13.99%.......................
    Total(1)...........................

---------

(1) Percentages may not add to 100.00% due to rounding.

    DISTRIBUTION OF THE INITIAL CONTRACTS BY MATURITY

    The distribution of the Initial Contracts as of the Cutoff Date by year of maturity was as follows:

                                                           PERCENTAGE OF                          PERCENTAGE OF
                                            NUMBER OF        NUMBER OF         CUTOFF DATE      AGGREGATE CUTOFF
                                             INITIAL          INITIAL          OUTSTANDING       DATE PRINCIPAL
YEARS OF MATURITY                           CONTRACTS        CONTRACTS      PRINCIPAL BALANCE        BALANCE
---------------------------------------  ---------------  ---------------  -------------------  -----------------
1998...................................
1999...................................
2000...................................
2001...................................
2002...................................
2003...................................
    Total(1)...........................

---------

(1) Percentages may not add to 100.00% due to rounding.

    DISTRIBUTION OF THE INITIAL CONTRACTS BY STATE

                                                                                                  PERCENTAGE OF
                                                                                                    AGGREGATE
                                                            PERCENTAGE OF                          CUTOFF DATE
                                             NUMBER OF        NUMBER OF         CUTOFF DATE        OUTSTANDING
                                              INITIAL          INITIAL          OUTSTANDING         PRINCIPAL
STATE OF ORIGINATION(1)                      CONTRACTS        CONTRACTS      PRINCIPAL BALANCE       BALANCE
----------------------------------------  ---------------  ---------------  -------------------  ---------------
California..............................
Ohio....................................
Pennsylvania............................
Michigan................................
Florida.................................
    Total(2)............................

---------

(1) By Dealer location.

(2) Percentages may not add to 100.00% due to rounding.

REPRESENTATIONS, WARRANTIES AND COVENANTS

    The Initial Contracts and Initial Leased Vehicles will be described in a schedule appearing as an exhibit to the SUBI Supplement, which schedule will be amended from time to time as Subsequent Contracts and Subsequent Leased Vehicles become SUBI Assets during the Revolving Period (collectively, the "Schedule of Contracts and Leased Vehicles").

    The Schedule of Contracts and Leased Vehicles will identify each Contract by identification number, will identify each Leased Vehicle by its vehicle identification number and will set forth as to each such Contract, among other things, its: (i) date of origination; (ii) originally scheduled termination date; (iii) Monthly Payment; (iv) original capitalized cost; (v) Outstanding Principal Balance and Discounted Principal Balance as of the related Cutoff Date; and (vi) Residual Value. In the Servicing Agreement, representations and warranties will be made with respect to each Contract and Leased Vehicle to the effect described under "The Contracts -- Characteristics of the Contracts -- GENERAL", and that, among other things, each such Contract and, to the extent applicable, the related Leased Vehicle or lessee: (a) was originated by a Dealer located in the United States in the ordinary course of its business and in compliance with TMCC's normal credit and underwriting policies and practices;
(b) is owned by the Titling Trust, free of all liens, encumbrances or rights of others; (c) was originated in compliance with, and complies with, all material applicable legal requirements; (d) all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the originator of such Contract and the Titling Trustee in connection with (i) the origination of such Contract, (ii) the execution, delivery and performance by such originator of the Contract and (iii) the acquisition by the Titling Trust of such Contract and Leased Vehicle, have been duly obtained, effected or given and are in full force and effect as of such date of creation or acquisition; (e) is the legal, valid and binding obligation of the lessee; (f) to the knowledge of TMCC, is not subject to any right of rescission, setoff, counterclaim or any other defense of the related lessee to pay the Outstanding Principal Balance due under such Contract and no such right of rescission, setoff, counterclaim or other defense has been asserted or threatened; (g) the related Dealer, the Servicer and the Titling Trust have each satisfied all obligations required to be fulfilled on its part with respect thereto; (h) is payable solely in United States dollars in the United States; (i) the lessee thereunder is located in the United States and is not TMCC, the Transferor or any of their respective affiliates; (j) requires the lessee to maintain insurance against loss or damage to the related Leased Vehicle under an insurance policy that names the Titling Trust as loss payee;
(k) the related certificate of title is registered in the name of the Titling Trust or Titling Trustee (or a properly completed application for such title has been submitted to the appropriate titling authority); (l) is a closed-end lease that requires all contract payments to be made within 60 months of the date of origination of such Contract; (m) is fully assignable and does not require the consent of the lessee as a condition to any transfer, sale or assignment of the rights of the originator;
(n) has a Residual Value that does not exceed an amount reasonably established by the Servicer consistent with its policies and practices; (o) has not been deferred more than four times or extended by more than twelve months in the aggregate (or extended by more than sixteen months with the inclusion of any deferrals) or otherwise modified except in accordance with TMCC's normal credit and collection policies and practices; (p) is not an Other SUBI Asset; (q) to the knowledge of TMCC, the lessee thereunder is not bankrupt or currently the subject of a bankruptcy proceeding; (r) is not more than 60 days past due; (s) is a finance lease for accounting purposes; and (t) is a "true lease" for applicable state law purposes relating to the perfection of security interests.

    The Servicing Agreement will provide that the reinvestment of Principal Collections (and reimbursed Loss Amounts and Certificate Principal Loss Amounts) in Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period will be subject to the satisfaction of certain conditions precedent including, among other things, that after giving effect to such reinvestment,
(i) each Subsequent Contract will be allocated as a SUBI Asset based upon its Discounted Principal Balance as of the relevant Transfer Date, (ii) the weighted average remaining term of the Contracts (including the Subsequent Contracts) is not greater than 36 months and (iii) the weighted average Residual Value of the Leased Vehicles relating to the Contracts (including the Subsequent Contracts), as a percentage of the aggregate original principal balances of the Contracts (including the Subsequent Contracts), in each case as of the related dates of origination, is not greater than 70%. The foregoing criteria may be changed without the consent of any Certificateholder if the Trustee receives notice from each Rating Agency to the effect that the use of such changed criteria will not result in the reduction, withdrawal or qualification of its then current rating of any Certificates.

    The Servicing Agreement will provide that upon the discovery by the Titling Trustee, TMCC, the Trustee or the Transferor of a breach of any representation, warranty or covenant referred to in the second preceding paragraph that materially and adversely affects the owners of interests in the SUBI or the Certificateholders in the related Contract or Leased Vehicle, which breach is not cured in all material respects within 60 days after TMCC discovers such breach or is given notice thereof, such Contract and Leased Vehicle (and the related SUBI Assets) will be reallocated to the UTI and TMCC will be required to deposit (or cause to be deposited) into the SUBI Collection Account an amount (the "Reallocation Payment") equal to the Discounted Principal Balance of such Contract as of the last day of the Collection Period during which the related cure period ended, plus an amount equal to any imputed lease charge on such Contract at the related Lease Rate that was delinquent as of the end of such Collection Period. The foregoing payment obligation will survive any termination of TMCC as Servicer under the Servicing Agreement.

                       MATURITY AND YIELD CONSIDERATIONS


    The weighted average life of each Class of Certificates will depend primarily upon whether or not a Swap Termination occurs and whether the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance, Adjusted Class A-3 Certificate Balance or Adjusted Class B Certificate Balance, as the case may be, is reduced to zero on the related Targeted Maturity Date (including whether or not any Maturity Advance is made to cause such result). Whether the amount of Principal Collections received prior to a Targeted Maturity Date will be sufficient to reduce the Adjusted Certificate Balance of any Class to zero will be determined by the default, prepayment, loss, liquidation and extension and deferral experience with respect to the Contracts, which cannot be predicted. In the event the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance, Adjusted Class A-3 Certificate Balance or Adjusted Class B Certificate Balance, as the case may be, is not reduced to zero on the related Targeted Maturity Date, the rate at which principal is paid to related Certificateholders thereafter will depend upon the amount of scheduled and unscheduled payments on or in respect of the Contracts and the Leased Vehicles (including liquidations of the Contracts and payment of the Residual Values of the related Leased Vehicles) or payment of any Accelerated Principal Distribution Amount, the rate at which such payments are paid through to such Certificateholders pursuant to the payment priorities described herein and whether or not a Swap Termination or purchase of the SUBI by the Transferor occurs thereafter. If a Swap Termination occurs and the Certificates are to be retired prior to their Targeted Maturity Dates, the related Certificateholders may not be able to reinvest the related payments of principal received at yields as high as the applicable Class A-1 Rate, Class A-2 Rate, Class A-3 Rate or Class B Rate, as the case may be. In addition, if a Swap Termination occurs, the amount of and liability for any swap termination payment may affect the amounts available for such Class A Certificates.



    In general, the rate of prepayments and defaults on the Contracts may be influenced by a variety of economic, social, geographic and other factors, such as interest rates, the unemployment rate, the inflation rate and the demand for and supply of new and used cars. The Titling Trust was formed and began to accept assignments of lease contracts in November 1996. All of the lease contracts assigned to the Titling Trust since that time have been, and all of the lease contracts to be assigned to the Titling Trust will be, assigned by Dealers using TMCC's underwriting standards. TMCC actively encourages lessees under lease contracts with remaining terms of less than one year to either buy, trade in or refinance the related leased vehicles prior to the related scheduled maturities of such lease contracts. TMCC estimates that, of the automobile and light duty truck retail lease contracts in its portfolio that were scheduled to mature during fiscal year 1997 and during the [nine-month] period ended [June 30, 1998], approximately 48% and 44%, respectively, terminated more than 30 days prior to maturity as a result of voluntary prepayments as to which the leased vehicles were purchased by the related lessee or a dealer or repossession of the leased vehicles due to default by the lessees under the related lease contracts. Such early terminations primarily were due to voluntary prepayments. No assurance can be given that the Contracts will experience the same rate of prepayment or default or any greater or lesser rate than TMCC's historical rate, or that the Residual Value experience of Leased Vehicles related to Contracts that have reached their Maturity Dates will be the same as or higher or lower than TMCC's historical residual value loss experience with respect to lease contracts in its portfolio. Moreover, there can be no assurance as to whether a Maturity Advance or Inventory Advance will be made or, if made, will be sufficient to pay in full any Class on the related Targeted Maturity Date and, therefore, any Class may mature significantly later than its Targeted Maturity Date.


              CLASS A CERTIFICATE FACTORS AND TRADING INFORMATION;
                     REPORTS TO CLASS A CERTIFICATEHOLDERS


    The "Certificate Factor" for each Class of Certificates will be a seven-digit decimal that the Servicer will compute each month indicating the related Class Certificate Balance, as the case may be, as of the close of business on the Monthly Allocation Date in such month as a fraction of the Initial Certificate Balance of the related class of Class A Certificates. Each Certificate Factor will initially be 1.0000000 and will remain unchanged during the Revolving Period, except in certain limited circumstances where there are unreimbursed Certificate Principal Loss Amounts allocated to such Class, and during the Accumulation Period until the related Targeted Maturity Date or the occurrence of a Swap Termination, after which each Certificateholder can determine the outstanding balance of the Certificate held thereby by multiplying the original denomination of the Certificateholder's Class A Certificate by the related Certificate Factor for such month.


    Pursuant to the Agreement,     , as Trustee, will provide to the Class A
Certificateholders (which shall be Cede & Co. as the nominee of DTC unless Definitive Certificates are issued under the limited circumstances described herein) unaudited monthly reports concerning payments received on or in respect of the Contracts and the Leased Vehicles, the Aggregate Net Investment Value, the Investor Percentage, the Certificate Factors for each Class and various other items of information. Certificate Owners may obtain copies of such reports free of charge at the office of the paying agent in Luxembourg or upon a request in writing to the Trustee. In addition, Class A Certificateholders during each calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. SEE "Description of the Certificates -- Statements to Certificateholders" and "-- Book-Entry Registration".

                        DESCRIPTION OF THE CERTIFICATES

    The Certificates will be issued pursuant to the Agreement which, together with the Titling Trust Agreement, the SUBI Supplement, the Servicing Supplement, and the Indenture are incorporated by reference in and made a part of this Prospectus. The following summaries of material provisions of the foregoing documents as well as the summaries included elsewhere in this Prospectus do not purport to be complete and are subject to, and qualified in their entirety by reference to, the actual provisions of such documents. Copies of such documents may be obtained as described under "Documents Incorporated by Reference".

GENERAL


    Each Class A Certificate generally will represent the right to receive quarterly payments of interest at the applicable Class A-1 Rate, Class A-2 Rate or Class A-3 Rate and, to the extent described herein, payments in respect of principal thereof on the related Targeted Maturity Date and, if the related Adjusted Class Certificate Balance is not reduced to zero, payments of principal and interest on each subsequent relevant Monthly Allocation Date. Allocations with respect to such amounts, however, will be made monthly, pursuant to the priorities described below under "-- Allocations, Applications and Payments -- ALLOCATIONS AND APPLICATIONS OF COLLECTIONS IN RESPECT OF INTEREST". In addition, payment of interest to Certificateholders generally will be funded by and limited to amounts payable by the Swap Counterparty in exchange for amounts allocable, applicable and payable by the Trust and based on calculations of the portions of Available Interest, amounts on deposit in the Reserve Fund and Transferor Amounts that are allocable and applicable in respect of the Class A-1 Swap Interest Amount, Class A-2 Swap Interest Amount or Class A-3 Swap Interest Amount and Class A-1 Swap Interest Shortfall Amounts, Class A-2 Swap Interest Shortfall Amounts or Class A-3 Swap Interest Shortfall Amounts. Except as described under "-- Termination of the Trust; Retirement of the Certificates", the Certificates will be "sequential pay" certificates meaning that no principal allocations, applications or payments will be made on the Class A-2 Certificates until the Adjusted Class A-1 Certificate Balance has been reduced to zero, no principal allocations, applications or payments will be made on the Class A-3 Certificates until the Adjusted Class A-2 Certificate Balance has been reduced to zero, and no principal allocations, applications or payments will be made on the Class B Certificates until the Adjusted Class A-3 Certificate Balance has been reduced to zero.



    Allocations, applications and payments in respect of interest on and principal of the Class B Certificates will be subordinated to the extent described herein. Because allocations in respect of interest will be made monthly while interest payments will be made quarterly, it is possible that the Class B Certificates will receive allocations and payments with respect to interest for a quarterly period even though the Class A Certificates have not been allocated the full amount of the related Notional Interest Accrual Amounts, Swap Interest Shortfall Amounts, Loss Amounts and Certificate Principal Loss Amounts with respect to all monthly periods included in the Interest Payment Period.


    The Transferor will permanently retain the Transferor Interest, which will represent the interest in the Trust not represented by the Certificates, including the right to receive the Transferor Percentage of Interest Collections and Principal Collections. SEE "-- Calculation of Investor Percentage and Transferor Percentage". The Transferor Interest will be subordinated to the Investor Interest to the extent described herein, and on any day will equal the difference between the Aggregate Net Investment Value and the Adjusted Investor Balance. SEE "-- Certain Payments to the Transferor".

    The Class A Certificates will be issued in minimum denominations of $1,000 and integral multiples thereof in book-entry form. The Class A Certificates will initially be represented by global certificates registered in the name of Cede & Co., the nominee of DTC. No Certificate Owner will be entitled to receive a certificate representing such owner's Certificate, except as set forth below. Unless and until Definitive Class A Certificates are issued under the limited circumstances described below, all references herein to distributions, notices, reports and statements to Class A Certificateholders will refer to the same actions made with respect to DTC or Cede & Co., as the case may be, for the benefit of Certificate Owners in accordance with DTC procedures. SEE "-- Book-Entry Registration" and "-- Definitive Certificates" below.

GOVERNING LAW

    The Certificates and the Agreement will be governed by the laws of the State of California.

TRANSFER OF THE SUBI

    On the Closing Date, the Transferor will deliver the SUBI Certificate to the Trustee and transfer and assign to the Trustee, without recourse, all of its right, title and interest in and to the SUBI Certificate and the SUBI Assets evidenced thereby (which exclude the rights retained by the Transferor to proceeds of the Residual Value Insurance Policies that are SUBI Assets). Concurrently therewith, the Trustee will execute, authenticate and deliver the Certificates to, or upon the order of, the Transferor. Pursuant to the Agreement, the Transferor will represent and warrant that, immediately prior to the transfer and assignment of the SUBI Certificate to the Trustee, it had good title to and was the sole legal and beneficial owner of the SUBI Certificate, free and clear of liens and claims.

REALLOCATION PAYMENTS AND REALLOCATION DEPOSIT AMOUNTS

    Under certain circumstances, TMCC will be required to make Reallocation Payments in respect of certain Contracts (and the related Leased Vehicles) discovered not to be in compliance with TMCC's representations or warranties or Contracts as to which certain servicing procedures have not been followed, in either case that materially and adversely affects the interests of the Transferor or the Certificateholders in the related Contract or Leased Vehicle. Upon any such payment (other than during the Revolving Period), the Aggregate Net Investment Value will decline by an amount equal to the Discounted Principal Balance of such Contract, and such Contract and the related Leased Vehicle will be reallocated as UTI Assets no longer constituting SUBI Assets. If such deduction would cause the Transferor Interest to become less than zero, TMCC will be required to deposit (or cause to be deposited) in the SUBI Collection Account the amount (the "Reallocation Deposit Amount") by which the Transferor Interest would be reduced to less than zero. Notwithstanding the foregoing, in the event a Reallocation Deposit Amount is required to be made, reallocation of the related Contract (and the related Leased Vehicle) will not be considered to have occurred unless such deposit is actually made. SEE "The Contracts -- Representations, Warranties and Covenants" and "Additional Document Provisions -- The Servicing Agreement -- COLLECTIONS".

CALCULATION OF INVESTOR PERCENTAGE AND TRANSFEROR PERCENTAGE

    Pursuant to the Servicing Agreement, the Servicer will make the calculations necessary to allow the Trustee to allocate all Interest Collections and Principal Collections collected or received in respect of SUBI Assets during the related Collection Period between the Investor Interest and the Transferor Interest, based on the applicable Investor Percentage and Transferor Percentage. In addition, similar calculations will be made by the Servicer at the end of each Collection Period in respect of (i) an amount equal to the Discounted Principal Balance of any Contract that became a Charged-off Contract during such Collection Period (less any related Net Charged-off Vehicle Proceeds) (the aggregate of such amounts in any Collection Period, the "Charged-off Amount"),
(ii) the Residual Value Loss Amount for such Collection Period and (iii) any Additional Loss Amounts incurred during such Collection Period. A "Charged-off Contract" will be a Contract (a) with respect to which the related Leased Vehicle has been repossessed and sold or otherwise disposed of or (b) which has been written off by the Servicer in accordance with its normal policies for writing off lease contracts other than with respect to repossession.

    The "Investor Percentage" in respect of any Collection Period will mean (i) with respect to Charged-off Amounts, Residual Value Loss Amounts and Additional Loss Amounts (collectively, "Loss Amounts") and Interest Collections, in each case that are allocable to the SUBI, the percentage equivalent of a fraction (not to exceed 100%) the numerator of which is the Adjusted Investor Balance on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Initial Investor Balance) and the denominator of which is the Aggregate Net Investment Value on the last day of the immediately preceding Collection Period (or, in the case of the first Collection Period, the Cutoff Date) and (ii) with respect to Principal Collections, the percentage equivalent of a fraction (not to exceed 100%) the numerator of which is the Adjusted Investor Balance and the denominator of which is the Aggregate Net Investment Value, in each case as of the last day of the last Collection Period that commenced during the Revolving Period. The "Transferor Percentage" will in all cases be equal to 100% minus the applicable Investor Percentage.

    As a result of the foregoing, Interest Collections will be allocated based on the relationship of the sum of the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and the Adjusted Class B Certificate Balance to the Aggregate Net Investment Value, which relationship may change from Collection Period to Collection Period. As described above, the Investor Percentage applicable to allocations of Principal Collections after the Revolving Period will become fixed as of the last day of the Revolving Period.

CERTAIN PAYMENTS TO THE TRANSFEROR


    On each Monthly Allocation Date, the Trustee will pay to the Transferor, from amounts on deposit in the SUBI Collection Account in respect of the related Collection Period that are allocable to the SUBI, the following amounts (the "Transferor Amounts"): (i) if such Monthly Allocation Date is during the Revolving Period, the Transferor Percentage of Interest Collections and (ii) if such Monthly Allocation Date is after the Revolving Period, the Transferor Percentage of Interest Collections and, to the extent that the Transferor Interest is equal to or greater than zero, the Transferor Percentage of Principal Collections, in each case subject to the subordination of the Transferor Interest described herein. Amounts to be released to the Transferor pursuant to clause (14) under "-- Allocations, Applications and Payments -- ALLOCATIONS AND APPLICATIONS OF COLLECTIONS" below will also be considered Transferor Amounts, but will not offset or reduce amounts allocable to the Transferor Interest as described in the preceding sentence.



    Notwithstanding the foregoing, no Transferor Amounts will be paid to the Transferor on a Monthly Allocation Date unless (i) the amounts required to be allocated and applied or paid with respect to the Investor Interest as described under "-- Allocations, Applications and Payments -- ALLOCATIONS AND APPLICATIONS OF COLLECTIONS" have been allocated and applied or paid in full and (ii) the amount on deposit in the Reserve Fund, after giving effect to all withdrawals therefrom and other deposits thereto on such Monthly Allocation Date, is at least equal to the Specified Reserve Fund Balance. The principal portion of any Transferor Amounts not paid to the Transferor because the Transferor Interest is less than or equal to zero ("Unallocated Principal Collections") will be retained in the SUBI Collection Account until (a) applied to cover the Class A-1 Notional Interest Accrual Amount, the Class A-2 Notional Interest Accrual Amount, the Class A-3 Notional Interest Accrual Amount, any Class A-1 Swap Interest Shortfall Amount, any Class A-2 Swap Interest Shortfall Amount, any Class A-3 Swap Interest Shortfall Amount, any Class B Notional Interest Accrual Amount, any Class B Swap Interest Shortfall Amount, or any Loss Amounts or Certificate Principal Loss Amounts allocable to the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance or the Adjusted Class B Certificate Balance, (b) the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and Adjusted Class B Certificate Balance have been reduced to zero (in which case such amounts will be released to the Transferor) or (c) the Transferor Interest again exceeds zero (in which case such amounts will again be releasable as Transferor Amounts).

CALCULATION OF CLASS A-1 RATE, CLASS A-2 RATE, CLASS A-3 RATE AND CLASS B RATE



    For the initial Interest Payment Period, the Class A-1 Rate, Class A-2 Rate, Class A-3 Rate and Class B Rate will be based on interpolated rates to be calculated by the Servicer two Business Days prior to the Closing Date. For each subsequent Interest Payment Period the Trustee will make the following determinations:



        (i) On the second Interest Determination Business Day (defined below) preceding the first day of each Interest Payment Period (the "Interest Determination Date"), for each Class of Class A Certificates, the Trustee will determine the London interbank offered rate for U.S. Dollar deposits having maturities of three-months ("three-month LIBOR"), in each case as at 11:00 a.m. (London time) on the Interest Determination Date in question. Such offered rate will be that which appears on the display designated as Telerate Page 3750 on the Dow Jones Telerate Service (or such other page or service as may replace it for the purpose of displaying London interbank offered rates of major banks for U.S. Dollar deposits).



        (ii) If for any reason the relevant page is unavailable or such offered rate does not appear, the Trustee will determine the rates at which three-month deposits in U.S. Dollars are offered by four major banks in the London interbank market (the "Reference Banks") at approximately 11:00 a.m. (London time) on the Interest Determination Date to prime banks in the London interbank market commencing on the first day of the relevant Interest Payment Period. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the Trustee will determine the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Trustee will determine the arithmetic mean of the rates quoted by major banks in New York City, at approximately 11:00 a.m. (New York City time) on the first day of the relevant Interest Payment Period for three-month loans in U.S. Dollars to leading European banks commencing on that date. The rate so determined by the Trustee will be "three- month LIBOR" for such Interest Payment Period.



    For purposes of these calculations, "Interest Determination Business Day" shall mean any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London. Otherwise, as used herein, a "Business Day" is a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, San Francisco, California or Chicago, Illinois are authorized or obligated by law, regulation, executive order or decree to be closed.



INTEREST REDUCTION



    If on any relevant Certificate Payment Date with respect to either the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class B Certificates, the aggregate of amounts payable by the Trust to the Swap Counterparty in respect of interest in accordance with the priorities set forth herein is less than the Class A-1 Swap Interest Amount, Class A-2 Swap Interest Amount, Class A-3 Swap Interest Amount or Class B Swap Interest Amount, then the Trust will pay the amount allocated in respect of the Class A-1 Swap Interest Amount, Class A-2 Swap Interest Amount, Class A-3 Swap Interest Amount and Class B Swap Interest Amount as described below under "-- Allocations, Applications and Payments" to the Swap Counterparty and the corresponding payment due from the Swap Counterparty (and therefore the amount payable on such date on the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates in respect of interest accrued thereon) will be reduced in the same proportion as the proportion that such Class A-1 Swap Interest Shortfall Amount, Class A-2 Swap Interest Shortfall Amount, Class A-3 Swap Interest Shortfall Amount or Class B Swap Interest Shortfall Amount represents of such Class A-1 Swap Interest Amount, Class A-2 Swap Interest Amount, Class A-3 Swap Interest Amount or Class B Swap Interest Amount. If on a subsequent Certificate Payment Date amounts are available, in accordance with the priorities set forth herein, to reimburse all or any part of such Class A-1 Swap Interest Shortfall Amount, Class A-2 Swap Interest Shortfall Amount, Class A-3 Swap Interest Shortfall Amount or

Class B Swap Interest Shortfall Amount, then the Trust will be obligated under the Swap Agreement to pay such amounts to the Swap Counterparty and the corresponding payment due from the Swap Counterparty (and therefore any amounts payable on such date on the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates or Class B Certificates in respect of interest accrued thereon) will be increased proportionally in the same proportion as such reimbursement of such Class A-1 Swap Interest Shortfall Amount, Class A-2 Swap Interest Shortfall Amount, Class A-3 Swap Interest Shortfall Amount or Class B Swap Interest Shortfall Amount represents of the current Class A-1 Swap Interest Amount, Class A-2 Swap Interest Amount, Class A-3 Swap Interest Amount or Class B Swap Interest Amount. Certificateholders will not be entitled to receive any interest on any Swap Interest Shortfall Amounts or the corresponding reductions in amounts payable in respect of interest by the Swap Counterparty.



CALCULATION AND PUBLICATION OF INTEREST ACCRUAL AMOUNTS



    The Trustee will as soon as practicable after 11:00 a.m. (London time) on each Interest Determination Date determine the Class A-1 Rate, Class A-2 Rate, Class A-3 Rate and Class B Rate, the actual number of days in the related Interest Payment Period and the amount of interest that will accrue on each Certificate during such Interest Payment Period. Separately, on each Interest Determination Date, the amount of interest payable on the next relevant Certificate Payment Date for each Class of Certificates shall be calculated by, to the extent necessary, applying any proportional reduction calculated as described above to the amount of interest determined by the Trustee to have accrued on each Certificate at the Class A-1 Rate, Class A-2 Rate, Class A-3 Rate or Class B Rate, as applicable, as described above in accordance with the methods of calculation set forth in the Agreement.



    The Trustee will cause the applicable Class A-1 Rate, Class A-2 Rate, Class A-3 Rate and Class B Rate and the amount of interest payable on each Class of Certificates for each Interest Payment Period to be included in the Statement to Certificateholders to be delivered on the next succeeding Monthly Allocation Date as described herein, and thereby to be notified to each Paying Agent and the Luxembourg Stock Exchange. The applicable Class A-1 Rate, Class A-2 Rate, Class A-3 Rate and Class B Rate or the amount of interest payable on each Class of Certificates so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way of adjustment) without notice in the event of an extension or shortening of any Interest Payment Period. The Luxembourg Stock Exchange will be notified separately of any change in a Certificate Payment Date in connection with any such extension or shortening of an Interest Payment Period.



    The foregoing determinations by the Trustee shall (in the absence of manifest error) be final and binding upon all parties.


ALLOCATIONS, APPLICATIONS AND PAYMENTS

    GENERAL

    On the nineteenth day of each month (or if such day is not a Business Day, then the next succeeding Business Day) (each, a "Determination Date"), the Servicer will inform the Trustee of, among other things, the amount of Interest Collections and Principal Collections allocable to the SUBI, the Investor Percentage, the Transferor Percentage, the Certificate Factor for each Class, the amount of Advances and Maturity Advances, if any, to be made by or reimbursed to the Servicer, the aggregate amount, if any, to be withdrawn from the Reserve Fund and the Servicing Fee and other servicing compensation payable to the Servicer with respect to the preceding Collection Period and related Monthly Allocation Date. On or prior to each Determination Date, the Servicer shall also determine the Specified Reserve Fund Balance and the amounts to be allocated and applied or paid in respect of the Investor Interest and Transferor Interest and in respect of other amounts to be released from the Trust.

    ALLOCATIONS AND APPLICATIONS OF COLLECTIONS IN RESPECT OF INTEREST


    Except as set forth below under "-- Termination of the Trust; Retirement of the Certificates", on each Monthly Allocation Date, based solely upon the information set forth in the Servicers' Certificate, the Trustee will make the following allocations of Available Interest (to the extent sufficient therefor) in the following order of priority:


         (1) an amount equal to the sum of the Class A-1 Notional Interest Accrual Amount, Class A-2 Notional Interest Accrual Amount and Class A-3 Notional Interest Accrual Amount for the related Monthly Interest Period (on a pro rata basis);



         (2) an amount equal to the amount of any unreimbursed Class A-1 Swap Interest Shortfall Amount, Class A-2 Swap Interest Shortfall Amount and Class A-3 Swap Interest Shortfall Amount (on a pro rata basis);



         (3) an amount equal to the Class B Notional Interest Accrual Amount for the related Monthly Interest Period, plus any Class B Swap Interest Shortfall Amount;


         (4) to the Servicer, the Investor Percentage of the Servicing Fee for such Collection Period and the aggregate of the Investor Percentage of accrued but unpaid Servicing Fees in respect of prior Collection Periods;

         (5) to the Servicer, the Investor Percentage of Capped Contingent and Excess Liability Premiums that have not yet been reimbursed to the Servicer;

         (6) to the Titling Trustee (or the Servicer if such amounts were previously advanced by the Servicer) , the Investor Percentage of Capped Titling Trust Administrative Expenses;

         (7) to the Trustee (or the Servicer if such amounts were previously advanced by the Servicer), the Investor Percentage of Capped Trust Administrative Expenses;

         (8) an amount equal to the amount, if any, of Loss Amounts allocable to the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance and Adjusted Class A-3 Certificate Balance on such Monthly Allocation Date, plus the aggregate amount of Certificate Principal Loss Amounts allocated thereto on any prior Monthly Allocation Date (on a pro rata basis based on the amount of such Loss Amounts and Certificate Principal Loss Amounts previously allocated to each such Class), in each case to the extent not reimbursed on such date through the application of amounts withdrawn from the Reserve Fund or Transferor Amounts and not reimbursed pursuant to this clause on any prior date;

         (9) an amount equal to the amount, if any, of interest accrued during the related Monthly Interest Period at the Class B Rate on Certificate Principal Loss Amounts allocated to the Adjusted Class B Certificate Balance and not reimbursed prior to such date;

        (10) an amount equal to the aggregate amount of Loss Amounts allocable to the Class B Certificateholders on such Monthly Allocation Date and not reimbursed pursuant to this clause or through the application of amounts withdrawn from the Reserve Fund and Transferor Amounts, plus the aggregate amount of Certificate Principal Loss Amounts allocated to the Adjusted Class B Certificate Balance and not reimbursed prior to such date;

        (11) for deposit into the Reserve Fund, until the amount on deposit therein equals the Specified Reserve Fund Balance;

        (12) to the Titling Trustee (or the Servicer if such amounts previously were advanced by the Servicer), the Investor Percentage of Uncapped Titling Trust Administrative Expenses;

        (13) to the Trustee (or the Servicer, if such amounts previously were advanced by the Servicer), the Investor Percentage of Uncapped Trust Administrative Expenses; and

        (14) except as described below, to the Transferor, all remaining Interest Collections, which shall for all purposes thereupon be deemed to have been released from the Trust.

PAYMENTS IN RESPECT OF PRINCIPAL AND INTEREST


    Payments will be made to Certificateholders of record as of the Record Date preceding each relevant Certificate Payment Date. With respect to each Interest Payment Period, interest will accrue on the Class A-1 Certificate Balance (and on unreimbursed Certificate Principal Loss Amounts allocated thereto), Class A-2 Certificate Balance (and on unreimbursed Certificate Principal Loss Amounts allocated thereto), Class A-3 Certificate Balance (and on unreimbursed Certificate Principal Loss Amounts allocated thereto) and Class B Certificate Balance (and on unreimbursed Certificate Principal Loss Amounts allocated thereto) at the Class A-1 Rate, Class A-2 Rate, Class A-3 Rate or Class B Rate, as applicable. On each Certificate Payment Date, the Swap Counterparty will make payments to the Trust of amounts due on such date under the Swap Agreement, which amounts will be used to make payments to the related Class A Certificateholders of interest accrued on the related Class of Certificates. If the Trust makes payments of less than the Class A-1 Swap Interest Amount, Class A-2 Swap Interest Amount, Class A-3 Swap Interest Amount or Class B Swap Interest Amount, as the case may be, on any Certificate Payment Date, the Swap Counterparty's corresponding payment obligations under the Swap Agreement will be reduced proportionately. Interest will be calculated on the basis of: (i) in the case of the Adjusted Class A-1 Notional Amount, the Adjusted Class A-2 Notional Amount, the Adjusted Class A-3 Notional Amount and the Adjusted Class B Notional Amount, a 360-day year consisting of twelve 30-day months, and (ii) in the case of each Class of Certificates and amounts due from the Swap Counterparty under the Swap Agreement, the actual number of days in the related Interest Payment Period and a 360-day year.



    Payments to the Swap Counterparty of amounts allocable as interest with respect to the Class A Certificates will be funded out of (A) Available Interest allocated therefor pursuant to clauses (1) and (2) above (whether held in the SUBI Collection Account or Certificateholders' Account) and (B) amounts constituting the net investment income earned on Permitted Investments with respect to funds deposited into the Certificateholders' Account on prior Monthly Allocation Dates in respect of the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance or Adjusted Class A-3 Certificate Balance, as the case may be. As noted above, the Swap Counterparty will make corresponding payments to the Trust of amounts due thereto under the Swap Agreement. Interest will be payable to the Class A Certificateholders by the Trust (i) on each Monthly Allocation Date in March, June, September and December commencing in March 1999 until all required payments in respect of such Class have been made, and (ii) on the related Targeted Maturity Date and each succeeding relevant Monthly Allocation Date until the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance or Adjusted Class A-3 Certificate Balance, as the case may be, is reduced to zero.



    Payments to the Swap Counterparty of amounts allocable as interest with respect to the Class B Certificates will be funded out of (A) Available Interest allocated therefor pursuant to clauses (3) and (9) above (whether held in the SUBI Collection Account or Certificateholders' Account) and (B) amounts constituting net investment income earned on Permitted Investments with respect to funds deposited into the Certificateholders' Account on prior Monthly Allocation Dates in respect of the Adjusted Class B Certificate Balance. As noted above, the Swap Counterparty will make corresponding payments to the Trust of amounts due thereto under the Swap Agreement. Interest will be payable to the Class B Certificateholders by the Trust (i) on each Monthly Allocation Date in March, June, September and December, commencing in March 1999 and (ii) on the Class B Targeted Maturity Date and each succeeding Monthly Allocation Date until the Adjusted Class B Certificate Balance is reduced to zero.

    Amounts allocated for the foregoing purposes and not paid on any Monthly Allocation Date that is not a relevant Certificate Payment Date will be deposited into the Certificateholders' Account and invested in Permitted Investments pending payment as described above.


    In addition to the foregoing, Certificateholders will receive payments (i) in connection with any exercise by the Transferor of its option to repurchase the SUBI Certificate, on the Monthly Allocation Date following the receipt by the Trust of proceeds from such sale and (ii) in connection with the liquidation of the assets of the Trust following the occurrence of a Swap Termination, on the Monthly Allocation Date following the receipt by the Trust of the proceeds of such liquidation.



    Amounts allocated in reduction of the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance or the Adjusted Class B Certificate Balance pursuant to clauses (8) or (10) above and not either (i) reinvested in Subsequent Contracts and Subsequent Leased Vehicles on a particular Monthly Allocation Date (because such Monthly Allocation Date is not a relevant Certificate Payment Date) or (ii) paid to the Certificateholders on any Monthly Allocation Date will be deposited into the Certificateholders' Account and invested in Permitted Investments pending such payment as described below under "-- Investment of Available Amounts".



    The amount of funds to be withdrawn from the Reserve Fund on a Monthly Allocation Date and allocated and applied as described above will equal the lesser of (i) the amount on deposit in the Reserve Fund on the related Deposit Date and available therefor and (ii) the sum of (a) the amount, if any, by which the aggregate of amounts allocable and applicable or payable pursuant to clauses
(1), (2), (3), (8), (9) or (10) above exceeds the amount of Available Interest available to make such allocation and application or payment based on the foregoing priorities, (b) if such Monthly Allocation Date is on or after the Class B Targeted Maturity Date, amounts remaining on deposit in the Reserve Fund (including Class B Reserve Amounts, if necessary) will be applied to fund any unreimbursed Maturity Advances and, if the remainder is sufficient to reduce the Adjusted Certificate Balance of all Classes of outstanding Certificates to zero, such funds will be so paid. On the related Stated Maturity Date, amounts on deposit in the Reserve Fund will be applied to reduce the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance or the Adjusted Class B Certificate Balance to zero, including to reimburse Certificate Principal Loss Amounts previously allocated thereto, should Collections ultimately be insufficient to reduce any such balance to zero and to effect such reimbursements on such date; provided that Class B Reserve Amounts will not be so applied other than with respect to the Class B Certificates, except to the extent that the Class B Reserve Amount exceeds the amount necessary both to reduce the Adjusted Class B Certificate Balance to zero and to make such reimbursements to the Class B Certificateholders. Except as described above, the Class B Reserve Amount shall be available exclusively for payment of accrued and unpaid interest with respect to the Class B Certificates. SEE "Assets of the Trust -- The Accounts; Collections -- THE RESERVE FUND".


    To the extent Available Interest is insufficient therefor, the amount of any deficiency in amounts allocable and applicable or payable pursuant to clauses
(1) through (10) above will be covered, first, from amounts withdrawn from the Reserve Fund, to the extent set forth in the preceding paragraph, that are available therefor and, second, from Transferor Amounts.


    Notwithstanding the foregoing, Available Interest, amounts withdrawn from the Reserve Fund and Transferor Amounts allocated to reimburse Loss Amounts or Certificate Principal Loss Amounts pursuant to clauses (8) and (10) above on a Monthly Allocation Date that occurs during the Revolving Period will be treated as Principal Collections for the Collection Period in which such Monthly Allocation Date occurs and, unless an Accumulation Event or a Swap Termination occurs prior to the related Transfer Date, will be available to be reinvested in Subsequent Contracts and Subsequent Leased Vehicles.


    Payments of principal shall be made in the following manner. On each Monthly Allocation Date, Principal Collections (and if Principal Collections are insufficient therefor, Interest Collections) will be applied to reimburse the Servicer for unreimbursed Advances and Nonrecoverable Advances. Thereafter, the Investor Percentage of remaining Principal Collections plus any Accelerated Principal Distribution Amount will be applied first to reimburse the Transferor for unreimbursed Maturity Advances and second, for deposit into the Certificateholders' Account for payment in respect of the Adjusted Class A-1 Certificate Balance (until the Adjusted Class A-1 Certificate Balance is reduced to zero), Adjusted Class A-2 Certificate Balance (until the Adjusted Class A-2 Certificate Balance is reduced to zero), Adjusted Class A-3 Certificate Balance (until the Adjusted Class A-3 Certificate Balance is reduced to zero) or Adjusted Class B Certificate Balance (until the Adjusted Class B Certificate Balance is reduced to zero), in that order, on any relevant Certificate Payment Date, as described below. On each Certificate Payment Date that coincides with or follows the Targeted Maturity Date for a particular Class of Certificates all amounts on deposit in the SUBI Collection Account and the Certificateholders' Account in respect of principal for such Class (after giving effect to any application of amounts withdrawn from the Reserve Fund and available for such application and Transferor Amounts described above and after the Adjusted Certificate Balance of any senior Class of Certificates has been reduced to zero) will be paid to the Certificateholders of such Class as described herein.



    Principal of each Class of Class A Certificates will be payable (i) on the related Targeted Maturity Date and (ii) if the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance or Adjusted Class A-3 Certificate Balance is not reduced to zero on the related Targeted Maturity Date, then for each such Class on each subsequent Monthly Allocation Date until the date on which the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance or Adjusted Class A-3 Certificate Balance, as the case may be, is reduced to zero and (iii) in connection with a Swap Termination or any exercise by the Transferor of its option to repurchase the SUBI Certificate, on the Monthly Allocation Date following the receipt of proceeds from such liquidation or sale. To the extent that the Adjusted Certificate Balance of a Class of Certificates is not reduced to zero on the related Targeted Maturity Date, the Transferor will have the option to make a Maturity Advance in any amount up to the amount of such deficiency. Notwithstanding the foregoing, payments in reduction of the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance, Adjusted Class A-3 Certificate Balance or Adjusted Class B Certificate Balance may be made prior to the related Targeted Maturity Date if the assets of the Trust are liquidated following a Swap Termination as described below under "-- Termination of the Trust -- SWAP TERMINATION".



    "Available Interest" with respect to any Monthly Allocation Date is an amount equal to the sum of (i) the Investor Percentage of Interest Collections for the related Collection Period less any portion of such Interest Collections used to reimburse Advances and any Nonrecoverable Advances (to the extent not already reimbursed from Principal Collections as described above) plus (ii) investment income (net of investment losses) on Permitted Investments of amounts deposited into the Certificateholders' Account in respect of the Class A-1 Notional Interest Accrual Amount, Class A-2 Notional Interest Accrual Amount, Class A-3 Notional Interest Accrual Amount and the Class B Notional Interest Accrual Amount, and on any Swap Interest Shortfall Amounts allocated to any such Class.



    The "Class A-1 Swap Interest Shortfall Amount" with respect to any Monthly Allocation Date will equal the excess, if any, of (x) the Class A-1 Notional Interest Accrual Amount, plus any outstanding Class A-1 Swap Interest Shortfall Amount from the immediately preceding Monthly Allocation Date, over (y) the aggregate of the amounts of Available Interest and net investment income on Permitted Investments of amounts deposited in the Certificateholders' Account in respect of the Adjusted Class A-1 Certificate Balance allocated and applied or paid for the benefit of Class A-1 Certificateholders in respect of interest on such Monthly Allocation Date.



    The "Class A-2 Swap Interest Shortfall Amount" with respect to any Monthly Allocation Date will equal the excess, if any, of (x) the Class A-2 Notional Interest Accrual Amount, plus any outstanding Class A-2 Swap Interest Shortfall Amount from the immediately preceding Monthly Allocation Date, over (y) the aggregate of the amounts of Available Interest and net investment income on Permitted Investments of amounts deposited in the Certificateholders' Account in respect of the Adjusted Class A-2

Certificate Balance allocated and applied or paid for the benefit of Class A-2 Certificateholders in respect of interest on such Monthly Allocation Date.



    The "Class A-3 Swap Interest Shortfall Amount" with respect to any Monthly Allocation Date will equal the excess, if any, of (x) the Class A-3 Notional Interest Accrual Amount, plus any outstanding Class A-3 Swap Interest Shortfall Amount from the immediately preceding Monthly Allocation Date, over (y) the aggregate of the amounts of Available Interest and net investment income on Permitted Investments of amounts deposited in the Certificateholders' Account in respect of the Adjusted Class A-3 Certificate Balance allocated and applied or paid for the benefit of Class A-3 Certificateholders in respect of interest on such Monthly Allocation Date.



    The "Class B Swap Interest Shortfall Amount" with respect to any Monthly Allocation Date will equal the excess, if any, of (x) the Class B Notional Interest Accrual Amount, plus any outstanding Class B Swap Interest Shortfall Amount from the immediately preceding Monthly Allocation Date, over (y) the aggregate of the amounts of Available Interest and net investment income on Permitted Investments of amounts deposited in the Certificateholders' Account in respect of the Adjusted Class B Certificate Balance allocated and applied or paid for the benefit of Class B Certificateholders in respect of interest on such Monthly Allocation Date.


    "Capped Titling Trust Administrative Expenses" with respect to any Monthly Allocation Date will equal one twelfth of the aggregate amounts sufficient to pay specified administrative costs and expenses of the Titling Trust that are allocable to the SUBI up to but not exceeding $100,000 in any calendar year.

    "Uncapped Titling Trust Administrative Expenses" with respect to any Monthly Allocation Date will equal one twelfth of the aggregate amounts sufficient to pay specified administrative costs and expenses of the Titling Trust that are allocable to the SUBI not subject to the limitations set forth in the definition of Capped Titling Trust Administrative Expenses.


    "Capped Trust Administrative Expenses" with respect to any Monthly Allocation Date will equal one-twelfth of the aggregate amounts sufficient to pay specified administrative costs and expenses associated with the Certificates up to but not exceeding $75,000 in any calendar year (or $125,000 in a calendar year in which a Swap Termination occurs).



    "Uncapped Trust Administrative Expenses" with respect to any Monthly Allocation Date will equal one-twelfth of the aggregate amounts sufficient to pay specified administrative costs and expenses associated with the Certificates not subject to the limitations set forth in the definition of Capped Trust Administrative Expenses.


    "Capped Contingent and Excess Liability Premiums" with respect to any Monthly Allocation Date will equal the amounts sufficient to pay or reserve for payment one-twelfth of the portion of the annual premium payable on the Contingent and Excess Liability Insurance Policies allocable to the SUBI, up to but not exceeding $300,000 in any calendar year.

    "Excess Amounts" with respect to any Monthly Allocation Date are the Interest Collections distributable to the Transferor pursuant to clause (14) above.

    ALLOCATIONS OF LOSSES

    The Investor Percentage of Loss Amounts will be allocable to the Certificates. Loss Amounts allocated to the Certificates on any Monthly Allocation Date will be allocated first to reduce the Adjusted Class B Certificate Balance and then, on any Monthly Allocation Date on which the Adjusted Class B Certificate Balance is reduced to zero, to reduce the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance and the Adjusted Class A-3 Certificate Balance pro rata (based on such amounts as of the last day of the related Collection Period). With respect to any Monthly Allocation Date, the Loss Amounts allocated to the Adjusted Class B Certificate Balance, the Adjusted Class A-1

Certificate Balance, the Adjusted Class A-2 Certificate Balance or the Adjusted Class A-3 Certificate Balance, as the case may be, on such date less any reimbursement thereof on such date from Available Interest, amounts withdrawn from the Reserve Fund that are available therefor and Transferor Amounts will become "Certificate Principal Loss Amounts". Certificate Principal Loss Amounts will be reimbursable on future Monthly Allocation Dates as described above; provided, however, that no such reimbursements will be made after the first relevant Certificate Payment Date on which the Adjusted Class B Certificate Balance, the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance or the Adjusted Class A-3 Certificate Balance, as the case may be, is reduced to zero. Certificate Principal Loss Amounts which are not reimbursed as provided herein will bear interest at the Class B Notional Rate, the Class A-1 Notional Rate, Class A-2 Notional Rate, Class A-3 Notional Rate as the case may be, until reimbursed or until the Adjusted Class B Certificate Balance, the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance or the Adjusted Class A-3 Certificate Balance, as the case may be, is reduced to zero.


    REVOLVING PERIOD

    On each Transfer Date, the Servicer will identify lease contracts and the related leased vehicles of the Titling Trust that meet the eligibility criteria described under "The Contracts" and are not evidenced by the SUBI or any Other SUBI and, on behalf of the Titling Trustee, will allocate lease contracts and related leased vehicles having an aggregate Discounted Principal Balance as of the related Transfer Date approximately equal to, but not greater than, all Principal Collections collected or received since the Cutoff Date (together with amounts used to fund or reimburse Loss Amounts or Certificate Principal Loss Amounts allocated to any Certificates) that have not yet been so reinvested. Upon such allocation, the related lease contracts and leased vehicles will become Subsequent Contracts and Subsequent Leased Vehicles and accordingly will become SUBI Assets. No partial interest in lease contracts (and the related leased vehicles) will be so allocated. Coincident with such allocation, the Servicer, acting on behalf of the Titling Trustee, will withdraw from the SUBI Collection Account (or apply from its own funds if the Servicer is not then subject to the requirement to make deposits therein prior to the Deposit Date) an amount of unreinvested Principal Collections (together with amounts applied to reimburse Loss Amounts or Certificate Principal Loss Amounts) equal to the aggregate Discounted Principal Balance of such Subsequent Contracts to make such reinvestment.

    Principal Collections and reimbursements of Loss Amounts and Certificate Principal Loss Amounts allocated to the Investor Interest and not previously reinvested may be reinvested in additional Subsequent Contracts and Subsequent Leased Vehicles on one or more subsequent Transfer Dates each month prior to the end of the Revolving Period. During the Revolving Period, if the Servicer
determines on the last day of any calendar month commencing in     that the
amount of Principal Collections and reimbursed Loss Amounts and Certificate Principal Loss Amounts for the preceding Collection Period that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles as of the first day of such month exceeds $1,000,000, an Accumulation Event will occur, the Revolving Period will terminate and all unreinvested Principal Collections and reimbursements of Loss Amounts will be allocated as described herein. SEE "-- Accumulation Events" below.

    ACCUMULATION PERIODS


    The Accumulation Period with respect to each Class shall commence on the earlier of the Accumulation Date or the day on which an Accumulation Event occurs, and will end on the earlier of the related Targeted Maturity Date or the occurrence of a Swap Termination, if any. Upon the commencement of the Accumulation Period, Principal Collections and reimbursed Loss Amounts and Certificate Principal Loss Amounts will no longer be reinvested in Subsequent Contracts and Subsequent Leased Vehicles. Rather, during any Accumulation Period, such amounts will be deposited in the Certificateholders'

Account and invested in Permitted Investments maturing on the next relevant Certificate Payment Date on which date such amounts will be payable as described herein.

INVESTMENT OF AVAILABLE AMOUNTS


    During the Revolving Period, Available Interest allocated and applied pursuant to clauses (1), (2), (3), (8), (9) and (10) above will be deposited into the Certificateholders' Account on such Monthly Allocation Date and invested in Permitted Investments maturing on or prior to the succeeding relevant Certificate Payment Date and bearing interest at the related Required Rates. Following the termination of the Revolving Period and prior to the occurrence of any Swap Termination on any Monthly Allocation Date that is not a Certificate Payment Date, both Available Interest so allocated and applied and all amounts allocable and applicable in respect of the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and the Adjusted Class B Certificate Balance (including reimbursements of Loss Amounts or Certificate Principal Loss Amounts) will be deposited into the Certificateholders' Account on such Monthly Allocation Date and invested in Permitted Investments maturing on or prior to the succeeding relevant Certificate Payment Date and bearing interest at the related Required Rates. Such Permitted Investments are expected to be TMCC Demand Notes. TMCC Demand Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC outstanding from time to time. Each TMCC Demand Note will mature on or prior to the next succeeding relevant Certificate Payment Date. Pursuant to the terms of the TMCC Demand Notes, the Trustee, on behalf of the Trust, will have the right to demand payment of amounts due thereunder prior to their stated maturity dates if for any reason Standard & Poor's reduces TMCC's short-term debt to a rating less than A-1+ or Standard & Poor's reduces TMCC's long-term debt to a rating of less than AA, Moody's reduces TMCC's short term debt to a rating less than P-1 or Moody's reduces TMCC's long-term debt to a rating less than Aa3 and the Trustee determines that at such time one or more Permitted Investments having substantially the same maturities and similar demand features and bearing interest at the relevant Required Rates are available and investment therein rather than in TMCC Demand Notes will not, by itself, cause a Rating Agency to reduce or withdraw its rating of any Class of Certificates.


ACCUMULATION EVENTS


    As described above, the Accumulation Period with respect to each Class of Certificates will commence on the earlier to occur of the Accumulation Date or an Accumulation Event and will continue until the earlier of the related Targeted Maturity Date or the occurrence of a Swap Termination, if any.


    "Accumulation Event" will mean any of the following events:

        (i) failure by the Servicer (a) to make any payment or deposit required with respect to the SUBI or the Certificates under the Agreement or the Servicing Agreement within ten Business Days after the date the payment or deposit is required to be made, or (b) to deliver a Servicer's Certificate within ten Business Days after any Determination Date, which failure continues unremedied for three Business Days;

        (ii) failure by the Transferor or the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement (other than those described in clause (i) above) or the Servicing Agreement, which failure materially and adversely affects the rights of holders of the SUBI Certificate or Certificateholders and which continues unremedied for 60 days after the giving of written notice of such failure (a) to the Transferor or the Servicer, as the case may be, by the Trustee or the Titling Trustee or (b) to the Transferor or the Servicer, as the case may be, and to the Trustee by Holders of Certificates evidencing not less than 25% of the Voting Interests of the Class A Certificates and the Class B Certificates, voting together as a single class;

        (iii) failure to cure the inaccuracy of certain representations, warranties and certificates of the Transferor or the Servicer in the Agreement or the Servicing Agreement, which failure materially and adversely affects the rights of the holders of the SUBI Certificate or Certificateholders and which continues uncured and to have such a material adverse effect for 60 days after notice is given as described in clause (ii) above; provided that an Accumulation Event pursuant to this subparagraph
    (iii) will not be deemed to occur if a related Reallocation Payment is due in connection with such breach and has been paid by the Servicer in accordance with the Servicing Agreement;

        (iv) creation of any lien or encumbrance not otherwise permitted by the Agreement or the Servicing Agreement on the SUBI Assets, which lien or encumbrance is not released within 60 days of its creation;

        (v) if the Servicer determines on the last day of any calendar month
    commencing in     that the amount of Principal Collections and reimbursed
    Loss Amounts and Certificate Principal Loss Amounts for the preceding Collection Period that have not been reinvested in Subsequent Contracts and Subsequent Leased Vehicles as of the first day of such month exceeds $1,000,000;

        (vi) an Event of Servicing Termination occurs; or

        (vii) if on any Monthly Allocation Date the aggregate amount withdrawn from the Reserve Fund and deposited into the SUBI Collection Account or the Certificateholders' Account on or prior to such Monthly Allocation Date (without giving effect to any deposits into the Reserve Fund) exceeds $ (i.e., 0.25% of the Aggregate Net Investment Value as of the Cutoff Date).

TERMINATION OF THE TRUST; RETIREMENT OF THE CERTIFICATES

    OPTIONAL PURCHASE OF THE SUBI CERTIFICATE

    In order to avoid excessive administrative expenses, the Transferor will be permitted at its option to purchase the SUBI Certificate from the Trust on any Monthly Allocation Date on or after the Class A-3 Targeted Maturity Date if, either before or after giving effect to the allocations, applications and payments in respect of principal required to be made on such Monthly Allocation
Date, the Investor Balance is less than or equal to $    (10% of the Aggregate
Net Investment Value as of the Cutoff Date) or amounts sufficient to effectively reduce the Investor Balance to such amount have been deposited in the Collection Account on such date. The purchase price will be equal to the greater of (i) the sum of the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and the Adjusted Class B Certificate Balance, in each case plus accrued and unpaid interest thereon and on all unreimbursed Certificate Principal Loss Amounts allocated thereto, plus certain other accrued and unpaid amounts, if any, due to the Trustee, the Titling Trustee and the Servicer, and (ii) the Aggregate Net Investment Value as of the last day of the preceding Collection Period.


    SWAP TERMINATION



    Notwithstanding the payment priorities described above under "Description of
the Certificates     Allocations, Applications and Payments", following any Swap
Termination the assets of the Trust, as increased or decreased by the amount of any swap termination payment, will be liquidated in a commercially reasonable manner. The net proceeds of the liquidation of the assets of the Trust will be allocated and applied or paid on the Monthly Allocation Date following the receipt of such proceeds in the following amounts and order of priority:


        (1) to pay to the Transferor, an amount equal to the amount of any unreimbursed Maturity Advances;

        (2) to pay to the Trustee and Titling Trustee, an amount equal to the amount of any Capped or Uncapped Administrative Expense not yet reimbursed;

        (3) to pay to the Servicer, an amount equal to the amount of any unreimbursed Advances made by it;


        (4) to pay to the Class A Certificateholders, as applicable, on a pro-rata basis, an amount equal to the sum of the Class A-1 Swap Interest Amount, the Class A-2 Swap Interest Amount and the Class A-3 Swap Interest Amount through the date of such payment (with a single corresponding Interest Payment Period from the most recent relevant Certificate Payment Date for each Class of Class A Certificates through such date) to be paid to Class A Certificateholders in respect of interest on a pro rata basis based on the respective amounts of interest so accrued on each such Class at the applicable Class A-1 Rate, Class A-2 Rate and Class A-3 Rate respectively;



        (5) to pay to the Class B Certificateholders, an amount equal to the Class B Swap Interest Amount through the date of such payment (with a single corresponding Interest Payment Period from the most recent relevant Certificate Payment Date through such date);


        (6) an amount equal to the sum of (i) the Adjusted Class A-1 Certificate Balance plus any unreimbursed Certificate Principal Loss Amounts allocated thereto, (ii) the Adjusted Class A-2 Certificate Balance plus any unreimbursed Certificate Principal Loss Amounts allocated thereto, and (iii) the Adjusted Class A-3 Certificate Balance plus any unreimbursed Certificate Principal Loss Amounts allocated thereto to be paid to the Class A-1 Certificateholders, Class A-2 Certificateholders and Class A-3 Certificateholders on a pro rata basis, based on the amounts described in clauses (i), (ii) and (iii) above;

        (7) to pay to the Class B Certificateholders, an amount equal to the Adjusted Class B Certificate Balance plus any unreimbursed Certificate Principal Loss Amounts allocated thereto; and

        (8) to pay to the Transferor any remaining proceeds.


    The net proceeds of any such liquidation may not be sufficient to pay in full the Initial Class A-1 Certificate Balance, Initial Class A-2 Certificate Balance or Initial Class A-3 Certificate Balance in accordance with the foregoing payment priorities. Under such circumstances, Holders will have no recourse to any other assets for payment of the Class A Certificates, and will suffer corresponding losses.



    The Trustee will give notice of termination of the Trust as described below under "Notices" and by delivery to the Titling Trustee, Swap Counterparty and the Luxembourg Stock Exchange. In connection with any such termination, except as otherwise provided in the Agreement, the Transferor will be deemed to relinquish all claims it may have against the assets of the Trust in respect of Transferor Amounts that were not paid to the Transferor.


VOTING INTERESTS AND CERTIFICATEHOLDER ACTION


    The "Voting Interests" of (a) the Class A Certificates and Class B Certificates, respectively, will be allocated between the Certificateholders pro rata, based on the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and the Adjusted Class B Certificate Balance and (b) the Class A-1, Class A-2 and Class A-3 Certificates, respectively, will be allocated among the related Certificateholders pro rata based on the denominations of the outstanding Certificates held thereby. Notwithstanding the foregoing, in certain circumstances, any Class A Certificates held or beneficially owned by the Transferor, TMCC or any of their respective affiliates shall be excluded from such determination.


STATEMENTS TO CERTIFICATEHOLDERS

    On each Determination Date, commencing in     , the Servicer will prepare
and forward to the Titling Trustee, Trustee and the Luxembourg Stock Exchange, and on each Monthly Allocation Date the

Trustee will make available to each Certificateholder, a statement, setting forth with respect to such Monthly Allocation Date or the related Collection Period, among other things, the following:

        (i) the Investor Percentage and Transferor Percentage in effect with respect to the related Collection Period;

        (ii) the aggregate amount being allocated and applied or paid to the Certificateholders of each Class (the "Certificate Distribution Amount");


       (iii) the amount of the Certificate Distribution Amount allocable to (i) the Class A-1 Notional Interest Accrual Amount, the Class A-2 Notional Interest Accrual Amount, the Class A-3 Notional Interest Accrual Amount and the Class B Notional Interest Accrual Amount, (ii) any unreimbursed Class A-1 Swap Interest Shortfall Amount, Class A-2 Swap Interest Shortfall Amount, Class A-3 Swap Interest Shortfall Amount and Class B Swap Interest Shortfall Amount, (iii) the Class A-1 Swap Interest Amount, Class A-2 Swap Interest Amount, Class A-3 Swap Interest Amount and Class B Swap Interest Amount and (iv) the reduction of the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and the Adjusted Class B Certificate Balance, separately identifying any Maturity Advances;


        (iv) the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and Adjusted Class B Certificate Balance, in each case as of such Monthly Allocation Date and after giving effect to the allocation and application or payment of the Certificate Distribution Amount;

        (v) the aggregate amount, if any, of the reimbursement of Loss Amounts included in the Certificate Distribution Amount and the amount thereof allocated to the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and the Adjusted Class B Certificate Balance;

        (vi) the amount of the Certificate Distribution Amount allocable to reimbursement of Certificate Principal Loss Amounts and the amount thereof allocated to the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and the Adjusted Class B Certificate Balance;

       (vii) the amount, if any, of the remaining unreimbursed Certificate Principal Loss Amounts, after giving effect to the allocation and application or payment of the Certificate Distribution Amount;

      (viii) the Investor Percentage of the Servicing Fee; and any amounts remaining unpaid in respect thereof from any prior Monthly Allocation Date;

        (ix) the amount of any Required Amount included in the Certificate Distribution Amount and the balance on deposit in the Reserve Fund on such Monthly Allocation Date, after giving effect to withdrawals therefrom and deposits thereto on such Monthly Allocation Date, the change in such balance from the immediately preceding Monthly Allocation Date, and the Specified Reserve Fund Balance as of the date of such report;

        (x) the amount of Transferor Amounts, if any, included in the Certificate Distribution Amount;

        (xi) the Aggregate Net Investment Value as of the end of such Collection Period;

       (xii) the aggregate amount of Payments Ahead received by the Servicer and being held thereby or on deposit in the SUBI Collection Account in respect of future Collection Periods and the change in such amount from the immediately preceding Monthly Allocation Date;

      (xiii) the amount of Advances and Maturity Advances made, and the amount of unreimbursed Advances and Maturity Advances outstanding after giving effect to the allocation or distribution of the Certificate Distribution Amount; and

       (xiv) certain information used in determining the Specified Reserve Fund Balance.


    Statements in respect of the Class A Certificates will also provide the Class A-1 Rate, Class A-2 Rate and Class A-3 Rate in effect for the related Interest Period and the amount of any proportional reduction or increase in interest paid to the Class A Certificateholders on such Certificate Payment Date pursuant to the Swap Agreement. Additionally, reports will be prepared by the Servicer during the Revolving Period that report certain statistical information with respect to Subsequent Lease Contracts and Subsequent Leased Vehicles allocated as SUBI Assets during the Revolving Period. Such reports will be delivered by the Servicer at the intervals specified in the Agreement to the Trustee and the Luxembourg Stock Exchange, will be filed with the Commission and will be made available at the offices of each Paying Agent.



    In addition, within a reasonable period of time after the end of each calendar year during the term of the Agreement, the Servicer will prepare and forward to the Titling Trustee, Trustee, Swap Counterparty and the Luxembourg Stock Exchange, and the Trustee will make available to each Certificateholder, a statement, setting forth the amounts described in clauses (ii) through (viii) above on an aggregate or annualized basis.


    Copies of all such statements may be obtained at the office of any Paying Agent or by making a request in writing to the Trustee.

NOTICES

    For so long as any Class A Certificates are listed on the Luxembourg Stock Exchange, and such Exchange so requires, notices to Certificateholders will be given by publication in a leading daily newspaper of general circulation in Luxembourg or, if publication in Luxembourg is not practical, in Europe. Such publication is expected to be made in the LUXEMBOURGER WORT. In addition, if Definitive Certificates are issued, such notices will be mailed to the addresses of holders thereof as they appear in the register maintained by the Trustee prior to such mailing. Such notices will be deemed to have been given on the date of such publication or mailing.

PRESCRIPTION

    In the event that any Certificateholder shall not surrender its Certificates for retirement within six months after the date specified in any notice published by the Trustee of the date for final payment thereof, the Trustee shall publish a second notice to Certificateholders to surrender their Certificates for retirement and receive the final payment with respect thereto. If within one year after such second notice any Certificates shall not have been surrendered, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain subject to the Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be returned to the Transferor as specified in the Agreement.

BOOK-ENTRY REGISTRATION

    Unless and until Definitive Certificates are issued with respect to the Certificates or any Class of Certificates, each Class of Certificates offered hereby will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. Until then, Certificate Owners will hold beneficial interests in Certificates through DTC (in the United States) or Cedel Bank or Euroclear (in Europe) directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from DTC Participants, and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to Cede & Co., as the registered holder of the Securities, for distribution to Certificateholders in accordance with DTC procedures. As such, it is anticipated that the only Certificateholder will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders as such term is used in the Agreement or Servicing Supplement, and Certificate Owners will only be permitted to exercise their rights as such indirectly through DTC and DTC Participants, as further described below.

    Cedel Bank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in their respective names on the books of their respective Depositaries which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Cedel Bank Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Bank or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its Depositary. However, each such cross-market transaction will require delivery of instructions to the relevant international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Bank Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of Certificates received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Certificates settled during such processing will be reported to the relevant Euroclear or Cedel Bank Participant on such Business Day. Cash received in Cedel Bank or Euroclear as a result of sales of Certificates by or through a Cedel Bank Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the Business Day following settlement in DTC. As used in this paragraph, "Business Day" means a Business Day on which Cedel Bank and Euroclear are also transacting settlements in securities.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to
Section 17A of the Exchange Act. DTC was created to hold securities for its participating members ("DTC Participants") and to facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the Certificates of any Class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (the "Indirect DTC Participants"). The rules applicable to DTC and DTC Participants are on file with the Commission.

    Certificate Owners that are not DTC Participants or Indirect DTC Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates may do so only through DTC

Participants and Indirect DTC Participants. DTC Participants will receive a credit for the Certificates on DTC's records. The ownership interest of each Certificate Owner will in turn be recorded on respective records of the DTC Participants and Indirect DTC Participants. Certificate Owners will not receive written confirmation from DTC of their purchase, but Certificate Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC Participant or Indirect DTC Participant through which the Certificate Owner entered into the transaction. Transfers of ownership interests in the Certificates of any Class will be accomplished by entries made on the books of DTC Participants acting on behalf of Certificate Owners.

    The deposit of Certificates with DTC and their registration in the name of Cede & Co. will effect no change in Certificate ownership. DTC will have no knowledge of the identities of Certificate Owners and its records will reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. DTC Participants and Indirect DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers. While the Certificates are held in book-entry form, Certificate Owners will not have access to the list of Certificate Owners, which may impede the ability of Certificate Owners to communicate with each other.

    Conveyance of notices and other communications by DTC to DTC Participants, by DTC Participants to Indirect DTC Participants and by DTC Participants and Indirect DTC Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of and interest on the Certificates. DTC Participants and Indirect DTC Participants with which Certificate Owners have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

    DTC's practice is to credit DTC Participants' accounts on each Certificate Payment Date in accordance with their respective holdings shown on its records, unless DTC has reason to believe that it will not receive payment on such Certificate Payment Date. Payments by DTC Participants and Indirect DTC Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such DTC Participant and not of DTC, the Trustee or Titling Trustee (or any paying agent appointed thereby), the Transferor or the Servicer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal of and interest on each Class of Certificates to DTC will be the responsibility of the Trustee, disbursement of such payments to DTC Participants will be the responsibility of DTC and disbursement of such payments to the related Certificate Owners will be the responsibility of DTC Participants and Indirect DTC Participants. As a result, under the book-entry format, Certificate Owners may experience some delay in their receipt of payments. DTC will forward such payments to its DTC Participants which thereafter will forward them to Indirect DTC Participants or Certificate Owners.

    The ability of a Certificate Owner to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC has advised the Transferor that it will take any action permitted to be taken by a Certificateholder only at the direction of one or more DTC Participants to whose account with DTC the Certificates are credited. Additionally, DTC has advised the Transferor that it will take such actions with respect to specified percentages of the Certificateholders' interest only at the direction of and on behalf of DTC Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC Participants whose holdings include such undivided interests.

    Neither DTC nor Cede & Co. will consent or vote with respect to the Certificates. Under its usual procedures, DTC will mail an "Omnibus Proxy" to the Trustee as soon as possible after any applicable Record Date for such a consent or vote. The Omnibus Proxy will assign Cede & Co.'s consenting or voting rights to those DTC Participants to whose accounts the related Certificates are credited on that record date (which record date will be identified in a listing attached to the Omnibus Proxy).

    Cedel Bank is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participating organizations ("Cedel Bank Participants") and facilitates the clearance and settlement of securities transactions between Cedel Bank Participants through electronic book entry changes in accounts of Cedel Bank Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel Bank in any of 28 currencies, including United States dollars. Cedel Bank provides to Cedel Bank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Bank Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any Class A Certificates offered hereby. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any Class A Certificates offered hereby. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member Bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawals of securities and cash from the Euroclear System and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Certificates held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. See "Material Income Tax Considerations" and "Annex I -- Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Tax Documentation Requirements". Cedel Bank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder on behalf of a Cedel Bank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

    Although DTC, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE CERTIFICATES


    Definitive Certificates will be issued to Certificate Owners rather than to DTC only if (i) DTC is no longer willing or able to discharge its responsibilities with respect to the Class A Certificates, and neither the Trustee nor the Transferor is able to locate a qualified successor, or (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC.


    Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all Certificate Owners, through Participants, of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the related Class A Certificates and the receipt of instructions for re-registration, the Trustee will issue Definitive Certificates to Certificate Owners, who thereupon will become Certificateholders for all purposes of the Agreement.

    Payments on the related Class A Certificates will thereafter be made by the Trustee directly to holders of such Class A Certificates in accordance with the procedures set forth herein and to be set forth in the Agreement. Interest payments and any principal payments on the Definitive Certificates on each Certificate Payment Date will be made to holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such holders as they appear on the Certificate Register and, in addition, under the circumstances to be provided by the Agreement, by wire transfer to a bank or depository institution located in the United States and having appropriate facilities therefor. The final payment of principal and interest on any Class A Certificates, however, will be made only upon presentation and surrender of such Definitive Certificates or global certificates at the office or agency specified in the notice of final distribution to Class A Certificateholders, which shall include the office of the Paying Agent in Luxembourg if at such date any Class A Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require.

    A Definitive Certificate may be transferred in whole or in part upon the surrender of the Definitive Certificate to be transferred, together with the completed and executed assignment, at the specified office of the registrar or any transfer agent (which shall include a transfer agent having its specified office in Luxembourg so long as any Class A Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require). In the case of a permitted transfer of only part of a Certificate, a new Certificate in respect of the balance not transferred will be issued to the transferor. Each new Definitive Certificate to be issued upon the transfer of a Definitive Certificate will, upon the effective receipt of such completed assignment by the registrar or a transfer agent at its respective specified office, be available for delivery at such specified office, or at the request of the Holder requesting such transfer, will, within three Business Days of receipt of such completed assignment, be mailed at the risk of the transferee entitled to the new Definitive Certificate to such address as may be specified in such completed assignment. For these purposes, a completed assignment received by the registrar or a transfer agent during the period between a Record Date and the related Certificate Payment Date shall be deemed not to be effectively received by such registrar or transfer agent until the day following such Certificate Payment Date. Neither the registrar nor any transfer agent shall register the transfer of or exchange of any Definitive Certificates following the exercise by the Transferor of the option to purchase the SUBI Certificate.

    Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar to be set forth in the Agreement. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. Holders of Definitive Certificates in Luxembourg will be able to effect transfers by delivery of the Definitive Certificates to Bankers Trust Company Luxembourg S.A. with instructions for the transfer of all or part thereof to the proposed transferee thereof.

    Bankers Trust Company Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450, Luxembourg, has been appointed as paying agent and transfer agent in Luxembourg in relation to the Class A Certificates. The Transferor will maintain a paying agent and transfer agent in relation to the Class A Certificates in Luxembourg for so long as any Class A Certificates are listed on the Luxembourg Stock Exchange. Payments and transfers of the Class A Certificates will be made at the offices of the paying agent and transfer agent in Luxembourg.

                              ASSETS OF THE TRUST

GENERAL


    The property of the Trust will primarily consist of the SUBI Assets evidenced by the SUBI Certificate (which exclude the right to proceeds of the Residual Value Insurance Policies retained by the Transferor). The property of the Trust will also include such amounts as from time to time are held in the SUBI Collection Account and the Certificateholders' Account, investments with respect to such amounts and the net income therefrom, the Trust's rights under the Swap Agreement and the Trustee's rights as third party beneficiary to the SUBI Supplement and the SUBI Servicing Supplement. The Trust will also have the collateral benefit of the Contingent and Excess Liability Insurance Policies described below (and indemnification by TMCC of the related deductibles) and the Trustee's rights as a third-party beneficiary of the Servicing Supplement and SUBI Supplement.


    As registered holder of the SUBI Certificate, the Trustee will be deemed to have ownership of the SUBI Certificate and, through such ownership, an indirect beneficial ownership interest in the Contracts and Leased Vehicles. If a court of competent jurisdiction recharacterizes the transfer of the SUBI to the Trust as a transfer for security, the Trustee may instead be deemed to have a perfected security interest in the SUBI Certificate and the Contracts and Contract Rights susceptible of perfection under the UCC, but in no event will the Trustee be deemed to have a perfected security interest in the Leased Vehicles. SEE "Certain Legal Aspects of the Titling Trust -- Structural Considerations".

THE ACCOUNTS; COLLECTIONS

    THE SUBI COLLECTION ACCOUNT

    On or prior to the Closing Date, one or more accounts will be established as the SUBI Collection Account (the "SUBI Collection Account" and, together with the Certificateholders' Account and the

Reserve Fund, the "Accounts") as trust accounts for the exclusive benefit of the holders of interests in the SUBI into which collections on or in respect of the Contracts and the Leased Vehicles with respect to each Collection Period generally will be deposited on the Deposit Date.


    DEPOSITS INTO THE SUBI COLLECTION ACCOUNT. Deposits into the SUBI Collection Account will include, but will not be limited to, the following payments made in respect of the SUBI Assets: (i) Monthly Payments; (ii) early payments in full of any Contract, including an amount equal to the Residual Value of the related Leased Vehicle (each, a "Prepayment"); (iii) Matured Leased Vehicle Proceeds, Charged-off Vehicle Proceeds and other Liquidation Proceeds;
(iv) Payments Ahead; (v) Advances made by the Servicer and Maturity Advances made by the Transferor; and (vi) Reallocation Payments by TMCC (together with, under certain circumstances following the Revolving Period, Reallocation Deposit Amounts) in respect of certain Contracts as to which an uncured breach of certain representations and warranties or certain servicing covenants has occurred. Pursuant to the Agreement and the Servicing Agreement, in the event that TMCC, as Servicer, ceases to satisfy certain tests with respect to its credit ratings, the Servicer will thereafter be required to commence depositing Interest and Principal Collections and other proceeds in respect of the Contracts and Leased Vehicles into the SUBI Collection Account within two Business Days of receipt thereof, and will cease to have the right, described below, to make such deposits net of amounts payable, reimbursable or distributable to TMCC, as Servicer. Deposits also will be made to the SUBI Collection Account from, among other sources, (i) monies on deposit in the Reserve Fund, (ii) the proceeds of any liquidation of the assets of the Trust following a Swap Termination and (iii) the Transferor, in the event it purchases the SUBI Certificate on or after the Class A-3 Targeted Maturity Date when the Certificate Balance is less than or equal to $ - (10% of the Aggregate Net Investment Value as of the Cutoff Date) or amounts sufficient to effectively reduce the Certificate Balance to such amount have been deposited in the Collection Account on such date.


    "Net Insurance Proceeds" will include recoveries pursuant to the Contingent and Excess Liability Insurance Policies and the comprehensive, collision, public liability and property damage insurance policy required to be obtained and maintained by the lessee pursuant to each Contract (or payment by TMCC of the deductibles as to which it has indemnified the Trust as described in "Additional Document Provisions -- The Servicing Agreement -- INSURANCE ON LEASED VEHICLES"), and amounts paid by any insurer under any other insurance policies relating to the Contracts, the related lessees or the Leased Vehicles (excluding the Residual Value Insurance Policies, the proceeds of which will be a SUBI Asset but will not be transferred by the Transferor to the Trust), in each case net of certain sums applied to the repair of the related Leased Vehicles.

    NET DEPOSITS. So long as TMCC is the Servicer, the Servicer will be permitted to deposit in the SUBI Collection Account only the net amount distributable to the Trustee, as holder of the SUBI Certificate, and the Transferor on the related Deposit Date. The Servicer, however, will account to the Trustee, the Titling Trustee, the Certificateholders and the Transferor as if all of the deposits and distributions described herein were made individually. This "net deposit" provision will be for the administrative convenience of the parties involved and will not affect amounts required to be deposited into the Accounts.

    CERTAIN WITHDRAWALS FROM THE SUBI COLLECTION ACCOUNT. To the extent not already netted against Collections, Matured Leased Vehicle Proceeds or Liquidation Proceeds, as the case may be, the Titling Trustee shall remit to the Servicer, without interest and prior to any other distribution from the SUBI Collection Account on such date, monies from the SUBI Collection Account representing (i) unreimbursed Matured Leased Vehicle Expenses, Charged-off Vehicle Expenses and other Liquidation Expenses; (ii) delinquent Monthly Payments with respect to which the Servicer has made an unreimbursed Advance; and (iii) an amount equal to any unreimbursed Advances that the Servicer has concluded are Nonrecoverable Advances. SEE "Additional Document Provisions -- The Servicing Agreement -- ADVANCES" regarding Nonrecoverable Advances.

    THE CERTIFICATEHOLDERS' ACCOUNT


    On or prior to the Closing Date, the Trustee will establish an account maintained in the name of the Trustee as the Certificateholders' Account (the "Certificateholders' Account") as a trust account for the exclusive benefit of the Certificateholders into which the Investor Percentage of Interest Collections and Principal Collections will be deposited on each Monthly Allocation Date that is not a relevant Certificate Payment Date in the amounts described above under "Description of the Certificates -- Allocations, Applications and Payments". Amounts so deposited will be invested in Permitted Investments (which are expected to be TMCC Demand Notes) meeting the criteria and bearing a rate of interest satisfactory to the Rating Agencies that mature on or before the next relevant Certificate Payment Date. From and after the occurrence of a Swap Termination, no further deposits will be made to Certificateholders' Accounts but instead all such investments will be liquidated and amounts on deposit therein will be deposited into the SUBI Collection Account for application or payment on the next relevant Certificate Payment Date as described herein.


    THE RESERVE FUND


    On or prior to the Closing Date, pursuant to the Agreement, the Transferor will establish the Reserve Fund as a trust account with the Trustee for the benefit of the Certificateholders and the Transferor. The Reserve Fund will not be an asset of the Trust. On each Monthly Allocation Date, to the extent described herein, monies on deposit in the Reserve Fund will be applied to cover certain Loss Amounts and shortfalls in respect of amounts collected with respect to the related Collection Period. In addition, to the extent not otherwise required to make any of the payments specified under "Description of the Certificates -- Allocations, Applications and Payments", monies on deposit in the Reserve Fund will be available to make payments to the Certificateholders should Collections ultimately be insufficient to reduce the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance or the Adjusted Class B Certificate Balance to zero on the related Stated Maturity Date. Of the amounts on deposit in the
Reserve Fund, $     shall be allocated to the Class B Reserve Amount and
generally will be available exclusively for payment of accrued and unpaid interest with respect to the Class B Certificates and for reimbursement of Loss Amounts allocated to the Class B Certificates; provided that on and after the Class B Targeted Maturity Date, such amounts may be applied to repay unreimbursed Maturity Advances, to the extent described herein, and may be applied in reduction of the Adjusted Class B Certificate Balance until the Adjusted Class B Certificate Balance is reduced to zero. Such amounts will not be so applied unless no other amounts are then on deposit in the Reserve Fund and available therefor. Following the initial allocation of amounts to the Class B Reserve Amount, no subsequent amounts deposited into the Reserve Fund will be allocated to the Class B Reserve Amount.



    THE SPECIFIED RESERVE FUND BALANCE. The Reserve Fund will be created on or prior to the Closing Date with the deposit by the Transferor of the Initial Deposit. Thereafter, on each Monthly Allocation Date, the Reserve Fund will be supplemented by certain Collections in excess of those amounts required to be allocated and applied or paid pursuant to clauses (1) through (10) above under "Description of the Certificates -- Allocations, Applications and Payments -- ALLOCATIONS AND APPLICATIONS OF COLLECTIONS" and from certain monies that otherwise would be distributed as Transferor Amounts, until the amount on deposit therein equals the applicable Specified Reserve Fund Balance. Except as described below, the "Specified Reserve Fund Balance" with respect to any
Monthly Allocation Date will equal $     (    % of the Aggregate Net Investment
Value as of the Cutoff Date), except that, if on any Monthly Allocation Date (i) the average of the Charge-off Rates for the three preceding Collection Periods exceeds 1.25%, (ii) the average of the Delinquency Percentages for the three preceding Collection Periods exceeds 1.25%, or (iii) the Residual Value Test is not satisfied as of the related Determination Date, then the Specified Reserve
Fund Balance will equal $     (    % of the Aggregate Net Investment Value as
of the Cutoff Date); provided, however, that the Specified Reserve Fund Balance shall in no event be more than the Adjusted Investor Balance.

    The "Charge-off Rate" with respect to a Collection Period will equal the Aggregate Net Losses with respect to the Contracts that became Charged-off Contracts during such Collection Period expressed, on an annualized basis, as a percentage of the average of (i) the Aggregate Net Investment Value on the last day of the immediately preceding Collection Period and (ii) the Aggregate Net Investment Value on the last day of such Collection Period.

    The "Aggregate Net Losses" with respect to a Collection Period will equal the Discounted Principal Balance of all Contracts newly designated during such Collection Period as Charged-off Contracts minus the sum of (x) Net Liquidation Proceeds collected during such Collection Period with respect to all Charged-off Contracts and (y) the portion of amounts subsequently received in respect of Contracts charged-off in prior Collection Periods specified in the SUBI Supplement.

    The "Delinquency Percentage" with respect to a Collection Period will equal
(a) the number of all outstanding Contracts 60 days or more delinquent (after taking into account permitted deferrals) as of the last day of such Collection Period (excluding Contracts as to which the Leased Vehicle has been sold or otherwise disposed of during such Collection Period) determined in accordance with the Servicer's normal practices, plus (b) the number of Repossessed Leased Vehicles that have not been sold or otherwise disposed of (to the extent the related Contract is not otherwise reflected in clause (a) above), expressed as a percentage of the aggregate number of Current Contracts on the last day of such Collection Period.

    The "Residual Value Test" will not be satisfied as of any Determination Date if (i) with respect to the related Collection Period the number of Leased Vehicles returned to the Servicer relating to Matured Contracts and sold during such period is greater than 25% of all Contracts that, as of their respective origination dates, had been scheduled to become Matured Contracts during such period (provided that at least 500 such Contracts had been scheduled to become Matured Contracts during such Collection Period), and (ii) the average Net Matured Leased Vehicle Proceeds during the three immediately preceding calendar months is less than 75% of the average Residual Values of Leased Vehicles disposed of or liquidated during such period.

    A "Current Contract" will be a Contract that is not a Charged-off Contract, a Liquidated Contract, a Matured Contract or an Additional Loss Contract. A "Liquidated Contract" will be a Contract that has been the subject of a Prepayment in full. An "Additional Loss Contract" will be a Contract as to which the related SUBI Assets have been sold or otherwise disposed of by the Servicer, acting on behalf of the Titling Trust, to pay an Additional Loss Amount.

    "Matured Contract" means any Contract that (i) has been terminated not more than 30 days prior to the termination date specified therein, as such termination date may have been extended or deferred as described herein or (ii) has been terminated 31 or more days prior to the termination date specified therein, as such termination date may have been extended or deferred as described herein, and as to which all scheduled Monthly Payments have been made by or on behalf of the lessee.

    "Repossessed Leased Vehicle" means any Leased Vehicle actually repossessed by the Servicer or its agent or returned by the related lessee 31 or more days prior to the termination date specified in the related Contract, as such termination date may have been deferred as described herein, but as to which one or more scheduled Monthly Payments has not been made by or on behalf of the lessee.

    The Transferor may, from time to time after the date of this Prospectus, request each Rating Agency to (a) approve a formula for determining the Specified Reserve Fund Balance that is different from the one described above that would result in a decrease in the amount of the Specified Reserve Fund Balance or (b) a change in the manner by which the Reserve Fund is funded or to meet the Specified Reserve Fund Balance. If each Rating Agency delivers a letter to the Trustee to the effect that the use of any such new formula or change will not result in a qualification, reduction or withdrawal of its then-current rating of any Class A Certificates, then such new formula or change will be implemented and, to the extent necessary, the Agreement will be amended, without the consent of any Certificateholder or Certificate Owner.


    WITHDRAWALS FROM THE RESERVE FUND. On each Deposit Date, the Trustee shall withdraw from the Reserve Fund, to the extent available therefor, and deposit in the SUBI Collection Account or Certificateholders' Account, as appropriate, an aggregate amount equal to the amount to be applied in reduction of unreimbursed Maturity Advances, plus the Required Amount. Certain amounts on deposit in the Reserve Fund will also be available to make certain other payments on the Stated Maturity Date or for release to the Transferor on such date if not so applied or paid. Monies on deposit in the Reserve Fund on a Monthly Allocation Date in excess of the Specified Reserve Fund Balance will be released to the Transferor. Income on investment of amounts held in the Reserve Fund will belong to the Transferor and will be distributed thereto on each Monthly Allocation Date. Any such amounts received by the Transferor shall be free of any claim of the Trust, the Trustee or the Certificateholders and shall not be available to the Trustee or the Trust for the purpose of making deposits to the Reserve Fund or making payments to the Certificateholders, nor shall the Transferor be required to refund any amount it has properly received.


    MAINTENANCE OF THE ACCOUNTS

    The Accounts will be maintained with the Trustee so long as either (i) the short-term unsecured debt obligations of the Trustee are rated at least P-1 by Moody's and A-1+ by Standard & Poor's or (ii) the Trustee is a depository institution or trust company having (a) a long-term unsecured debt rating from Moody's of at least Baa3 and (b) corporate trust powers and the related Account is maintained in a segregated trust account in the corporate trust department of the Trustee. If the Trustee at any time does not qualify under either of these criteria, the Servicer shall, with the assistance of the Trustee, as necessary, cause the related Account to be moved to a depository institution organized under the laws of the United States or any state thereof that does so qualify, or moved to a segregated trust account located in a corporate trust department of a depository institution or trust company as described above.

    PERMITTED INVESTMENTS

    At the direction of the Servicer, the Trustee shall invest funds on deposit in the SUBI Collection Account and the Reserve Fund in one or more Permitted Investments maturing no later than the Deposit Date succeeding the date of such investment. Additionally, at the direction of the Servicer, the Trustee shall invest funds on deposit in the Certificateholders' Account in one or more Permitted Investments maturing no later than the Deposit Date preceding the next relevant Certificate Payment Date (except as set forth in the following paragraph) and bearing interest at the related Required Rate (except that certain overnight investments need not bear the Required Rate). It is expected that all or substantially all Permitted Investments identified by the Servicer with respect to amounts on deposit in the Certificateholders' Account will be TMCC Demand Notes.

    "Permitted Investments" will be specified in the SUBI Supplement and will include, among other things, U.S. treasury securities, certificates of deposit issued by highly rated U.S. depository institutions or trust companies (including the Trustee), demand or time deposits of, bankers acceptances issued by, or federal funds sold by highly rated U.S. depository institutions or trust companies or other savings institutions that are fully insured by the FDIC, certain repurchase obligations held by any Securitization Trustee backed by similar securities, certain debt securities issued by highly rated U.S. corporations, (including funds for which the Trustee or an Affiliate of the Trustee serves as an investment advisor, administrator, shareholder servicing agent and/or custodian) and the TMCC Demand Notes. Notwithstanding the foregoing, (a) investments on which the obligor is the entity at which the related Account is located may mature on the related Certificate Payment Date or Monthly Allocation Date, as the case may be; (b) investments during the Revolving Period of Principal Collections and reimbursements of Loss Amounts and Certificate Principal Loss Amounts on deposit in the SUBI Collection Account may mature on such dates as in the Servicer's discretion will maintain sufficient cash to acquire Subsequent Contracts and Subsequent Leased Vehicles on the related Transfer Dates; and (c) investments of amounts on deposit in the Certificateholders' Account may mature on the day immediately preceding the next Certificate Payment Date that is a day other than a Saturday or Sunday or a day on which banking institutions in New York, New York and San Francisco, California are not authorized or obligated by law, regulation or executive order to be closed; provided, however, that any Permitted Investments consisting of TMCC Demand Notes may mature as late as such Certificate Payment Date.


    Income or other gain from the foregoing investments generally shall be retained in the related Account with such gain in respect of funds in the SUBI Collection Account and the Certificateholders' Account (other than amounts deposited in respect of the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance, Adjusted Class A-3 Certificate Balance or Adjusted Class B Certificate Balance) generally being treated as Interest Collections received in respect of the related Collection Period. Any loss resulting from such investments shall be charged to the related Account. Income or other gain from such investments of amounts on deposit in the Reserve Fund will be distributed to the Transferor on each Monthly Allocation Date, and income or other gain from certain overnight investments of amounts in the Certificateholders' Account will be distributed to TMCC on relevant Certificate Payment Dates.



    The "Required Rate" with respect to any Permitted Investment of amounts held in the Certificateholders' Account in respect of (i) the Adjusted Class A-1 Certificate Balance will be the Class A-1 Notional Rate, (ii) the Adjusted Class A-2 Certificate Balance will be the Class A-2 Notional Rate, (iii) the Adjusted Class A-3 Certificate Balance will be the Class A-3 Notional Rate (iv) the Adjusted Class B Certificate Balance will be the Class B Notional Rate, and (v) in respect of the Class A-1 Notional Interest Accrual Amount or any Class A-1 Swap Interest Shortfall Amount, the Class A-2 Notional Interest Accrual Amount or any Class A-2 Swap Interest Shortfall Amount, the Class A-3 Notional Interest Accrual Amount or any Class A-3 Swap Interest Shortfall Amount or the Class B Notional Interest Accrual Amount or any Class B Swap Interest Shortfall Amount, will be the one month commercial paper rate, which rate will be reset monthly.


THE CONTINGENT AND EXCESS LIABILITY INSURANCE POLICIES

    In addition to the physical damage and liability insurance coverage required to be obtained and maintained by the lessees pursuant to the Contracts, and as additional protection in the event that any lessee fails to maintain all such required insurance, TMCC maintains contingent liability insurance for bodily injury and property damage suffered by third persons caused by any vehicle owned by any insured. TMCC also maintains with such insurers substantial amounts of excess insurance coverage for which the Titling Trust is an additional named insured (together with the aforementioned primary contingent liability insurance policy, the "Contingent and Excess Liability Insurance Policies"). Currently, these insurance policies collectively provide insurance coverage of $100 million per occurrence, and permit multiple claims in any policy period (with no annual or aggregate cap on the number of claims thereunder), but such coverages may be reduced as described below. Such Contingent and Excess Liability Insurance Policies are subject to significant per occurrence deductibles (generally $125,000, but $250,000 if the related lessees primary insurance policy has lapsed or the related insurer denies coverage on the basis that TMCC or an approved TMCC affiliate is named as loss payee instead of the Titling Trust) in respect of which TMCC will indemnify the Trust. However, in the event that all such insurance coverage has been exhausted and/or TMCC did not satisfy its indemnity obligations such that damages were assessed against the Titling Trust, various claims could be imposed against the Titling Trust Assets, including the SUBI Assets. In such event, investors in the Class A Certificates could incur a loss on their investment. However, the Titling Trust will be an additional named insured under the Contingent and Excess Liability Insurance Policies and payments made thereunder in respect of Leased Vehicles comprising SUBI Assets, and indemnity payments made by TMCC in respect of related deductibles, will constitute SUBI Assets. To the extent that payments under the Contingent and Excess Liability Insurance Policies are made to third party claimants, they will reduce the Additional Loss Amounts that otherwise would be required to be paid out of the SUBI Assets. SEE "Risk Factors -- Risks Associated with Vicarious Tort Liability with Respect to Leased Vehicles", "Certain Legal Aspects of the Titling Trust -- Structural Considerations -- ALLOCATION OF TITLING TRUST LIABILITIES" and " -- Third-Party Liens on SUBI Assets" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Vicarious Tort Liability".

    The Servicing Agreement will provide that so long as any Certificates are outstanding, the Titling Trustee and TMCC will maintain one or more Contingent and Excess Liability Insurance Policies with coverages in an amount of at least $10 million per occurrence as specified in the Servicing Supplement unless each Rating Agency has delivered notice to the Trustee to the effect that failure to maintain any such insurance policy will not cause it to qualify, reduce or withdraw its then-current rating of any Class of Certificates. The foregoing obligations of TMCC will survive any termination of TMCC as Servicer under the Servicing Agreement.

SUBORDINATION


    The Class B Certificates will be subordinated to the Class A Certificates so that on any Monthly Allocation Date (i) allocations and applications in respect of interest on the Class B Certificates generally will not be made until amounts have been appropriately allocated and applied in respect of the Class A-1 Notional Interest Accrual Amount and any Class A-1 Swap Interest Shortfall Amount, the Class A-2 Notional Interest Accrual Amount and any Class A-2 Swap Interest Shortfall Amount and the Class A-3 Notional Interest Accrual Amount and any Class A-3 Swap Interest Shortfall Amount as of such Monthly Allocation Date,
(ii) allocations and applications in respect of principal of the Class B Certificates generally will not be made until the foregoing allocations, applications and payments and all allocations and applications in reduction of the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance and the Adjusted Class A-3 Certificate Balance (including reimbursements of Loss Amounts allocated thereto) have been made and (iii) Loss Amounts and Certificate Principal Loss Amounts will be allocated to the Class B Certificates until the Class B Certificate Balance has been reduced to zero prior to the allocation of any Loss Amounts or Certificate Principal Loss Amounts to the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance and the Adjusted Class A-3 Certificate Balance. Payments of interest on the Class B Certificates to the extent of collections on Contracts allocable to interest will not be subordinated to the payment of principal of or reimbursements of Loss Amounts allocable to the Class A Certificates. In addition, because allocations of interest will be made monthly while interest payments will be made quarterly, it is possible that the Class B Certificates will receive allocations and payments with respect to interest for a quarterly period even though the Class A Certificates have not received the full amount of the related Notional Interest Accrual Amounts, Swap Interest Shortfall Amounts, Loss Amounts and Certificate Principal Loss Amounts with respect to all monthly periods included in the Interest Payment Period.



    In addition, the rights of the Certificateholders to receive certain payments with respect to the Contracts will be subordinated to the rights of the Swap Counterparty to receive any Swap Termination payment due to it, the rights of the Transferor to be reimbursed for any Maturity Advances, the rights of the Trustee and the Titling Trustee to be reimbursed for Capped and Uncapped Trust Administrative Expenses and the rights of the Servicer (to the extent that the Servicer is paid the Servicing Fee with respect to the related Collection Period, including any unpaid Servicing Fees with respect to one or more prior Collection Periods and any additional servicing compensation as described herein, and to the extent the Servicer is reimbursed for certain unreimbursed Advances).


                         ADDITIONAL DOCUMENT PROVISIONS


    The following summaries of certain provisions of the Agreement, the Titling Trust Agreement, the Servicing Agreement, TMCC Demand Notes, the Swap Agreement and the Indenture do not purport to be complete and are qualified in their entirety by reference to such agreements, which are incorporated by reference in this Prospectus and copies of which may be obtained as described under "Available Information" and "Documents Incorporated by Reference". Capitalized terms used but not defined in such summaries have the meanings given to them in the respective agreements.

ADDITIONAL AGREEMENT PROVISIONS

    Certain additional provisions of the Agreement are summarized below.

    NO PETITION


    The Trustee will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, the Titling Trust or the Titling Trustee until one year and one day after payment of the Certificates in full. Whether or not the Trustee institutes or joins in any such proceeding, certain events of insolvency or bankruptcy with respect to TMCC or the Transferor will be Events of Default under the Swap Agreement that may cause the termination of the Swap Agreement and liquidation of the assets of the Trust.


    AMENDMENT

    The Agreement may be amended by the Transferor and the Trustee, without the consent of the Certificate Owners, to cure any ambiguity, mistake or error, to correct or supplement any provision therein which may be inconsistent with any other provision therein, to add, change or eliminate any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions of the Agreement or to add or amend any provision therein in connection with permitting transfers of the Class B Certificates; provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any Certificateholder and the Trustee shall have been furnished with an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any Certificate Owner.

    The Agreement may also be amended from time to time by the Transferor and the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of each Class of Certificateholders (including, without limitation, with respect to changing the formula for determining the Specified Reserve Fund Balance, the manner in which the Reserve Fund is funded, changing the remittance schedule for collection deposits in the SUBI Collection Account or changing the definition of Permitted Investments) if (a) the Trustee has been furnished with a letter from each Rating Agency to the effect that such amendment would not cause its then-current rating on any Class of Certificates to be qualified, reduced or withdrawn or (b) the Trustee has received the consent of the Holders of Certificates evidencing not less than 51% of the Voting Interests of the Certificates, voting together as a single class; provided, however, that no such amendment shall increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the SUBI or the SUBI Certificate or payments that shall be required to be made to the Holders of Certificates and no amendment of any type shall reduce the percentage of the aggregate Voting Interests of the Certificates of any Class required to consent to any such amendment, in each case without the consent of all Certificateholders.

    Any amendment eliminating the Reserve Fund or reducing the Specified Reserve Fund Balance shall also require the Transferor to deliver to the Trustee an opinion of counsel to the effect that after such amendment, for federal income tax purposes, the Trust will not be treated as an association taxable as a corporation, and the Class A Certificates will, and the Class B Certificates should, properly be characterized as indebtedness that is secured by the assets of the Trust.

    THE TRUSTEE


      -  will be the Trustee under the Agreement. The Corporate Trust Office of
the Trustee is located at   -  .   -  is not affiliated with TMCC, although it
does act as a service provider to TMCC.


    The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Transferor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement, becomes legally unable to act or becomes insolvent. In such circumstances, the Transferor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by such successor Trustee.

    The Trustee must be a bank or trust company organized under the laws of the United States, any state of the United States, the District of Columbia or the Commonwealth of Puerto Rico, authorized to exercise corporate trust powers under those laws, and subject to supervision or examination by federal or state laws, with a combined capital and surplus of at least $50,000,000 and a long-term deposit rating no lower than Baa3 by Moody's, or must be otherwise acceptable to each Rating Agency. A co-trustee or separate trustee appointed as described above need not meet these eligibility requirements.

    Holders of Certificates evidencing not less than 25% of the Voting Interests of the Certificates, voting together as a single class, generally will have the power to direct any proceeding for any remedy available to the Trustee under the Agreement, and the exercise of any trust or power conferred on the Trustee by the Agreement (including actions by the Trustee in its capacity as a party to, or a third-party beneficiary of, the SUBI Supplement or the Servicing Supplement). However, the Trustee will not be required to follow such a direction if, after being advised by counsel, it concludes that the action is unlawful, or if it in good faith determines that the proceedings directed would be illegal, would subject it to personal liability or would be unduly prejudicial to the rights of other Certificateholders.

    A Certificateholder may institute proceedings under the Agreement, but only if (i) such Holder previously has given to the Trustee written notice of default, (ii) Holders of Certificates evidencing not less than 25% of the Voting Interests of the Certificates, considered as a single class, have made written request upon the Trustee to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and (iii) the Trustee for 30 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby. Certificateholders will have no express right to institute a proceeding directly under the Titling Trust Agreement or the Servicing Agreement.

    GOVERNING LAW

    The Agreement and the Certificates will be governed by the laws of the [State of California] except that the rights, privileges, duties, liabilities and immunities of the Trustee shall be governed by the laws of the [State of New York.]

THE TITLING TRUST AGREEMENT

    THE SUBI, THE OTHER SUBIS AND THE UTI

    TMCC is the grantor and (as holder of the UTI) a beneficiary of the Titling Trust. In its capacity as grantor, TMCC will from time to time assign, transfer, grant and convey (or cause to be assigned, transferred, granted and conveyed) to the Titling Trustee in trust the Titling Trust Assets. TMCC will hold the UTI, which represents a beneficial interest in all Titling Trust Assets other than the SUBI Assets and the Other SUBI Assets. TMCC may pledge the UTI as security for obligations to third-party lenders and may create and sell or pledge Other SUBIs in connection with financings similar to the transaction described herein. Each holder or pledgee of the UTI and any Other SUBI will be required expressly to disclaim any interest in the Titling Trust Assets other than the UTI Assets or the Other SUBI Assets, respectively, and to subordinate fully any claims to such other Titling Trust Assets in the event that this disclaimer is not given effect. Except under the limited circumstances described under "Certain Legal Aspects of the Titling Trust -- Structural Considerations -- ALLOCATION OF TITLING TRUST LIABILITIES", the SUBI Assets will not be available to make payments in respect of, or pay expenses relating to, the UTI or any Other SUBIs, and the Other SUBI Assets evidenced by any Other SUBIs will not be available to make payments on, or pay expenses relating to, the SUBI, the UTI or any other SUBI.

    Each Other SUBI will be created pursuant to a supplement to the Titling Trust Agreement (each, an "Other SUBI Supplement") which will amend the Titling Trust Agreement only with respect to the Other SUBI to which it relates. The SUBI Supplement will amend the Titling Trust Agreement only as it relates to the SUBI, and no Other SUBI Supplement will amend the Titling Trust Agreement as it relates to the SUBI.

    All Titling Trust Assets, including the SUBI Assets, will be owned by the Titling Trust on behalf of the beneficiaries of the Titling Trust. The SUBI Assets will be segregated from the rest of the Titling Trust Assets on the books and records of the Titling Trustee and the Servicer and the holders of other beneficial interests in the Titling Trust (including the UTI and any Other SUBIs) will have no rights to the SUBI Assets. Liabilities of the Titling Trust shall be allocated to the SUBI Assets, the UTI Assets or Other SUBI Assets, respectively, if incurred with respect thereto, or will be allocated pro rata among all Titling Trust Assets if incurred with respect to the Titling Trust Assets generally.

    The Titling Trust has obtained insurance policies (the "Residual Value Insurance Policies"), naming TMCC as an additional loss payee and providing coverage with respect to shortfalls in amounts collected in respect of the Residual Values of lease contracts and related leased vehicles that are Titling Trust Assets and that are or may become SUBI Assets. The proceeds of such policies with respect to Contracts and Leased Vehicles that are SUBI Assets will also be SUBI Assets, but will be retained by the Transferor and not transferred to the Trust with the SUBI Certificate and will therefore not be available as Collections, Net Insurance Proceeds or otherwise for the benefit of the Certificateholders.

    Additional Loss Amounts will be incurred in the event that any uninsured liability to third parties (i.e., litigation risk) on the part of the Titling Trust is ultimately borne by the SUBI Assets, whether such liability is incurred
(i) with respect to the SUBI Assets and is therefore allocated to the SUBI Assets pursuant to the SUBI Supplement, (ii) with respect to the Titling Trust Assets generally and a pro rata portion of such liability is allocated to the SUBI Assets pursuant to the Titling Trust Agreement or (iii) with respect to UTI Assets or Other SUBI Assets if such UTI Assets or Other SUBI Assets are insufficient to pay such liability. See "Certain Legal Aspects of the Titling Trust -- Structural Considerations -- ALLOCATION OF TITLING TRUST LIABILITIES" and "-- THIRD-PARTY LIENS ON SUBI ASSETS. For purposes of making calculations with respect to allocations and applications in respect of the Certificates, "Additional Loss Amounts" will include both losses incurred with respect to the foregoing uninsured liabilities and monies reserved within the SUBI Collection Account against future losses in respect of such liabilities by the Servicer on behalf of the Trustee.

    SPECIAL OBLIGATIONS OF TMCC AS UTI BENEFICIARY AND GRANTOR

    TMCC, as grantor and holder of the UTI Certificate, will be liable for all debts and obligations arising with respect to the Titling Trust Assets or the operation of the Titling Trust; provided, however, that its liability to any holder, assignee or pledgee of the SUBI or the SUBI Certificate will be governed by the SUBI Supplement, the Agreement and the agreement pursuant to which TMCC transfers the SUBI to the Transferor, and its liability with respect to any transfer, pledge or other financing of the UTI or any UTI

Certificate, or any Other SUBI or Other SUBI Certificate shall be as set forth in the documents relating thereto. To the extent that TMCC shall pay or suffer any liability or expense with respect to the Titling Trust Assets or the operation of the Titling Trust (including reasonable attorneys' fees and expenses, but excluding all obligations with respect to making Advances, Reallocation Payments and Reallocation Deposits), TMCC shall be indemnified, defended and held harmless out of the Titling Trust Assets.

    TITLING TRUSTEE DUTIES AND POWERS; FEES AND EXPENSES

    Pursuant to the Titling Trust Agreement, the Titling Trustee will be required, among other things, to (i) apply for and maintain, or cause to be applied for and maintained, all licenses, permits and authorizations necessary and appropriate to accept assignments of the Contracts and the Leased Vehicles and to carry out its duties as Titling Trustee, including motor vehicle dealer licenses, and (ii) file, or cause to be filed, applications for certificates of title as are necessary and appropriate so as to cause the Titling Trust to be recorded as the holder of legal title of record to the Leased Vehicles.

    The Titling Trustee may be replaced by TMCC only if it ceases to be qualified in accordance with the terms of the Titling Trust Agreement and shall be removed if certain representations and warranties made by the Titling Trustee therein prove to have been materially incorrect when made, or in certain events of bankruptcy or insolvency thereof. The Trustee, as holder of the SUBI Certificate, on behalf of the Certificateholders may, or at the direction of Holders of Certificates evidencing not less than 51% of the Voting Interests of the Certificates, voting together as a single class, will, exercise its powers under the Titling Trust Agreement to cause the Titling Trustee to be removed or replaced for a material breach of its obligations.

    The Titling Trustee will make no representations as to the validity or sufficiency of the SUBI or the SUBI Certificate (other than as to the execution and authentication of the SUBI Certificate), or of any Contract, Leased Vehicle or related document, will not be responsible for performing any of the duties of TMCC or the Servicer and will not be accountable for the use or application by any owners of beneficial interests in the Titling Trust Assets of any funds paid in respect of the Titling Trust Assets, or the investment of any of such monies before such monies are deposited into the accounts relating to the SUBI, the Other SUBIs and the UTI. The Titling Trustee will not independently verify the Contracts or the Leased Vehicles. The duties of the Titling Trustee will generally be limited to the holding and liquidation of lease contracts, the titling of the related leased vehicles in the name of the Titling Trust, the creation of the SUBI, the Other SUBIs and the UTI, the maintenance of accounts relating to the Other SUBIs and the UTI and the receipt of the various certificates, reports or other instruments required to be furnished to the Titling Trustee under the Titling Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Titling Trust Agreement.

    The Titling Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Titling Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of the Servicer, the UTI Beneficiary or by the holders of a majority in interest in the SUBI, unless such party or parties have offered to the Titling Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. The reasonable expenses of every such exercise of rights or powers or examination shall be paid by the party or parties requesting such exercise or examination or, if paid by the Titling Trustee, shall be a reimbursable expense of the Titling Trustee.

    The Titling Trustee may enter from time to time into one or more agency agreements (each, a "Trust Agency Agreement") with such person or persons, including without limitation any affiliate of the Titling Trustee (each, a "Trust Agent"), as are by experience and expertise qualified to act in a trustee capacity and otherwise acceptable to TMCC. The Titling Trustee has engaged U.S. Bank as the Trust Agent. Pursuant to the Trust Agency Agreement, the Trust Agent shall perform each and every obligation of the Titling Trustee under the Titling Trust Agreement.

    The Titling Trustee shall be paid out of Titling Trust Assets reasonable compensation and reimbursement of all reasonable expenses (including reasonable attorneys' fees). However, with regard to the SUBI Assets allocable to the SUBI, this requirement is subject to provisions regarding Capped Titling Trust Administrative Expenses. SEE "Description of the Certificates -- Allocations, Applications and Payments -- ALLOCATIONS AND APPLICATIONS OF COLLECTIONS".

    INDEMNITY OF TITLING TRUSTEE AND TRUST AGENTS

    The Titling Trustee and each Trust Agent will be indemnified and held harmless out of and to the extent of the Titling Trust Assets with respect to any loss, liability or expense, including reasonable attorneys' fees and expenses (collectively "Claims"), arising out of or incurred in connection with
(i) any of the Titling Trust Assets (including without limitation any Claims relating to lease contracts or leased vehicles of the Titling Trust, any personal injury or property damage claims arising with respect to any such leased vehicle or any claim with respect to any tax arising with respect to any Titling Trust Asset) or (ii) the Titling Trustee's or the Trust Agent's acceptance or performance of the trusts and duties contained in the Agreement or any Agency Agreement. Notwithstanding the foregoing, neither the Titling Trustee nor any Trust Agent will be indemnified or held harmless out of the Titling Trust Assets as to any Claim (i) which TMCC shall have satisfied because of its liability therefor pursuant to the Servicing Agreement, (ii) incurred by reason of the Titling Trustee's or such Trust Agent's willful misfeasance, bad faith or negligence or (iii) incurred by reason of the Titling Trustee's or Trust Agent's breach of its respective representations and warranties pursuant to the Titling Trust Agreement or the Servicing Supplement. Such indemnities may result in Additional Loss Amounts to the extent payable in respect of the SUBI Assets or allocated to the SUBI.

    TERMINATION

    The Titling Trust and the respective obligations and responsibilities of TMCC and the Titling Trustee shall terminate upon the last to occur of (i) the payment to TMCC and each permitted purchaser, assignee and pledgee of any of TMCC's interests in the Titling Trust (including the Trustee, with respect to the SUBI) of all amounts and obligations required to be paid to them, and the expiration or termination of all financings secured by the Titling Trust Assets by their respective terms and (ii) the maturity or liquidation and the disposition of all Titling Trust Assets and the disposition to or upon the order of TMCC or any permitted purchaser, assignee or pledgee of all net proceeds thereof.

    NO PETITION

    The Titling Trustee and the Trust Agent will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor until one year and one day after final payment of all financings involving interests in the Titling Trust. Each pledgee or assignee of any UTI or other SUBI must give a similar non-petition covenant.

    AMENDMENT

    The Titling Trust Agreement may be amended by written agreement between TMCC and the Titling Trustee, subject to the approval of the Trustee if such amendment affects the rights or interests of the holders of the SUBI Certificate or the Certificateholders (and which approval may be given in the circumstances described under "Additional Document Provisions -- Additional Agreement Provisions -- AMENDMENT"). To the extent that any such amendment relates to or affects the UTI or any Other SUBI in addition to the SUBI, the SUBI Certificate or the SUBI Assets, such amendment may require certain other approvals.

    GOVERNING LAW

    The Titling Trust Agreement will be governed by the laws of the State of Delaware.

    TRUSTEE AS THIRD-PARTY BENEFICIARY

    As the holder of the SUBI Certificate, the Trustee will be a third-party beneficiary of the Titling Trust Agreement. Therefore, the Trustee may, and, upon the direction of Certificateholders representing at least 51% of the Voting Interests of the Certificates, voting together as a single class, will, exercise any right conferred by the Titling Trust Agreement upon a holder of any interest in the SUBI.

THE SERVICING AGREEMENT

    Pursuant to the Servicing Agreement, the Servicer will perform on behalf of the Titling Trustee all of the obligations of the Trust as lessor under the Contracts, including, but not limited to, collecting and posting payments, responding to inquiries of the lessees, investigating delinquencies, sending payment statements to the lessees, collecting and remitting certain sales and use and other taxes to state and local governments and agencies, advancing certain licensing fees, payments of fines for citations and costs of disposition of Leased Vehicles related to Charged-off Contracts, Matured Contracts and Additional Loss Contracts and policing the Contracts, commencing legal proceedings to enforce a Contract on behalf of the Titling Trust, administering the Contracts, including accounting for collections and furnishing monthly and annual statements to the Titling Trustee with respect to distributions and generating federal income tax information. The Titling Trustee will furnish the Servicer with all powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out such servicing and administrative duties under the Servicing Agreement. The Trustee will be a third-party beneficiary of the Servicing Agreement.

    CUSTODY OF CONTRACT DOCUMENTS AND CERTIFICATES OF TITLE

    To assure uniform quality in servicing the Contracts and TMCC's own portfolio of automobile and light duty truck lease contracts and to reduce administrative costs, the Titling Trustee will appoint TMCC, as Servicer, to be its agent, bailee and custodian of the Contracts, the certificates of title relating to the Leased Vehicles and insurance policies and other documents relating to the Contracts, the related lessees and the Leased Vehicles. Such documents will not be physically segregated from other automobile and light duty truck lease contracts, certificates of title and insurance policies and other documents relating to such lease contracts and leased vehicles of TMCC, or those which TMCC services for others, including those leased vehicles constituting Titling Trust Assets that are not evidenced by the SUBI. The accounting records and computer systems of TMCC will reflect the interests of the holders of interests in the SUBI in the Initial Contracts, the Subsequent Contracts, the Initial Leased Vehicles, the Subsequent Leased Vehicles and all related Contract Rights, and "protective" UCC financing statements reflecting certain interests in the Contracts and the Contract Rights will be filed. SEE "Certain Legal Aspects of the Titling Trust -- Structural Considerations -- BACK-UP SECURITY INTEREST IN CERTAIN SUBI ASSETS" and "Certain Legal Aspects of the Contracts and Leased Vehicles -- Back-up Security Interests". The Servicer will be responsible for filing all periodic sales and use tax or property (real or personal) tax reports, periodic renewals of licenses and permits, periodic renewals of qualification to act as a trust and a business trust and other periodic governmental filings, registration or approvals arising with respect to or required of the Titling Trustee or the Titling Trust.

    COLLECTIONS

    The Servicer will service, administer and collect all amounts due on or in respect of the Contracts. The Servicer will make reasonable efforts to collect all such amounts and, in a manner consistent with the Servicing Agreement, will be obligated to service the Contracts generally in accordance with its customary and usual procedures in respect of lease contracts serviced by it for its own account.

    Consistent with its usual procedures, the Servicer may, in its discretion, defer one or more payments under a Contract (having the practical effect of extending the Maturity Date of any Contract), provided that no Contract may be deferred more than four times and that the new Maturity Date of any such Contract must not be later than the last day of the Collection Period preceding the Stated Maturity Date for the Class B Certificates. The amount of any Deferral Fee received by the Servicer in connection with the deferral of a Contract will be treated as additional servicing compensation and will not be deposited into the SUBI Collection Account. The Servicing Agreement will provide that Advances be made with respect to Contracts as to which deferrals of payments are made that result in any diminution of the amount of Collections received in connection therewith relative to the originally scheduled Monthly Payments. The Servicing Agreement will also provide for the reallocation to the UTI from the SUBI (accompanied by an appropriate Reallocation Payment by TMCC) of each Contract as to which more than four deferrals are made or as to which, through deferrals or extensions, the maturity date is extended by more than twelve months in the aggregate (or by more than sixteen months with the inclusion of any deferrals) or beyond the last day of the Collection Period relating to the Class B Stated Maturity Date. Upon any such reallocation, such Contract and the related Leased Vehicle and other related assets and rights will be UTI Assets and will no longer constitute SUBI Assets.

    NOTIFICATION OF LIENS AND CLAIMS

    The Servicer will be required to notify the Transferor (in the event that TMCC is not acting as the Servicer), the Trustee and the Titling Trustee as soon as practicable of all liens or claims of whatever kind made by a third party that would materially adversely affect the interests of, among others, the Transferor, the Titling Trust, the Trust or any Certificateholder in or with respect to the Contracts or Leased Vehicles. Following its learning of any such lien or claim with respect to the Contracts or Leased Vehicles, the Servicer will take whatever actions it deems reasonably necessary to cause such lien or claim to be removed. SEE "Certain Legal Aspects of the Titling Trust -- Structural Considerations".

    ADVANCES

    In addition to Advances with respect to delinquent Monthly Payments, on each Deposit Date, the Servicer will be obligated to make, by deposit into the SUBI Collection Account, an advance with respect to delinquent Contracts and Contracts as to which it has deferred payments as described above under "Collections" in an amount equal to the aggregate amount of Monthly Payments due thereon but not received during the related Collection Period. Also, with respect to each Monthly Allocation Date, the Servicer will have the option to advance an amount not to exceed the aggregate amount of Liquidation Proceeds that the Servicer reasonably expects to realize (based on criteria set forth in the Agreement) upon disposition of all or any Leased Vehicles in its possession and pending disposition during the related Collection Period (such Advance, an "Inventory Advance").


    Notwithstanding the foregoing, the Servicer will not be required to make an Advance to the extent that such Advance would constitute a Nonrecoverable Advance. A "Nonrecoverable Advance" will be any Advance that, in the reasonable judgment of the Servicer, may not be ultimately recoverable by the Servicer from Net Liquidation Proceeds or otherwise. In making Advances, the Servicer will assist in maintaining a regular flow of scheduled principal and interest payments on such delinquent deferred and matured Contracts, rather than to guarantee or insure against losses. Accordingly, all Advances including Nonrecoverable Advances shall be reimbursable to the Servicer monthly, without interest, from Collections prior to the deposit thereof into the SUBI Collection Account.


    SECURITY DEPOSITS

    The Contract Rights will include all rights under the Contracts to the security deposits paid by the lessees at the time of origination of the Contracts (the "Security Deposits") to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as described below. As part of its general servicing obligations, the Servicer will retain possession of each Security Deposit remitted by the lessees as an agent for the Titling Trust and will apply the proceeds of Security Deposits in accordance with the terms of the Contracts, its customary and usual servicing procedures and applicable law. However, in the event that any Contract becomes a Charged-off Contract (including when the related Leased Vehicle is repossessed), the related Security Deposit will, to the extent provided by applicable law and such Contract, constitute Liquidation Proceeds. The Titling Trustee may not have an interest in the Security Deposits that is enforceable against third parties until such time as they are deposited into the SUBI Collection Account. The Servicer will not be required to segregate Security Deposits from its own funds, and any income earned from any investment thereof by the Servicer shall be for the account of the Servicer as additional servicing compensation.

    INSURANCE ON LEASED VEHICLES

    The terms of the Contracts require each lessee to maintain in full force and effect during the term of a Contract a comprehensive collision and physical damage insurance policy covering the actual cash value of the related Leased Vehicle and naming the Titling Trust as loss payee. The terms of the Contracts also require each lessee to maintain bodily injury and property damage liability insurance in amounts equal to the greater of the amount prescribed by applicable state law or industry standards as set forth in the Contract and naming the Titling Trust as an additional insured. Since lessees may choose their own insurers to provide the required coverage, the specific terms and conditions of their policies vary. If a lessee fails to obtain or maintain the required insurance, the related Contract will be in default. It is the practice of TMCC not to obtain insurance on behalf of and at the expense of the related lessee. TMCC's central insurance tracking unit, which monitors compliance with such lease contract provisions, will initiate follow-up procedures, including the telephone and mail contact with the related lessee, upon being alerted by the tracking system that any lessee has not obtained or is not maintaining required insurance. Typically, if such default is not cured within 70 days from the date TMCC's central insurance tracking unit is made aware of such default by the tracking system, the related lease contract is forwarded to the appropriate TMCC branch for follow-up handling, including possible repossession of the related Leased Vehicles if the related lessee does not timely obtain a satisfactory replacement policy.

    The policies issued with respect to a significant number of the Contracts may name TMCC rather than the Titling Trust as additional loss payee. If a primary insurer makes payment under such a policy to TMCC, TMCC will apply such amounts or forward such amounts to the Titling Trust for application as a portion of Net Insurance Proceeds. If a primary insurer fails to make payments under a policy to the lessee and also to TMCC and the Titling Trust, losses could be experienced by the Certificateholders. However, the Transferor has been advised by the primary provider of the Contingent and Excess Liability Policies described herein that such provider will not refuse any claim under the Contingent and Excess Liability Policies solely because a primary policy names TMCC or an approved TMCC affiliate, rather than the Titling Trust, as additional loss payee (although under such circumstances, if the primary insurer denies a claim on such basis, a deductible of $250,000 (rather than the standard deductible of $125,000) will be payable by TMCC, as to which TMCC will indemnify the Trust).

    TMCC does not require lessees to carry credit disability, credit life or credit health insurance or other similar insurance coverage which provides for payments to be made on the Contracts on behalf of such lessees in the event of disability or death. To the extent that such insurance coverage is obtained by a lessee, payments received in respect of such coverage may be applied to payments on the related Contract to the extent that the lessee's beneficiary chooses to do so.

    REALIZATION UPON CHARGED-OFF CONTRACTS

    The Servicer will use commercially reasonable efforts to repossess and liquidate the Leased Vehicle relating to a Contract that comes into and continues in default and for which no satisfactory arrangements can be made for collection of delinquent payments. Such liquidation may be through repossession of such

Leased Vehicle and disposition at a public or private sale, or the Servicer may take any other action permitted by applicable law. The Servicer may enforce all rights under any such Contract, sell the Leased Vehicle in accordance with the Contract and commence and prosecute any proceedings in connection with the Contract. In connection with any such repossession, the Servicer will follow its usual and customary practices and procedures in respect of lease contracts serviced by it for its own account, and in any event will act in compliance with all applicable laws. The Servicer will repair Leased Vehicles in connection with their disposition to the extent that it would do so in connection with the sale or disposition of vehicles subject to lease contracts that are its own property. The Servicer will be responsible for all costs and expenses incurred in connection with the sale or other disposition of Leased Vehicles related to Charged-off Contracts and other Contracts as to which a lessee has defaulted, but will be entitled to reimbursement to the extent that such costs constitute Charged-off Vehicle Expenses or other Liquidation Expenses or expenses recoverable under an applicable insurance policy. Proceeds from the sale or other disposition of Repossessed Leased Vehicles will constitute Charged-off Vehicle Proceeds and will be deposited into the SUBI Collection Account. The Servicer will be entitled to reimbursement of all related Charged-off Vehicle Expenses, and Principal Collections in respect of a Collection Period will include all Net Charged-off Vehicle Proceeds collected during such Collection Period.

    MATURED LEASED VEHICLE INVENTORY

    Upon the scheduled maturity of a Contract, the related lessee has the option to acquire the related Leased Vehicle for an amount equal to its Residual Value plus any applicable taxes and all other incidental charges which may be due under such Contract. If the lessee chooses not to exercise this option but instead returns the Leased Vehicle, the originating dealer will have the option to purchase such vehicle for the same price. TMCC currently disposes of Repossessed Leased Vehicles and off-lease vehicles not purchased by the related lessee or the originating dealer through regional automobile auctions that are not open to the public and an Internet site accessible to Toyota and Lexus dealers. Leased Vehicles covered by Matured Contracts, to the extent that such Contracts have been terminated within the three immediately preceding Collection Periods but which, as of the last day of the most recent Collection Period, have remained unsold and not otherwise disposed of by the Servicer for no more than three full Collection Periods, constitute Matured Leased Vehicle Inventory.

    Principal Collections in respect of a Collection Period will include all Net Matured Leased Vehicle Proceeds collected during such Collection Period. The Servicer also will be entitled to reimbursement of certain payments made and expenses and charges incurred by it in the ordinary course of servicing the Contracts (including payments it makes on behalf of the related lessees in connection with the payment of taxes, vehicle registration, clearance of parking tickets and similar items) from Collections with respect to the related Contracts, separate payment thereof by the related lessees or from amounts realized upon the final disposition of the related Leased Vehicle. To the extent such amounts are not reimbursed prior to or at the final disposition of the related Leased Vehicle but remain unpaid by the related lessee, such unreimbursed amounts (together with any unpaid Monthly Payments under the related Contract) will be treated as Matured Leased Vehicle Expenses or Liquidation Expenses, as the case may be, and will therefore reduce Net Matured Leased Vehicle Proceeds or Liquidation Proceeds, as the case may be. Related Matured Leased Vehicle Expenses may be retained by the Servicer or released from amounts on deposit in the SUBI Collection Account upon request therefor presented to the Trustee by the Servicer together with any supporting documentation reasonably requested by the Trustee. Any Residual Value Surplus for a Collection Period will be released to the Transferor on the related Monthly Allocation Date, and thereafter neither the Trust nor any Certificateholder will have a claim to or interest in such amounts.

    RECORDS, SERVICER DETERMINATIONS AND REPORTS

    The Servicer will retain or cause to be retained all data (including, without limitation, computerized records, operating software and related documentation) relating directly to or maintained in connection with the servicing of the Contracts for at least two years after the termination of the Trust. Upon the occurrence and continuance of an Event of Servicing Termination and termination of the Servicer's obligations under the Servicing Agreement, the Servicer will use commercially reasonable efforts to effect the orderly and efficient transfer of the servicing of the Contracts, including all such records to the extent necessary, to a successor servicer.

    The Servicer will perform certain monitoring and reporting functions on behalf of the Transferor, the Trustee, the Titling Trustee and Certificateholders, including the preparation and delivery to the Trustee, the Titling Trustee and each Rating Agency of a monthly certificate, on or before each Determination Date, setting forth the information necessary to make all allocations, applications and payments required in respect of the related Collection Period (the "Servicer's Certificate"), and the preparation and delivery of (i) monthly statements setting forth information described under "Description of the Certificates -- Statements to Certificateholders" and (ii) an annual officer's certificate specifying, among other things, the occurrence and status of any Event of Servicing Termination.


    Except (i) in connection with a liquidation of the assets of the Trust upon Swap Termination and (ii) for the determination of interest accrued on the Class A-1, Class A-2 and Class A-3 Certificates during any Monthly Interest Period as described under "Description of the Certificates -- Calculation of Adjustable Rate -- Calculation and Publication of Accrued Interest Amounts", the amount of any allocation, application or payment to be made by the Trustee shall be calculated by the Servicer and specified in the Servicer's Certificate.


    EVIDENCE AS TO COMPLIANCE

    The Servicing Agreement will provide that a firm of nationally recognized independent public accountants will furnish to the Trustee annually, commencing in 1999, a statement as to compliance by the Servicer during the preceding twelve months (or since the Closing Date in the case of the first such statement) with certain standards relating to the servicing of the Contracts. The Servicing Agreement will also provide for delivery to the Trustee, substantially simultaneously with the delivery of such accountants' statement, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding twelve months (or since the Closing Date in the case of the first such certificate) or, if there has been a default in the fulfillment of any such obligation, describing each such default.

    Copies of such statements and certificates may be obtained by a request in writing addressed to the Trustee at its Corporate Trust Office.

    SERVICING COMPENSATION

    The Servicer will be entitled to compensation for the performance of its servicing obligations under the Servicing Agreement. The Servicer will be entitled to receive on each Monthly Allocation Date, the Servicing Fee in respect of the related Collection Period equal to one-twelfth of the product of 1.00% and the Aggregate Net Investment Value as of the first day of the related Collection Period. The Servicing Fee will be calculated and paid based upon a 360-day year consisting of twelve 30-day months. So long as TMCC is the Servicer, it may, by notice to the Trustee and the Titling Trustee, on or before a Determination Date, elect to waive the Servicing Fee with respect to the related Collection Period, so long as TMCC believes that sufficient collections will be available from Interest Collections (other than from amounts on deposit in the Reserve Fund) on one or more future Monthly Allocation Dates to pay such waived Servicing Fee, without interest. In such event, the Servicing Fee for such Collection Period shall be deemed to equal zero for all purposes of the Agreement and the Servicing Agreement.

    The Servicer will also be entitled to additional servicing compensation in the form of certain late payment fees, Deferral Fees and other administrative fees or similar charges paid with respect to the Contracts, and earnings from the investment of Security Deposits (to the extent lawful and as provided in the Contracts). SEE "Additional Document Provisions -- The Servicing Agreement -- SECURITY DEPOSIT". The Servicer will be entitled to retain Deferral Fees paid in connection with deferred Contracts as additional servicing compensation. The Servicer will pay all expenses incurred by it in connection with its servicing activities under the Servicing Agreement, including advancing certain administrative expenses allocable to the SUBI, and will not be entitled to reimbursement of such expenses except to the extent any such expenses constitute Liquidation Expenses in respect of a Contract or Leased Vehicle or reasonable expenses under an applicable insurance policy, or to the extent that Uncapped Titling Trust Administrative Expenses are reimbursed out of Available Interest.

    The Servicing Fee will compensate the Servicer for performing the functions of a third party servicer of the Contracts as an agent for the Trustee under the Servicing Agreement, including collecting and posting payments, responding to inquiries of lessees on the Contracts, investigating delinquencies, policing the SUBI Assets, administering the Contracts, making Advances, accounting for collections and furnishing monthly and annual statements to the Trustee with respect to distributions and generating federal income tax information.

    SERVICER RESIGNATION AND TERMINATION

    The Servicer may not resign from its obligations and duties under the Servicing Agreement unless it determines that its duties thereunder are no longer permissible by reason of a change in applicable law or regulations. No such resignation will become effective until a successor servicer has assumed the Servicer's obligations under the Servicing Agreement. The Servicer may not assign the Servicing Agreement or any of its rights, powers, duties or obligations thereunder except as otherwise provided therein or except in connection with a consolidation, merger, conveyance, transfer or lease made in compliance with the Servicing Agreement.

    The rights and obligations of the Servicer under the Servicing Agreement may be terminated following the occurrence and continuance of an Event of Servicing Termination. SEE "Additional Document Provisions -- The Servicing Agreement -- RIGHTS UPON EVENT OF SERVICING TERMINATION".

    INDEMNIFICATION BY THE SERVICER

    The Servicer will indemnify the Trustee and its officers, directors, employees and agents for any and all liabilities, losses, damages and expenses that may be incurred by them as a result of any act or omission by the Servicer in connection with the performance of its duties under the Servicing Agreement.

    EVENTS OF SERVICING TERMINATION

    "Events of Servicing Termination" under the Servicing Agreement with respect to the SUBI Assets will consist of, among other things: (i) any failure by the Servicer to deliver to the Titling Trustee for allocation and application or payment to holders of interests in the SUBI or to the Trustee for any required payments in respect of the Certificates which failure continues unremedied for three Business Days after discovery of such failure by an officer of the Servicer or receipt by the Servicer of notice thereof from the Trustee, the Titling Trustee or Holders of Certificates evidencing not less than 25% of the Voting Interests of the Certificates, voting together as a single class, or failure, for any reason, of the Trust to pay in full any Class of Certificates on the related Stated Maturity Date not cured within ten Business Days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Servicing Agreement which failure materially and adversely affects the rights of holders of interests in the SUBI or the Certificateholders and which continues unremedied for 90 days after written notice of such failure is given as described in clause (i) above; or
(iii) the occurrence of certain

Insolvency Events relating to the Servicer. Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of ten Business Days shall not constitute an Event of Servicing Termination if such failure or delay was caused by an event of force majeure. Upon the occurrence of any such event, the Servicer shall not be relieved from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of the Servicing Agreement and the Servicer shall provide to the Trustee, the Titling Trustee, the Transferor and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

    RIGHTS UPON EVENT OF SERVICING TERMINATION

    As long as an Event of Servicing Termination remains unremedied, the Titling Trustee, upon the direction of the Trustee or Holders of Certificates evidencing not less than 51% of the Voting Interests of the Certificates, voting together as a single class, may terminate all of the rights and obligations of the Servicer under the Servicing Agreement with respect to the SUBI Assets. In the event of such a termination affecting the SUBI Assets, the Trust Agent generally will be empowered to appoint a successor servicer to succeed to the rights, powers, responsibilities, duties and liabilities of the Servicer under the Servicing Agreement with respect to the SUBI Assets (excluding certain specific obligations listed in the Servicing Agreement) subject to approval by each Rating Agency. Any successor servicer will receive substantially the same servicing compensation to which the Servicer otherwise would have been entitled. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Event of Servicing Termination other than such appointment has occurred, such trustee or official may have the power to prevent the Titling Trustee, the Trustee or such Certificateholders from effecting a transfer of servicing. Notwithstanding the termination of the Servicer's rights and powers in such event, the Servicer will remain obligated to perform certain specific obligations listed in the Servicing Agreement and to reimburse the Trust Agent for any losses incurred in performing certain such obligations, and will be entitled to payment of certain amounts payable to it for services rendered prior to such termination.

    Holders of Certificates evidencing not less than 51% of the Voting Interests of the Certificates, voting together as a single class, with the consent of the Titling Trustee and the Trustee (which consents shall not be unreasonably withheld) may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences with respect to the SUBI Assets, other than any uncured default in making any required deposits to or payments from an Account in accordance with the Servicing Agreement (after giving effect to any applicable grace period) or in respect of a covenant or provision of the Servicing Agreement that cannot be modified or amended without the consent of each Certificateholder, in which event the related waiver will require the approval of all of the Certificateholders. No such waiver will impair the rights of the Certificateholders with respect to subsequent defaults.

    COMPLIANCE WITH ERISA

    If the credit rating of TMCC becomes less than investment grade, then on a quarterly basis, TMCC shall provide the Trustee and each Rating Agency with an officer's certificate stating that none of TMCC and its affiliates for purposes of ERISA (i) maintains an ERISA plan which, as of its last valuation date, had any unfunded current liability, (ii) anticipates that the value of the assets of any ERISA plan it maintains would not be sufficient to cover any current liability and (iii) is contemplating benefit improvements with respect to any plans then maintained or the establishment of any new ERISA plans, either of which would cause it to maintain an ERISA plan with unfunded current liability (the "ERISA Compliance Test"). In the event that TMCC does not timely make the foregoing certifications, all Excess Amounts in respect of each Monthly Allocation Date, after giving effect to all allocations and applications or payments required to be made therefrom on such Monthly Allocation Date, will be deposited into the Reserve Fund until the ERISA Compliance Test is satisfied. On the Monthly Allocation Date following the date on which such failure is cured, monies on deposit in the Reserve Fund in excess of the Specified Reserve Fund Balance shall be distributed to the Transferor.

    NO PETITION

    The Servicer will agree not to institute, or join in, any bankruptcy or similar proceeding against the Transferor, the Titling Trustee or the Titling Trust until one year and one day after final payment of all financings involving interests in the Titling Trust.

    AMENDMENT

    The Servicing Agreement may be amended from time to time in a writing signed by the Titling Trustee, the Trust Agent and the Servicer, with the approval of the Trustee (which approval may be given in the circumstances described under "Additional Document Provisions -- Additional Agreement Provisions -- AMENDMENT"). Any such amendment relating to the UTI or any Other SUBI may require certain other approvals.

    TERMINATION

    The Servicing Agreement shall terminate upon the earlier to occur of (i) the termination of the Titling Trust, (ii) the discharge of the Servicer in accordance with its terms or (iii) the termination of the Agreement.

    GOVERNING LAW

    The Servicing Supplement will be governed by the laws of the State of Delaware, except that the rights, privileges, duties, liabilities and immunities of the Trustee shall be governed by the laws of the [State of New York.]

TMCC DEMAND NOTES

GENERAL

    Amounts deposited into the Certificateholders' Account on any Monthly Allocation Date will be invested in Permitted Investments maturing on or prior to the succeeding relevant Certificate Payment Date. The Servicer will have the power to direct the investment of such funds in Permitted Investments. Due to the incremental administrative difficulty in obtaining highly rated investments in variable amounts and with variable maturities that bear the required interest rates, the Servicer expects initially to invest all such funds in TMCC Demand Notes. The TMCC Demand Notes will be issued under an indenture, dated as of
    , 1998, as such indenture may be amended from time to time (the
"Indenture"), between TMCC and     , as trustee thereunder (in such capacity,
the "Indenture Trustee").


    The principal amount of the TMCC Demand Notes outstanding will change from time to time on Monthly Allocation Dates. The aggregate principal amount of TMCC
Demand Notes that may be issued under the Indenture is limited to [$    ]. The
TMCC Demand Notes will bear interest at the related Required Rates from and including the date of issuance of such principal amount, to but excluding its date of Maturity. Interest on the TMCC Demand Notes will be paid on each Certificate Payment Date and at Maturity with respect to such TMCC Demand Notes. Each TMCC Demand Note will mature on the earlier of (x) in the case of the TMCC Demand Notes issued with respect to the investment of amounts allocated pursuant to clauses (1), (2), (3) and (9) above under "Description of the Certificates -- Allocations, Applications and Payments -- ALLOCATIONS AND APPLICATIONS OF COLLECTIONS", on or prior to the next succeeding Certificate Payment Date, and in the case of the TMCC Demand Notes issued with respect to the investment of amounts allocated pursuant to clauses (8) and (10) above under "Description of the Certificates -- Allocations, Applications and Payments -- ALLOCATIONS AND APPLICATIONS OF

COLLECTIONS" or otherwise in reduction of the Adjusted Class A-1 Certificate Balance, Adjusted Class A-2 Certificate Balance, Adjusted Class A-3 Certificate Balance or Adjusted Class B Certificate Balance, on or prior to the related Targeted Maturity Date and (y) on the date on which the Trustee demands payment thereof in connection with (i) the reduction by Standard & Poor's of TMCC's short-term debt to a rating less than A-1+ or the reduction by Standard & Poor's of TMCC's long-term debt to a rating less than AA, the reduction by Moody's of TMCC's short-term debt to a rating less than P-1 or the reduction by Moody's of TMCC's long-term debt to a rating of less than Aa3 and the determination by the Trustee that at such time one or more Permitted Investments having substantially the same maturities, similar demand features and bearing interest at the relevant Required Rates are available and investment therein rather than in TMCC Demand Notes will not, by itself, cause a Rating Agency to reduce or withdraw its rating of any Class of Certificates or (ii) any Swap Termination. SEE "Risk Factors -- Risks Associated with the Ratings of the Class A Certificates".

    The TMCC Demand Notes will be unsecured general obligations of TMCC and will rank pari passu with all other unsecured and unsubordinated indebtedness of TMCC from time to time outstanding. Currently, no outstanding debt of TMCC is senior in right of payment to the TMCC Demand Notes. The TMCC Demand Notes will be obligations solely of TMCC and will not be obligations of, or guaranteed by, TMS or any affiliate of TMCC or TMS, directly or indirectly. The TMCC Demand Notes will not be subject to redemption by TMCC and will not have the benefit of any sinking fund.

    The TMCC Demand Notes will be issued only in fully registered form without interest coupons, and payment of principal of and interest on TMCC Demand Notes will be made by the Indenture Trustee as paying agent by wire transfer to an account maintained by the Trustee, as the holder of the TMCC Demand Notes.

    No Certificateholder will have a direct interest in the TMCC Demand Notes or have any direct rights under the TMCC Demand Notes or the Indenture. The Trustee, on behalf of the Trust, will be the only holder of the TMCC Demand Notes, which it will hold for the benefit of the Certificateholders. In the event any vote or other action, including action upon the occurrence of an Event of Default under the Indenture, is required or permitted by the holders of the TMCC Demand Notes under the Indenture, the Trustee as such holder will be permitted to vote or take such other action as it shall deem fit. However, the Trustee, on behalf of the Trust, shall be permitted to seek the direction of the Certificateholders before taking any such action. References under this caption to "holders of the TMCC Demand Notes" and phrases of similar import shall be to the Trustee as the holder of the TMCC Demand Notes.

    REMOVAL OF INDENTURE TRUSTEE; SUCCESSOR INDENTURE TRUSTEE

    The Indenture Trustee may resign by providing written notice to TMCC and the Trust, as holder of the TMCC Demand Notes. The Trust, as holder of the TMCC Demand Notes, may remove the Indenture Trustee by written notice thereto and to TMCC, and may appoint a successor Indenture Trustee. TMCC may remove the Indenture Trustee in the event that: (a) the Indenture Trustee fails to continue to satisfy the criteria for eligibility to act as Indenture Trustee; (b) the Indenture Trustee is adjudged a bankrupt or insolvent; (c) a receiver or other public officer takes charge of the Indenture Trustee or its property; or (d) the Indenture Trustee otherwise becomes incapable of acting in such capacity.

    If the Indenture Trustee resigns, is removed or is unable to act as Indenture Trustee for any reason, TMCC shall promptly appoint a successor Indenture Trustee, unless the Trust shall already have done so. Within one year after a successor Indenture Trustee takes office, the Trust may appoint a successor Indenture Trustee to replace any successor Indenture Trustee appointed by TMCC. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee shall become effective only upon such successor's acceptance of such appointment and the payment of outstanding fees and expenses due to the prior Indenture Trustee as set forth in the Indenture.

    SUCCESSOR CORPORATION

    The Indenture provides that TMCC may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided, that in any such case: (i) either TMCC shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or any state thereof and shall expressly assume, by execution and delivery to the Indenture Trustee of a supplemental indenture in form satisfactory thereto, all of the obligations of TMCC under the TMCC Demand Notes and the Indenture; and (ii) TMCC or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such obligation. Subject to certain limitations in the Indenture, the Indenture Trustee may receive from TMCC an officer's certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, complies with the provisions of the Indenture.

    SUPPLEMENTAL INDENTURES

    Supplemental indentures may be entered into by TMCC and the Indenture Trustee without the consent of the holder of the TMCC Demand Notes (a) to cure any ambiguity, to correct or supplement any provisions thereof that may be inconsistent with any other provision thereof or to add any other provision with respect to matters or questions arising under the Indenture which are not inconsistent with the provisions thereof, provided that any such action will not, in the good faith judgment of the parties, materially and adversely affect the interest of any holder of TMCC Demand Notes or any Certificateholder and the Indenture Trustee shall be furnished an opinion of counsel to the effect that such amendment will not materially and adversely affect the interest of any Certificateholder, and (b) for purposes of appointing a successor trustee thereunder or in connection with any merger or consolidation of TMCC or the transfer or lease of the assets of TMCC in their entirety, in each case in accordance with the provisions of the Indenture. In addition, supplemental indentures may be entered into by TMCC and the Indenture Trustee with the consent of the holder of the TMCC Demand Notes (which consent will not be given except at the written direction of Holders of at least 25% in aggregate principal amount of the Class A Certificates), for the purpose of adding any provisions to or changing in any manner or eliminating any other provisions of the Indenture or of modifying in any manner the rights with respect to the TMCC Demand Notes, provided that no supplemental indenture may, among other things, reduce the principal amount of or interest on any TMCC Demand Notes, change the maturity date for the payment of the principal, the date on which interest will be payable or other terms of payment or reduce the percentage of holders of TMCC Demand Notes necessary to modify or alter the Indenture, without the consent of each Holder of Certificates affected thereby.

    EVENTS OF DEFAULT UNDER THE INDENTURE

    The Indenture defines an Event of Default with respect to the TMCC Demand Notes as being any one of the following events: (i) default in payment of principal on the TMCC Demand Notes and continuance of such default for a period of 10 days; (ii) default in payment of any interest on the TMCC Demand Notes and continuance of such default for a period of 30 days; (iii) default in the performance, or breach, of any other covenant or warranty of TMCC in the Indenture continued for 60 days after appropriate notice; and (iv) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Indenture Trustee or the holders of at least 25% in aggregate principal amount of TMCC Demand Notes may declare the TMCC Demand Notes to be due and payable. Any past default with respect to the TMCC Demand Notes may be waived by the holders of a majority in aggregate principal amount of the outstanding TMCC Demand Notes, except in a case of failure to pay principal of or interest on the TMCC Demand Notes for which payment has not been subsequently made or a default in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding TMCC Demand Note. TMCC will be required to file with the Indenture Trustee annually an officer's certificate as to the absence of certain defaults. The Indenture Trustee may withhold notice to holders of the TMCC Demand Notes of any default with respect to such series (except in payment of principal or interest) if it in good faith determines that it is in the interest of such holders to do so.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee in case an Event of Default shall occur and be continuing, the Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of TMCC Demand Notes, unless such holders have offered to the Indenture Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to provisions in the Indenture for the indemnification of the Indenture Trustee and to certain other limitations, the holders of a majority in principal amount of the outstanding TMCC Demand Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to the TMCC Demand Notes.

    ABSENCE OF COVENANTS

    The provisions of the Indenture do not contain any covenants that limit the ability of TMCC to subject its properties to liens, to enter into any type of transaction or business or to secure any of its other indebtedness without providing security for the TMCC Demand Notes. The provisions of the Indenture do not afford the holders of the TMCC Demand Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, change in control, merger or similar transaction or other event.

    DEFEASANCE AND DISCHARGE OF INDENTURE

    TMCC may satisfy and discharge its obligations under the Indenture by delivering to the Indenture Trustee for cancellation all outstanding TMCC Demand Notes, or depositing with the Indenture Trustee money sufficient to pay the principal of and interest on the outstanding TMCC Demand Notes on the date on which any such payments are due and payable in accordance with the terms of the Indenture and the TMCC Demand Notes, and in each case by satisfying certain additional conditions in the Indenture. However, in the case of any such deposit, certain of TMCC's obligations under the Indenture (including the obligation to pay the principal and interest on the outstanding TMCC Demand Notes) will continue until all of the TMCC Demand Notes are paid in full.

    REGARDING THE INDENTURE TRUSTEE

    The Indenture Trustee is the Trustee under the Agreement. The Indenture contains certain limitations on the right of the Indenture Trustee, should it become a creditor of TMCC, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Indenture Trustee is permitted to engage in other transactions with TMCC; provided, however, that if the Indenture Trustee acquires any conflicting interest it must eliminate such conflict or resign.

    The Indenture provides that, in case an Event of Default has occurred and is continuing, the Indenture Trustee is required to use the degree of care and skill of a prudent person in the conduct of his or her own affairs in the exercise of its powers.

    GOVERNING LAW

    The Indenture and the TMCC Demand Notes will be governed by and construed in accordance with the laws of the State of New York.

THE SWAP AGREEMENT



    The following summary describes certain terms of the Swap Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Swap Agreement.



    PAYMENTS UNDER THE SWAP AGREEMENT



    On the Closing Date the Trust will enter into a 1992 International Swaps and Derivatives Association, Inc. ("ISDA") Master Agreement (Multi Currency-Cross Border) (such agreement, the "1992 Master Agreement") with the Swap Counterparty, as modified to reflect the transactions described below (the 1992 Master Agreement, as so modified, the "Swap Agreement"). The Swap Agreement will incorporate certain relevant standard definitions published by ISDA.



    Under the Swap Agreement, the Trust will generally pay to the Swap Counterparty amounts equal to the Class A-1 Swap Interest Amount, the Class A-2 Swap Interest Amount, the Class A-3 Swap Interest Amount and the Class B Swap Interest Amount due on each Certificate Payment Date and the Swap Counterparty will generally pay to the Trust amounts equal to the interest payable on each Class of Certificates; provided that if the Trust is unable to make any payment due to be made by it to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will not be obligated to make its corresponding payment to the Trust under the Swap Agreement.



    More specifically, if on any Certificate Payment Date, the amount allocated under the Agreement and paid by the Trust to the Swap Counterparty is less than the Class A-1 Swap Interest Amount due on such date (the amount of any such insufficiency, the "Class A-1 Swap Interest Shortfall Amount"), the obligation of the Swap Counterparty to pay an amount equal to the interest otherwise due on the Class A-1 Certificates on such Certificate Payment Date will be reduced in the same proportion as the proportion that such Class A-1 Swap Interest Shortfall Amount represents of the Class A-1 Swap Interest Amount otherwise due on such date. If on a subsequent Certificate Payment Date, amounts are available under the Agreement and are paid by the Trust to the Swap Counterparty to reimburse all or any part of such Class A-1 Swap Interest Shortfall Amount, then the obligation of the Swap Counterparty to pay an amount equal to the interest otherwise due on the Class A-1 Certificates on such Certificate Payment Date will be increased in the same proportion as the proportion that the amount of such reimbursement represents of the Class A-1 Swap Interest Amount otherwise due on such date.



    If on any Certificate Payment Date, the amount allocated under the Agreement and paid by the Trust to the Swap Counterparty is less than the Class A-2 Swap Interest Amount due on such date (the amount of any such insufficiency, the "Class A-2 Swap Interest Shortfall Amount"), the obligation of the Swap Counterparty to pay an amount equal to the interest otherwise due on the Class A-2 Certificates on such Certificate Payment Date will be reduced in the same proportion as the proportion that such Class A-2 Swap Interest Shortfall Amount represents of the Class A-2 Swap Interest Amount otherwise due on such date. If on a subsequent Certificate Payment Date, amounts are available under the Agreement and are paid by the Trust to the Swap Counterparty to reimburse all or any part of such Class A-2 Swap Interest Shortfall Amount, then the obligation of the Swap Counterparty to pay an amount equal to the interest otherwise due on the Class A-2 Certificates on such Certificate Payment Date will be increased in the same proportion as the proportion that the amount of such reimbursement represents of the Class A-2 Swap Interest Amount otherwise due on such date.



    If on any Certificate Payment Date, the amount allocated under the Agreement and paid by the Trust to the Swap Counterparty is less than the Class A-3 Swap Interest Amount due on such date (the amount of any such insufficiency, the "Class A-3 Swap Interest Shortfall Amount"), the obligation of the Swap Counterparty to pay an amount equal to the interest otherwise due on the Class A-3 Certificates on such Certificate Payment Date will be reduced in the same proportion as the proportion that such Class A-3 Swap Interest Shortfall Amount represents of the Class A-3 Swap Interest Amount otherwise due on such date. If on a subsequent Certificate Payment Date, amounts are available under the Agreement and are paid by the Trust to the Swap Counterparty to reimburse all or any part of such Class A-3 Swap Interest Shortfall Amount, then the obligation of the Swap Counterparty to reimburse all or any part of such Class B Swap Interest Shortfall Amount, then the obligation of the Swap Counterparty to pay an amount equal to the interest otherwise due on the Class A-3 Certificates on such Certificate Payment Date will be increased in the same proportion as the proportion that the amount of such reimbursement represents of the Class A-3 Swap Interest Amount otherwise due on such date.



    If on any Certificate Payment Date, the amount allocated under the Agreement and paid by the Trust to the Swap Counterparty is less than the Class B Swap Interest Amount due on such date (the amount of any such insufficiency, the "Class B Swap Interest Shortfall Amount"), the obligation of the Swap Counterparty to pay an amount equal to the interest otherwise due on the Class B Certificates on such Certificate Payment Date will be reduced in the same proportion as the proportion that such Class B Swap Interest Shortfall Amount represents of the Class B Swap Interest Amount otherwise due on such date. If on a subsequent Certificate Payment Date, amounts are available under the Agreement and are paid by the Trust to the Swap Counterparty to reimburse all or any part of such Class B Swap Interest Shortfall Amount, then the obligation of the Swap Counterparty to pay an amount equal to the interest otherwise due on the Class B Certificates on such Certificate Payment Date will be increased in the same proportion as the proportion that the amount of such reimbursement represents of the Class B Swap Interest Amount otherwise due on such date.



    The Trust will not be obligated to pay interest to the Swap Counterparty on any Class A-1 Swap Interest Shortfall Amount, Class A-2 Swap Interest Shortfall Amount, Class A-3 Swap Interest Shortfall Amount or Class B Swap Interest Shortfall Amount and, correspondingly, the Certificateholders will not be entitled to receive interest on any Class A-1, Class A-2, Class A-3 or Class B Swap Interest Shortfall Amounts.



    Unless the Swap Agreement is terminated early as described under "-- Early Termination of Swap Agreement", the Swap Agreement will terminate on the earlier of (i) the Class B Stated Maturity Date and (ii) the date on which the Adjusted Class A-1 Certificate Balance, the Adjusted Class A-2 Certificate Balance, the Adjusted Class A-3 Certificate Balance and the Adjusted Class B Certificate Balance, have been reduced to zero.



    CONDITIONS PRECEDENT



    The respective obligations of the Swap Counterparty and the Trust to pay certain amounts due under the Swap Agreement will be subject to the following conditions precedent: (i) no Event of Default (as defined below under "-- Defaults Under Swap Agreement") or event that with the giving of notice or lapse of time or both would become an Event of Default shall have occurred and be continuing and (ii) no Early Termination Date (as defined below under "-- Early Termination of Swap Agreement") shall have occurred or been effectively designated.



    DEFAULTS UNDER SWAP AGREEMENT



    "Events of Default" under the Swap Agreement (each, an "Event of Default") are limited to: (i) the failure of the Trust or the Swap Counterparty to pay any amount when due under the Swap Agreement after giving effect to the applicable grace period, if any; (ii) the occurrence of certain events of insolvency or bankruptcy of the Trust or the Swap Counterparty and (iii) certain other standard events of default under the 1992 Master Agreement including "Breach of Agreement" (not applicable to the Trust), "Misrepresentation" (not applicable to the Trust) and "Merger without Assumption", as described in Sections 5(a)(ii), 5(a)(iv) and 5(a)(viii) of the 1992 Master Agreement.

    TERMINATION EVENTS



    "Termination Events" under the Swap Agreement consist of the following: (i) certain events of insolvency or bankruptcy of the Transferor; (ii) the Trust or the Transferor becomes subject to registration as an "investment company" under the Investment Company Act of 1940; and (iii) certain standard termination events under the 1992 Master Agreement including "Illegality" (which generally relates to changes in law causing it to become unlawful for either of the parties to perform its obligations under the Swap Agreement), "Tax Event" (which generally relates to either party to the Swap Agreement receiving payments thereunder from which an amount has been deducted or withheld for or on account of certain taxes) and "Tax Event Upon Merger" (which generally relates to a party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of certain taxes as a result of a party merging with another entity), each as more fully described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the 1992 Master Agreement; provided, however, that the occurrence of a "Tax Event" or "Tax Event Upon Merger" will only constitute a Termination Event if at least 51% by Voting Interests of the Class A Certificateholders directs the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust.



    EARLY TERMINATION OF SWAP AGREEMENT



    Upon the occurrence of any Event of Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date (as defined in the Swap Agreement) upon the occurrence and continuance of such Event of Default. On the Early Termination Date, the Swap Agreement will terminate. With respect to Termination Events, an Early Termination Date may be designated by one or both of the parties (as specified in the Swap Agreement with respect to each Termination Event) and will occur only upon notice and, in certain cases, after the party causing the Termination Event has used reasonable efforts to transfer its rights and obligations under such Swap Agreement to a related entity within a limited period after notice has been given of the Termination Event, all as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a "Swap Termination".



    Upon any Swap Termination, the Trust or the Swap Counterparty may be liable to make a termination payment to the other (regardless, if applicable, of which of such parties may have caused such termination). Such termination payment will be calculated on the basis that the Trust is the Affected Party (as defined in the Swap Agreement), subject to certain exceptions. The amount of any such termination payment will be based on the market value of the Swap Agreement computed on the basis of market quotations of the cost of entering into swap transactions with the same terms and conditions that would have the effect of preserving the respective full payment obligations of the parties, in accordance with the procedures set forth in the Swap Agreement (assuming, for purposes of such calculation, that all outstanding Class A-1 Swap Interest Shortfall Amounts, Class A-2 Swap Interest Shortfall Amounts, Class A-3 Swap Interest Shortfall Amounts and Class B Swap Interest Shortfall Amounts are due and payable on the first Certificate Payment Date that would have occurred after the Early Termination Date). Any such termination payment could, if interest rates have changed significantly, be substantial.



    If the Swap Agreement is terminated as a result of (i) certain events of insolvency or bankruptcy of the Swap Counterparty or (ii) the Swap Counterparty's failure to pay amounts due under the Swap Agreement, the Swap Counterparty will not be entitled to any portion of the termination payment related to the market value of the Swap Agreement.



    If a Swap Termination occurs, the principal of each Class of Certificates will become immediately payable and the Trustee will be obligated to liquidate the assets of the Trust as described under "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates -- Swap Termination". In any such event, the ability of the Trust to pay interest on the Class A Certificates will depend on (a) the price at which the assets of the Trust are liquidated, (b) the amount of the termination payment, if any, which may be due to the Swap Counterparty from the Trust under the Swap Agreement and (c) the amount of the swap termination payment, if any, which may be due to the Trust from the Swap Counterparty under the Swap Agreement. In the event that the net proceeds of the liquidation of the assets of the Trust are not sufficient to make all payments due in respect of each Class of Certificates and for the Trust to meet its obligations, if any, in respect of the termination of the Swap Agreement, then such amounts will be allocated and applied in accordance with the priority of payments described herein and the claims of the Swap Counterparty in respect of such net proceeds will rank higher in priority than the claims of the Certificateholders. SEE "Description of the Certificates -- Termination of the Trust; Retirement of the Certificates -- Swap Termination".



    The Agreement provides that upon the occurrence of (i) any Event of Default arising from any action taken, or failure to act, by the Swap Counterparty, or
(ii) a Termination Event (except as described in the following sentence) with respect to which the Swap Counterparty is an Affected Party, the Trustee may and will, at the direction of 51% by Voting Interest of the Class A and Class B Certificateholders, by notice to the Swap Counterparty, designate an Early Termination Date with respect to the Swap Agreement. If a Termination Event occurs (i) as a result of the insolvency or bankruptcy of the Transferor or (ii) because the Trust or the Transferor becomes subject to registration as an "investment company" under the Investment Company Act of 1940, the Trustee will be required by the terms of the Agreement to terminate the Swap Agreement.



    TAXATION



    Neither the Trust nor the Swap Counterparty is obligated under the Swap Agreement to gross up if withholding taxes are imposed on payments made under the Swap Agreement.



    In the event that any withholding or similar tax is imposed on payments by the Trust to the Swap Counterparty under the Swap Agreement, the Swap Counterparty will be entitled to deduct amounts in the same proportion (as calculated in accordance with the Swap Agreement) from subsequent payments due from it. In the event that the Swap Counterparty is required to withhold amounts from payments by the Swap Counterparty under the Swap Agreement, the payment obligations of the Swap Counterparty will be reduced by such amounts and the payment obligations of the Trust under the Swap Agreement will remain the same. In either such event, payments on the Class A and Class B Certificates will be subject to reduction in proportion to the amount so deducted or withheld. In either such event, 51% by Voting Interests of the Class A and Class B Certificateholders may direct the Trustee to terminate the Swap Agreement and liquidate the assets of the Trust, as described above under "-- Termination Events".



    ASSIGNMENT



    Except as provided below, neither the Trust nor the Swap Counterparty is permitted to assign, novate or transfer as a whole or in part any of its rights, obligations or interests under the Swap Agreement. The Swap Counterparty may transfer the Swap Agreement to another party on ten Business Days' prior written notice, provided that (i) such notice will be accompanied by a guarantee of the Swap Counterparty of such transferee's obligations in form and substance reasonably satisfactory to the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as of the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Termination Event or Event of Default does not occur under the Swap Agreement as a result of such transfer and (iv) the then current ratings of the Certificates are not adversely affected as a result of such transfer. In addition, in the event the long-term debt rating of the Swap Counterparty is reduced to a level below Aa2 by Moody's or AA- by Standard & Poor's or the short-term debt rating of the Swap Counterparty is reduced to a level below P-1 by Moody's or A-1+ by Standard & Poor's, the Swap Counterparty may assign the Swap Agreement to another party and thereby be released from its obligations under the Swap Agreement; provided that (i) such transferee, by a written instrument, accepts all of the obligations of the Swap Counterparty under the Swap Agreement to the reasonable satisfaction of the Trustee, (ii) the Swap Counterparty delivers an opinion of independent counsel of recognized standing in form and substance reasonably satisfactory to the Trustee confirming that as at the date of such transfer the transferee will not, as a result of such transfer, be required to withhold or deduct on account of tax under the Swap Agreement, (iii) a Termination Event or Event of Default does not occur under the Swap Agreement as a result of such transfer and (iv) the ratings assigned to the Certificates after such assignment and release will be at least equal to the ratings assigned by Moody's and Standard & Poor's to the Certificates at the time of such reduction of the rating of the Swap Counterparty's long-term debt. Any cost of such transfer will be borne by the Swap Counterparty or such transferee and not by the Trust; provided, however that the Swap Counterparty shall not be required to make any payment to the Transferee to obtain the replacement swap.



    MODIFICATION AND AMENDMENT OF SWAP AGREEMENT



    The Agreement contains provisions permitting the Trustee to enter into any amendment of the Swap Agreement (i) to cure any ambiguity or mistake, (ii) to correct any defective provisions or to correct or supplement any provision therein which may be inconsistent with any other provision therein or with the Agreement or (iii) to add any other provisions with respect to matters or questions arising under the Swap Agreement; provided, in the case of clause
(iii) that such amendment will not adversely affect in any material respect the interest of any Certificateholder. Any such amendment shall be deemed not to adversely affect in any material respect the interests of any Certificateholder if the Trustee receives written confirmation from each rating agency rating the Certificates that such amendment will not cause such rating agency to reduce the then current rating thereof.



    THE SWAP COUNTERPARTY



    A description of the Swap Counterparty is provided under "TMCC" herein. Information regarding the Swap Counterparty is publicly available as described under "Documents Incorporated by Reference" herein. Where indicated by the context, as used herein "Swap Counterparty" includes any party that replaces TMCC as Swap Counterparty as described above under "-- Assignment".



    GOVERNING LAW



    The Swap Agreement will be governed by and construed in accordance with the laws of the State of New York.


                   CERTAIN LEGAL ASPECTS OF THE TITLING TRUST

THE TITLING TRUST

    The Titling Trust was formed as a Delaware business trust. The Titling Trust also has been qualified as a business trust authorized to transact business in certain other states where it is required to be so qualified.

    Because the Titling Trust has been registered as a business trust for Delaware and other state law purposes, like a corporation, it may be eligible to be a debtor in its own right under the United States Bankruptcy Code. SEE "Risk Factors -- Risks Associated with Possible Future Insolvency of TMCC; Substantive Consolidation with TMCC".

STRUCTURAL CONSIDERATIONS

    Unlike many structured financings in which the holders of the related securities have a direct ownership interest or a perfected security interest in the underlying assets being securitized, the Trust will not own directly the SUBI Assets. Instead, the Titling Trust will own the Titling Trust Assets, including the

SUBI Assets, and the Titling Trustee will take action with respect thereto in the name of the Titling Trust on behalf of and as directed by the beneficiaries of the Titling Trust (I.E. the holders of the UTI Certificate, the SUBI Certificate or any Other SUBI Certificate). The Trust will own the assets of the Trust, the primary asset of which will be the SUBI Certificate evidencing a 100% beneficial interest in the SUBI Assets, and the Trustee will take action with respect thereto in the name of the Trust and on behalf of the Certificateholders and the Transferor. Beneficial interests in the Contracts and Leased Vehicles, rather than direct legal ownership thereof, are transferred under this structure in order to avoid the administrative difficulty and expense of retitling the Leased Vehicles in the name of the transferee. The SUBI Assets will be segregated from the other Titling Trust Assets on the books and records maintained with respect thereto by the Servicer and/or the Titling Trustee. Except under the limited circumstances described below, neither the Servicer nor any holders of other beneficial interests in the Titling Trust will have rights in the SUBI Assets, and payments made on or in respect of any Titling Trust Assets other than the SUBI Assets will not be available to make payments on the Certificates or to cover expenses of the Titling Trust allocable to the SUBI Assets.

ALLOCATION OF TITLING TRUST LIABILITIES

    Pursuant to the Titling Trust Agreement, the various liabilities of the Titling Trust will be allocated to and charged against (i) to the extent incurred specifically with respect thereto, the SUBI Assets, the Titling Trust Assets allocated to Other SUBIs ("Other SUBI Assets") or Titling Trust Assets not allocated to the SUBI or any Other SUBI (the "UTI Assets"), respectively, or
(ii) pro rata among the Titling Trust Assets if incurred with respect to the Titling Trust Assets generally. The Titling Trustee and the beneficiaries of the Titling Trust and their assignees and pledgees will be bound by the foregoing allocation. Thus, any liability to third parties arising from or in respect of a Contract or Leased Vehicle will be borne by the Trust as a holder of interests in the SUBI. If any such liability arises from or in respect of a contract or leased vehicle that is an Other SUBI Asset or a UTI Asset, the SUBI Assets will not be subject to such liability unless such Other SUBI Assets or UTI Assets are insufficient to pay the liability. However, to the extent that there are no other assets from which to satisfy such liability, and such liability is owed to entities other than the Titling Trustee or other beneficiaries of the Titling Trust, the SUBI Assets may be used to satisfy such liabilities. Under such circumstances, investors in the Certificates could incur a loss on their investment.

THIRD-PARTY LIENS ON SUBI ASSETS

    Because the Trustee will not own directly the SUBI Assets, and since its interest therein generally will be an indirect beneficial ownership interest, perfected liens of third-party creditors of the Titling Trust in one or more SUBI Assets will take priority over the interest of the Trustee therein. With respect to claims relating to the SUBI Assets, this result is no different than would be the case if a claim were made against the Trust and the Trust directly owned the SUBI Assets. However, because the Titling Trust also will hold Other SUBI Assets and UTI Assets, and third-party creditors of the Titling Trust may not be bound in all cases by the allocation of liabilities described above, a general creditor of the Titling Trust may obtain a lien on one or more SUBI Assets. Such liens could include tax liens arising against the Transferor or the Trust, liens arising under various federal and state criminal statutes, judgment liens arising from successful claims under federal and state consumer protection laws and Lemon Laws with respect to leases and leased vehicles that are Titling Trust Assets and judgment liens arising from successful claims against the Titling Trust arising from the operation of such leased vehicles. Various liens could be imposed upon all or part of the SUBI Assets that, by operation of law, would take priority over the Trustee's interest therein. SEE "Risk Factors -- Risks Associated with Consumer Protection Laws", "-- Risks Associated with ERISA Liabilities" and "-- Risks Associated with Vicarious Tort Liability with Respect to Leased Vehicles" and "Certain Legal Aspects of the Contracts and the Leased Vehicles -- Back-up Security Interests".

    The Titling Trust Agreement provides that, to the extent that such a third-party claim is satisfied out of one or more SUBI Assets rather than Other SUBI Assets or UTI Assets, as the case may be, the Titling

Trustee will reallocate the remaining Titling Trust Assets (I.E., the Other SUBI Assets and the UTI Assets) so that each portfolio will bear the expense of the claim as nearly as possible as if the claim had been allocated as provided in the Titling Trust Agreement. However, if a third party claim exceeds the value of the portfolio or portfolios of Titling Trust Assets to which it should be allocated, and as a result the damages and expenses with respect to such claim are borne by the SUBI Assets, investors in the Class A Certificates could incur a loss on their investment. SEE "Additional Document Provisions -- The Titling Trust Agreement -- THE SUBI, THE OTHER SUBIS AND THE UTI".

    TMCC may pledge the UTI as security for obligations to third-party lenders, and may create and sell or pledge Other SUBIs in connection with other financings. Each holder or pledgee of the UTI or any Other SUBI will be required expressly to disclaim any interest in the SUBI Assets, and to fully subordinate any claims to the SUBI Assets in the event that this disclaimer is not given effect. Although no assurance can be given, in the unlikely event of a bankruptcy of TMCC, the Transferor believes that the SUBI Assets would not be treated as part of TMCC's bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable. In addition, a pledge of the UTI will not impair the Titling Trustee's ability to reallocate leases and leased vehicles out of the UTI Assets as Subsequent Contracts and Subsequent Leased Vehicles during the Revolving Period.

BACK-UP SECURITY INTEREST IN CERTAIN SUBI ASSETS

    The transfer of the SUBI Certificate by the Transferor to the Trust is intended to constitute a sale of the SUBI Certificate and of the beneficial interest in the SUBI Assets evidenced thereby, subject in each case to the rights of the Transferor as the holder of the Transferor Interest. It is possible that a court could recharacterize (for accounting and general state law purposes) the transactions contemplated by the Titling Trust Agreement and SUBI Supplement as a financing secured by a pledge of the SUBI Certificate or the SUBI Assets rather than as a sale. In such an event, absent prior perfection of the Trustee's security interest in the SUBI Assets, the holder of a perfected lien in one or more SUBI Assets would have priority over the interest of the Trustee in such SUBI Assets.

    Certain actions have been taken to ensure that, if the transfer of the SUBI were to be so recharacterized as a transfer to secure a loan, the Trustee would be deemed to have a perfected security interest in the SUBI Certificate (and the assets of the SUBI evidenced thereby) and in the Contracts and the Contract Rights susceptible of perfection under the Uniform Commercial Code (the "UCC") as in effect in the Trust States. The "Contract Rights" are all rights relating to the Contracts and the proceeds thereof, including the documents evidencing such Contracts, Monthly Payments received or due on or after the related Cutoff Date, Security Deposits (to the extent applied to cover excess wear and tear charges or treated as Liquidation Proceeds as described herein and as provided for in the Contracts), Prepayments, Liquidation Proceeds and Net Insurance Proceeds (to the extent constituting proceeds of the related Contract rather than proceeds of the related Leased Vehicle) received on or after the related Cutoff Date. The SUBI Certificate will constitute a "financial asset" under the UCC and the Trustee will be deemed to have a perfected security interest therein (and the SUBI evidenced thereby). The Contracts will not be stamped to reflect the Trustee's indirect interest therein. On or prior to the Closing Date, however, "protective" UCC-1 financing statements will be filed in California, Illinois, New York and Delaware with respect to the Contracts and the Contract Rights to reflect the perfection of any security interest that the Trustee would be deemed to have therein. However, no action will be taken to perfect the lien that the Trustee would be deemed to have in the Leased Vehicles in the event of such a recharacterization. Therefore, to the extent that a valid lien is imposed by a third party against a Leased Vehicle, the interest of the lienholder will be superior to the unperfected beneficial interest of the Trustee in such Leased Vehicle. The Servicing Agreement will require the Servicer to contest all such liens and cause the removal of any liens that may be imposed, but investors in the Certificates could incur a loss on their investment if any such liens are imposed against the Leased Vehicles. SEE "Additional Document Provisions -- The Servicing Agreement -- NOTIFICATION OF LIENS AND CLAIMS".

    Additionally, any perfected security interest of the Trustee in all or part of the property of the Trust could be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets transferred by the Transferor to the Trust pursuant to the Agreement. SEE "Risk Factors -- Risks Associated with Possible Future Insolvency of TMCC; Substantive Consolidation with TMCC".

    INSOLVENCY RELATED MATTERS

    Although no assurance can be given, the Transferor believes that in the unlikely event of a bankruptcy of TMCC the SUBI Assets would not be treated as part of TMCC's bankruptcy estate and that, even if they were so treated, the subordination by holders and pledgees of the UTI and Other SUBIs should be enforceable. In addition, the Transferor has taken steps in structuring the transactions contemplated hereby that are intended to make it unlikely that the voluntary or involuntary application for relief by TMCC under any Insolvency Laws will result in consolidation of the assets and liabilities of the Transferor, the Titling Trust or the Trust with those of TMCC. If, however, (i) a court concluded that the assets and liabilities of the Transferor, the Titling Trust or the Trust should be consolidated with those of TMCC in the event of the application of applicable Insolvency Laws to TMCC, (ii) a filing were made under any Insolvency Law by or against the Transferor, the Titling Trust or the Trust or (iii) an attempt were made to litigate any of the foregoing issues, delays in payments on the Certificates and possible reductions in the amount of such payments could occur.

                          CERTAIN LEGAL ASPECTS OF THE
                       CONTRACTS AND THE LEASED VEHICLES

    Although all Contracts have been or will be originated in the Trust States, in some instances the related lessees may live in other states at the time of origination or may move to another state after the time of origination. Consequently, the related Leased Vehicles may be operated and registered in states other than Trust States and the related certificates of title may be recorded in such other states. The following discussion of certain legal aspects of the Contracts and Leased Vehicles does not purport to address the laws of every state in which a Leased Vehicle may be operated or registered or in which title may be recorded.

BACK-UP SECURITY INTERESTS

    The Contracts are "chattel paper" as defined in the UCC. Pursuant to the California UCC, a non-possessory security interest in or transfer of chattel paper in favor of the Titling Trust and the Transferor may be perfected by filing a UCC-1 financing statement with the appropriate state authorities in the jurisdiction in which the principal place of business of the transferor is located (I.E. the California Secretary of State). On or prior to the Closing Date, "protective" UCC-1 financing statements will be filed in California, Delaware, New York and Illinois to effect this perfection. If the Certificates were to be recharacterized as loans secured by the SUBI Assets, the Trustee will be deemed to have a perfected security interest in certain SUBI Assets, including the Contracts. The Trustee's security interest in that circumstance could be subordinate to the interest of certain other parties, if any, who take possession of the Contracts before the filing described above has been completed. Specifically, the Trustee's security interest in a Contract could be subordinate to the rights of a purchaser of such Contract who takes possession thereof without knowledge or actual notice of the Trustee's security interest. The Contracts will not be stamped to reflect the foregoing back-up security arrangements. Any perfected security interest of the Trustee in the Contracts will be unaffected by any change of location of any lessee, since, under the UCC, this back-up security interest will be perfected by the filing of a UCC-1 financing statement in the jurisdiction in which the chief executive office of the "debtor" (in this case, the Titling Trust) is located, not the location of any lessee.

    Various liens could be imposed upon all or part of the SUBI Assets (including the Leased Vehicles) that, by operation of law, would take priority over the Trustee's interest therein. Such liens could include tax liens arising against the Transferor or the Trust, mechanic's, repairmen's, garagemen's and motor vehicle accident liens and certain liens for personal property taxes, in each case arising with respect to a particular Leased Vehicle, and liens arising under various state and federal criminal statutes. Additionally, any perfected security interest of the Trustee in all or part of the property of the Trust could also be subordinate to claims of any trustee in bankruptcy or debtor-in-possession in the event of a bankruptcy of the Transferor prior to any perfection of the transfer of the assets transferred by the Transferor to the Trust pursuant to the Agreement.

VICARIOUS TORT LIABILITY

    Although the Titling Trust will own the Leased Vehicles, they will be operated by the lessees and their respective invitees. State laws differ as to whether anyone suffering injury to person or property involving a leased vehicle may bring an action against the owner of the vehicle merely by virtue of that ownership. To the extent that applicable State law permits such an action, the Titling Trust and the Titling Trust Assets may be subject to liability to such an injured party.

    For example, in California, where a majority of the Initial Contracts were originated, under Section 17150 of the California Vehicle Code, the owner of a motor vehicle subject to a lease is responsible for injuries to persons or property resulting from the negligent or wrongful operation of the vehicle by any person using the vehicle with the owner's permission. The owner's liability for personal injuries is limited to $15,000 per person and $30,000 in total per accident and for property damage is limited to $5,000 per accident. However, recourse for any judgment arising out of the operation of the vehicle must first be had against the operator's property if the operator is within the jurisdiction of the court.

    The laws of most states, including the Trust States, either do not permit such suits, or limit the lessor's liability to the amount of any liability insurance that the lessee was required under applicable law to maintain (or in the case of Florida, the lessor was permitted to maintain), but failed to maintain. Notwithstanding the foregoing, in the event that vicarious liability is imposed on the Titling Trust as owner of a Leased Vehicle in a state that does not so limit liability, and the coverage provided by the Contingent and Excess Liability Insurance Policies is insufficient to cover such loss, including in certain circumstances with respect to a leased vehicle that is an Other SUBI Asset or a UTI Asset, investors in the Class A Certificates could incur a loss on their investments.

    The Titling Trust's insurance coverage is substantial. However, in the event that all applicable insurance coverage were exhausted and damages were assessed against the Titling Trust, claims could be imposed against the Titling Trust Assets, including the Leased Vehicles. Such claims would not take priority over any SUBI Assets to the extent that the Trustee has a prior perfected security interest therein (such as would be the case, in certain limited circumstances, with respect to the Contracts). If any such claims were imposed against the Titling Trust Assets and the Trustee did not have a prior perfected security interest, investors in the Certificates could incur a loss on their investment. SEE "Certain Legal Aspects of the Titling Trust -- Structural Considerations -- BACK-UP SECURITY INTEREST IN CERTAIN SUBI ASSETS".

REPOSSESSION OF LEASED VEHICLES

    In the event that a default by a lessee has not been cured within a certain period of time after notice, the Servicer will ordinarily retake possession of the related leased vehicle. Some jurisdictions require that the lessee be notified of the default and be given a time period within which to cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions in any one-year period. In these jurisdictions, if the lessee objects or raises a defense to repossession, an order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions (including each of the Trust States) permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. If a breach of the peace cannot be avoided, the lessor typically must seek a writ of possession or replevin in a state court action or pursue other judicial action to repossess such leased vehicle.

    After the Servicer has repossessed a Leased Vehicle, it may provide the lessee with a period of time within which to cure the default under the related Contract. If by the end of such period the default has not been cured, the Servicer will attempt to sell the Leased Vehicle. The Net Charged-off Vehicle Proceeds therefrom may be less than the remaining amounts due under the Contract at the time of default by the lessee.

DEFICIENCY JUDGMENTS

    The proceeds of sale of a leased vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the amounts due under the related lease contract. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale of a leased vehicle do not cover the full amounts due under the related lease contract, a deficiency judgment can be sought in those states (including each of the Trust States) that do not prohibit directly or limit such judgments. However, in some states (including California), a lessee may be allowed an offsetting recovery for any amount not recovered at resale because the terms of the resale were not commercially reasonable. In any event, a deficiency judgment would be a personal judgment against the lessee for the shortfall, and a defaulting lessee might have little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment. Because it is a personal judgment against an obligor who may have few if any assets remaining after the repossession, even if a deficiency judgment is obtained, it may be settled at a significant discount or it may prove impossible to collect all or any portion thereof.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws impose requirements upon lessors and servicers involved in consumer leasing. The federal Consumer Leasing Act of 1976 and Regulation M, issued by the Board of Governors of the Federal Reserve System, for example, require that a number of disclosures be made at the time a vehicle is leased, including, among other things, all amounts due at the time of origination of the lease, a description of the lessee's liability at the end of the lease term, the amount of any periodic payments, the circumstances under which the lessee may terminate the lease prior to the end of the lease term and the capitalized cost of the vehicle and a warning regarding possible charges for early termination. Each of the Trust States has adopted Article 2A of the uniform commercial code which provides protection to lessees through certain implied warranties and the right to cancel a lease contract relating to defective goods. In addition, California and Florida have enacted comprehensive vehicle leasing statutes that, among other things, regulate the disclosures to be made at the time a vehicle is leased. The various federal and state consumer protection laws would apply to the Titling Trust as a "co-lessor" of the Contracts and may also apply to the Trust as holder of a beneficial interest in the Contracts. The failure to comply with such consumer protection laws may give rise to liabilities on the part of the Servicer, the Titling Trust and the Titling Trustee, including liabilities for statutory damages and attorneys' fees. In addition, claims by the Servicer, the Titling Trust and the Titling Trustee may be subject to set-off as a result of such noncompliance.

    Courts have applied general equitable principles in litigation relating to repossession and deficiency balances. These equitable principles may have the effect of relieving a lessee from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of lessors violate the due process protection provided under the Fourteenth Amendment to the Constitution of the United States. Courts have generally found that repossession and resale by a lessor do not involve sufficient state action to afford constitutional protection to consumers.

    Many states, including each of the Trust States, have adopted laws (each, a "Lemon Law") providing redress to consumers who purchase or lease a vehicle that remains out of conformance with its manufacturer's warranty after a specified number of attempts to correct a problem or after a specific time period. Should any Leased Vehicle become subject to a Lemon Law, a lessee could compel the Titling Trust to terminate the related Contract and refund all or a portion of payments that previously have been paid. Although the Titling Trust may be able to assert a claim against the manufacturer of any such defective Leased Vehicle, there can be no assurance any such claim would be successful. To the extent a lessee is able to compel the Titling Trust to terminate the related Contract, such Contract will be deemed to be a Liquidated Contract and amounts received thereafter on such Contract will be deemed to be Liquidation Proceeds. As noted below, TMCC will represent and warrant to the Trustee as of the Cutoff Date and as of each Transfer Date that none of the Initial Leased Vehicles or the related Subsequent Leased Vehicles, as the case may be, is out of compliance with any law, including any Lemon Law. Nevertheless, there can be no assurance that one or more Leased Vehicles will not become subject to return (and the related Contract terminated) in the future under a Lemon Law.

    Representations and warranties will be made in the Titling Trust Agreement that each Contract complies with all requirements of law in all material respects. If any such representation and warranty proves to be incorrect with respect to any Contract, has certain material adverse effects, and is not timely cured, TMCC will be required under the Servicing Agreement to deposit an amount equal to the Reallocation Payment (together with, in certain circumstances following the Revolving Period, an amount equal to the Reallocation Deposit Amount) in respect of such Contract into the SUBI Collection Account unless the breach is cured. See "Additional Document Provisions -- The Titling Trust Agreement -- THE SUBI, THE OTHER SUBIS AND THE UTI" and "The Contracts -- Representations, Warranties and Covenants".

OTHER LIMITATIONS

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including applicable Insolvency Laws, may interfere with or affect the ability of a lessor to enforce its rights under an automobile or light duty truck lease contract. For example, if a lessee commences bankruptcy proceedings, the lessor's receipt of rental payments due under the lease contract is likely to be delayed. In addition, a lessee who commences bankruptcy proceedings might be able to assign the lease contract to another party even though the lease prohibits assignment.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    Set forth below is a discussion representing the opinion of O'Melveny & Myers LLP, special federal income tax counsel to the Transferor, as to certain United States federal income tax consequences to Holders of the Class A Certificates who are original owners and who hold the Class A Certificates as capital assets under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not purport to be complete or to deal with all aspects of federal income taxation or any aspects of state or local taxation that may be relevant to Class A Certificateholders or Certificate Owners in light of their particular circumstances, nor to certain types of Class A Certificateholders or Certificate Owners subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder and judicial and ruling authorities, all of which are subject to change, which change may be retroactive. The parties do not intend to seek a ruling from the Internal Revenue Service ("IRS") on any of the issues discussed below. Moreover, there can be no assurance that if such a ruling were sought, the IRS would rule favorably. Taxpayers and preparers of tax returns (including those filed by any partnership or other issuer) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their respective tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. Prospective investors should consult their own tax advisors with regard to the federal income tax consequences of the purchase, ownership or disposition of the Class A Certificates, as well as the tax consequences arising under the laws of any state, foreign country or other taxing jurisdiction.

CHARACTERIZATION OF THE CLASS A CERTIFICATES AS INDEBTEDNESS

    The Transferor and the Trustee (by entering into the Agreement) and each Certificateholder, and each Certificate Owner (by acquiring a beneficial interest in a Class A Certificate) will agree to and will express their intent that the Class A Certificates be treated as indebtedness, secured by the assets of the Trust, for all federal, state and local income and franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor will treat the transfer of the SUBI Certificate to the Trust, for financial accounting purposes, as a sale of an ownership interest in the related Titling Trust Assets and not as the issuance of a debt obligation.

    In general, the characterization of a transaction for federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Class A Certificates are issued is consistent with the treatment of the Class A Certificates as debt for federal income tax purposes. Although there are certain judicial precedents holding that under appropriate circumstances a taxpayer should be required to treat a transaction in accordance with the form chosen by the taxpayer regardless of the transaction's substance, the operative provisions of the transaction and the Agreement will not be inconsistent with treating the Class A Certificates as debt and, accordingly, these authorities should not be applied to require sale characterization for federal income tax purposes. The determination of whether the economic substance of a property transfer is a sale or a loan secured by the transferred property depends upon numerous factors designed to determine whether the Transferor has relinquished (and the transferee has obtained) substantial incidents of ownership in the property. The primary factors examined are whether the transferee has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based upon its analysis of such factors, O'Melveny & Myers LLP is of the opinion that, for federal income tax purposes, the characterization of the Class A Certificates should be governed by the substance of the transaction and accordingly, (i) the Trust will not be treated as an association or a publicly traded partnership taxable as a corporation and
(ii) the Class A Certificates will properly be characterized as indebtedness that is secured by the assets of the Trust.

TAXATION OF INTEREST AND ORIGINAL ISSUE DISCOUNT INCOME

    Assuming that the Certificate Owners are owners of debt obligations for federal income tax purposes, interest generally will be taxable as ordinary income for federal income tax purposes when received by the Certificate Owners utilizing the cash method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Interest received on the Class A Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

    ORIGINAL ISSUE DISCOUNT

    Under regulations issued with respect to the original issue discount ("OID") provisions of the Code, the Class A Certificates will be deemed to have been issued with OID in an amount equal to the excess of the "stated redemption price at maturity" of the Class A Certificates (generally equal to their Initial Class Certificate Balances plus all interest other than "qualified stated interest" payable prior to or at maturity), over their original issue price (in this case, the initial offering price at which a substantial amount of the related Class of Class A Certificates is sold to the public). Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the relevant Class A Certificates. Under the OID provisions of the Code, interest will only be treated as qualified stated interest if it is "unconditionally payable". Interest will be treated as "unconditionally payable" only if Certificate Owners have reasonable remedies to compel payment of interest deficiencies (e.g., default and acceleration rights). Because Class A Certificate Owners will not be entitled to penalty payments of interest on interest deficiencies, and Class A Certificate Owners will have no default and acceleration rights in the event of interest shortfalls, interest paid on the Class A Certificates may not be treated by the IRS as qualified stated interest, and, in such event, would be treated as OID. A Class A Certificateholder must include OID income over the term of the related Class A Certificate under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income, regardless of the Certificate Owner's method of accounting.

    The issue price of a Class A Certificate is the first price at which a substantial amount of Class A Certificates are sold to the public (excluding brokers, underwriters or wholesalers). If less than a substantial amount of a particular Class of Class A Certificates is sold for cash on or prior to the Closing Date, the issue price of such Class will be treated as the fair market value of such Class on the Closing Date. The issue price of a Class A Certificate also includes the amount paid by a Class A Certificate Owner for accrued interest that relates to a period prior to the issue date of the Class A Certificate. The stated redemption price at maturity of a Class A Certificate includes the initial Certificate Balance of the Class A Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest".

    Under the de minimis rule, OID on a Class A Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Class A Certificate multiplied by the weighted average maturity of the Class A Certificate. Certificate Owner generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Class A Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    The holder of a Class A Certificate issued with OID must include in gross income, for all days during its taxable year on which it holds such Class A Certificate, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a Certificateholder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. If a Certificate Owner purchases a Class A Certificate issued with OID at an "acquisition premium" (i.e., at a price in excess of the adjusted issue price of the Class A Certificate, but less than or equal to the "stated redemption price at maturity"), the amount includible by such Certificate Owner in income in each taxable year as OID will be reduced by that portion of the premium properly allocable to such year.

    Although the matter is not entirely clear, the Transferor currently intends to report all stated interest on the Class A Certificates as qualified stated interest and not as OID.

    MARKET DISCOUNT.

    Certificate Owners should be aware that the resale of a Class A Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder acquires a Class A Certificate at a market discount (i.e., at a price below its "adjusted issue price") and thereafter recognizes gain upon a disposition of the Class A Certificate, the lesser of such gain or the portion of the market discount that accrued while the Class A Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual or a yield to maturity method.

    PREMIUM.

    A Certificate Owner who purchases a Class A Certificate for more than its stated redemption price at maturity will be subject to the premium amortization rules of the Code. Under those rules, the Certificate Owner may elect to amortize such premium on a constant yield method. Amortizable premium reduces interest income on the related Class A Certificate. If the Certificate Owner does not make such an election, the premium paid for the Class A Certificate generally will be included in the tax basis of the Class A Certificate in determining the gain or loss on its disposition.

    Each Certificate Owner should consult his own tax advisor regarding the impact of the original issue discount, market discount, and premium amortization rules.

SALES OF CLASS A CERTIFICATES

    In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Class A Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the Certificate Owner's tax basis in the Class A Certificate (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments, other than qualified stated interest payments, received with respect to such Class A Certificate). Subject to the market discount rules discussed above and to the applicable holding period requirement for long-term capital gain treatment, currently more than 12 months, any such gain or loss generally will be long-term capital gain or loss, provided that the Class A Certificate was held as a capital asset. Moreover, capital losses generally may be used only to offset capital gains. Long-term capital gains will be taxable to non-corporate Certificate Owners at a reduced tax rate of 20%, with a further rate reduction scheduled to take effect after the year 2000 for the sale of certain assets that have been held at least five years.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

    The following information describes the United States federal income tax treatment of investors that are not United States persons ("Foreign Investors") if the Class A Certificates are treated as debt. The term "Foreign Investor" means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof, or (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have authority to control all substantial decisions of the trust.

    The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain "portfolio debt investments" issued to Foreign Investor. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Class A Certificates will be issued in registered form; therefore, payments of principal and interest (including original issue discount) on a Class A Certificate by the Trust or any of its Paying Agents to a Foreign Investor, will not be subject to United States withholding tax; provided, however, that in the case of interest and original issue discount (1) such Investor does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Transferor entitled to vote, (2) such Investor is not a controlled foreign corporation for United States tax purposes that is related to the

Transferor through stock ownership, (3) such Investor is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (4) the Investor provides the appropriate forms establishing its Foreign Investor status.

    For the Class A Certificates to constitute portfolio debt investments exempt from United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

    A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange or redemption of such Class A Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

BACKUP WITHHOLDING

    Certain payments to noncorporate persons of interest on and principal of obligations, and of the proceeds from the sale of obligations, are subject to information reporting and may be subject to a backup withholding tax at a rate of 31%. Under current United States federal income tax law and regulations payments of interest on and principal of a Class A Certificate by the Trust or any of its paying agents, and payment of the proceeds of the sale of a Class A Certificate, made outside the United States, will not be subject to information reporting or backup withholding unless the Trustee or any Paying Agents have actual knowledge that the beneficial owner of the Class A Certificate is a United States person (as defined below). However, if payments of interest on or principal of, or the proceeds of the sale of, a Class A Certificate are collected outside the United States by the foreign office of a custodian, nominee or other agent acting on behalf of the beneficial owner of a Class A Certificate, and, if such custodian, nominee or other agent acting on behalf of the beneficial owner of a Class A Certificate is a (i) United States person,
(ii) a controlled foreign corporation for United States tax purposes, or (iii) a foreign person 50% or more of whose gross income is from a United States trade or business, payments of interest and principal in respect of the Class A Certificates, or the proceeds of a sale of the Class A Certificates, made by such custodian, nominee or agent to the beneficial owner may be subject to information reporting unless such custodian, nominee or agent has sufficient documentary evidence in its records that the beneficial owner is not a United States person or the beneficial owner otherwise establishes an exemption. Currently, such payments are not subject to backup withholding. If payments of interest, principal or the proceeds of the sale of a Class A Certificate are collected by the United States office of a custodian, agent or nominee acting on behalf of the beneficial owner, information reporting and backup withholding will apply to payments made by such custodian, agent or nominee to the beneficial owner unless such owner certifies under penalty of perjury that it is not a United State person or otherwise established an exemption.

    On October 6, 1997, the Internal Revenue Service issued regulations (the "Final Regulations") which could affect the procedures to be followed by a Foreign Investor in establishing such Foreign Investor's status as a Foreign Investor for the purposes of the withholding rules. The Final Regulations generally are effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors should consult their tax advisors concerning the potential effect of such Final Regulations on their ownership of Class A Certificates.

POSSIBLE ALTERNATIVE TREATMENT OF THE CLASS A CERTIFICATES

    Although, as described above, it is the opinion of O'Melveny & Myers LLP that the Class A Certificates will properly be characterized as debt for federal income tax purposes, such opinion will not be binding on the IRS and thus no assurance can be given that such a characterization shall prevail. If the IRS were to contend successfully that the Class A Certificates did not represent debt for federal income tax purposes, certain adverse tax consequences to the Class A Certificate Owners could result. For example, the Trust generally should be required to pay corporate income tax on its taxable income (thus reducing the cash available to make payments on the Class A Certificates). In addition, income to certain tax-exempt entities (including pension funds) generally should be "unrelated business taxable income", and income to Foreign Investors generally should be subject to U.S. withholding tax and reporting requirements. Prospective investors are advised to consult with their own tax advisors regarding the federal income tax consequences of the purchase, ownership and disposition of the Class A Certificates.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans ("Benefit Plans") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plans. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may result in liability under ERISA and the Code for such persons.

    Neither ERISA nor the Code defines the term "plan assets. Under Section 2510.3-101 of the United States Department of Labor ("DOL") regulations (the "Regulation"), a Plan's assets may include an interest in the underlying assets of an entity (such as a trust) for certain purposes, including the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" in such entity. The Transferor believes that the Certificates will give Certificateholders an equity interest in the Trust for purposes of the Regulation. Under the Regulation, when a Plan acquires an equity interest that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity will be considered "plan assets" unless the entity is an "operating company" or equity participation in the entity by benefit plan investors is not "significant".

    A "publicly-offered security" is a security that is (a) freely transferable,
(b) part of a Class of securities that is owned, immediately subsequent to the initial offering, by 100 or more investors who were independent of the issuer and of one another ("Independent Investors") and (c) either is (i) part of a Class of securities registered under section 12(b) or 12(g) of the Exchange Act, or (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the Class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. For purposes of the 100 Independent Investor criterion, each Class of Certificates should be deemed to be a "class" of securities that would be tested separately from any other securities that may be issued by the Trust.

    Except to the extent otherwise disclosed herein, it is anticipated that each Class of Class A Certificates will meet the foregoing criteria for treatment as "publicly-offered securities". No restrictions will be imposed on the transfer of the Class A-1, Class A-2 and Class A-3 Certificates. Although no assurances can be given, and no monitoring or other measures will be taken to ensure that such condition will be met, the Underwriters expect that the Class A-1, Class A-2 and Class A-3 Certificates will be held by at least 100 independent investors at the conclusion of the initial public offering. The Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Act and then will be timely registered under the Exchange Act except as described below.


    Equity participation in an entity by "benefit plan investors" (i.e., Benefit Plans and other employee benefit plans not subject to ERISA, such as governmental or foreign plans, as well as entities holding assets deemed to be "plan assets") is not "significant" on any date on which any series of certificates is issued and outstanding if, immediately after the most recent acquisition of any equity interest therein, less than 25% of the value of each Class of equity interests therein (excluding interests held by any person (or its affiliates) which has discretionary authority or control or provides investment advice for a fee, with respect to the Trust) is held by benefit plan investors. No assurance can be given by the Transferor as to whether the value of each Class of Certificates that might be deemed to be equity interests in the Trust held by benefit plan investors will be "significant" upon completion of the offering of any Certificates or thereafter, and no monitoring or other measures will be taken with respect to the satisfaction of the conditions to this exception.


    Due to the complexities of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of a Benefit Plan considering the purchase of Class A Certificates consult with its counsel regarding the applicability of the prohibited transaction provisions of ERISA and the Code to such investment. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in an Underwriting Agreement dated , 1998 (the "Underwriting Agreement"), among the Transferor, TMCC and the Underwriters named below (the "Underwriters"), the Transferor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Transferor, severally but not jointly, the following respective amounts of Class A Certificates:


                                                 CLASS A-1       CLASS A-2       CLASS A-3
                 UNDERWRITER                    CERTIFICATES    CERTIFICATES   CERTIFICATES
---------------------------------------------  --------------  --------------  -------------
    .........................................  $               $               $
    .........................................  $               $               $
    .........................................  $               $               $
    .........................................  $               $               $
  Total......................................  $               $               $


    In the Underwriting Agreement the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates if any are purchased. The Underwriting Agreement provides that, in the event of a default by an Underwriter, in certain circumstances the purchase commitments of the non-defaulting Underwriter may be increased or the Underwriting Agreement may be terminated.

    The Transferor has been advised by the Underwriters that they propose to offer the Class A Certificates to the public initially at the public offering prices set forth on the cover page of this Prospectus and to certain dealers at
such prices less a concession of     %,     % and     % of the principal amount
per Class A-1 Certificate, Class A-2 Certificate and Class A-3 Certificate, respectively, and that the Underwriters and such dealers may allow a discount of
    %,     % and     % of such principal amount per Class A-1 Certificate, Class
A-2 Certificate and Class A-3 Certificate, respectively, on sales to certain other dealers.

    The Transferor and TMCC have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

    The Class A-1, Class A-2 and Class A-3 Certificates are a new issue of securities with no established trading markets. The Transferor has been advised by the Underwriters that the Underwriters intend to make a market in each Class of Class A Certificates, as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in any Class of Class A Certificates and any such market-making may be discontinued at any time at the sole discretion of the Underwriters without notice. Accordingly, no assurance can be given as to the liquidity of or trading markets for the Class A Certificates.

    The Underwriters have advised the Transferor that, pursuant to Regulation M under the Securities Act, certain persons participating in this offering may engage in transactions, including stabilizing bids and syndicate covering transactions, which may have the effect of stabilizing or maintaining the market price of the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates at levels above those that might otherwise prevail in the open market. A "stabilizing bid" is a bid for or the purchase of any Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates on behalf of the Underwriters for the purpose of fixing or maintaining the price of such Certificates. A "syndicate covering transaction" is the bid for or the purchase of Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates on behalf of the Underwriters to reduce a short position incurred by the Underwriters in connection with this offering.

    Stabilizing bids and syndicate covering transactions may have the effect of causing the price of the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates to be higher than it might be in the absence thereof. Neither the Transferor nor the Underwriters makes any representation or prediction as to the direction or magnitude of any such effect on the prices for the Certificates. Neither the Transferor nor the Underwriters makes any representation that the Underwriters will engage in any such transactions or that, once commenced, any such transactions will not be discontinued without notice.


    The Trust may, from time to time, invest the funds in the Accounts in Permitted Investments acquired from one or more of the Underwriters, an affiliate thereof or the Servicer or engage one or more of the Underwriters or affiliates thereof as Swap Counterparties in replacement of TMCC.


    It is expected that delivery of the Class A Certificates will be made against payment therefor on or about the Closing Date, which is expected to be
the     business day following the date hereof. Under Rule 15c6-1 under the
Exchange Act, trades in the secondary market generally are required to settle within three business days, unless the parties thereto expressly agree otherwise. Accordingly, purchasers who wish to trade Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates on the date hereof will be required, by virtue of the fact that the Class A-1 Certificates, Class A-2
Certificates or Class A-3 Certificates initially will settle    business days
after the date hereof, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

    Upon receipt of a request by an investor who has received an electronic Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus, the Transferor or the Underwriters will promptly deliver, or cause to be delivered, without charge a paper copy of the Prospectus.

                        LISTING AND GENERAL INFORMATION

LISTING

    Application will be made for listing the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates on the Luxembourg Stock Exchange.

    In connection with the listing application made to the Luxembourg Stock Exchange, the Articles of Incorporation and Bylaws of the Transferor, the Agreement, the Agency Agreement and a legal notice relating to the issuance of each Class of Class A Certificates will be deposited prior to the listing with the Chief Registrar of the District Court of Luxembourg, where copies thereof may be obtained upon request.

REPRESENTATIONS

    UNITED KINGDOM


    Each Manager will represent that: (i) it has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Class A Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issuance of Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 or is a person to whom the document can otherwise lawfully be issued or passed on.


    GENERAL

    No action has been taken or will be taken by the Transferor or the Underwriters that would permit a public offering of any Class A Certificates in any country or jurisdiction where action for that purpose is required unless such action is taken. Accordingly, Class A Certificates may not be offered or sold, directly or indirectly, and neither this Prospectus nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this Prospectus comes are required by the Transferor and the Underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver Class A Certificates or have in their possession or distribute this Prospectus, in all cases at their own expense.

    Each Manager will represent and agree that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells any Class A Certificates or possesses or distributes this Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of any Class A Certificates under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales, and neither the Transferor nor TMCC shall have any responsibility therefor. Each Manager will also represent and agree that it will not offer, sell or deliver any of the Class A Certificates or distribute any such offering material in or from any jurisdiction except under circumstances which will result in compliance with applicable laws and regulations and which will not impose any obligation on the Transferor, TMCC or the Underwriters.

EUROCLEAR AND CEDEL


    The Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been accepted for clearance through the Cedel Bank and Euroclear systems. The Class A-1 Certificates have been assigned the Common Code
    , and the ISIN number     . The Class A-2 Certificates have been assigned
the Common Code     and ISIN number     . The Class A-3 Certificates have been
assigned the Common Code     and ISIN number     .


DOCUMENTS AVAILABLE FOR COLLECTION AND INSPECTION

    Copies of the Articles of Incorporation and Bylaws of the Transferor, the Agreement, the Titling Trust Agreement, the SUBI Supplement, the Servicing Supplement, the Agency Agreement and the Indenture will be available for inspection during the term of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates at the offices of Bankers Trust Company Luxembourg S.A., 14 Boulevard F.D. Roosevelt, L-2450, Luxembourg. For so long as any Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates are listed on the Luxembourg Stock Exchange, copies of the reports to Certificateholders to be delivered to the Trustee will be obtainable at no charge at such location.

TOYOTA LEASING, INC.

    The Transferor was incorporated in the State of California in April 1997 as a wholly owned, limited purpose subsidiary of TMCC. The principal executive offices of the Transferor are located at 19001 South Western Avenue, Torrance, California 90509 and its telephone number is (310) 787-3541.

AUTHORIZATION


    The execution and delivery of the Agreement, the Titling Trust Agreement, the SUBI Supplement, the Servicing Supplement and the Indenture and the sale of each Class of Class A Certificates were authorized by the Boards of Directors of the Transferor and/or TMCC, as appropriate, on July 29, 1997, August 15, 1997,
June 9, 1998 and     .


NO MATERIAL CHANGE

    There has been no material adverse change in the information provided in this Prospectus with respect to the SUBI, the Contracts, the Leased Vehicles or the Trust since June 30, 1998, except as otherwise disclosed herein.

LITIGATION

    Neither the Trust nor TMCC or any of its subsidiaries are involved in, nor are there any, legal or arbitration proceedings pending or threatened of which TMCC is aware, which may have or have had during the 12 months prior to the date hereof a material effect on the financial position of TMCC and its subsidiaries on a consolidated basis.

INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers LLP of Los Angeles, California are independent public accountants of TMCC.

UNITED STATES LAW

    O'Melveny & Myers LLP, a law firm licensed in the states of California and New York and in the District of Columbia, in the United States, has given and has not withdrawn its consent to the inclusion in this Prospectus of the descriptions of its opinions regarding matters of United States federal income taxation and other matters with respect to the Class A Certificates in the forms and contexts in which they are included, in each case effective as of the dates of such documents.

                      RATINGS OF THE CLASS A CERTIFICATES

    It is a condition of issuance that each of Moody's and Standard & Poor's rate each Class of Class A Certificates in its highest rating category. The ratings of the Class A Certificates will be based primarily upon the value of the Initial Contracts, the Reserve Fund, the terms of the Transferor Interest and Class B Certificates, and the current ratings assigned to the debt obligations of TMCC in its capacity as issuer of the TMCC Demand Notes. A reduction, suspension or withdrawal of a rating assigned by either Rating Agency to the debt securities of TMCC could result in the reduction, suspension or withdrawal of its rating of either Class of Class A Certificates. Even absent any such reduction, suspension or withdrawal of a rating assigned to the debt obligations of TMCC, there can be no assurance that any such rating will not be reduced, suspended, withdrawn or otherwise qualified by the assigning Rating Agency if, in its judgment, other circumstances so warrant. In the event that a rating with respect to either Class of Class A Certificates is reduced, suspended, withdrawn or otherwise qualified, no person or entity will be obligated to provide any additional credit enhancement with respect thereto. The ratings of each Class of Class A Certificates will not address the likelihood of the payment in full of the principal amount of such Class A Certificates on any particular date prior to the Stated Maturity Date. Notice of any change in the ratings of the Class A Certificates will be provided to the Luxembourg Stock Exchange, and will be given by publication to Certificateholders in accordance with the rules of the Luxembourg Stock Exchange. SEE "Description of the Certificates -- Notices".

    The ratings of each Class of Class A Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold any Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of each Class of Class A Certificates address the likelihood of the payment of principal of and interest on such Certificates pursuant to their terms.

    There can be no assurance as to whether any rating agency other than Moody's and Standard & Poor's will rate either Class of Class A Certificates, or, if one does, what rating will be assigned by such other rating agency. A rating on either Class of Class A Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned thereto by Moody's or Standard & Poor's. SEE "Risk Factors -- Risks Associated with Ratings of the Class A Certificates".

                                 LEGAL MATTERS


    Certain legal matters, including certain federal income tax matters, with respect to the Class A Certificates have been passed upon for TMCC and the
Transferor by O'Melveny & Myers LLP, Los Angeles, California.     will act as
counsel for the Underwriters and has performed certain legal services for TMCC, including in connection with the Titling Trust.

                                    EXPERTS


    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Toyota Motor Credit Corporation for the year ended September 30, 1998 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.



    With respect to the unaudited consolidated financial information of Toyota Motor Credit Corporation for the six-month periods ended December 31, 1997 and 1996, the six-month periods ended March 31, 1998 and 1997, and the nine-month periods ended June 30, 1998 and 1997 incorporated by reference in this Prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated February 12, 1998, May 7,
1998 and           , 1998 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. PricewaterhouseCoopers LLP has not carried out any significant additional audit tests beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of section 11 of the Securities Act for their reports on the unaudited consolidated financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of section 7 and 11 of the Securities Act.

                           INDEX OF CAPITALIZED TERMS


                                                                                                          PAGE
                                                                                                       -----------
1992 Master Agreement................................................................................           93
Accelerated Principal Distribution Amount............................................................           15
Accounts.............................................................................................           70
Accumulation Date....................................................................................           13
Accumulation Event...................................................................................           61
Additional Loss Amounts..............................................................................           78
Additional Loss Contract.............................................................................           73
Adjusted Class A-1 Certificate Balance...............................................................            5
Adjusted Class A-2 Certificate Balance...............................................................            6
Adjusted Class A-3 Certificate Balance...............................................................            6
Adjusted Class B Certificate Balance.................................................................            7
Adjusted Investor Balance............................................................................            7
Advance..............................................................................................           25
Aggregate Net Investment Value.......................................................................           20
Aggregate Net Losses.................................................................................           72
Agreement............................................................................................            i
ALG..................................................................................................           45
allocation...........................................................................................            8
application..........................................................................................            8
Available Interest...................................................................................           59
Benefit Plans........................................................................................          105
Business Day.........................................................................................        4, 66
Capitalized Cost.....................................................................................           19
Capped Contingent and Excess Liability Premiums......................................................           60
Capped Titling Trust Administrative Expenses.........................................................           59
Capped Trust Administrative Expenses.................................................................           59
Cedel Bank...........................................................................................           19
Cedel Bank Participants..............................................................................           68
Certificate Distribution Amount......................................................................           64
Certificateholders...................................................................................            v
Certificate Factor...................................................................................           59
Certificate Owners...................................................................................           19
Certificate Payment Date.............................................................................        9, 12
Certificate Principal Loss Amounts...................................................................           60
Certificateholders' Account..........................................................................           71
Certificates.........................................................................................         i, 3
Charged-off Amount...................................................................................           52
Charged-off Contract.................................................................................           52
Charged-off Vehicle Expenses.........................................................................           21
Charged-off Vehicle Proceeds.........................................................................           21
Charge-off Rate......................................................................................           72
Claims...............................................................................................           80
Class A-1 Certificate Balance........................................................................            5
Class A Certificates.................................................................................         i, 3
Class A-1 Certificates...............................................................................         i, 3
Class A-1 Notional Interest Accrual Amount...........................................................            7
Class A-1 Notional Rate..............................................................................            5
Class A-1 Rate.......................................................................................            9

                                                                                                          PAGE
                                                                                                       -----------
Class A-1 Swap Interest Amount.......................................................................           10
Class A-1 Swap Interest Shortfall Amount.............................................................       11, 59
Class A-1 Targeted Maturity Date.....................................................................           ii
Class A-2 Certificate Balance........................................................................            5
Class A-2 Certificates...............................................................................         i, 3
Class A-2 Notional Interest Accrual Amount...........................................................            7
Class A-2 Notional Rate..............................................................................            6
Class-A-2 Rate.......................................................................................            9
Class A-2 Swap Interest Amount.......................................................................           10
Class A-2 Swap Interest Shortfall Amount.............................................................       11, 59
Class A-2 Targeted Maturity Date.....................................................................           ii
Class A-3 Certificate Balance........................................................................            6
Class A-3 Certificates...............................................................................         i, 3
Class A-3 Notional Interest Accrual Amount...........................................................            7
Class A-3 Notional Rate..............................................................................            6
Class A-3 Rate.......................................................................................            9
Class A-3 Swap Interest Amount.......................................................................           10
Class A-3 Swap Interest Shortfall Amount.............................................................       11, 59
Class A-3 Targeted Maturity Date.....................................................................          iii
Class B Certificate Balance..........................................................................            6
Class B Certificates.................................................................................         i, 3
Class B Notional Interest Accrual Amount.............................................................            7
Class B Notional Rate................................................................................            7
Class B Rate.........................................................................................            9
Class B Reserve Amount...............................................................................           23
Class B Swap Interest Amount.........................................................................           10
Class B Swap Interest Shortfall Amount...............................................................       11, 59
Closing Date.........................................................................................            2
Code.................................................................................................      26, 100
Collection Period....................................................................................           14
Collections..........................................................................................       14, 82
Commission...........................................................................................           iv
Contingent and Excess Liability Insurance Policies...................................................           75
Contract Rights......................................................................................           97
Contracts............................................................................................            2
Cooperative..........................................................................................           68
Current Contract.....................................................................................           73
Cutoff Date..........................................................................................            2
Dealers..............................................................................................            1
Deferral Fee.........................................................................................           46
Delinquency Percentage...............................................................................           72
Deposit Date.........................................................................................           21
Determination Date...................................................................................           55
Discounted Contract..................................................................................       14, 20
Discounted Principal Balance.........................................................................           19
DOL..................................................................................................          105
DTC..................................................................................................           19
DTC Participants.....................................................................................           66
ERISA................................................................................................      26, 105

                                                                                                          PAGE
                                                                                                       -----------
ERISA Compliance Test................................................................................           87
Euroclear............................................................................................           19
Euroclear Operator...................................................................................           68
Euroclear Participants...............................................................................           68
Event of Default.....................................................................................           90
Events of Servicing Termination......................................................................           86
Excess Amounts.......................................................................................           60
Exchange Act.........................................................................................           iv
Final Regulations....................................................................................          104
Foreign Investor.....................................................................................          103
Foreign Investors....................................................................................          103
Full Term Return Ratio...............................................................................           33
Global Securities....................................................................................            1
Indenture............................................................................................       iv, 88
Indenture Trustee....................................................................................           88
Independent Investors................................................................................          105
Indirect DTC Participants............................................................................           66
Initial Class A-1 Certificate Balance................................................................            4
Initial Class A-2 Certificate Balance................................................................            4
Initial Class A-3 Certificate Balance................................................................            4
Initial Class B Certificate Balance..................................................................            4
Initial Contracts....................................................................................            2
Initial Deposit......................................................................................           24
Initial Investor Balance.............................................................................            7
Initial Leased Vehicles..............................................................................            2
Insolvency Laws......................................................................................           37
Interest Collections.................................................................................           15
Interest Determination Business Day..................................................................           53
Interest Determination Date..........................................................................           54
Investor Interest....................................................................................            4
Interest Payment Period..............................................................................            7
Inventory Advance....................................................................................           93
Investor Percentage..................................................................................           52
IRS..................................................................................................          101
ISDA.................................................................................................           93
IT Systems...........................................................................................           38
Lease Rate...........................................................................................           19
Leased Vehicles......................................................................................            2
Lemon Law............................................................................................          100
Liquidated Contract..................................................................................           73
Liquidation Expenses.................................................................................           22
Liquidation Proceeds.................................................................................           21
Loss Amounts.........................................................................................       29, 52
Matured Contract.....................................................................................           73
Matured Leased Vehicle Expenses......................................................................           21
Matured Leased Vehicle Inventory.....................................................................           20
Matured Leased Vehicle Proceeds......................................................................           21
Maturity Advance.....................................................................................           26
Maturity Date........................................................................................           45

                                                                                                          PAGE
                                                                                                       -----------
Monthly Allocation Date..............................................................................            8
Monthly Interest Period..............................................................................            8
Monthly Payment......................................................................................           19
Moody's..............................................................................................       ii, 27
MSRP.................................................................................................       37, 45
Net Charged-off Vehicle Proceeds.....................................................................           15
Net Insurance Proceeds...............................................................................           71
Net Liquidation Proceeds.............................................................................           15
Net Matured Leased Vehicle Proceeds..................................................................           23
Nonrecoverable Advance...............................................................................           82
Non IT Systems.......................................................................................           38
OID..................................................................................................          101
Omnibus Proxy........................................................................................           68
Other SUBI Assets....................................................................................           95
Other SUBI Certificates..............................................................................           41
Other SUBI Supplement................................................................................           78
Other SUBIs..........................................................................................            1
Outstanding Principal Balance........................................................................           20
payment..............................................................................................            8
Payment Ahead........................................................................................           21
Payoff Amount........................................................................................           45
Permitted Investments................................................................................           74
Prepayment...........................................................................................           70
Principal Allocation.................................................................................           15
Principal Collections................................................................................           14
Rating Agencies......................................................................................      iii, 27
Realized Value.......................................................................................           45
Reallocation Deposit Amount..........................................................................           52
Reallocation Payment.................................................................................           49
Record Date..........................................................................................            4
Reference Banks......................................................................................           53
Registration Statement...............................................................................           iv
Regulation...........................................................................................          105
Repossessed Leased Vehicle...........................................................................           73
Required Amount......................................................................................           23
Required Rate........................................................................................           74
Reserve Fund.........................................................................................           23
Residual Value.......................................................................................           19
Residual Value Insurance Policies....................................................................           78
Residual Value Loss Amount...........................................................................           29
Residual Value Percentage............................................................................           34
Residual Value Surplus...............................................................................           23
Residual Value Test..................................................................................           73
Revolving Period.....................................................................................           13
Schedule of Contracts and Leased Vehicles............................................................           48
Securities Act.......................................................................................           iv
Security Deposits....................................................................................           82
Servicer.............................................................................................            3
Servicer's Certificate...............................................................................           84

                                                                                                          PAGE
                                                                                                       -----------
Servicing Agreement..................................................................................        iv, 3
Servicing Fee........................................................................................           26
Servicing Supplement.................................................................................            3
Specified Reserve Fund Balance.......................................................................           72
Standard & Poor's....................................................................................      iii, 27
SUBI.................................................................................................         i, 1
SUBI Assets..........................................................................................         i, 2
SUBI Certificate.....................................................................................         i, 1
SUBI Collection Account..............................................................................           70
SUBI Supplement......................................................................................       iv, 40
Subsequent Contracts.................................................................................            2
Subsequent Leased Vehicles...........................................................................            2
Swap Agreement.......................................................................................   ii, iv, 93
Swap Counterparty....................................................................................           17
Swap Termination.....................................................................................           17
Termination Events...................................................................................           68
three-month LIBOR....................................................................................           53
Titling Trust........................................................................................            i
Titling Trust Agreement..............................................................................        iv, 2
Titling Trust Assets.................................................................................        i, 12
Titling Trustee......................................................................................            2
TMA..................................................................................................            3
TMC..................................................................................................            3
TMCC.................................................................................................        i, 43
TMCC Demand Note.....................................................................................           16
TMS..................................................................................................            3
Transfer Date........................................................................................           13
Transferor...........................................................................................            i
Transferor Amounts...................................................................................           53
Transferor Interest..................................................................................         i, 1
Transferor Percentage................................................................................           52
Trust................................................................................................            i
Trust Agency Agreement...............................................................................           80
Trust Agent..........................................................................................        2, 80
Trust States.........................................................................................            1
Trustee..............................................................................................            i
U.S. Bank............................................................................................            2
UCC..................................................................................................          197
Unallocated Principal Collections....................................................................           53
Uncapped Titling Trust Administrative Expenses.......................................................           59
Uncapped Trust Administrative Expenses...............................................................           60
Underwriters.........................................................................................          107
Underwriting Agreement...............................................................................          107
UTI..................................................................................................            1
UTI Assets...........................................................................................           95
UTI Certificates.....................................................................................           41
UTI Supplement.......................................................................................           iv
Voting Interests.....................................................................................           63

                                    ANNEX 1
         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the globally offered Class A Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC, Cedel Bank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedure applicable to U.S. corporate debt obligations and prior asset-backed securities issues. Secondary cross-market trading between Cedel Bank or Euroclear and DTC Participants holding securities will be effected on a delivery-against-payment basis through the Relevant Depositaries of Cedel Bank and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow DTC settlement practice. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold their Global Securities through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed securities issues in same-day funds.

    Trading between Cedel Bank and/or Euroclear Participants. Secondary market trading between Cedel Bank Participants or Euroclear Participants will be settled using the Procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC Seller and Cedel Bank or Euroclear Participants. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Bank Participant or a Euroclear Participant, the purchaser will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities

                                      A1-1
against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debt will be valued instead as of the actual settlement date.

    Cedel Bank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, Cedel Bank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Bank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they clear the overdraft when the Global Securities are credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Bank Participants or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedel Bank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    Trading between Cedel Bank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedel Bank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel Bank or Euroclear through a Cedel Bank Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel Bank or Euroclear will instruct the Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedel Bank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date

                                      A1-2

(i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Bank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

    (a) borrowing though Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

    (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

    (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Bank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel Bank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are Non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or their agents.

    Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person though whom it holds (the clearing agency, in the case of persons holding directly on the books of the

                                      A1-3
clearing agency). Form W-8 and Form 1001 are effective for three calendar years, and Form 4224 is effective for one calendar year.

    As used in the foregoing discussion, the term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to United States federal income tax, regardless of the source of its income or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States fiduciaries have the authority to control all substantial decisions of the Trust. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of Global Securities.

                                      A1-4

                          PRINCIPAL OFFICES OF THE TRANSFEROR
                              AND NOTICE ADDRESS OF TRUST

                                  Toyota Leasing, Inc.
                               19001 South Western Avenue
                               Torrance, California 90509
                                     United States

                                   JOINT BOOKRUNNERS

                        LUXEMBOURG LISTING AGENT, TRANSFER AGENT
                                    AND PAYING AGENT

                             Bankers Trust Luxembourg S.A.
                              14 Boulevard F.D. Roosevelt
                                   L-2450, Luxembourg

                                        TRUSTEE

                             INDEPENDENT PUBLIC ACCOUNTANTS
                                        OF TMCC

                               PricewaterhouseCoopers LLP
                           400 South Hope Street, 22nd Floor
                           Los Angeles, California 90071-2889
                                     United States

                                     LEGAL ADVISORS

TO TMCC AND THE TRANSFEROR AS TO                           TO THE UNDERWRITERS AS TO
                                                                    MATTERS
  MATTERS OF UNITED STATES LAW                                OF UNITED STATES LAW

     O'Melveny & Myers LLP
  400 South Hope Street, 15th
             Floor
 Los Angeles, California 90071
         United States


                                      A1-5

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON HAVING BEEN AUTHORIZED BY THE TRANSFEROR OR ANY UNDERWRITER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED THEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE TRANSFEROR SINCE SUCH DATE.


                             ---------------------

                               TABLE OF CONTENTS


                                                  Page
                                                ---------
AVAILABLE INFORMATION.........................         iv
DOCUMENTS INCORPORATED BY REFERENCE...........         iv
REPORTS TO CERTIFICATEHOLDERS.................          v
OVERVIEW OF TRANSACTION.......................         vi
SUMMARY.......................................          1
RISK FACTORS..................................         28
THE TRUST AND THE SUBI........................         40
THE TITLING TRUST.............................         41
USE OF PROCEEDS...............................         43
THE TRANSFEROR................................         43
TMCC..........................................         43
TMCC'S LEASING OPERATIONS.....................         45
THE CONTRACTS.................................         52
MATURITY AND YIELD CONSIDERATIONS.............         58
CLASS A CERTIFICATE FACTORS AND TRADING
  INFORMATION; REPORTS TO CLASS A CERTIFICATE
  HOLDERS.....................................         59
DESCRIPTION OF THE CERTIFICATES...............         60
ASSETS OF THE TRUST...........................         80
ADDITIONAL DOCUMENT PROVISIONS................         86
CERTAIN LEGAL ASPECTS OF THE TITLING TRUST....        107
CERTAIN LEGAL ASPECTS OF THE CONTRACTS AND THE
  LEASED VEHICLES.............................        110
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS....        113
ERISA CONSIDERATIONS..........................        118
UNDERWRITING..................................        120
LISTING AND GENERAL INFORMATION...............        121
RATINGS OF THE CLASS A CERTIFICATES...........        123
LEGAL MATTERS.................................        123
EXPERTS.......................................        124
INDEX OF CAPITALIZED TERMS....................        I-1
GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES....................       A1-1


                         TOYOTA AUTO LEASE TRUST 1998-C

                             $        % AUTO LEASE
                      ASSET BACKED CERTIFICATES, CLASS A-1
                             $        % AUTO LEASE
                      ASSET BACKED CERTIFICATES, CLASS A-2
                             $        % AUTO LEASE
                      ASSET BACKED CERTIFICATES, CLASS A-3
                              TOYOTA LEASING, INC.
                                   TRANSFEROR
                        TOYOTA MOTOR CREDIT CORPORATION
                                    SERVICER

                              -------------------

                                   PROSPECTUS

                              -------------------


                                ---------------


                                     [DATE]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND PAYMENT.

    Expenses in connection with the offering of the Class A Certificates being registered herein are estimated as follows:

SEC registration fee............................................  $     295
Legal fees and expenses.........................................  $
Accounting fees and expenses....................................  $
Blue sky fees and expenses......................................  $
Rating agency fees..............................................  $
Trustee fees and expenses.......................................  $
Printing........................................................  $
Miscellaneous...................................................  $
                                                                  ---------
Total...........................................................  $

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Toyota Motor Credit Corporation ("TMCC") and Toyota Leasing, Inc. ("TLI") were incorporated as California corporations. Section 317 of the California Corporations Code authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an officer or director of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful.

    Each of TMCC's and TLI's Bylaws authorize TMCC and the Transferor to indemnify their officers and directors to the maximum extent permitted by the California Corporations Code. TMCC has entered into indemnification agreements with its officers and directors to indemnify such officers and directors to the maximum extent permitted by the California Corporations Code.

    This item is not applicable to the other Registrants.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    Exhibits:

        1.1  Form of Underwriting Agreement*

        3.1  Articles of Incorporation of Toyota Leasing, Inc.*

        3.2  Bylaws of Toyota Leasing, Inc.*

        4.1  Form of Securitization Trust Agreement between Toyota Leasing, Inc. and     , as
             Trustee (including forms of Class A Certificates)*

        5.1  Opinion of O'Melveny & Myers LLP with respect to legality*

        8.1  Opinion of O'Melveny & Myers LLP with respect to federal income tax matters*

       10.1  Amended and Restated Trust and Servicing Agreement among Toyota Motor Credit
             Corporation ("TMCC"), TMTT, Inc., as Trustee and U.S. Bank National Association
             ("U.S. Bank"), as Trust Agent, dated as of October 1, 1996*

       10.2  UTI Supplement to Amended and Restated Trust and Servicing Agreement among TMCC,
             TMTT, Inc., as Trustee and U.S. Bank, as Trust Agent, dated October 1, 1996
             (including form of UTI Certificate)*

       10.3  Form of SUBI Supplement 1998-C to Amended and Restated Trust Agreement among
             TMCC, TMTT, Inc., as Trustee and U.S. Bank, as Trust Agent (including form of
             SUBI Certificate)*

       10.4  Form of 1998-C SUBI Servicing Supplement to Amended and Restated Trust and
             Servicing Agreement between TMTT, Inc., TMCC and Toyota Leasing, Inc.*

       10.5  Form of SUBI Certificate Purchase and Sale Agreement between TMCC and Toyota
             Leasing, Inc.*

       10.6  Form of Indenture with respect to TMCC Demand Notes between TMCC and     , as
             Trustee*

       15.1  Awareness Letter of PricewaterhouseCoopers LLP*

       23.1  Consent of O'Melveny & Myers LLP (included as part of Exhibit 5.1)*

       23.2  Consent of O'Melveny & Myers LLP (included as part of Exhibit 8.1)*

       23.3  Consent of PricewaterhouseCoopers LLP*

       24.1  Powers of Attorney**

       25.1  Statement of Eligibility on Form T-1 of     *


---------

*   To be filed by amendment.

**  Included on pages II-4 through II-7.

    Financial Statement Schedules:

    Not applicable.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrants hereby undertake as follows:

    (a) To provide to the Underwriters at the closing date specified in the underwriting agreements certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (d) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (e) TMCC, one of the undersigned Registrants, hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    (f) The undersigned Registrants hereby undertake:


    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or highend of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (f)(1)(i) and (f)(1)(ii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.


    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Amendment No 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 30, 1998.



                                TOYOTA LEASING, INC.

                                By:              /s/ GREGORY WILLIS
                                     -----------------------------------------
                                                  Gregory Willis,
                                               DIRECTOR AND PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ GREGORY WILLIS        Director and Principal       October 30, 1998
------------------------------    Executive Officer of
        Gregory Willis            Toyota Leasing, Inc.

      /s/ NOBU SHIGEMI*         Director and Principal       October 30, 1998
------------------------------    Financial Officer and
         Nobu Shigemi             Principal Accounting
                                  Officer of Toyota
                                  Leasing, Inc.

   /s/ WILLIAM LATHAM, III*     Director of Toyota           October 30, 1998
------------------------------    Leasing, Inc.
     William Latham, III



*By:     /s/ GREGORY WILLIS                                   October 30, 1998
      -------------------------
           Gregory Willis
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 30, 1998.



                                TOYOTA AUTO LEASE TRUST 1998-C

                                By:  TOYOTA LEASING, INC., solely as originator
                                     of Toyota Auto Lease Trust 1998-C

                                By:              /s/ GREGORY WILLIS
                                     -----------------------------------------
                                                  Gregory Willis,
                                               DIRECTOR AND PRESIDENT



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ GREGORY WILLIS        Director and Principal       October 30, 1998
------------------------------    Executive Officer of
        Gregory Willis            Toyota Leasing, Inc.

      /s/ NOBU SHIGEMI*         Director and Principal       October 30, 1998
------------------------------    Financial Officer and
         Nobu Shigemi             Principal Accounting
                                  Officer of Toyota
                                  Leasing, Inc.

   /s/ WILLIAM LATHAM, III*     Director of Toyota           October 30, 1998
------------------------------    Leasing, Inc.
     William Latham, III



*By:     /s/ GREGORY WILLIS                                   October 30, 1998
      -------------------------
           Gregory Willis
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 30, 1998.



                                TOYOTA MOTOR CREDIT CORPORATION, solely as transferor of the SUBI to the Transferor, issuer of the TMCC Demand Notes and Swap
                                Counterparty

                                By:              /s/ GEORGE BORST*
                                     -----------------------------------------
                                                    George Borst
                                     SENIOR VICE PRESIDENT AND GENERAL MANAGER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ GEORGE BORST*         Director, Senior Vice        October 30, 1998
------------------------------    President and General
         George Borst             Manager of TMCC
                                  (principal executive
                                  officer)

      /s/ ROBERT PITTS*         Director and Secretary of    October 30, 1998
------------------------------    TMCC
         Robert Pitts

      /s/ NOBU SHIGEMI*         Director, Senior Vice        October 30, 1998
------------------------------    President and Treasurer
         Nobu Shigemi             of TMCC (principal
                                  financial officer)

      /s/ DOUGLAS WEST*         Director of TMCC             October 30, 1998
------------------------------
         Douglas West

       /s/ YALE GIESZL*         Director of TMCC             October 30, 1998
------------------------------
         Yale Gieszl

      /s/ GREGORY WILLIS        Vice President of Finance    October 30, 1998
------------------------------    and Administration of
        Gregory Willis            TMCC (principal
                                  accounting officer)



*By:     /s/ GREGORY WILLIS                                   October 30, 1998
      -------------------------
           Gregory Willis
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on October 30, 1998.



                                TOYOTA LEASE TRUST

                                By:  TOYOTA MOTOR CREDIT CORPORATION, solely as
                                     originator of the Toyota Lease Trust

                                By:              /s/ GEORGE BORST*
                                     -----------------------------------------
                                                    George Borst
                                        DIRECTOR, SENIOR VICE PRESIDENT AND
                                                  GENERAL MANAGER



    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

      /s/ GEORGE BORST*         Director, Senior Vice        October 30, 1998
------------------------------    President and General
         George Borst             Manager of TMCC
                                  (principal executive
                                  officer)

      /s/ ROBERT PITTS*         Director and Secretary of    October 30, 1998
------------------------------    TMCC
         Robert Pitts

      /s/ NOBU SHIGEMI*         Director, Senior Vice        October 30, 1998
------------------------------    President and Treasurer
         Nobu Shigemi             of TMCC (principal
                                  financial officer)

      /s/ DOUGLAS WEST*         Director of TMCC             October 30, 1998
------------------------------
         Douglas West

       /s/ YALE GIESZL*         Director of TMCC             October 30, 1998
------------------------------
         Yale Gieszl

      /s/ GREGORY WILLIS        Vice President of Finance    October 30, 1998
------------------------------    and Administration of
        Gregory Willis            TMCC (principal
                                  accounting officer)



*By:     /s/ GREGORY WILLIS                                   October 30, 1998
      -------------------------
           Gregory Willis
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT    DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------------
        1.1  Form of Underwriting Agreement*

        3.1  Articles of Incorporation of Toyota Leasing, Inc.*

        3.2  Bylaws of Toyota Leasing, Inc.*

        4.1  Form of Securitization Trust Agreement between Toyota Leasing, Inc. and     , as Trustee (including forms
             of Class A Certificates)*

        5.1  Opinion of O'Melveny & Myers LLP with respect to legality*

        8.1  Opinion of O'Melveny & Myers LLP with respect to federal income tax matters*

       10.1  Amended and Restated Trust and Servicing Agreement among Toyota Motor Credit Corporation ("TMCC"), TMTT,
             Inc., as Trustee and U.S. Bank National Association ("U.S. Bank"), as Trust Agent, dated as of October 1,
             1996*

       10.2  UTI Supplement to Amended and Restated Trust and Servicing Agreement among TMCC, TMTT, Inc., as Trustee and U.S. Bank, as Trust Agent, dated October 1, 1996 (including form of UTI Certificate)*

       10.3  Form of SUBI Supplement 1998-C to Amended and Restated Trust Agreement among TMCC, TMTT, Inc., as Trustee and U.S. Bank, as Trust Agent (including form of SUBI Certificate)*

       10.4  Form of 1998-C SUBI Servicing Supplement to Amended and Restated Trust and Servicing Agreement between
             TMTT, Inc., TMCC and Toyota Leasing, Inc.*

       10.5  Form of SUBI Certificate Purchase and Sale Agreement between TMCC and Toyota Leasing, Inc.*

       10.6  Form of Indenture with respect to TMCC Demand Notes between TMCC and     , as Trustee*

       15.1  Awareness Letter of PricewaterhouseCoopers LLP*

       23.1  Consent of O'Melveny & Myers LLP (included as part of Exhibit 5.1)*

       23.2  Consent of O'Melveny & Myers LLP (included as part of Exhibit 8.1)*

       23.3  Consent of PricewaterhouseCoopers LLP*

       24.1  Powers of Attorney**

       25.1  Statement of Eligibility on Form T-1 of     *


---------

*   To be filed by amendment.

**  Included on pages II-4 through II-7.